PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 15, 1996)

                           $399,030,405 (APPROXIMATE)

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.                     [LOGO]
                                     SELLER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-2
        PRINCIPAL AND INTEREST PAYABLE MONTHLY, COMMENCING IN MARCH 1996

    The Series 1996-2 Mortgage Pass-Through Certificates (the "Series 1996-2 Certificates") will consist of two classes of senior certificates (the "Class A Certificates" and the "Class AP Certificates," respectively, and together, the "Senior Certificates") and one class of subordinated certificates (the "Class B Certificates"). The Senior Certificates are entitled to a certain priority, relative to the Class B Certificates, in right of distributions on the Mortgage Loans. The Class A Certificates will consist of twenty-one subclasses of Certificates designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20 and Class A-R Certificates. The Class AP Certificates will not be divided into subclasses. The Class B Certificates will consist of six subclasses of Certificates designated as the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates. Each subclass of Class A and Class B Certificates is referred to herein as a "Subclass." The Class A Certificates and the Class AP Certificates are the only Series 1996-2 Certificates being offered hereby and are referred to herein collectively as the "Offered Certificates."
                                                        (CONTINUED ON NEXT PAGE)
                          ---------------------------

THESE SECURITIES DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE PRUDENTIAL
 HOME MORTGAGE SECURITIES COMPANY, INC. OR ANY AFFILIATE THEREOF. NEITHER THESE
   SECURITIES  NOR  THE  UNDERLYING  MORTGAGE  LOANS  WILL  BE  INSURED   OR
           GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                             ---------------------

THESE  SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON  THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              SUBCLASS OR                 INITIAL SUBCLASS OR CLASS   PASS-THROUGH
           CLASS DESIGNATION                PRINCIPAL BALANCE(1)          RATE
Class A-1...............................         $ 9,667,860             7.250%
Class A-2...............................         $ 9,810,363             7.250%
Class A-3...............................         $20,750,000             7.250%
Class A-4...............................         $21,800,000             7.250%
Class A-5...............................         $39,865,300             7.250%
Class A-6...............................         $ 4,996,513             7.000%
Class A-7...............................         $57,959,566             7.450%
Class A-8...............................         $44,500,000             7.250%
Class A-9...............................         $ 5,250,000             7.250%
Class A-10..............................         $ 5,000,000             7.250%
Class A-11..............................         $ 5,325,000             7.000%

              SUBCLASS OR                 INITIAL SUBCLASS OR CLASS   PASS-THROUGH
           CLASS DESIGNATION                PRINCIPAL BALANCE(1)          RATE
Class A-12..............................         $ 1,775,000             8.000%
Class A-13..............................         $ 3,000,000             7.000%
Class A-14..............................         $59,689,996             7.050%
Class A-15..............................         $60,962,267             7.400%
Class A-16..............................         $ 9,993,028             6.850%
Class A-17..............................         $ 1,000,000             8.000%
Class A-18..............................         $ 4,996,514             6.650%
Class A-19..............................         $ 9,993,028             7.450%
Class A-20..............................         $22,318,465             7.135%
Class A-R...............................         $       100             7.250%
Class AP................................         $   377,405              (2)

(1) APPROXIMATE. THE INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCES ARE SUBJECT TO ADJUSTMENT AS DESCRIBED HEREIN.

(2) THE CLASS AP CERTIFICATES ARE PRINCIPAL-ONLY CERTIFICATES AND WILL NOT BE ENTITLED TO DISTRIBUTIONS IN RESPECT OF INTEREST.

    PROSPECTIVE INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE FACTORS DISCUSSED UNDER "RISK FACTORS AND SPECIAL CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT ON PAGE S-21 AND IN THE PROSPECTUS ON PAGE 12.

    The Offered Certificates will be purchased by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") from the Seller and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The aggregate proceeds to the Seller are expected to be approximately 100.3% of the initial aggregate principal balance of the Class A and Class AP Certificates, plus, in the case of the Class A Certificates, accrued interest thereon, before deducting expenses payable by the Seller estimated to be $430,000. The price to be paid to the Seller for the Class A and Class AP Certificates has not been allocated between the Class A and Class AP Certificates or among the Subclasses of Class A Certificates. See "Underwriting" herein.

    The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if accepted by the Underwriter and subject to approval of certain legal matters by Brown & Wood, counsel for the Underwriter. It is expected that delivery of the Offered Certificates will be made on or about February 26, 1996 through the facilities of The Depository Trust Company, or in the case of the Class A-R and Class AP Certificates, at the office of Donaldson, Lufkin & Jenrette Securities Corporation, New York, N.Y. against payment therefor in immediately available funds.

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 16, 1996.

(CONTINUED FROM PREVIOUS PAGE)

    The credit enhancement for the Series 1996-2 Certificates is provided through the use of a "shifting interest" type subordination, which has the effect of allocating all or a disproportionate amount of principal prepayments and other unscheduled receipts of principal to the Class A Certificates in the aggregate for at least nine years beginning on the first Distribution Date. See "Summary Information--Credit Enhancement" and "--Effects of Prepayments on Investment Expectations," "Description of the Certificates" and "Prepayment and Yield Considerations" herein.

    The Series 1996-2 Certificates will evidence in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Estate") established by The Prudential Home Mortgage Securities Company Inc. (the "Seller") and consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having original terms to stated maturity of approximately 20 or 30 years (the "Mortgage Loans"), other than the Fixed Retained Yield described herein, together with certain related property. Certain of the Mortgage Loans may be secured primarily by shares issued by cooperative housing corporations. The servicing of the Mortgage Loans will be performed by various servicers identified herein (each, a "Servicer"), including The Prudential Home Mortgage Company, Inc. ("PHMC"), an affiliate of both the Seller and Securitized Asset Services Corporation (in its capacity as master servicer, the "Master Servicer," otherwise "SASCOR"), and will be supervised by the Master Servicer. The Mortgage Loans will be acquired by the Seller on the date of issuance of the Series 1996-2 Certificates from PHMC, and will have been originated by PHMC or acquired by PHMC from various entities (each, a "PHMC Loan Seller"). The Mortgage Loans not originated by PHMC were originated by the PHMC Loan Sellers or acquired by the PHMC Loan Sellers pursuant to mortgage loan purchase programs operated by such PHMC Loan Sellers. See "Description of the Mortgage Loans" herein. The Senior Certificates will initially evidence in the aggregate an approximate 93.75% undivided interest in the principal balance of the Mortgage Loans. The remaining approximate 6.25% undivided interest in the principal balance of the Mortgage Loans will be evidenced by the Class B Certificates.

    Distributions in respect of interest and of principal will be made on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each a "Distribution Date"), commencing in March 1996, to the holders of Offered Certificates, as described herein. The amount of interest accrued on any Subclass of Class A Certificates will be reduced by any prepayment interest shortfalls not covered by the Servicers and certain other shortfalls in the collection of interest from mortgagors, as well as certain losses, as described herein under "Description of the Certificates--Interest." The Class AP Certificates are principal-only certificates and will not be entitled to distributions of interest. On any Distribution Date, the holders of a Subclass of Class B Certificates will receive distributions of interest only if the holders of the Senior Certificates and each Subclass of Class B Certificates with a lower numerical designation have received all amounts of interest and of principal (other than the Class AP Deferred Amount) to which they are entitled on such date. Distributions of principal to holders of a Subclass of Class B Certificates will be made only after the Senior Certificates and each Subclass of Class B Certificates with a lower numerical designation have received all distributions to which they are entitled (including in the case of the Class AP Certificates, the Class AP Deferred Amount) and such
Subclass has received the amount of interest due with respect to such Distribution Date. Distributions in reduction of the principal balance of the Class A Certificates on any Distribution Date will be allocated among the Subclasses of the Class A Certificates in the manner described herein under "Description of the Certificates--Principal (Including Prepayments)." Distributions to each Subclass or undivided Class of Offered Certificates, other than the Class A-11 Certificates, will be made pro rata among Certificateholders of such Subclass or Class. On any Distribution Date on which the Class A-11 Certificates are entitled to receive distributions in reduction of the principal balance of such Certificates, except as described below, such distributions will be made first in response to any request by a Beneficial Owner, in an amount up to but not exceeding an aggregate principal balance of $10,000 per request until the first request by each such Beneficial Owner has been honored. Thereafter, such distributions will be repeated up to a second $10,000. This sequence will be repeated for each request for principal distributions made by the Class A-11 Certificateholders until all such requests have been honored. After all requests have been honored, distributions will be made to Beneficial Owners selected by random lot, to the extent of any remaining funds. In each case, distributions of principal will be made in lots of $1,000. On each Distribution Date following the first Distribution Date on which any principal losses are allocated to the Class A Certificateholders, principal distributions on the Class A-11 Certificates will be made pro rata among the holders of the Class A-11 Certificates. See "Description of the Certificates--Distributions in Reduction of the Class A Subclass Principal Balance of the Class A-11 Certificates" herein.

    THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING
PREPAYMENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, PARTICULARLY THE CLASS AP CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS, OR IN THE CASE OF THE CLASS AP CERTIFICATES, ON THE DISCOUNT MORTGAGE LOANS, COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED FOR INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM. INVESTORS PURCHASING OFFERED

CERTIFICATES AT A PREMIUM SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. THE YIELD TO INVESTORS IN THE CLASS AP CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS OF THOSE MORTGAGE LOANS WITH NET MORTGAGE INTEREST RATES LESS THAN 7.25% (THE "DISCOUNT MORTGAGE LOANS"). SEE "DESCRIPTION OF THE CERTIFICATES--INTEREST," "--PRINCIPAL (INCLUDING PREPAYMENTS)" AND "--SUBORDINATION OF CLASS B CERTIFICATES" HEREIN AND "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN AND IN THE PROSPECTUS.

    The Offered Certificates, other than the Class A-R and Class AP Certificates, will be issued only in book-entry form (the "Book-Entry
Certificates"), and purchasers thereof will not be entitled to receive definitive certificates except in the limited circumstances set forth herein. The Book-Entry Certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. See "Description of the Certificates" herein.

    The Offered Certificates may not be an appropriate investment for individual investors. Although, as described herein, there can be no assurance as to the rate at which principal distributions will be made on any Subclass or Class of Offered Certificates, the Class A-11 Certificates, in particular, would be an inappropriate investment for an investor requiring a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions. Each Subclass and Class of Offered Certificates is offered in the minimum denominations described herein under "Summary Information--Forms of Certificates; Denominations." It is intended that the Offered Certificates not be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

    There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market will develop or, if such a market does develop, that it will provide Certificateholders with liquidity of investment at any particular time or for the life of the Offered Certificates. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so and any such market making may be discontinued at any time. There can be no assurance that any investor will be able to sell an Offered Certificate at a price equal to or greater than the price at which such Certificate was purchased. THE CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO (I) A "DISQUALIFIED ORGANIZATION," (II) EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES, A PERSON WHO IS NOT A "U.S. PERSON," (III) A PLAN OR (IV) ANY PERSON OR ENTITY WHO THE TRANSFEROR KNOWS OR HAS REASON TO KNOW WILL BE UNWILLING OR UNABLE TO PAY WHEN DUE FEDERAL, STATE OR LOCAL TAXES WITH RESPECT THERETO. See "ERISA Considerations" and "Description of the Certificates-- Restrictions on Transfer of the Class A-R Certificate" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

    An election will be made to treat the Trust Estate as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19 and Class A-20 Certificates, the Class AP Certificates, and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will constitute "regular interests" in the REMIC and the Class A-R Certificate will constitute the "residual interest" in the REMIC. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDER DURING CERTAIN PERIODS, IN WHICH EVENT SUCH HOLDER MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. See "Summary Information--Federal Income Tax Status" and "Federal Income Tax Considerations" herein and "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the Prospectus.

    The Class A Certificates represent twenty-one Subclasses of a Class and the Class AP Certificates represent a Class, all of which are part of a separate Series of Certificates being offered by the Seller pursuant to the Prospectus dated February 15, 1996 accompanying this Prospectus Supplement. Any prospective investor should not purchase any Offered Certificates described herein unless it shall have received the Prospectus and this Prospectus Supplement. The Prospectus shall not be considered complete without this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read, in full, the Prospectus and this Prospectus Supplement.
                            ------------------------

    UNTIL MAY 21, 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary Information.......................................................   S-5
Risk Factors and Special Considerations...................................  S-21
  General.................................................................  S-21
  Distributions in Reduction of the Class A Subclass Principal Balance of
   the Class A-11 Certificates............................................  S-21
  Book-Entry System for Certain Subclasses of Class A Certificates........  S-21
  Recent Developments.....................................................  S-22
Description of the Certificates...........................................  S-23
  Denominations...........................................................  S-23
  Definitive Form.........................................................  S-24
  Book-Entry Form.........................................................  S-24
  Distributions...........................................................  S-25
  Interest................................................................  S-28
  Principal (Including Prepayments).......................................  S-31
    Calculation of Amount to be Distributed to the Class A Certificates...  S-31
    Calculation of Amount to be Distributed to the Class AP
     Certificates.........................................................  S-34
    Allocation of Amount to be Distributed................................  S-35
  Distributions in Reduction of the Class A Subclass Principal Balance of
   the Class A-11 Certificates............................................  S-37
  Additional Rights of the Class A-R Certificateholder....................  S-39
  Periodic Advances.......................................................  S-39
  Restrictions on Transfer of the Class A-R Certificate...................  S-40
  Reports.................................................................  S-41
  Subordination of Class B Certificates...................................  S-41
    Allocation of Losses..................................................  S-41
Description of the Mortgage Loans.........................................  S-45
  General.................................................................  S-45
  Mortgage Loan Data......................................................  S-48
  Mandatory Repurchase or Substitution of Mortgage Loans..................  S-53
  Optional Repurchase of Defaulted Mortgage Loans.........................  S-53
  Mortgage Underwriting Standards.........................................  S-54
PHMC Delinquency and Foreclosure Experience...............................  S-55
Prepayment and Yield Considerations.......................................  S-59
  Sensitivity of the Class AP Certificates................................  S-67
Pooling and Servicing Agreement...........................................  S-68
  General.................................................................  S-68
  Distributions...........................................................  S-68
  Voting..................................................................  S-68
  Trustee.................................................................  S-69
  Trust Administrator.....................................................  S-69
  Master Servicer.........................................................  S-69
  Special Servicing Agreements............................................  S-69
  Optional Termination....................................................  S-69
Servicing of the Mortgage Loans...........................................  S-70
  The Servicers...........................................................  S-70
  Custodial Accounts......................................................  S-70
  Fixed Retained Yield; Servicing Compensation and Payment of Expenses....  S-71
  Servicer Defaults.......................................................  S-72
Federal Income Tax Considerations.........................................  S-72
  Regular Certificates....................................................  S-72
  Residual Certificate....................................................  S-73
ERISA Considerations......................................................  S-74
Legal Investment..........................................................  S-74
Secondary Market..........................................................  S-75
Underwriting..............................................................  S-75
Legal Matters.............................................................  S-75
Use of Proceeds...........................................................  S-75
Ratings...................................................................  S-76
Index of Significant Prospectus Supplement Definitions....................  S-77

                              SUMMARY INFORMATION

    THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS (THE "PROSPECTUS"). CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT AND NOT OTHERWISE DEFINED HEREIN HAVE THE MEANINGS ASSIGNED IN THE PROSPECTUS. SEE "INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT DEFINITIONS" HEREIN AND "INDEX OF SIGNIFICANT DEFINITIONS" IN THE PROSPECTUS.

Title of Securities...  Mortgage   Pass-Through   Certificates,   Series    1996-2
                        Certificates  (the  "Series  1996-2  Certificates"  or the
                        "Certificates").
Seller................  The Prudential Home Mortgage Securities Company, Inc. (the
                        "Seller")
Participant...........  The Prudential Home Mortgage  Company, Inc. ("PHMC").  The
                        Mortgage  Loans that PHMC sells  to the Seller will either have been  originated by  PHMC or  acquired by  PHMC  from various  entities  (each,  a  "PHMC  Loan  Seller"), which either originated  the  Mortgage  Loans  or  acquired  the
                        Mortgage Loans pursuant to mortgage loan purchase programs operated  by the PHMC Loan Sellers.  None of the PHMC Loan
                        Sellers is an affiliate of PHMC.
Servicing/Servicers...  PHMC will service  approximately 76.36%  (by Cut-Off  Date
                        Aggregate  Principal  Balance) of  the Mortgage  Loans and
                        eleven of the  PHMC Loan Sellers  (the "Other  Servicers,"
                        and collectively with PHMC, the "Servicers") will service, in  the aggregate,  approximately 23.64%  (by Cut-Off Date
                        Aggregate Principal Balance) of  the Mortgage Loans,  each pursuant  to a separate  servicing agreement (with respect to Mortgage Loans  initially serviced by  PHMC, the  "PHMC
                        Servicing  Agreement,"  with  respect  to  Mortgage  Loans initially serviced by the Other Servicers, the "Other Ser-
                        vicing  Agreements"  and   collectively,  the   "Servicing
                        Agreements").  One of the  Other Servicing Agreements, the
                        servicing agreement  among  PHMC, SASCOR  and  Countrywide
                        Funding  Corporation  dated  as of  October  10,  1994, is
                        referred  to  individually  herein  as  the   "Countrywide
                        Servicing  Agreement."  See  "Servicing  of  the  Mortgage
                        Loans" herein. The  rights to enforce  the obligations  of each  Servicer under each Servicing Agreement with respect to the  related Mortgage  Loans will  be assigned  to  the
                        Trustee  for the  benefit of  the Certificateholders. Each
                        Servicing Agreement will require  the related Servicer  to perform  certain servicing  functions with  respect to the related Mortgage Loans; however, the scope of such obliga-
                        tions may vary among the Servicing Agreements as described herein. Among  other things,  each Servicer  is  obligated under certain circumstances to advance delinquent payments of  principal and  interest with  respect to  the Mortgage
                        Loans serviced  by  it.  Each of  the  Servicers  will  be entitled  to (i) a  monthly Servicing Fee  with respect to each Mortgage Loan  it services, payable  with respect  to each  Distribution Date, in an amount equal to one-twelfth
                        of  a  fixed  percentage  per  annum  multiplied  by   the
                        Scheduled  Principal Balance of such  Mortgage Loan on the first day of the preceding month and (ii) other additional servicing compensation described herein. See "Servicing of the Mortgage Loans" herein and in the Prospectus.
Master Servicer.......  Securitized Asset Services Corporation (in its capacity as
                        master  servicer,   the  "Master   Servicer";   otherwise,
                        "SASCOR").  SASCOR is a direct, wholly owned subsidiary of
                        PHMC and an affiliate of  the Seller. The Master  Servicer will  (a) provide administrative  services with respect to the  Certificates  and  monitor  certain  aspects  of  the servicing of the Mortgage Loans,

                        (b)  provide  certain reports  to the  Trust Administrator regarding the  Mortgage Loans  and the  Certificates,  (c)
                        make  advances,  to  the  extent  described  herein,  with respect to the Mortgage Loans if a Servicer fails to  make a  required advance and (d) cause the Mortgage Loans to be serviced in the event that a Servicer is terminated and  a successor  Servicer is not  appointed. The Master Servicer will be entitled  to (i)  a monthly  Master Servicing  Fee with  respect  to  each  Mortgage  Loan,  payable  on each
                        Distribution Date, in an amount equal to one-twelfth of  a fixed  percentage  per annum  multiplied by  the Scheduled
                        Principal Balance of such Mortgage  Loan on the first  day of  the preceding  month and  (ii) any  interest earned on funds in the Master  Servicer Custodial Account. See  "The
                        Pooling  and  Servicing  Agreement--The  Master  Servicer"
                        herein and "Servicing  of the  Mortgage Loans--The  Master
                        Servicer" in the Prospectus.
Trustee...............  Firstar  Trust  Company, a  banking  corporation organized under the laws of Wisconsin (the "Trustee"). See  "Pooling
                        and   Servicing  Agreement--Trustee"  in  this  Prospectus
                        Supplement.
Trust Administrator...  First  Bank  National  Association,  a  national   banking
                        association   (the   "Trust  Administrator").   The  Trust
                        Administrator   will   perform   certain    administrative
                        functions  on behalf  of the Trustee  and will  act as the initial paying agent, certificate registrar and custodian.
                        See "Pooling and Servicing Agreement--Trust Administrator"
                        in this Prospectus Supplement.
Rating of
  Certificates........  It  is  a  condition  to  the  issuance  of  the  Class  A
                        Certificates and the Class AP Certificates offered by this
                        Prospectus  Supplement and the  Prospectus that they shall have been  rated "AAA"  by Fitch  Investors Service,  L.P.
                        ("Fitch").  It is a condition to the issuance of the Class
                        A Certificates that  they shall have  been rated "AAA"  by
                        Standard  &  Poor's  ("S&P").  It is  a  condition  to the issuance of the Class AP Certificates that they shall have been rated  "AAAr"  by  S&P. S&P  assigns  the  additional rating  of "r" to highlight classes of securities that S&P
                        believes  may   experience   high   volatility   or   high
                        variability  in expected returns  due to non-credit risks.
                        The ratings of Fitch on mortgage pass-through certificates
                        address   the   likelihood   of   the   receipt   by   the
                        certificateholders  of all distributions  of principal and interest to  which such  certificateholders are  entitled.
                        The  ratings of S&P  on mortgage pass-through certificates address the  likelihood  of receipt  by  the  certificate-
                        holders  of timely  payment of  interest and  the ultimate return of principal. The ratings by Fitch and S&P are  not recommendations to buy, sell or hold such Certificates and may  be subject to  revision or withdrawal  at any time by the assigning rating  agency. The ratings  do not  address
                        the   possibility   that,   as  a   result   of  principal
                        prepayments, holders of  such Certificates  may receive  a
                        lower   than   anticipated   yield.   See   "--Effects  of
                        Prepayments  on   Investment   Expectations"   below   and
                        "Ratings" in this Prospectus Supplement.
Description of
  Certificates........  The Series 1996-2 Certificates will consist of the Class A
                        Certificates,  the Class  AP Certificates and  the Class B
                        Certificates.  The  Class  A  and  Class  AP  Certificates
                        represent  a  type of  interest  referred to  in  the Pro-
                        spectus  as  "Senior   Certificates"  and   the  Class   B
                        Certificates  represent a type of  interest referred to in the Prospectus  as "Subordinated  Certificates." As  these designations suggest, the Senior Certificates are entitled

                        to   a  certain   priority,  relative   to  the   Class  B
                        Certificates, in right  of distributions  on the  mortgage loans  underlying  the  Series  1996-2  Certificates  (the
                        "Mortgage Loans"), other than the Fixed Retained Yield  as described  herein. See  "--Distributions of  Principal and
                        Interest" below.
                        The Senior  Certificates will  initially evidence  in  the aggregate  an approximate 93.75% interest in the principal balance of the Mortgage  Loans. The remaining  approximate
                        6.25%  interest in  the principal balance  of the Mortgage
                        Loans will be evidenced by  the Class B Certificates.  The
                        Class   AP  Certificates  will  evidence  an  interest  in
                        portions of the principal balances of Mortgage Loans  that have Net Mortgage Interest Rates, as defined on page S-29, less  than  7.25%  (the "Discount  Mortgage  Loans"), such
                        initial  interest   in  the   aggregate  representing   an
                        approximate  0.09%  interest by  principal balance  of the
                        Mortgage Loans (the "Pool Balance (Class AP Portion)"). In
                        addition, the  Class  AP Certificates  will  represent  an
                        approximate   2.28%  initial  interest  in  the  principal
                        balance of the Discount Mortgage  Loans. By virtue of  the subordination  of the Class B Certificates, it is possible that the Class  AP Certificates may  also receive  support from  certain  payments  made with  respect  to  the other
                        Mortgage Loans in the Trust Estate. The Class A and  Class
                        B Certificates will evidence the entire remaining interest in  the principal balance of the Mortgage Loans (the "Pool
                        Balance (Classes A/B  Portion)"). Initially,  the Class  A
                        Certificates will evidence in the aggregate an approximate
                        93.74%  (approximately $398,653,000) undivided interest in the initial  Pool Balance  (Classes A/B  Portion) and  the
                        Class  B Certificates  will evidence  in the  aggregate an approximate 6.26%  (approximately  $26,602,087)  undivided
                        interest   in  the  initial   Pool  Balance  (Classes  A/B
                        Portion). The  relative  interests  in  the  initial  Pool
                        Balance  (Classes A/B Portion) represented  by the Class A and Class B Certificates are  subject to change over  time because  of  the  disproportionate  allocation  of certain unscheduled principal payments to the Class A Certificates for a  specified  period  and the  allocation  of  certain losses  and certain shortfalls first  to the subclasses of
                        Class B Certificates in  reverse numerical order prior  to the  allocation of such losses and shortfalls to the Class
                        A  Certificates,  as  discussed  in  "--Distributions   of
                        Principal and Interest" and "--Credit Enhancement" below.
                        The  Class  A  Certificates  will  consist  of  twenty-one subclasses designated as the  Class A-1, Class A-2,  Class
                        A-3,  Class A-4,  Class A-5,  Class A-6,  Class A-7, Class
                        A-8, Class A-9, Class A-10, Class A-11, Class A-12,  Class
                        A-13,  Class  A-14, Class  A-15,  Class A-16,  Class A-17,
                        Class  A-18,  Class  A-19,   Class  A-20  and  Class   A-R
                        Certificates.  The  Class AP  Certificates are  a separate class and are not a subclass of the Class A  Certificates.
                        The  Class  AP  Certificates  will  not  be  divided  into subclasses. The Class B  Certificates will consist of  six subclasses,  designated as the Class B-1, Class B-2, Class
                        B-3, Class B-4, Class B-5 and Class B-6 Certificates.  The
                        Class  B Certificates  are not  offered hereby  and may be retained or sold by the  Seller. The Class A  Certificates and  the  Class AP  Certificates are  referred to  in this
                        Prospectus  Supplement   collectively  as   the   "Offered
                        Certificates."
                        The  Offered Certificates  have the  approximate aggregate initial principal balances set forth on the cover of  this
                        Prospectus   Supplement.   Any   difference   between  the
                        aggregate principal balance  of the Class  A and Class  AP
                        Certificates  as  of the  date of  issuance of  the Series
                        1996-2 Certificates and the approximate aggregate  initial principal balance of the Class A and Class AP Certificates as  of  the date  of this  Prospectus Supplement  will not exceed 5% of  the aggregate initial  principal balance  of the  Class A and Class AP Certificates stated on the cover of this Prospectus Supplement. Any such difference will be allocated to  one or  more of  the subclasses  of Class  A
                        Certificates, other than the Class A-R Certificate, and to the Class AP Certificates.
Forms of Certificates;
  Denominations.......  The   Offered  Certificates  will   be  issued  either  in
                        book-entry form or in fully registered, certificated  form
                        ("Definitive  Certificates").  The  following  table  sets
                        forth  the   original   certificate  form,   the   minimum
                        denomination  and  the  incremental  denomination  of  the
                        Offered Certificates.  The  Offered Certificates  are  not
                        intended to be directly or indirectly held or beneficially owned in amounts lower than such minimum denominations.

--------------------------------------------------------------------------------

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                              ORIGINAL CERTIFICATE     MINIMUM       INCREMENTAL
     SUBCLASS OR CLASS                FORM           DENOMINATION    DENOMINATION
----------------------------  --------------------  --------------   ------------
Classes A-1*, A-2*, A-3,
 A-4, A-5*, A-6*, A-7*, A-8,
 A-9, A-10, A-14*, A-15*,
 A-16*, A-18*, A-19* and
 A-20*......................  Book-Entry            $   100,000        $1,000
Classes A-11, A-12, A-13 and
 A-17.......................  Book-Entry            $     1,000        $1,000
Class A-R...................  Definitive            $       100           N/A
Class AP*...................  Definitive            $   100,000        $    1

------------
* In order to aggregate the original principal balance of such class or subclass, one certificate will be issued with an incremental denomination of less than that shown.

--------------------------------------------------------------------------------

                        BOOK-ENTRY FORM.  The Offered Certificates, other than the
                        Class  A-R and  Class AP  Certificates, will  be issued in book-entry form, through the facilities of The  Depository
                        Trust  Company ("DTC"). These Certificates are referred to
                        collectively  in   this  Prospectus   Supplement  as   the
                        "Book-Entry  Certificates." An  investor in  a subclass of
                        Book-Entry  Certificates  will  not  receive  a   physical
                        certificate  representing its  ownership interest  in such
                        Book-Entry  Certificates,   except   under   extraordinary
                        circumstances  which are discussed  in "Description of the
                        Certificates--Definitive   Form"   in   this    Prospectus
                        Supplement.   Instead,  DTC   will  effect   payments  and
                        transfers  by  means   of  its  electronic   recordkeeping
                        services, acting through certain participating
                        organizations.  This  may  result  in  certain  delays  in receipt of distributions by  an investor and may  restrict an investor's ability to pledge its securities. The rights of  investors in the Book-Entry Certificates may generally only  be  exercised  through  DTC  and  its  participating organizations. See "Description of the
                        Certificates--Book-Entry    Form"   in   this   Prospectus
                        Supplement.
                        DEFINITIVE FORM.  The Class A-R and Class AP  Certificates
                        will  each  be  issued  as  Definitive  Certificates.  See
                        "Description  of  the  Certificates--  Denominations"  and
                        "--Definitive Form" in this Prospectus Supplement.
Mortgage Loans........  MORTGAGE  LOAN DATA.   The  Mortgage Loans,  which are the
                        source of distributions  to holders of  the Series  1996-2
                        Certificates,  are  expected to  consist  of conventional, fixed interest rate, monthly pay, fully amortizing, one- to four-family,  residential  first  mortgage  loans,  having original  terms to stated maturity  of approximately 20 or
                        30 years, which may include loans secured by shares issued by cooperative housing corporations. Some of the  Mortgage
                        Loans  are expected  to be  subject to  subsidy agreements which,

                        except under certain limited circumstances, require the employers of the mortgagors to provide for a portion of the monthly payments on the related Mortgage Loans for specified periods.
                        The Mortgage Loans are expected to have the further specifications set forth in the following table and under the heading "Description of the Mortgage Loans" in this Prospectus Supplement.

-------------------------------------------------------------------------------
SELECTED MORTGAGE LOAN DATA(2)
(AS OF THE CUT-OFF DATE)
Cut-Off Date:                                    February 1, 1996
Number of Mortgage Loans:                        1,710
Aggregate Unpaid Principal Balance(1):           $425,632,491
Range of Unpaid Principal Balances(1):           $24,407 to $998,846
Average Unpaid Principal Balance(1):             $248,908
Range of Mortgage Interest Rates:                7.000% to 9.875%
Weighted Average Mortgage Interest Rate(1):      8.116%
Range of Remaining Terms to Stated Maturity:     234 months to 360 months
Weighted Average Remaining Term to Stated
Maturity(1):                                     357 months
Range of Original Loan-to-Value Ratios(1):       10.85% to 95.00%
Weighted Average Original Loan-to-Value
Ratio(1):                                        75.33%
Geographic Concentration of Mortgaged
Properties
  Securing Mortgage Loans in Excess of 5% of
the
  Aggregate Unpaid Principal Balance(1):         California          36.90%
                                                 New York           9.07%
                                                 New Jersey         6.43%
                                                 Florida             5.31%
Maximum Five-Digit Zip Code Concentration(1):    0.86%

------------
(1) Approximate.
(2) Information concerning the Discount Mortgage Loans is set forth under "Description of the Mortgage Loans--General."
--------------------------------------------------------------------------------

                        CHANGES  TO  POOL.   A  number  of Mortgage  Loans  may be
                        removed from the pool, or  a substitution may be made  for certain  Mortgage Loans, in advance of the issuance of the
                        Series 1996-2 Certificates (which is expected to occur  on or  about February 26, 1996)  (the "Closing Date"). Any of such Mortgage Loans may be excluded from the Trust  Estate
                        (i) as a result of principal prepayment thereof in full or
                        (ii)  if, as a  result of delinquencies  or otherwise, the
                        Seller  otherwise  deems   such  exclusion  necessary   or
                        desirable.  In either  event, other Mortgage  Loans may be included in the Trust Estate.  This may result in  changes in  certain of the  pool characteristics set  forth in the table above and elsewhere  in this Prospectus  Supplement.
                        In  the event  that any of  the characteristics  as of the
                        Cut- Off Date  of the Mortgage  Loans that constitute  the
                        Trust Estate on the date of initial issuance of the Series
                        1996-2  Certificates vary materially  from those described herein, revised information  regarding the Mortgage  Loans will  be  made  available  to  purchasers  of  the Offered
                        Certificates on  or  before  such  issuance  date,  and  a
                        Current  Report  on Form  8-K containing  such information will be filed with the Securities and Exchange  Commission
                        within   15  days   following  such   issuance  date.  See
                        "Description of  the Mortgage  Loans" in  this  Prospectus
                        Supplement.
                        Subsequent   to   the  issuance   of  the   Series  1996-2
                        Certificates, certain Mortgage Loans  may be removed  from
                        the    pool   through   repurchase   or,   under   certain
                        circumstances, through substitution by the Seller, if  the
                        Mortgage   Loans   are   discovered   to   have  defective
                        documentation or if they otherwise  do not conform to  the standards  established by the Seller's representations and warranties concerning the Mortgage Loans. See "Description of the Mortgage  Loans--Mandatory Repurchase or  Substitu-
                        tion of Mortgage Loans" in this Prospectus Supplement.
Optional
  Termination.........  The  Master  Servicer  is  entitled,  subject  to  certain conditions relating  to  the then-remaining  size  of  the pool,  to purchase  all outstanding Mortgage  Loans in the pool and  thereby effect  early retirement  of the  Series
                        1996-2    Certificates.   See   "Pooling   and   Servicing
                        Agreement--Optional  Termination"   in   this   Prospectus
                        Supplement.
Underwriting
  Standards...........  Approximately  93.12% (by Cut-Off Date Aggregate Principal
                        Balance) of  the Mortgage  Loans (the  "PHMC  Underwritten
                        Loans")  were  generally  originated  in  conformity  with
                        PHMC's underwriting standards applied either by PHMC or by eligible  originators  to  whom  PHMC  had  delegated  all underwriting  functions. In  certain instances, exceptions to PHMC's underwriting standards may have been granted  by
                        PHMC   to  such  originators.  See  "Underwriting  of  the
                        Mortgage Loans--PHMC Loan Production and Underwriting"  in
                        the  Prospectus. Approximately 1.33% and 0.09% (by Cut-Off
                        Date Aggregate Principal  Balance) of  the Mortgage  Loans
                        (the  "Pool Certification  Underwritten Loans")  will have been reviewed  by  United Guaranty  Residential  Insurance
                        Company  ("UGRIC") or General  Electric Mortgage Insurance
                        Corporation ("GEMICO"), respectively, to ensure compliance with their respective  credit, appraisal and  underwriting standards.  Neither the Series 1996-2 Certificates nor the
                        Mortgage Loans are insured or guaranteed under a  mortgage pool  insurance policy issued by UGRIC or GEMICO. The Pool
                        Certification Underwritten  Loans were  evaluated by  PHMC using  enhanced credit scoring ("ECS") as described in the
                        Prospectus under "PHMC--Mortgage  Loan Underwriting"  and, based  on the ECS  scores of such  Mortgage Loans, some of such Mortgage  Loans  were re-underwritten  by  PHMC.  The remaining  approximate  5.46% (by  Cut-Off  Date Aggregate
                        Principal  Balance)  of  the  Mortgage  Loans  (the  "Bulk
                        Purchase Underwritten Loans") were purchased

                        by  PHMC  from  one or  more  PHMC Loan  Sellers  and were underwritten using underwriting  standards which may  vary from  PHMC's underwriting standards.  However, PHMC has in each case reviewed the underwriting standards applied  and determined  that such variances  did not depart materially from PHMC's  underwriting standards.  See "Description  of the  Mortgage  Loans--Mortgage Underwriting  Standards" in
                        this Prospectus Supplement.
Distributions of
  Principal and
  Interest............  DISTRIBUTIONS IN  GENERAL.   Distributions on  the  Series
                        1996-2  Certificates will be made on  the 25th day of each month, or,  if such  day is  not a  business day,  on  the succeeding  business day (each such date is referred to in this Prospectus  Supplement  as  a  "Distribution  Date"), commencing  in  March 1996,  to holders  of record  at the close  of  business  on  the  last  business  day  of  the
                        preceding   month.   In   the  case   of   the  Book-Entry
                        Certificates, the holder of record will be DTC.
                        The amount available for distribution on any  Distribution
                        Date is primarily a function of (i) the amount remitted by mortgagors  of  the  Mortgage Loans  in  payment  of their scheduled installments of principal and interest, (ii) the amount of  prepayments made  by the  mortgagors and  (iii)
                        proceeds from liquidations of defaulted Mortgage Loans.
                        On any Distribution Date, holders of the Class A and Class
                        AP  Certificates will  be entitled to  receive all amounts due them  (other than  the Class  AP Deferred  Amount,  as defined on page S-35) before any distributions are made to holders  of the Class B  Certificates on that Distribution
                        Date. The  Class  AP  Certificates  will  be  entitled  to receive  the Class AP Deferred  Amount as described below.
                        The amount  that is  available to  be distributed  on  any
                        Distribution  Date will be allocated first to pay interest due holders of the Class  A Certificates and then, if  the amount  available for  distribution exceeds  the amount of interest due  holders  of  the Class  A  Certificates,  to reduce  the outstanding principal balances  of the Class A and Class AP Certificates. The likelihood that a holder of a particular subclass of Class A Certificates will receive principal distributions  on  any  Distribution  Date  will depend  on the priority in which such subclass is entitled to principal distributions, as set forth under the heading
                        "Description  of  the  Certificates--Principal  (Including
                        Prepayments)--Allocation  of Amount to be Distributed" and
                        "--Calculation of Amount to be Distributed to the Class  A
                        Certificates" in this Prospectus Supplement.
                        After  all  amounts  due  on  the  Class  A  and  Class AP
                        Certificates (other  than the  Class AP  Deferred  Amount)
                        have  been paid, the amount remaining will be distributed, in the following order, to  (i) pay any Class AP  Deferred
                        Amount  from amounts otherwise  distributable as principal on the  subclasses  of  Class B  Certificates  in  reverse
                        numerical   order  (I.E.,  first  from  amounts  otherwise
                        distributable as principal on the Class B-6  Certificates, then  from amounts otherwise distributable as principal on the Class B-5 Certificates, and  so on) and (ii) pay  with
                        respect   to  each   subclass  of   Class  B  Certificates
                        sequentially in  numerical  order interest  due  and  then principal  due  to the  holders of  each such  subclass of
                        Class B  Certificates before  any  subclasses of  Class  B
                        Certificates  with  higher numerical  designations receive any payments in respect of interest or principal, provided that the principal due any subclass will be reduced by any amount used  to  pay the  Class  AP Deferred  Amount.  See
                        "Description  of the Certificates-- Distributions" in this
                        Prospectus Supplement.

                        If any mortgagor is delinquent in the payment of principal
                        or  interest  on  a  Mortgage  Loan  in  any  month,   the
                        respective  Servicer is  required to  advance such payment unless such Servicer determines that the delinquent amount will not be  recoverable by such  Servicer from  insurance proceeds,  liquidation proceeds or other recoveries on the related Mortgage Loan.  The Master Servicer  or the  Trust
                        Administrator  may, in certain  circumstances, be required to make such  advances upon  a Servicer's  default on  its
                        obligation   to   advance.   See   "Description   of   the
                        Certificates--  Periodic  Advances"  in  this   Prospectus
                        Supplement.
                        INTEREST  DISTRIBUTIONS.  The amount  of interest to which holders of each subclass of  Class A Certificates will  be entitled each month is calculated based on the outstanding principal  balance  of such  subclass,  as of  the related
                        Distribution Date. Interest will accrue each month on each such subclass according to  the following formula:  1/12th of  the Pass-Through Rate for  such subclass multiplied by the outstanding principal balance  of such subclass as  of the  related Distribution  Date. Holders  of the  Class AP
                        Certificates will not be entitled to receive distributions of interest. The "Pass-Through Rate" for each subclass  of
                        Class  A Certificates is  the percentage set  forth on the cover of this Prospectus Supplement.
                        When mortgagors  prepay  principal or  when  principal  is recovered  through foreclosures  or other  liquidations of defaulted Mortgage Loans, a full month's interest for  the month of payment or recovery may not be paid or recovered,
                        resulting   in   interest   shortfalls.   These   interest
                        shortfalls  are  variously   handled,  depending  on   the
                        Servicer  and  the nature  of the  event resulting  in the interest shortfall.
                        In the  case of  principal prepayments  IN FULL  occurring with  respect to  Mortgage Loans  serviced under  the PHMC
                        Servicing Agreement,  PHMC  will  be  obligated  to  cover resulting  interest shortfalls up  to the aggregate amount of Servicing Fees payable thereunder on such  Distribution
                        Date. Interest shortfalls resulting from partial principal prepayments  occurring  with  respect  to  Mortgage  Loans serviced under the  PHMC Servicing Agreement  will not  be offset  by Servicing Fees  payable thereunder, but instead will be borne first by the Class B Certificates in reverse numerical order and then by the Class A Certificates.  See
                        "Description of the Certificates--Subordination of Class B
                        Certificates"  in this Prospectus  Supplement. In the case of both prepayments in full and partial principal  prepay-
                        ments  occurring with  respect to  Mortgage Loans serviced under the Other Servicing Agreements, interest  shortfalls resulting  from  such prepayments  will  be offset  to the extent of the aggregate Servicing Compensation (or, in the case of  the  Countrywide Servicing  Agreement,  aggregate
                        Servicing  Fees)  due to  the  related Servicer  under the respective Other Servicing Agreement on such  Distribution
                        Date.   With  respect  to  any   Other  Servicer  and  any
                        Distribution Date, "Servicing Compensation" means the  sum of  (i) the aggregate Servicing Fees due such Servicer and
                        (ii) reinvestment earnings on payments received in respect of the Mortgage Loans  or on other  amounts on deposit  in the  related  Custodial  Account pursuant  to  the related
                        Other Servicing Agreement on such Distribution Date.
                        Shortfalls  in  collections  of  interest  resulting  from principal  prepayments in  full occurring  with respect to
                        Mortgage  Loans   serviced   under  the   PHMC   Servicing
                        Agreement,  to the extent they exceed the aggregate amount of Servicing  Fees payable  thereunder with  respect to  a
                        Distribution Date, and

                        shortfalls  in  collections  of  interest  resulting  from principal prepayments in  full or in  part occurring  with
                        respect   to  Mortgage  Loans  serviced  under  the  Other
                        Servicing  Agreements,  to  the  extent  they  exceed  the aggregate  amount of Servicing Compensation payable to the related Servicer (or,  in the case  of the Servicer  under the  Countrywide Servicing Agreement, the aggregate amount of Servicing Fees)  under the  respective Other  Servicing
                        Agreement    with   respect   to   a   Distribution   Date
                        ("Non-Supported Interest Shortfalls"),  will be  allocated
                        pro   rata  among   the  classes  of   the  Series  1996-2
                        Certificates (other than the Class AP Certificates)  based on  their then-outstanding principal  balances. The amount allocated to the Class A  or Class B Certificates will  be allocated  pro  rata among  the subclasses  of Class  A or
                        Class B  Certificates,  as  the  case  may  be,  based  on interest accrued.
                        In  addition,  the  amount  of  interest  required  to  be distributed to holders of  the Series 1996-2  Certificates will  be reduced  by a  portion of  certain Special Hazard
                        Losses, Fraud Losses and Bankruptcy Losses attributable to
                        interest.  See  "--Credit   Enhancement--Extent  of   Loss
                        Coverage" below and "Description of the
                        Certificates--Interest" in this Prospectus Supplement.
                        To  the extent that the  amount available for distribution on any  Distribution Date  is insufficient  to permit  the distribution  of the applicable amount of accrued interest on the  Class A  Certificates  (net of  any  Non-Supported
                        Interest  Shortfall, other shortfalls and losses allocable to the  Class  A  Certificates as  described  above),  the amount  of interest  to be  distributed will  be allocated among the outstanding subclasses  of Class A  Certificates pro  rata in accordance with their respective entitlements to interest and the amount of any deficiency will be added to the amount  of interest that  the Class A  Certificates are  entitled to receive on subsequent Distribution Dates.
                        No interest will accrue on such deficiencies.
                        Interest on the Class A Certificates will be calculated on the basis of  a 360-day year  consisting of twelve  30-day months.
                        See  "Description of  the Certificates--Interest"  in this
                        Prospectus Supplement.
                        PRINCIPAL  DISTRIBUTIONS.     The   aggregate  amount   of
                        principal to which the holders of the Class A Certificates are  entitled  each  month  will equal  the  sum  for each
                        Mortgage Loan  of  the  product of  (a)  the  Classes  A/B
                        Fraction  applicable to such Mortgage Loan and (b) the sum
                        of  (i)  a  percentage  (the  "Class  A  Percentage")   of
                        scheduled  payments of principal on each Mortgage Loan and
                        (ii) a percentage (the "Class A Prepayment Percentage") of certain unscheduled payments  of principal  on each  Mort-
                        gage  Loan. The "Classes A/B Fraction" with respect to any
                        Mortgage Loan will  equal the Net  Mortgage Interest  Rate for  such  Mortgage Loan  divided  by 7.25%.  The  Class A
                        Percentage will be  equal, on each  Distribution Date,  to
                        the   percentage  corresponding   to  the   fraction  that
                        represents the  ratio  of the  then-outstanding  principal balance  of the Class  A Certificates to  the Pool Balance
                        (Classes A/B Portion). The  Class A Prepayment  Percentage
                        will be equal to the percentage described in the preceding sentence  plus an additional amount  equal to a percentage of the principal otherwise distributable to the holders of the Class B Certificates. As  a result, the percentage  of
                        certain    unscheduled   principal    payments   otherwise
                        distributable to the holders  of the Class B  Certificates that  is instead distributable to the holders of the Class
                        A Certificates will be equal to 100% during the first five
                        years   beginning   on   the   first   Distribution   Date

                        and,  subject to  meeting certain  conditions, will likely decline during  the subsequent  four years,  as  described under the heading "Description of the
                        Certificates--Principal (Including
                        Prepayments)--Calculation  of Amount to  be Distributed to
                        the Class A Certificates"  in this Prospectus  Supplement, until the ninth anniversary of the first Distribution Date and  thereafter it is equal  to zero. On each Distribution
                        Date,  the  Class  B  Certificates  will  collectively  be entitled  to receive the percentages  of the scheduled and certain unscheduled payments of  principal on the  portion
                        of   each  Mortgage  Loan  representing  the  Classes  A/B
                        Fraction of such  Mortgage Loan  equal, in  each case,  to
                        100%  less  the  applicable  percentage  for  the  Class A
                        Certificates described above.
                        The aggregate amount of principal to which holders of  the
                        Class  AP Certificates are entitled  each month will equal the sum for each Discount Mortgage Loan of the product  of
                        (a)  the Class AP Fraction for  such Mortgage Loan and (b)
                        the sum  of  (i)  scheduled  principal  payments  on  such
                        Mortgage  Loan  and (ii)  certain unscheduled  payments of principal on such Mortgage Loan. In addition, the Class AP
                        Certificates will be  entitled to  receive any  previously unpaid  amounts  of principal  to which  such Certificates were entitled on prior Distribution  Dates as part of  the
                        Class  AP Deferred  Amount. The  "Class AP  Fraction" with respect to  any  Discount  Mortgage Loan  will  equal  the difference  between 1.0  and the Classes  A/B Fraction for such Discount Mortgage  Loan. The Class  AP Fraction  with respect to each Mortgage Loan that is not a Discount Mort-
                        gage  Loan will be equal to  zero. See "Description of the
                        Certificates-- Principal (Including Prepayments)" in  this
                        Prospectus Supplement.
                        The  holders  of the  Class AP  Certificates will  also be entitled each month  to an  amount equal to  the Class  AP
                        Deferred Amount. The Class AP Deferred Amount will be paid to  holders of the Class AP Certificates only from amounts otherwise  distributable  as  principal  to  the  Class  B
                        Certificates.  The Class  AP Deferred Amount  will be paid from amounts otherwise distributable  as principal to  the subclasses  of Class  B Certificates  in reverse numerical order. No interest  will accrue on  any Class AP  Deferred
                        Amount.
                        The  amount  that  is available  for  distribution  to the holders of the Class  A and Class  AP Certificates on  any
                        Distribution  Date as  a distribution  of principal (other than any Class AP Deferred Amount) is equal to the  amount
                        remaining   after   deducting  the   amount   of  interest
                        distributable on the Class  A Certificates from the  total amount  collected that  is available to  be distributed to
                        holders  of  the  Series   1996-2  Certificates  on   such
                        Distribution  Date. Principal  will be  distributed to the holders of the Class A Certificates in accordance with the payment priorities described  under the heading  "Descrip-
                        tion of the Certificates--Principal (Including
                        Prepayments)--Allocation  of Amount to  be Distributed" in
                        this Prospectus Supplement.
Distributions of
  Principal with
  Respect to the Class
  A-11 Certificates...  The receipt  by  any  beneficial owner  of  a  Class  A-11
                        Certificate  of  distributions in  reduction  of principal
                        balance  is  not  only  dependent  upon  such   subclass's
                        entitlement to receive principal payments relative to that of  other subclasses  and classes,  and upon  the rate and timing of principal payments (including prepayments)  made on  the Mortgage Loans, but  also upon a special procedure for allocation  of principal  distributions to  which  the
                        Class A-11 Certificates are subject.

                        Beneficial  owners of the Class A-11 Certificates have the right to request distributions of principal on their Class
                        A-11  Certificates,  in  minimum  amounts  of  $1,000  and integral  multiples  thereof.  Such  requests  for distri-
                        bution of principal  will be  honored, to  the extent  the amount  available for distribution is sufficient therefor, in  an  amount  up  to  but  not  exceeding  an  aggregate principal  balance of $10,000 per  request until the first request by each  such beneficial owner  has been  honored.
                        Thereafter,  such distributions  will be repeated  up to a second $10,000. This  sequence will be  repeated for  each request  for principal  distributions made  by the benefi-
                        cial owners of the Class A-11 Certificates until all  such requests  have  been  honored.  If  amounts  available for distribution on any Distribution Date are insufficient  to fulfill the requests for distributions of principal on the
                        Class A-11 Certificates, or if any requests are not timely received,  the  unsatisfied  requests will  be  treated as
                        requests  for   distribution   on  the   next   succeeding
                        Distribution Date and on each succeeding Distribution Date thereafter,  until  all  requests  are  either  honored or withdrawn.
                        To the extent that  the amount available for  distribution in  respect of principal of the Class A-11 Certificates on
                        any   Distribution   Date   exceeds   all   requests   for
                        distribution  of principal on the Class A-11 Certificates, certain holders  of  Certificates of  such  subclass  will
                        receive   mandatory   distributions  of   principal.  Such
                        mandatory distributions  of  principal  will  be  made  in
                        $1,000  lots, rounded  as necessary,  to beneficial owners
                        selected  in   accordance   with  specified   random   lot
                        procedures.
                        Notwithstanding   the   foregoing   procedures,   on  each
                        Distribution Date following the first Distribution Date on which any  principal  losses  are  allocated  to  Class  A
                        Certificateholders,  principal distributions  on the Class
                        A-11 Certificates will be made pro rata among the  holders of the Class A-11 Certificates.
                        There  can be no assurance that funds will be available to
                        make  distributions   of  principal   on  any   particular
                        Distribution  Date  to  those beneficial  owners  who have submitted requests or, even if funds are available to make such distributions, that such  distributions will be  made with  respect to the  Class A-11 Certificates  held by any particular beneficial  owner. Accordingly,  such  requests may not be honored immediately upon submission and may, in fact,  remain  outstanding  for some  period  of  time. In addition, because of  the random lot  procedure, there  is also  no assurance  that beneficial  owners of  Class A-11
                        Certificates who  have  not requested  a  distribution  of principal  on  their  Class  A-11  Certificates  will  not receive  distributions  of  principal  on  any  particular
                        Distribution  Date  on  which  the  amount  available  for distribution in respect  of principal  exceeds the  aggre-
                        gate amount requested for distribution of principal on the
                        Class A-11 Certificates.
                        For a further discussion of the procedures, priorities and limitations applicable to the distribution of principal to the  Class  A-11  Certificates,  see  "Description  of the
                        Certificates--Distributions in  Reduction of  the Class  A
                        Subclass Principal Balance of the Class A-11 Certificates"
                        in this Prospectus Supplement.
                        THE  CLASS  A-11 CERTIFICATES  MAY  NOT BE  AN APPROPRIATE
                        INVESTMENT FOR ANY INVESTOR WHO REQUIRES A SINGLE LUMP SUM
                        PAYMENT  ON   A  PREDETERMINED   DATE  OR   AN   OTHERWISE
                        PREDICTABLE STREAM OF PRINCIPAL PAYMENTS.

                        THERE  IS NO ASSURANCE  THAT ANY INVESTOR  IN A CLASS A-11
                        CERTIFICATE WILL RECEIVE  A DISTRIBUTION  IN REDUCTION  OF
                        ITS PRINCIPAL BALANCE ON A PARTICULAR DISTRIBUTION DATE.
Credit Enhancement....  DESCRIPTION  OF "SHIFTING-INTEREST"  SUBORDINATION.    The
                        rights of  the  holders of  the  Class B  Certificates  to receive  distributions will be  subordinated to the rights of the  holders  of  the Senior  Certificates  to  receive
                        distributions,   to  the  extent  described  herein.  This
                        subordination provides a certain  amount of protection  to the  holders of the Senior  Certificates against delays in
                        the  receipt  of  scheduled   payments  of  interest   and
                        principal   and   against  losses   associated   with  the
                        liquidation of defaulted Mortgage Loans and certain losses resulting from the bankruptcy of a mortgagor.
                        In general,  the protection  afforded the  holders of  the
                        Senior Certificates by means of this subordination will be effected in two ways: (i) by the preferential right of the holders  of the  Senior Certificates to  receive, prior to any distribution being  made on any  Distribution Date  in respect  of  the  Class  B  Certificates,  the  amounts of interest and  principal due  the holders  of the  Class  A
                        Certificates  and the amount of  principal due the holders of  the  Class  AP  Certificates  on  such  date  and,  if necessary,  by the right of such holders to receive future distributions on the Mortgage  Loans that would  otherwise have  been  allocated  to  the  holders  of  the  Class  B
                        Certificates and (ii) by the allocation to the holders  of the Class B Certificates, until their principal balance is reduced  to  zero, of  certain  losses resulting  from the liquidation of defaulted Mortgage Loans or the  bankruptcy of  mortgagors prior to  the allocation of  such losses to
                        the  Senior   Certificates.   See  "Description   of   the
                        Certificates--Distributions"  in  this  Prospectus Supple-
                        ment.
                        In addition, in order to increase the period during  which the  principal balance of the Class B Certificates remains
                        available   as   credit   enhancement   to   the    Senior
                        Certificates, a disproportionate amount of prepayments and
                        certain   unscheduled  recoveries  with   respect  to  the
                        Mortgage  Loans  will   be  allocated  to   the  Class   A
                        Certificates.   This   allocation   has   the   effect  of
                        accelerating the amortization of the Class A  Certificates while,  in  the  absence  of  losses  in  respect  of  the
                        liquidation  of   defaulted  Mortgage   Loans  or   losses
                        resulting  from the  bankruptcy of  mortgagors, increasing
                        the  respective  percentage  interest  in  the   principal
                        balance  of the  Mortgage Loans  evidenced by  the Class B
                        Certificates.
                        EXTENT OF LOSS  COVERAGE.    Realized  losses on  Mortgage
                        Loans,  other  than losses  that  are (i)  attributable to
                        "special hazards"  not insured  against under  a  standard hazard  insurance policy, (ii) incurred on defaulted Mort-
                        gage Loans as to which there was fraud in the  origination of  such Mortgage  Loans or (iii)  attributable to certain actions which  may  be  taken by  a  bankruptcy  court  in connection  with a Mortgage Loan, including a reduction by a bankruptcy  court of  the principal  balance of  or  the interest  rate on a  Mortgage Loan or  an extension of its maturity, will not be allocated to the Senior Certificates until the date on which the aggregate principal balance of the Class  B  Certificates  (which  aggregate  balance  is expected  initially to  be approximately  $26,602,087) has been reduced to zero. Such losses will be allocated  among the subclasses of Class B Certificates, in reverse numeri-
                        cal  order (that  is, to the  Class B-6,  Class B-5, Class
                        B-4, Class  B-3, Class  B-2  and Class  B-1  Certificates,
                        respectively).

                        With  respect to  any Distribution Date  subsequent to the first Distribution Date,  the availability  of the  credit
                        enhancement   provided  by  the   subclasses  of  Class  B
                        Certificates will be  affected by the  prior reduction  of the  principal  balances  of such  subclasses  of  Class B
                        Certificates. Reduction of  the principal  balance of  any subclass  of Class B Certificates will result from (i) the prior allocation  of  losses  due to  the  liquidation  of defaulted  Mortgage Loans, including losses due to special hazards and  fraud  losses  up to  the  respective  limits referred to below, (ii) the prior allocation of bankruptcy losses  up to  the limit referred  to below  and (iii) the prior receipt of principal distributions by the holders of such Certificates.
                        As  of  the  date  of   issuance  of  the  Series   1996-2
                        Certificates, the amount of losses attributable to special hazards, fraud and bankruptcy that will be absorbed solely by  the  holders  of  the  Class  B  Certificates  will be approximately 1.00%, 2.00% and 0.04%, respectively, of the
                        Cut-Off Date Aggregate Principal  Balance of the  Mortgage
                        Loans  (approximately $4,256,325, $8,512,650 and $152,345, respectively). If losses due to special hazards, fraud  or bankruptcy  exceed  any  of  such  amounts  prior  to  the principal  balance  of  the  Class  B  Certificates  being reduced  to zero,  (a) the  principal portion  of any such excess losses  with respect  to  the Mortgage  Loans  will generally  be shared pro rata by (i) the Class A and Class
                        B Certificates and  (ii) to the  extent such losses  arise with  respect  to Discount  Mortgage  Loans, the  Class AP
                        Certificates, in each case  according to their  respective interests  in  such Mortgage  Loans  and (b)  the interest portion of any  such losses with  respect to the  Mortgage
                        Loans will generally be shared pro rata by the Class A and
                        Class  B Certificates  based on  their respective interest accrual amounts. Under  certain circumstances, the  limits
                        set   forth  above  may  be  reduced  as  described  under
                        "Description of the Certificates--Subordination of Class B
                        Certificates--Allocation of  Losses"  in  this  Prospectus
                        Supplement.
                        After  the principal  balance of the  Class B Certificates has been reduced  to zero,  the principal  portion of  all losses  (other than the portion  attributable to the Class
                        AP Certificates, if any) will be allocated to the Class  A
                        Certificates. To the extent such losses arise with respect to  Discount Mortgage  Loans, such  losses will  be shared between the Class A  and Class AP Certificates,  according to  their respective interests in such Mortgage Loans. The interest portion of such losses will be borne by the Class
                        A  Certificates.  Any   losses  borne  by   the  Class   A
                        Certificates  will be shared pro rata by the subclasses of
                        Class  A  Certificates  based  on  their  then-outstanding principal  balances with respect  to the principal portion of such losses, and based on their accrued interest,  with respect  to  the  interest  portion  of  such  losses. See
                        "Description   of   the   Certificates--   Interest"   and
                        "--Subordination  of  Class B  Certificates--Allocation of
                        Losses" in this Prospectus Supplement.
Effects of Prepayments
  on Investment
  Expectations........  The actual rate of prepayment of principal on the Mortgage
                        Loans cannot be predicted.  The investment performance  of the Offered Certificates may vary materially and adversely from  the  investment  expectations  of  investors  due to prepayments on the  Mortgage Loans being  higher or  lower than  anticipated by  investors. In addition,  the Class A
                        Certificates in the  aggregate will be  more sensitive  to prepayments  on  the  Mortgage  Loans  than  the  Class  B
                        Certificates due  to  the disproportionate  allocation  of such  prepayments to investors in the Class A Certificates then entitled to principal  distributions during the  nine years beginning on the first Distribution

                        Date.  The  actual  yield  to  the  holder  of  an Offered
                        Certificate may not be equal  to the yield anticipated  at
                        the    time   of   purchase   of   the   Certificate   or,
                        notwithstanding that  the actual  yield  is equal  to  the yield  anticipated  at  that  time,  the  total  return on investment  expected  by  the  investor  or  the  expected weighted  average  life  of  the  Certificate  may  not be realized. These effects are summarized below. IN  DECIDING
                        WHETHER  TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR
                        SHOULD MAKE AN INDEPENDENT DECISION AS TO THE  APPROPRIATE
                        PREPAYMENT ASSUMPTIONS TO BE USED.
                        YIELD.    If an  investor purchases an Offered Certificate
                        at an amount equal to  its unpaid principal balance  (that is,  at  "par"),  the  effective  yield  to  that investor
                        (assuming  that  there  are  no  interest  shortfalls  and assuming  the  full  return  of  the  investor's  invested principal) will approximate the Pass-Through Rate on  that
                        Certificate.  If an  investor pays  less or  more than the unpaid principal balance of  an Offered Certificate  (that is,  buys the  Certificate at  a "discount"  or "premium,"
                        respectively), then, based on the assumptions set forth in
                        the  preceding  sentence,  the  effective  yield  to   the
                        investor  will be higher or  lower, respectively, than the stated interest  rate  on the  Certificate,  because  such discount or premium will be amortized over the life of the
                        Certificate.   Any  deviation   in  the   actual  rate  of
                        prepayments on the Mortgage Loans from the rate assumed by the investor will affect the period of time over which, or the rate  at  which,  the  discount  or  premium  will  be amortized  and, consequently,  will change  the investor's actual yield from that anticipated. The timing of  receipt of  prepayments  may  also  affect  the  investor's actual yield. The yield experienced by  an investor in the  Class
                        AP  Certificates, which do not  bear interest, is solely a function of the price paid by such investor, the rate  and timing  of  principal  payments on  the  Discount Mortgage
                        Loans and losses incurred on  and after the date on  which the principal balance of the Class B Certificates has been reduced  to zero. The particular  sensitivity of the Class
                        AP Certificates is  displayed in a  table appearing  under the  heading "Prepayment and Yield Considerations" in this
                        Prospectus Supplement.  AN  INVESTOR  THAT  PURCHASES  ANY
                        OFFERED CERTIFICATES AT A DISCOUNT, PARTICULARLY THE CLASS
                        AP  CERTIFICATES, SHOULD  CONSIDER THE RISK  THAT A SLOWER
                        THAN  ANTICIPATED  RATE  OF  PRINCIPAL  PAYMENTS  ON   THE
                        MORTGAGE  LOANS, OR IN  THE CASE OF  THE CLASS AP CERTIFI-
                        CATES, ON THE DISCOUNT MORTGAGE  LOANS, WILL RESULT IN  AN
                        ACTUAL  YIELD THAT IS LOWER  THAN SUCH INVESTOR'S EXPECTED
                        YIELD. AN INVESTOR THAT PURCHASES ANY OFFERED CERTIFICATES
                        AT A PREMIUM SHOULD CONSIDER  THE RISK THAT A FASTER  THAN
                        ANTICIPATED  RATE  OF PRINCIPAL  PAYMENTS ON  THE MORTGAGE
                        LOANS WILL RESULT IN  AN ACTUAL YIELD  THAT IS LOWER  THAN
                        SUCH  INVESTOR'S  EXPECTED YIELD  AND SHOULD  CONSIDER THE
                        RISK THAT  A  RAPID  RATE OF  PRINCIPAL  PAYMENTS  ON  THE
                        MORTGAGE  LOANS  COULD  RESULT  IN  THE  FAILURE  OF  SUCH
                        INVESTOR TO  FULLY  RECOVER ITS  INITIAL  INVESTMENT.  THE
                        YIELD  ON THE CLASS AP  CERTIFICATES WILL BE INFLUENCED BY
                        PRINCIPAL PAYMENTS  SOLELY WITH  RESPECT TO  THE  DISCOUNT
                        MORTGAGE LOANS.
                        REINVESTMENT  RISK.    As  stated  above,  if  an  Offered
                        Certificate is purchased at an amount equal to its  unpaid principal balance (that is, at "par"), fluctuations in the rate  of  distributions  of principal  will  generally not affect the yield to maturity of that Certificate. However, the total return on  any investor's investment,  including an  investor who purchases at par,  will be reduced to the
                        extent  that  principal  distributions  received  on   its
                        Certificate  cannot be reinvested at a rate as high as the stated interest rate of the Certificate or, in the case of
                        the   Class   AP   Certificates,   the   expected   yield,

                        which  is based on the price  paid by the investor and the
                        rate  of   prepayments  anticipated   by  such   investor.
                        Investors  in the Offered Certificates should consider the risk that rapid rates of prepayments on the Mortgage Loans
                        may  coincide  with  periods  of  low  prevailing   market
                        interest  rates. During  periods of  low prevailing market interest rates, mortgagors  may be expected  to prepay  or
                        refinance   Mortgage  Loans  that   carry  interest  rates
                        significantly higher than then-current interest rates  for mortgage  loans.  Consequently,  the  amount  of principal distributions available to an investor for reinvestment at such low  prevailing  interest  rates  may  be  relatively large.  Conversely,  slow  rates  of  prepayments  on  the
                        Mortgage  Loans  may   coincide  with   periods  of   high
                        prevailing  market interest rates. During such periods, it is less likely  that mortgagors  will elect  to prepay  or refinance  Mortgage  Loans and,  therefore, the  amount of principal  distributions  available  to  an  investor  for reinvestment at such high prevailing interest rates may be relatively small.
                        WEIGHTED  AVERAGE LIFE VOLATILITY.   One indication of the
                        impact of varying prepayment speeds  on a security is  the change in its weighted average life. The "weighted average life"  of an Offered Certificate  is the average amount of time that will elapse between the date of issuance of  the
                        Certificate and the date on which each dollar in reduction of the principal balance of the Certificate is distributed to the investor. Low rates of prepayment may result in the extension  of the weighted average  life of a Certificate;
                        high rates,  in the  shortening of  such weighted  average life.  In  general,  if  the weighted  average  life  of a
                        Certificate purchased  at  par  is  extended  beyond  that initially anticipated, such Certificate's market value may be adversely affected even though the yield to maturity on the  Certificate is unaffected.  The weighted average life of the Class  A-11 Certificates applies  to such  subclass taken  as  a  whole.  As  a  result  of  the  distribution priorities and allocations described herein, the  weighted average  life  of  a Class  A-11  Certificate beneficially owned by  an individual  investor may  vary  significantly from  the weighted average life of the subclass taken as a
                        whole.  The  weighted  average   life  of  the  Class   AP
                        Certificates  will be determined by the rate of prepayment of the Discount Mortgage Loans  and generally will not  be affected  by  the  rate of  prepayment  on  other Mortgage
                        Loans.
                        The weighted average  lives of  the Offered  Certificates, under  various prepayment scenarios,  are displayed in the tables appearing under the  heading "Prepayment and  Yield
                        Considerations" in this Prospectus Supplement.
Federal Income Tax
  Status..............  An  election will be  made to treat the  Trust Estate as a real estate mortgage investment conduit (the "REMIC")  for federal  income tax  purposes. The  Class A-1,  Class A-2,
                        Class A-3, Class A-4, Class A-5 and Class A-6, Class  A-7,
                        Class  A-8, Class A-9, Class A-10, Class A-11, Class A-12,
                        Class A-13,  Class A-14,  Class  A-15, Class  A-16,  Class
                        A-17, Class A-18, Class A-19, Class A-20 Certificates, the
                        Class  AP  Certificates  and  each  subclass  of  Class  B
                        Certificates will  constitute "regular  interests" in  the
                        REMIC  and the  Class A-R Certificate  will constitute the
                        "residual interest" in the REMIC.
                        The Regular  Certificates  (as defined  herein)  generally will  be treated as newly  originated debt instruments for federal income  tax  purposes. Beneficial  owners  of  the
                        Regular  Certificates  will be  required to  report income
                        thereon  in  accordance   with  the   accrual  method   of
                        accounting. The

                        Class  AP Certificates will be  issued with original issue discount in an amount equal  to the excess of the  initial principal  balance thereof  over their issue  price. It is anticipated that  the Class  A-1,  Class A-2,  Class  A-5,
                        Class  A-6, Class A-7, Class  A-8, Class A-11, Class A-12,
                        Class A-13,  Class A-14,  Class  A-15, Class  A-16,  Class
                        A-17,  Class  A-18  and Class  A-19  Certificates  will be issued at a  premium and  that the Class  A-3, Class  A-4,
                        Class  A-9, Class A-10 and Class A-20 Certificates will be issued with DE MINIMIS original issue discount for federal income tax purposes.
                        The holder of the Class  A-R Certificate will be  required to  include the  taxable income  or loss  of the  REMIC in determining its federal taxable income. It is  anticipated that all or a substantial portion of the taxable income of the  REMIC includible  by the  Class A-R Certificateholder will be treated  as "excess inclusion"  income subject  to special  limitations for federal income tax purposes. AS A
                        RESULT, THE EFFECTIVE  AFTER-TAX RETURN OF  THE CLASS  A-R
                        CERTIFICATE  MAY BE SIGNIFICANTLY LOWER  THAN WOULD BE THE
                        CASE IF THE  CLASS A-R  CERTIFICATE WERE TAXED  AS A  DEBT
                        INSTRUMENT,  OR  MAY  BE  NEGATIVE.  FURTHER,  SIGNIFICANT
                        RESTRICTIONS APPLY  TO  THE  TRANSFER  OF  THE  CLASS  A-R
                        CERTIFICATE.  THE CLASS A-R CERTIFICATE WILL BE CONSIDERED
                        A "NONECONOMIC  RESIDUAL INTEREST,"  CERTAIN TRANSFERS  OF
                        WHICH MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES.
                        See  "Description  of  the  Certificates--Restrictions  on
                        Transfer of the Class A-R Certificate" and "Federal Income
                        Tax Considerations"  in  this  Prospectus  Supplement  and
                        "Certain  Federal Income  Tax Consequences--Federal Income
                        Tax  Consequences   for   REMIC   Certificates"   in   the
                        Prospectus.
ERISA
  Considerations......  A  fiduciary of any  employee benefit plan  subject to the
                        Employee  Retirement  Income  Security  Act  of  1974,  as
                        amended ("ERISA"), or Section 4975 of the Internal Revenue
                        Code  of 1986, as amended  (the "Code"), or a governmental plan subject to any federal, state or local law  ("Similar
                        Law")  which  is, to  a  material extent,  similar  to the foregoing provisions of ERISA or the Code (collectively, a
                        "Plan"), should carefully review  with its legal  advisors whether  the purchase  or holding  of Offered Certificates could  give  rise  to  a  transaction  prohibited  or  not otherwise  permissible  under ERISA,  the Code  or Similar
                        Law. THE CLASS A-R CERTIFICATE MAY NOT BE PURCHASED BY  OR
                        TRANSFERRED  TO A PLAN. See "ERISA Considerations" in this
                        Prospectus Supplement and in the Prospectus.
Legal Investment......  The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage  Market
                        Enhancement Act of 1984 (the "Enhancement Act") so long as they are rated in one of the two highest rating categories by  at least one  nationally recognized statistical rating organization. As such, the Offered Certificates are  legal investments for certain entities to the extent provided in such  act. However, there  are regulatory requirements and considerations applicable  to regulated  financial  insti-
                        tutions   and   restrictions  on   the  ability   of  such
                        institutions to invest in certain types of mortgage  rated
                        securities.   Prospective   purchasers   of   the  Offered
                        Certificates should  consult  their  own  legal,  tax  and accounting  advisors in determining the suitability of and consequences  to  them  of  the  purchase,  ownership  and
                        disposition   of  the  Offered  Certificates.  See  "Legal
                        Investment" in this Prospectus Supplement.

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

GENERAL

    The rate of distributions in reduction of the principal balance of any Subclass or Class of Offered Certificates, the aggregate amount of distributions of principal and interest on any Subclass or Class of Offered Certificates and the yield to maturity of any Subclass or Class of Offered Certificates will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate or, in the case of the Class AP Certificates, on the Discount Mortgage Loans, and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or for breaches of representations and warranties and optional purchase by the Master Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Pooling and Servicing
Agreement--Optional Termination" herein and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee," "--Optional Repurchases" and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease.

    An investor that purchases any Offered Certificates at a discount, particularly the Class AP Certificates, should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans, or in the case of the Class AP Certificates, on the Discount Mortgage Loans, will result in an actual yield that is lower than such investor's expected yield. An investor that purchases any Offered Certificates at a premium should consider the risk that a faster than anticipated rate of principal payments on the Mortgage Loans will result in an actual yield that is lower than such investor's expected yield. See "Prepayment and Yield Considerations" herein.

DISTRIBUTIONS IN REDUCTION OF THE CLASS A SUBCLASS PRINCIPAL BALANCE OF THE CLASS A-11 CERTIFICATES

    Although, as described herein, there can be no assurance as to the rate at which principal distributions will be made on any Subclass or Class of Offered Certificates, the Class A-11 Certificates, in particular, would be an inappropriate investment for an investor requiring a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions. There is no assurance that funds available for distributions of principal will be sufficient to permit the distributions requested by a Beneficial Owner of a Class A-11 Certificate to be made within any specific period of time after distribution is requested. During periods in which prevailing interest rates are generally higher than the Pass-Through Rate for the Class A-11 Certificates, greater numbers of Beneficial Owners may be expected to request distributions of principal in respect of their Class A-11 Certificates in order to take advantage of such prevailing interest rates. During such periods there may, however, be a concurrent reduction in the rate of prepayments of the Mortgage Loans, thus limiting the funds available for such distributions.

BOOK-ENTRY SYSTEM FOR CERTAIN SUBCLASSES OF CLASS A CERTIFICATES

    Since transactions in the Offered Certificates (other than the Class A-R and Class AP Certificates) (the "Book-Entry Certificates") generally can be effected only through DTC, DTC Participants and Indirect DTC Participants, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a paying agent on behalf of the Master Servicer, to Cede, as nominee for DTC. Also, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity thereof in any secondary trading market that may develop therefor because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates. See "Description of the Certificates--Book-Entry Form" herein.

RECENT DEVELOPMENTS

    The Seller, SASCOR and PHMC are each either a direct or indirect, wholly owned subsidiary of Residential Services Corporation of America, which is a direct, wholly owned subsidiary of The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey ("Prudential Insurance"). On January 29, 1996, Prudential Insurance announced that it had entered into a definitive agreement (the "Sale Agreement") to sell a substantial portion of its residential mortgage operations to Norwest Mortgage, Inc., a California corporation ("Norwest Mortgage"), and Norwest Bank Minnesota National Association, a national banking association ("Norwest Bank" and, collectively with Norwest Mortgage, "Norwest"). In connection therewith, on the closing date specified pursuant to the Sale Agreement (the "Sale Date"), which is currently expected to be on or about April 30, 1996, Norwest Mortgage will acquire from PHMC substantially all of its assets and businesses, other than certain mortgage loans and PHMC's right to service mortgage loans underlying series of mortgage pass-through certificates representing interests in trusts formed by the Seller or by Securitized Asset Sales, Inc., an affiliate of the Seller and PHMC ("SASI"), including the Mortgage Loans in the Trust Estate serviced by PHMC, and certain other mortgage servicing rights (all such servicing rights collectively, the "Retained Servicing"). It is the present intention of PHMC to sell the Retained Servicing, from time to time as market conditions warrant, in one or more transactions to one or more purchasers, which may include Norwest Mortgage, and to effectively exit the mortgage loan origination and servicing business as of the Sale Date. In addition, pursuant to the Sale Agreement, Norwest Bank will also, on the Sale Date, acquire substantially all of the assets and succeed to all of the obligations of SASCOR, including the obligations of SASCOR, as Master Servicer, under the Pooling and Servicing Agreement.

    In order to assure the performance of PHMC's obligations as servicer under the PHMC Servicing Agreement as well as under certain pooling and servicing agreements pursuant to which various series of the Seller's mortgage pass-through certificates were issued and other agreements pursuant to which PHMC performs Retained Servicing with respect to mortgage loans underlying series of mortgage pass-through certificates representing interests in trusts formed by the Seller or SASI (each a "Mortgage Loan Servicing Agreement") and under each other agreement pursuant to which PHMC performs Retained Servicing with respect to mortgage loans not underlying series of mortgage pass-through certificates representing interests in trusts formed by the Seller or SASI (each, an "Other Mortgage Loan Servicing Agreement"), PHMC, Prudential Insurance and Norwest intend to enter into a subservicing agreement (the "Subservicing Agreement"), pursuant to which PHMC will delegate to Norwest Mortgage, and Norwest Mortgage will agree to perform, all of PHMC's duties and obligations as mortgage loan servicer under the PHMC Servicing Agreement and each Mortgage Loan Servicing Agreement and Other Mortgage Loan Servicing Agreement, other than PHMC's duties with respect to the administration and disposition of real estate acquired upon foreclosure, which latter duties will remain the responsibility of PHMC with the particular functions to be delegated by PHMC to Prudential Asset Recovery, Inc., an affiliate of the Seller, PHMC, SASCOR, SASI and Prudential Insurance, or other third party contractors. With respect to the Series 1996-2 Certificates, such duties include collection of mortgage payments, maintenance of tax and insurance escrows, advancing for borrower delinquencies and unpaid taxes, to the extent required by the PHMC Servicing Agreement and foreclosure or other realization activities in connection with defaulted Mortgage Loans serviced under the PHMC Servicing Agreement.

    Under the Subservicing Agreement, Norwest Mortgage will be obligated to make any principal and interest or other advances required to be made by PHMC under the PHMC Servicing Agreement as well as under each Mortgage Loan Servicing Agreement or Other Mortgage Loan Servicing Agreement, provided that the aggregate unreimbursed amount of such advances at any time does not exceed $100 million. PHMC will be obligated to reimburse Norwest Mortgage for the amount of any such advances, plus interest, from its own funds. PHMC will remain obligated under the PHMC Servicing Agreement and each Mortgage Loan Servicing Agreement and Other Mortgage Loan Servicing Agreement for all required advances which are not made by Norwest Mortgage for any reason. In order to provide for its obligation to make advances after the Sale Date, PHMC will enter into a Loan Agreement with Prudential Funding Corporation, an affiliate of the Seller, PHMC, SASCOR, SASI and Prudential Insurance ("Funding"), pursuant to which Funding will provide PHMC with a committed borrowing line (the "Loan Facility") in the amount of $40 million for the sole purpose of supporting advances required of PHMC under the

PHMC Servicing Agreement and Mortgage Loan Servicing Agreements. Although PHMC expects that the combination of Norwest Mortgage's advance obligation under the Subservicing Agreement and the Loan Facility will be adequate to provide for the continuation of all such advances, there can be no assurance that such mechanism will be sufficient, or that after the Sale Date PHMC will have sufficient other assets, to ensure that all required advances will be made.

    PHMC will pay Norwest Mortgage a portion of PHMC's servicing compensation under the PHMC Servicing Agreement for its activities as subservicer. The Subservicing Agreement will have an initial term of five years from the Sale Date and may be extended for consecutive three year terms by PHMC, at its option, provided that PHMC and Norwest Mortgage agree, in the exercise of good faith, on the subservicing compensation for each such renewal term. The Subservicing Agreement will be terminable by PHMC, from time to time, with respect to any Mortgage Loans as to which PHMC arranges to sell the Retained Servicing.

    The Subservicing Agreement will provide for the delegation of substantially all of PHMC's duties and obligations under the PHMC Servicing Agreement. While the PHMC Servicing Agreement provides that PHMC will remain liable for its obligations thereunder until the related Retained Servicing is transferred in the manner permitted thereby, from and after the Sale Date PHMC is not expected to have any servicing capability or employees with which to perform such obligations.

    Under the Pooling and Servicing Agreement, the Seller is required, with respect to any Mortgage Loan found to have defective documentation or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loan or to substitute a new mortgage loan therefor. Each such Mortgage Loan was, in turn, acquired by the Seller from PHMC pursuant to an agreement under which PHMC is required to repurchase or substitute for any such Mortgage Loan so repurchased or substituted for by the Seller. Although after the Sale Date PHMC will continue to own the Retained Servicing, PHMC intends to sell the Retained Servicing as expeditiously as market conditions permit. Accordingly, there can be no assurance that at any time after the Sale Date PHMC will have any material assets with which to satisfy such obligations to the Seller. In such event, the Seller would be unable to fulfill its repurchase or substitution obligations under the Pooling and Servicing Agreement. However with respect to any Mortgage Loan serviced under the PHMC Servicing Agreement subserviced pursuant to the Subservicing Agreement, Prudential Insurance will agree in the Subservicing Agreement to provide the funds to repurchase such Mortgage Loan.

    According to information provided by Norwest Mortgage, at December 31, 1995, Norwest Mortgage was the nation's largest mortgage originator and had a servicing portfolio of more than $107 billion. In 1995, Norwest Mortgage originated over $33 billion of residential mortgage loans. Headquartered in Des Moines, Iowa, Norwest Mortgage has more than 700 loan production offices in all 50 states. While derived from sources believed to be reliable, neither the Seller, PHMC, SASCOR nor the Underwriter makes any representation or warranty regarding the accuracy or completeness of the information contained in this paragraph.

    See "Risk Factors and Special Considerations" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

DENOMINATIONS

    The Offered Certificates, other than the Class A-11, Class A-12, Class A-13, Class A-17, Class A-R and Class AP Certificates, will be issued in minimum denominations of $100,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The Class A-11, Class A-12, Class A-13 and Class A-17 Certificates will be issued in minimum denominations of $1,000 initial principal balance and integral multiples of $1,000 initial principal balance in excess thereof. The Class A-R Certificate will be issued as a single Certificate with a denomination of $100 initial principal balance. The Class AP Certificates will be issued in minimum denominations of $100,000 initial principal balance and integral multiples of $1 initial principal balance in excess thereof. One of the Class AP Certificates and one of the Class A Certificates of each Subclass (other than the Class A-3, Class A-4, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-17 and Class A-R Certificates) may be issued in any denomination in excess of the applicable minimum denomination.

DEFINITIVE FORM

    Offered Certificates issued in fully registered, certificated form are referred to herein as "Definitive Certificates." The Class A-R and Class AP Certificates will be issued as Definitive Certificates. Distributions of principal of, and interest on, the Definitive Certificates will be made by the Trust Administrator or other paying agent directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates will be transferable and exchangeable at the offices of the Trust Administrator or other certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

BOOK-ENTRY FORM

    Each Subclass of the Book-Entry Certificates initially will be represented by one physical certificate registered in the name of Cede & Co. ("Cede"), as nominee of DTC, which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. No person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry
Certificates, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

    Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Master Servicer, or a paying agent on behalf of the Master Servicer, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee, the Trust Administrator, the Master Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a paying agent on behalf of the Master Servicer, to Cede, as nominee for DTC.

    DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

    Neither the Seller, the Master Servicer, the Trust Administrator nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

    The Book-Entry Certificates will be converted to Definitive Certificates and re-issued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Master Servicer advises the Trust Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Master Servicer under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting Interests of the outstanding Book-Entry Certificates advise the Trust Administrator through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trust Administrator will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trust
Administrator will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

DISTRIBUTIONS

    Distributions of interest and in reduction of principal balance to holders of the Class A and Class AP Certificates will be made monthly, to the extent of each Subclass's or Class's entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution Date"), beginning in March 1996. With respect to the Class A Certificates, such distributions will be made, to the extent of each Subclass's entitlement thereto, in an aggregate amount equal to the Class A Distribution Amount. With respect to the Class AP Certificates, such distributions will be made, to the extent of the Class AP Certificates' entitlement thereto, on each Distribution Date in an amount equal to the Class AP Principal Distribution Amount after all amounts in respect of interest due on the Class A Certificates for such Distribution Date including all previously unpaid Class A Subclass Interest Shortfall Amounts with respect to any Subclass of Class A Certificates have been paid. See "Description of the Certificates--Interest" herein. The "Remittance Date" with respect to any Distribution Date will be the 18th day of each month, or if such day is not a business day, the preceding business day. The "Determination Date" with respect to each Distribution Date will be the 17th day of each month, or if each day is not a business day, the preceding business day. Distributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on the last business day of the preceding month (each, a "Record Date"), except that the final distribution in respect of any Certificate will only be made upon presentation and surrender of such Certificate at the office or agency appointed by the Trust Administrator and specified in the notice of final distribution in respect of such Certificate.

    The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Pool Distribution Amount. The "Pool Distribution Amount" for a Distribution Date will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any), and interest (net of related Servicing Fees) on or in respect of the Mortgage Loans received by the Master Servicer, including without limitation any related insurance proceeds and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liquidation of the related Mortgage Loan on or prior to the Remittance Date in the month in which such Distribution Date occurs, plus (i) all Periodic Advances made by any Servicer, the Master Servicer or the Trust Administrator and (ii) all other amounts (including any insurance proceeds) placed in the Master Servicer Custodial Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Distribution Date pursuant to the Pooling and Servicing Agreement, but excluding the following:

    (a) amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

    (b) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds with respect to a Mortgage Loan that represents any unreimbursed Periodic Advances of such Servicer;

    (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the applicable Servicing Fee as adjusted in respect of Prepayment Interest Shortfalls and, if applicable, Curtailment Interest Shortfalls as described under "Description of the Certificates--Interest" below,
(ii) the Master Servicer Fee and (iii) the Fixed Retained Yield, if any;

    (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

    (e) all principal prepayments in full and all partial principal prepayments on Mortgage Loans serviced under an Other Servicing Agreement and all proceeds of any Mortgage Loans, or property acquired in respect thereof, liquidated, purchased or repurchased pursuant to the Pooling and Servicing Agreement (other than Partial Liquidation Proceeds with respect to Mortgage Loans serviced under the PHMC Servicing Agreement), received by Servicers or the Master Servicer on or after the Due Date occurring in the month in which such Distribution Date occurs, and all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds on Mortgage Loans serviced under the PHMC Servicing Agreement, received by PHMC on or after the Determination Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

     (f) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Mortgage Loan or proceeds of any Mortgaged Property held by the Trust Estate which represents any unpaid Servicing Fee or Master Servicer Fee to which such Servicer or the Master Servicer, respectively, is entitled, or which represents unpaid Fixed Retained Yield, and the portion of net Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances made by the Master Servicer or the Trust Administrator;

    (g) all amounts representing certain expenses reimbursable to the Master Servicer and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Master Servicer Custodial Account pursuant to the Pooling and Servicing Agreement;

    (h) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the Master Servicer Custodial Account;

     (i) proceeds received in connection with the liquidation of a Mortgage Loan serviced under an Other Servicing Agreement in any month prior to the month in which such Mortgage Loan becomes a Liquidated Loan (other than any such proceeds with respect to a Mortgage Loan that became a Liquidated Loan in the month prior to the month in which such Distribution Date occurs);

     (j) Net Foreclosure Profits; and

    (k) the amount of any recoveries in respect of principal which had previously been allocated as a loss to one or more Classes or Subclasses of the Certificates.

    Each Servicer is required to deposit in the Master Servicer Custodial Account on the Remittance Date certain amounts in respect of the Mortgage Loans as set forth herein under "Servicing of the Mortgage Loans--Custodial Accounts." The Master Servicer is required to remit to the Trust Administrator on or before the Distribution Date any payments constituting part of the Pool Distribution Amount that are received by the Master Servicer or are required to be made with the Master Servicer's own funds. Except as described below under "Description of the Certificates--Periodic Advances" the Master Servicer is not obligated to remit to the Trust Administrator any amounts which a Servicer was required but failed to deposit in the Master Servicer Custodial Account.

    On each Distribution Date, the Pool Distribution Amount will be allocated among the Classes or Subclasses of Certificates and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

      FIRST, to the Subclasses of Class A Certificates, pro rata based on their respective Class A Subclass Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Subclass Interest Accrual Amounts with respect to such Distribution Date;

      SECOND, to the Subclasses of Class A Certificates, pro rata based on their respective unpaid Class A Subclass Interest Shortfall Amounts, in an aggregate amount up to the sum of the previously unpaid Class A Subclass Interest Shortfall Amounts;

      THIRD, concurrently, to the Class A and Class AP Certificates pro rata, based on their respective class optimal principal amounts, (A) to the Subclasses of Class A Certificates, in an aggregate amount up to the Class A Optimal Principal Amount, such distribution to be allocated among such Subclasses in accordance with the priorities set forth below under "--Principal (Including Prepayments)--Allocation of Amount to be Distributed to the Class A Certificates" and (B) to the Class AP Certificates in an amount up to the Class AP Optimal Principal Amount;

      FOURTH, to the Class AP Certificates in an amount up to the Class AP Deferred Amount, but only, from amounts otherwise distributable (without regard to this priority) to the Subclasses of Class B Certificates pursuant to priority FIFTH clause (C) of this Pool Distribution Amount Allocation; and

      FIFTH, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates so that each such Subclass shall receive
(A) an amount up to its Class B Subclass Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid interest shortfall amounts and (C) finally, an amount up to its optimal principal amount before any Subclasses of Class B Certificates with higher numerical designations receive any payments in respect of interest or principal; provided, however, that the amount distributable pursuant to this priority FIFTH clause (C) to any Subclasses of Class B Certificates will be reduced by the amount, if any, otherwise distributable as principal hereunder used to pay the Class AP Deferred Amount in accordance with priority FOURTH.

    The "Class A Distribution Amount" for any Distribution Date will be equal to the sum of the amounts distributed in accordance with priorities FIRST, SECOND and THIRD clause (A) of the Pool Distribution Amount Allocation set forth above.

    The undivided percentage interest (the "Percentage Interest") represented by any Offered Certificate of a Subclass or any Class in distributions to such Subclass or Class will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Certificates of such Subclass or Class, as the case may be.

INTEREST

    The amount of interest that will accrue on each Subclass of Class A Certificates during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Subclass, is referred to herein as the "Class A Subclass Interest Accrual Amount" for such Subclass. The Class A Subclass Interest Accrual Amount for each Subclass of Class A Certificates will equal the difference between (a) the product of (i) 1/12th of the Pass-Through Rate for such Subclass and (ii) the outstanding Class A Subclass Principal Balance of such Subclass and (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Subclass, (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass and (iii) the interest portion of any Realized Losses, other than the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses, allocable to such Subclass on or after the Cross-Over Date. The pass-through rate for each Subclass of Class A Certificates (the "Pass-Through Rate") is the percentage set forth on the cover of this Prospectus Supplement.

    No interest will accrue on the Class AP Certificates.

    The amount of interest that will accrue on each Subclass of Class B Certificates during each month, after taking into account any Non-Supported Interest Shortfalls and the interest portion of certain losses allocated to such Subclass, is referred to herein as the "Class B Subclass Interest Accrual Amount." The Class B Subclass Interest Accrual Amount will equal the difference between (a) the product of (i) 1/12th of 7.25% and (ii) the outstanding Class B Subclass Principal Balance and (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Subclass and (ii) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocable to such Subclass.

    The "Class A Subclass Principal Balance" of a Subclass of Class A Certificates as of any Determination Date will be the principal balance of such Subclass on the date of initial issuance of the Class A Certificates, less (i) all amounts previously distributed to holders of Certificates of such Subclass in reduction of the principal balance of such Subclass and (ii) such Subclass's pro rata share of the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of Class A Certificates in the manner described herein under "--Subordination of Class B Certificates--Allocation of Losses." After the Cross-Over Date, the
Class A Subclass Principal Balance of a Subclass may be subject to further reduction in an amount equal to such Subclass's pro rata share of the difference, if any, between (a) the Class A Principal Balance as of such Determination Date without regard to this provision and (b) the difference between (i) the Adjusted Pool Amount for the preceding Distribution Date and
(ii) the Adjusted Pool Amount (Class AP Portion) for the preceding Distribution Date. Any pro rata allocation among the Subclasses of Class A Certificates described in this paragraph will be made among the Subclasses of Class A Certificates on the basis of their then-outstanding Class A Subclass Principal Balances immediately prior to the preceding Distribution Date.

    The "Class A Principal Balance" as of any Determination Date will be equal to the sum of the Class A Subclass Principal Balances of the Subclasses of Class A Certificates as of such date.

    The "Class AP Principal Balance" as of any Determination Date will be the principal balance of the Class AP Certificates on the date of initial issuance of the Class AP Certificates less (i) all amounts previously distributed to holders of the Class AP Certificates in reduction of the principal balance of such Class pursuant to priorities THIRD clause (B) and FOURTH of the Pool Distribution Amount Allocation and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses previously allocated to the holders of the Class AP Certificates in the manner described herein under "--Subordination of Class B Certificates--Allocation of Losses." After the Cross-Over Date, the Class AP Principal Balance will be subject to further reduction in an amount equal to the excess, if any, of (a) the Class AP Principal Balance as of such Determination Date without regard to this provision over (b) the Adjusted Pool Amount (Class AP Portion) for the preceding Distribution Date.

    The  "Class  B  Subclass  Principal  Balance"  of  a  Subclass  of  Class  B
Certificates as of any Determination Date will be the lesser of (a) the principal balance of such Subclass on the date of initial issuance of the Class B Certificates less (i) all amounts previously distributed to holders of such Subclass in reduction of the principal balance thereof and (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess

Bankruptcy Losses previously allocated to the holders of such subclass in the manner described under "--Subordination of Class B Certificates--Allocation of Losses" and (b) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of (i) Class A Principal Balance, (ii) the Class AP Principal Balance and (iii) the Class B Subclass Principal Balances of the Subclasses of Class B Certificates with lower numerical designations, each as of such Determination Date.

    The  "Class B Principal Balance" as of any  date will be equal to the sum of
the  Class  B  Subclass  Principal  Balances  of  the  Subclasses  of  Class   B
Certificates as of such date.

    With respect to any Distribution Date, the "Adjusted Pool Amount" will equal the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Series 1996-2 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

    With respect to any Distribution Date, the "Adjusted Pool Amount (Class AP Portion)" will equal the sum as to each Mortgage Loan outstanding at the Cut-Off Date of the product of (A) the Class AP Fraction for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-Off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Series 1996-2 Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding the month in which such Distribution Date occurs.

    The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the sum of (i) the Servicing Fee Rate ranging from 0.200% to 0.250% per annum, (ii) the Master Servicing Fee Rate as set forth in the Pooling and Servicing Agreement and (iii) the Fixed Retained Yield Rate, if any, for such Mortgage Loan. The initial weighted average Servicing Fee Rate of the Mortgage Loans is approximately 0.212% per annum. See "Servicing of the Mortgage Loans--Fixed Retained Yield; Servicing Compensation and Payment of Expenses" herein.

    When mortgagors prepay principal or when principal is recovered through foreclosures or other liquidations of defaulted Mortgage Loans, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in interest shortfalls. Interest shortfalls resulting from principal prepayments in full are referred to herein as "Prepayment Interest Shortfalls." Prepayment Interest Shortfalls occurring with respect to Mortgage Loans serviced under the PHMC Servicing Agreement will be offset to the extent of the aggregate Servicing Fees due thereunder in respect of the related Distribution Date. Interest shortfalls resulting from the timing of the receipt of partial principal prepayments and of net Partial Liquidation Proceeds with respect to Mortgage Loans serviced under the PHMC Servicing Agreement will not be offset by Servicing Fees payable thereunder, but instead will be borne first by the Class B Certificates and then by the Class A Certificates. See "Description of the Certificates-- Subordination of Class B Certificates" herein. Prepayment Interest Shortfalls occurring with respect to the Mortgage Loans serviced under the Other Servicing Agreements and interest shortfalls resulting from partial prepayments occurring with respect to the Mortgage Loans serviced under the Other Servicing Agreements ("Curtailment Interest Shortfalls"), will be offset to the extent of the aggregate Servicing Compensation, including Servicing Fees (or, in the case of the Countrywide Servicing Agreement, aggregate Servicing
Fees), due under the related Other Servicing Agreement in respect of the related Distribution Date. As to any Distribution Date, (A) Prepayment Interest Shortfalls occurring with respect to Mortgage Loans serviced under the PHMC Servicing Agreement to the extent that they exceed the aggregate Servicing Fees payable thereunder on such Distribution Date and (B) Prepayment Interest Shortfalls and Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced under the Other Servicing Agreements to the extent such shortfalls exceed the aggregate Servicing Compensation (or, in the case of the Countrywide Servicing Agreement, aggregate Servicing Fees) payable to the related Servicer under the respective Other Servicing Agreement in respect of such Distribution Date are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates according to the percentage obtained by dividing the then-outstanding Class A Principal Balance by the sum of the then-outstanding Class A Principal Balance and Class B Principal Balance and
(ii) the Class B Certificates according to the percentage obtained by dividing the then-outstanding Class B Principal Balance by the sum of the then-outstanding Class A Principal Balance and Class B Principal Balance. Such allocation of the Non-Supported Interest Shortfall will reduce the amount of interest due to be distributed to holders of the Class A Certificates then entitled to distributions in respect of interest. Such allocation of the Non-Supported Interest Shortfall will also reduce the amount of interest due to be distributed to the holders of the Class B Certificates. Any such reduction in respect of interest will be allocated among the Subclasses of Class A Certificates pro rata on the basis of their respective Class A Subclass Interest Accrual Amount, without regard to any reduction pursuant to this paragraph, for such Distribution Date. See "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" in the Prospectus.

    The interest portion of any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated among the Class A and Class B Certificates pro rata based on the interest accrued on each such Class and among the Subclasses of Class A Certificates pro rata on the basis of their respective Class A Subclass Interest Accrual Amounts, without regard to any reduction pursuant to this paragraph, for such Distribution Date.

    Allocations of the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) to the Class B Certificates will result from the priority of distributions first to the holders of the Senior Certificates of the Pool Distribution Amount as described above under "Description of the Certificates--Distributions."

    On each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum of the Class A Subclass Interest Accrual Amounts, distributions in respect of interest to each Subclass of Class A Certificates will equal such Subclass's Class A Subclass Interest Accrual Amount.

    If, on any Distribution Date, the Pool Distribution Amount is less than the sum of the Class A Subclass Interest Accrual Amounts, the amount of interest currently distributed on the Class A Certificates will equal the Pool Distribution Amount and will be allocated among the Subclasses of Class A Certificates pro rata in accordance with each such Subclass's Class A Subclass Interest Accrual Amount. Amounts so allocated will be distributed in respect of interest to each Subclass of Class A Certificates. Any difference between the portion of the Pool Distribution Amount distributed in respect of current interest to each Subclass of Class A Certificates and the Class A Subclass
Interest Accrual Amount for such Subclass with respect to the related Distribution Date (as to each Subclass, the "Class A Subclass Interest Shortfall Amount") will be added to the amount to be distributed on subsequent Distribution Dates to the extent that the Pool Distribution Amount is sufficient therefor. No interest will accrue on the unpaid Class A Subclass Interest Shortfall Amounts.

    On each Distribution Date on which the Pool Distribution Amount exceeds the sum of the Class A Subclass Interest Accrual Amounts, any excess will then be allocated first to pay previously unpaid Class A Subclass Interest Shortfall Amounts. Such amounts will be allocated among the Subclasses of Class A Certificates pro rata in accordance with the respective unpaid Class A Subclass Interest Shortfall Amounts immediately prior to such Distribution Date.

    Subject to the payment of any Class AP Deferred Amount, on each Distribution Date on which the Pool Distribution Amount equals or exceeds the sum for such Distribution Date of (A) the sum of (i) the sum of the Class A Subclass Interest Accrual Amounts with respect to each Subclass of Class A Certificates, (ii) the sum of the unpaid Class A Subclass Interest Shortfall Amounts with respect to each Subclass of Class A Certificates and (iii) the Class A Optimal Principal Amount (collectively with the amounts described in clauses (i) and (ii), the "Class A Optimal Amount") and (B) the Class AP Optimal Principal Amount
(collectively with the amount described in clause (A), the "Senior Optimal Amount"), any excess will be allocated to make distributions in respect of interest and then principal on the Subclasses of Class B Certificates.

    On any Distribution Date on which the Pool Distribution Amount is less than the Senior Optimal Amount, the Subclasses of Class B Certificates will not be entitled to any distributions of interest or principal.

PRINCIPAL (INCLUDING PREPAYMENTS)

    The principal balance of a Class A Certificate of any Subclass or of any Class AP Certificate at any time is equal to the product of the Class A Subclass Principal Balance or the Class AP Principal Balance, as the case may be, and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Class A Certificate and (ii) in the case of the Class A-R Certificate, any additional amounts to which the holder of such Certificate may be entitled as described below under "--Additional Rights of the Class A-R Certificateholder") to which the holder thereof is entitled from the cash flow on the Mortgage Loans at such time, and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to, such Certificate. The approximate initial Class A Subclass Principal Balance of each Subclass of Class A Certificates and the approximate initial Class AP Principal Balance are set forth on the cover of this Prospectus Supplement.

CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS A CERTIFICATES

    Distributions in reduction of the principal balance of the Class A Certificates will be made on each Distribution Date pursuant to priority THIRD clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount (the "Class A Principal Distribution Amount") up to the Class A Optimal Principal Amount.

    The "Class A Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Classes A/B Fraction for such Mortgage Loan and (B) the sum of:

         (i) the Class A Percentage of (A) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less (B) if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

        (ii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein,

        (iii) The Class A Prepayment Percentage of (a) the aggregate net Liquidation Proceeds (other than, with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, net Partial Liquidation Proceeds) on any such Mortgage Loan that became a Liquidated Loan during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure Profits, as defined under "--Additional Rights of the Class A-R
    Certificateholder" below), less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Liquidated Loan and the portion of such net Liquidation Proceeds allocable to interest and (b) with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, the aggregate net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Determination Date occurs, less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trust Administrator and the portion of the net Partial Liquidation Proceeds allocable to interest,

        (iv) the Class A Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan which was the subject of a principal prepayment in full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Mortgage Loan serviced under an Other Servicing Agreement or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date with respect to any Mortgage Loan serviced under the PHMC Servicing Agreement,

        (v) the Class A Prepayment Percentage of all partial principal prepayments (a) received by any Other Servicer with respect to such Mortgage Loan during the month preceding the month in which such Distribution

    Date occurs and (b) received by PHMC with respect to such Mortgage Loan on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determina-tion Date occurring in the month in which such Distribution Date occurs, and

        (vi) the Class A Percentage of the difference between the unpaid principal balance of any such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan.

    In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class A Certificates, each Subclass of Class A Certificates then outstanding will be entitled to its pro rata share of such recovery in an amount up to the amount by which the Class A Subclass Principal Balance of such Subclass was reduced as a result of such Realized Loss.

    The "Classes A/B Fraction" with respect to any Mortgage Loan will equal the Net Mortgage Interest Rate for such Mortgage Loan divided by 7.25%.

    The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), moratorium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of principal previously received, to any partial principal prepayments and
Deficient Valuations occurring prior to such Due Date and to the payment of principal due on such Due Date, and irrespective of any delinquency in payment by the mortgagor and, with respect to Mortgage Loans serviced under the PHMC Servicing Agreement, any partial principal prepayments and net Partial Liquidation Proceeds applied as of such Due Date and any principal prepayments in full received prior to the Determination Date in the month of such Due Date.

    "Partial Liquidation Proceeds" are Liquidation Proceeds received by PHMC, as Servicer, on a Mortgage Loan prior to such Mortgage Loan becoming a Liquidated Loan and "net Partial Liquidation Proceeds" are Partial Liquidation Proceeds less expenses incurred with respect to such liquidation. A "Liquidated Loan" is a defaulted Mortgage Loan as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Liquidated Loan Loss" on a Liquidated Loan is equal to the excess, if any, of
(i) the unpaid principal balance of such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the Net Mortgage Interest Rate through the last day of the month in which such Mortgage Loan was liquidated, over (ii) net Liquidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement to any Servicer, the Master Servicer or the Trust Administrator for any previously unreimbursed Periodic Advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A "Special Hazard Loss" is (A) a Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss exclusive of (i) any loss covered by a standard hazard insurance policy or, if the Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy, of the types described in the Prospectus under "The Trust Estates--Mortgage Loans--Insurance Policies" and (ii) any loss caused by or resulting from (a) normal wear and tear, (b) dishonest acts of the Trustee, the Trust Administrator, the Master Servicer or the applicable Servicer or (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues or (B) a Liquidated Loan Loss arising from or relating to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property. A "Fraud Loss" is a Liquidated Loan Loss incurred on a Liquidated Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a Debt Service Reduction or a Deficient Valuation. A "Debt Service Reduction" means a reduction in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valuation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that results in a permanent forgiveness of principal, which valuation or reduction results from a bankruptcy proceeding. Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and Bankruptcy Losses are referred to herein as "Realized Losses."

    The "Class A Percentage" for any Distribution Date occurring on or prior to the Cross-Over Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Principal Balance as of such date (before taking into account distributions in reduction of principal balance on such date) by the Pool Balance (Classes A/B Portion). The "Pool Balance (Classes A/B Portion)" is the sum for each outstanding Mortgage Loan of the product of (i) the Classes A/B Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan as of such Distribution Date. The Class A Percentage for the first Distribution Date will be approximately 93.74%. The Class A Percentage will decrease as a result of the allocation of certain unscheduled payments in respect of principal according to the Class A Prepayment Percentage for a specified period to the Class A Certificates and will increase as a result of the allocation of Realized Losses to the Class B Certificates. The Class A Percentage for each Distribution Date occurring after the Cross-Over Date will be 100%.

    The "Class A Prepayment Percentage" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                CLASS A PREPAYMENT PERCENTAGE
-----------------------------------------  -----------------------------------
March 1996 through February 2001.........  100%;
March 2001 through February 2002.........  the Class A Percentage, plus 70% of the Class B Percentage;
March 2002 through February 2003.........  the Class A Percentage, plus 60% of the Class B Percentage;
March 2003 through February 2004.........  the Class A Percentage, plus 40% of the Class B Percentage;
March 2004 through February 2005.........  the Class A Percentage, plus 20% of the Class B Percentage; and
March 2005 and thereafter................  the Class A Percentage;

    PROVIDED, HOWEVER, that if on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, the Class A Prepayment Percentage for such Distribution Date will once again equal 100%. See "Prepayment and Yield Considerations" herein and in the Prospectus. Notwithstanding the foregoing, no reduction of the Class A Prepayment Percentage will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction applies, the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is greater than or equal to 50% of the then-outstanding Class B Principal Balance, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed (a) 30% of the principal balance of the Class B Certificates as of the Cut-Off Date (the "Original Class B Principal Balance") if such Distribution Date occurs between and including March 2001 and February 2002, (b) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2002 and February 2003, (c) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2003 and February 2004, (d) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including March 2004 and February 2005, and (e) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after March 2005. This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates while, in the absence of Realized Losses, increasing the interest in the principal balance of the Mortgage Loans evidenced by the Class B Certificates. Increasing the respective interest of the Class B Certificates relative to that of the Class A Certificates is intended to preserve the availability of the subordination provided by the Class B Certificates. See "--Subordination of Class B Certificates" below. The "Class B Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Percentage for such date. The "Class B Prepayment Percentage" for any Distribution Date will be calculated as the difference between 100% and the Class A Prepayment Percentage for such date. If on any Distribution Date the allocation to the Class A Certificates of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class A

Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Class A Principal Balance to zero. See "Description of the Certificates-- Distributions to Percentage Certificateholders--Shifting Interest Certificates" in the Prospectus.

  CALCULATION OF AMOUNT TO BE DISTRIBUTED TO THE CLASS AP CERTIFICATES

    Distributions in reduction of the Class AP Principal Balance will be made on each Distribution Date in an aggregate amount equal to the Class AP Principal Distribution Amount. The "Class AP Principal Distribution Amount" with respect to any Distribution Date will be equal to the sum of (i) the amount distributed pursuant to priority THIRD clause (B) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class AP Optimal Principal Amount and (ii) the amount distributed pursuant to priority FOURTH of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class AP Deferred Amount.

    The "Class AP Optimal Principal Amount" with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Class AP Fraction for such Mortgage Loan and
(B) the sum of:

         (i) the scheduled payment of principal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs, less, if the Bankruptcy Loss Amount is zero, the principal portion of Debt Service Reductions with respect to such Mortgage Loan,

        (ii) the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date was repurchased by the Seller, as described under the heading "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" herein,

        (iii) the sum of (a) the aggregate net Liquidation Proceeds (other than, with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, net Partial Liquidation Proceeds) on any such Mortgage Loan that became a Liquidated Loan during such preceding month (excluding the portion thereof, if any, constituting Net Foreclosure Profits), less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Liquidated Loan and the portion of such net Liquidation Proceeds allocable to interest and (b) with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, the aggregate net Partial Liquidation Proceeds on any such Mortgage Loan received by PHMC, as Servicer, on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs, less the amounts allocable to principal of any unreimbursed Periodic Advances previously made by PHMC, as Servicer, the Master Servicer or the Trust Administrator and the portion of the net Partial Liquidation Proceeds allocable to interest,

        (iv) the Scheduled Principal Balance of such Mortgage Loan which was the subject of a principal prepayment in full (a) during the month preceding the month in which such Distribution Date occurs with respect to any Mortgage Loan serviced under an Other Servicing Agreement or (b) during the period from and including the Determination Date in the month preceding the month of such Distribution Date up to (but not including) the Determination Date occurring in the month of such Distribution Date, with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement,

        (v) all partial principal prepayments (a) received by an Other Servicer with respect to such Mortgage Loan during the month preceding the month in which such Distribution Date occurs or (b) on or after the Determination Date occurring in the month preceding the month in which such Distribution Date occurs and prior to the Determination Date occurring in the month in which such Distribution Date occurs with respect to a Mortgage Loan serviced under the PHMC Servicing Agreement, and

        (vi) the difference between the unpaid principal balance of any such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such defective Mortgage Loan. See "The Trust Estates-- Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus.

    The "Class AP Deferred Amount" for any Distribution Date prior to the Cross-Over Date will equal the difference between (A) the sum of (i) the amount by which the Class AP Optimal Principal Amount for all prior Distribution Dates exceeds the amounts distributed on the Class AP Certificates on such prior
Distribution Dates pursuant to priority THIRD, clause (B) of the Pool Distribution Amount Allocation, but only to the extent such shortfall is not attributable to Realized Losses allocated to the Class AP Certificates as described in "--Subordination of Class B Certificates--Allocation of Losses" below and (ii) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan in any month preceding the month of the current Distribution Date of (a) the Class AP Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class AP Certificates on prior Distribution Dates pursuant to priority FOURTH of the Pool Distribution Amount Allocation. On or after the Cross-Over Date, the Class AP Deferred Amount will be zero. No interest will accrue on any Class AP Deferred Amount.

    In addition, in the event that there is any recovery of an amount in respect of principal which had previously been allocated as a Realized Loss to the Class AP Certificates, such Class if outstanding will be entitled to its share of such recovery in an amount up to the amount by which the Class AP Principal Balance was reduced as a result of such Realized Loss.

    The "Class AP Fraction" with respect to any Discount Mortgage Loan will equal the difference between 1.0 and the Classes A/B Fraction for such Mortgage Loan. The Class AP Fraction with respect to each Mortgage Loan that is not a Discount Mortgage Loan will be zero.

    The "Pool Balance (Class AP Portion)" is the sum for each Discount Mortgage Loan of the product of the Scheduled Principal Balance of such Mortgage Loan and the Class AP Fraction for such Mortgage Loan.

ALLOCATION OF AMOUNT TO BE DISTRIBUTED

    On each Distribution Date occurring prior to the Cross-Over Date, the Class A Principal Distribution Amount will be allocated among and distributed in reduction of the Class A Subclass Principal Balances of the other Subclasses of Class A Certificates as follows:

    FIRST, to the Class A-5 Certificates up to the Class A-5 Priority Amount;

    SECOND, to the Class A-R Certificate until the Class A Subclass Principal Balance thereof has been reduced to zero;

    THIRD, concurrently, approximately 3.4807926678% to the Class A-1 Certificates, approximately 1.7403958466% to the Class A-6 Certificates, approximately 20.1886002997% to the Class A-7 Certificates, approximately 21.6864408589% to the Class A-8 Certificates, approximately 20.7913464142% to the Class A-14 Certificates, approximately 19.9375244341% to the Class A-15 Certificates, approximately 4.8699597915% to the Class A-16 Certificates, approximately 2.4349798958% to the Class A-18 Certificates and approximately 4.8699597915% to the Class A-19 Certificates until the Class A Subclass Principal Balances of the Class A-8, Class A-16, Class A-18 and Class A-19 Certificates have been reduced to zero;

    FOURTH, concurrently, approximately 2.8156524779% to the Class A-1 Certificates, approximately 10.9380473525% to the Class A-2 Certificates, approximately 1.5890989901% to the Class A-6 Certificates, approximately 18.4335458324% to the Class A-7 Certificates, approximately 18.9838965679% to the Class A-14 Certificates, approximately 22.3558246164% to the Class A-15 Certificates and approximately 24.8839341628% to the Class A-20 Certificates until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero;

    FIFTH, concurrently, approximately 89.5361380798% to the Class A-3 Certificates and approximately 10.4638619202% to the Class A-9 Certificates until the Class A Subclass Principal Balance of the Class A-3 Certificates has been reduced to zero;

    SIXTH, concurrently as follows:

     (i) approximately 53.5297728668% to the Class A-4 Certificates until the Class A Subclass Principal Balance thereof has been reduced to zero;

     (ii) approximately 9.7731982812% sequentially as follows:

       (a)to the Class A-9 Certificates until the Class A Subclass Principal Balance thereof has been reduced to zero;

       (b)concurrently,   approximately   46.5149095127%  to   the   Class  A-10
          Certificates,  approximately   40.1138395079%   to  the   Class   A-11
    Certificates   and   approximately   13.3712509793%   to   the   Class  A-12
    Certificates, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero; and

    (iii)  approximately 36.6970288521% sequentially as follows:

       (a)concurrently, approximately 75.00% to the Class A-13 Certificates and approximately 25.00% to the Class A-17 Certificates, until the Class A
    Subclass Principal Balance of each such  Subclass has been reduced to  zero;
    and

       (b)concurrently,   approximately   40.7742809071%  to   the   Class  A-10
          Certificates,  approximately   44.4192870355%   to  the   Class   A-11
    Certificates   and   approximately   14.8064320574%   to   the   Class  A-12
    Certificates, until the Class A Subclass Principal Balance of each such Subclass has been reduced to zero; and

    SEVENTH, to the Class A-5 Certificates, until the Class A Subclass Principal Balance thereof has been reduced to zero.

    The "Class A-5 Priority Amount" for any Distribution Date means the lesser of (i) the Class A Subclass Principal Balance of the Class A-5 Certificates and
(ii) the sum of (A) the product of (1) the Class A-5 Percentage and (2) the Scheduled Principal Amount and (B) the product of (1) the Class A-5 Percentage,
(2) the Class A-5 Prepayment Shift Percentage, and (3) the Unscheduled Principal Amount.

    The "Class A-5 Percentage" means the Class A Subclass Principal Balance of the Class A-5 Certificates divided by the Pool Balance (Classes A/B Portion).

    The "Scheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Classes A/B Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses B(i) and B(vi) of the definition of "Class A Optimal Principal Amount" beginning on page S-31 of the Prospectus Supplement, but without that amount being multiplied by the Class A Percentage.

    The "Unscheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Classes A/B Fraction for such Mortage Loan and (B) the sum of the amounts described in clauses B(ii), B(iii), B(iv) and B(v) of the definition of "Class A Optimal Principal Amount" beginning on page S-31 of the Prospectus Supplement, but without that amount being multiplied by the Class A Prepayment Percentage.

    The "Class A-5 Prepayment Shift Percentage" for any Distribution Date will be the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN            CLASS A-5 PREPAYMENT SHIFT PERCENTAGE
----------------------------------------  --------------------------------------
March 1996 through February 2001........                     0%
March 2001 through February 2002........                    30%
March 2002 through February 2003........                    40%
March 2003 through February 2004........                    60%
March 2004 through February 2005........                    80%
March 2005 and thereafter...............                   100%

    Notwithstanding the foregoing, on each Distribution Date occurring on or after the Cross-Over Date, the Class A Principal Distribution Amount will be distributed among the Subclasses of Class A Certificates pro rata in accordance with their respective outstanding Class A Subclass Principal Balances without regard to either the proportions or the priorities set forth above.

    Any amounts distributed on a Distribution Date to the holders of Class A Certificates in reduction of principal balance will be allocated among the holders of Class A Certificates of such Subclass pro rata in accordance with their respective Percentage Interests.

    Amounts distributed on any Distribution Date to the holders of the Class AP Certificates in reduction of principal balance will be allocated among the holders of such Class pro rata in accordance with their respective Percentage Interests.

DISTRIBUTIONS IN REDUCTION OF THE CLASS A SUBCLASS PRINCIPAL BALANCE OF THE CLASS A-11 CERTIFICATES

    GENERAL. Beneficial Owners of the Class A-11 Certificates have the right to request that distributions in reduction of principal balance be made with respect to their Class A-11 Certificates on each Distribution Date on which distributions in reduction of the Class A Subclass Principal Balance are made with respect to the Class A-11 Certificates. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitations that they be made (i) only in lots equal to $1,000 of initial principal balance (each, an "Individual Class A-11 Certificate") and (ii) only to the extent that the portion of the Class A Principal Distribution Amount allocated to the Class A-11 Certificates on the applicable Distribution Date (plus any amounts available from the Rounding Account) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions in respect of principal of the Class A-11 Certificates on any Distribution Date exceed the aggregate requests by Beneficial Owners for principal distributions applicable to such Distribution Date, such excess amounts will be distributed to the Beneficial Owners of Class A-11 Certificates by random lot, as described below under "--Mandatory Distributions of Principal on Class A-11 Certificates."

    On each Distribution Date on which amounts are available for distributions in reduction of the principal balance of the Class A-11 Certificates, the aggregate amount allocable to such distributions will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth herein. Such
rounding  will  be  accomplished  on  the  first  Distribution  Date  on   which
distributions in reduction of the principal balance of the Class A-11 Certificates are made by withdrawing, from a non-interest bearing account to be established on the Closing Date with a $999.99 deposit by the Underwriter (the "Rounding Account"), the amount of funds, if any, needed to round the amount otherwise available for such distribution upward to the next higher integral multiple of $1,000. On each succeeding Distribution Date on which distributions in reduction of the principal balance of the Class A-11 Certificates are to be made, the aggregate amount allocable to the Class A-11 Certificates will be applied first to repay any funds withdrawn from the Rounding Account for the Class A-11 Certificates on the prior Distribution Date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed in reduction of the principal balance of the Class A-11 Certificates. This process will continue on succeeding Distribution Dates until the outstanding principal balance of the Class A-11 Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the principal balance of the Class A-11 Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on such Distribution Date. Under no circumstances will the sum of all distributions made in reduction of the principal balance of the Class A-11 Certificates, through any Distribution Date, be less than the sum that would have resulted in the absence of such rounding procedures.

    There is no assurance that a Beneficial Owner of a Class A-11 Certificate who has submitted a request for such distribution will receive such distribution at any particular time after such distribution is requested, since there can be no assurance that funds will be available for making such distributions on any particular Distribution Date, or, even if funds are available for making such distributions in reduction of the Class A Subclass Principal Balance of the Class A-11 Certificates, that such distributions with respect to the Class A-11 Certificates owned by any particular Beneficial Owner will be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that on any Distribution Date on which the funds available for distribution in respect of principal of the Class A-11 Certificates exceed the aggregate amount of distributions requested by Beneficial

Owners of the Class A-11 Certificates, any particular Beneficial Owner will receive a principal distribution from such excess funds. Thus, the timing of distributions in reduction of the principal balance with respect to any particular Class A-11 Certificate is highly uncertain and may be made earlier or later than the date that may be desired by a Beneficial Owner of a Class A-11 Certificate.

    Notwithstanding any provisions herein to the contrary, on each Distribution Date following the first Distribution Date on which any principal losses are allocated to the Class A Certificateholders occurring on or after the earliest to occur of (i) the Cross-Over Date, (ii) the date on which Special Hazard Losses exceed the Special Hazard Loss Amount, (iii) the date on which Fraud Losses exceed the Fraud Loss Amount and (iv) the date on which Bankruptcy Losses exceed the Bankruptcy Loss Amount, distributions in reduction of the principal balance of the Class A-11 Certificates will be made pro rata among the holders of the Class A-11 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

    PRIORITY OF REQUESTED DISTRIBUTIONS. Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under "--Procedure for Requested Distributions," Beneficial Owners of the Class A-11 Certificates have the right to request that distributions be made in reduction of the principal balances of their Class A-11 Certificates. On each Distribution Date on which distributions in reduction of the Class A Subclass Principal Balance of the Class A-11 Certificates are made, such distributions will be made first in response to any request by a Beneficial Owner, in an amount up to but not exceeding an aggregate principal balance of $10,000 per request, until the first request by each such Beneficial Owner has been honored. Thereafter such distributions will be repeated up to a second
$10,000. This sequence will be repeated for each request for principal distributions made by the Beneficial Owners of the Class A-11 Certificates until all such requests have been honored.

    PROCEDURE FOR REQUESTED DISTRIBUTIONS. A Beneficial Owner may request that distributions in reduction of the principal balance of its Class A-11 Certificates be made on a Distribution Date by delivering a written request therefor to the Participant or Indirect Participant that maintains its account in the Class A-11 Certificates such that the request for such distribution is received by the Trust Administrator on or before the Record Date for such Distribution Date. The Participant should in turn make the request of DTC (or, in the case of an Indirect Participant, such firm must notify the related Participant of such request, which Participant should make the request of DTC) on a form required by DTC and provided to the Participant. Upon receipt of such request, DTC will date and time stamp such request and forward such request to the Trust Administrator. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay by DTC, any Participant or any Indirect Participant in the delivery of requests for distributions to the Trust Administrator. The Master Servicer will instruct the Trust Administrator that requests for distributions are to be honored in the order of their receipt (subject to the priorities described above). The exact procedures to be followed by the Trust Administrator for purposes of determining the order of receipt of such requests will be those established from time to time by the Trust Administrator, acting in conjunction with DTC. Requests for distributions in reduction of principal balance received by DTC and forwarded to the Trust Administrator after the Record Date for such Distribution Date and requests for distributions received in a timely manner but not accepted with respect to a given Distribution Date will be treated as requests for distributions on the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions in reduction of the principal balance of a Class A-11 Certificate submitted by a Beneficial Owner of a Class A-11 Certificate will be held by the Trust Administrator until such request has been accepted or has been withdrawn in writing. Each Individual Class A-11 Certificate covered by such request will continue to bear interest at the related Pass-Through Rate through the Record Date for such Distribution Date.

    With respect to Class A-11 Certificates as to which Beneficial Owners have requested distributions on a particular Distribution Date on which distributions in reduction of the Class A Subclass Principal Balance of the Class A-11 Certificates are being made, DTC and its Participants will be notified prior to such Distribution Date whether, and the extent to which, such Class A-11
Certificates have been accepted for distributions. Participants and Indirect Participants holding Class A-11 Certificates are required to forward such notices to the Beneficial

Owners of such Certificates. Individual Class A-11 Certificates which have been accepted for a distribution will be due and payable on the applicable Distribution Date and will cease to bear interest after the Record Date for such Distribution Date.

    Any Beneficial Owner of a Class A-11 Certificate which has requested a distribution may withdraw its request by so notifying in writing the Participant or Indirect Participant that maintains such Beneficial Owner's account. In the event that such account is maintained by an Indirect Participant, such Indirect Participant must notify the related Participant which in turn must forward the withdrawal of such request, on a form required by DTC, to the Trust Administrator. If such notice of withdrawal of a request for distribution has not been received by the Trust Administrator on or before the Record Date for such Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions in reduction of the principal balance of Class A-11 Certificates on the applicable Distribution Date.

    MANDATORY DISTRIBUTIONS OF PRINCIPAL ON CLASS A-11 CERTIFICATES. To the extent, if any, that distributions in reduction of the Class A Subclass Principal Balance of the Class A-11 Certificates on a Distribution Date exceed the outstanding principal balance of the Class A-11 Certificates with respect to which distribution requests have been received by the applicable date, additional Class A-11 Certificates in lots equal to Individual Class A-11 Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the Participants and Indirect Participants, which may or may not be by random lot. Investors may ask such Participants or Indirect Participants what allocation procedures they use. Participants and Indirect Participants holding Class A-11 Certificates selected for mandatory distributions in reduction of the principal balance are required to provide notice of such mandatory distributions to the affected Beneficial Owners.

ADDITIONAL RIGHTS OF THE CLASS A-R CERTIFICATEHOLDER

    The Class A-R Certificate will remain outstanding for as long as the Trust Estate shall exist, whether or not either such Subclass is receiving current distributions of principal or interest. The holder of the Class A-R Certificate will be entitled to receive the proceeds of the remaining assets of the Trust Estate, if any, on the final Distribution Date for the Series 1996-2 Certificates, after distributions in respect of any accrued but unpaid interest on the Series 1996-2 Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Series 1996-2 Certificates to zero. It is not anticipated that there will be any assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in reduction of principal balance made on the Series 1996-2 Certificates on such date.

    In addition, the Class A-R Certificateholder will be entitled on each Distribution Date to receive any Pool Distribution Amount remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made and any Net Foreclosure Profits. "Net Foreclosure Profits" means, with respect to any Distribution Date, the excess, if any, of (i) the aggregate profits on Liquidated Loans in the related period with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) the aggregate Realized Losses on Liquidated Loans in the related period with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate. It is not anticipated that there will be any such Net Foreclosure Profits or undistributed portion of the Pool Distribution Amounts.

PERIODIC ADVANCES

    If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been received, the Servicer of the Mortgage Loan or, upon such Servicer's default, the Master Servicer will, in certain circumstances, be required to advance on or before the related Distribution Date for the benefit of holders of the Series 1996-2 Certificates an amount in cash equal to all delinquent payments of principal and interest due on each Mortgage Loan in the Trust Estate (with interest adjusted to the applicable Net Mortgage Interest Rate) not previously advanced, but only to the extent that the advancing party believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance"). In the event that both the related Servicer and the Master Servicer fail to make a Periodic Advance, the Trust Administrator is required to make such Periodic Advance from its own funds.

    The Servicing Agreements and the Pooling and Servicing Agreement provide that any advance of the kind described in the preceding paragraph may be reimbursed to the related Servicer, the Master Servicer or the Trust Administrator, as applicable, at any time from funds available in the Custodial Account or the Master Servicer Custodial Account, as the case may be, to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer, the Master Servicer or the Trust Administrator, as applicable, has determined in good faith that the advancing party will be unable to recover such advance from funds of the type referred to in clause (i) above.

RESTRICTIONS ON TRANSFER OF THE CLASS A-R CERTIFICATE

    The Class A-R Certificate will be subject to the following restrictions on transfer, and the Class A-R Certificate will contain a legend describing such restrictions.

    The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity with respect to the Class A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trust Administrator an affidavit (or, to the extent acceptable to the Trust Administrator, a representation letter signed under penalty of perjury) to the effect that, among other items, such transferee is not a Disqualified Organization (as defined in the Prospectus) and is not purchasing the Class A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trust Administrator that it has no actual knowledge that such affidavit is false. Further, such affidavit (or letter) requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due and (iv) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit (or letter). The transferor must certify in writing to the Trust Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.

    In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds such Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (ii) the transferee delivers to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

    The Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trust Administrator provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates-- Tax-Related Restrictions on Transfer of Residual Certificates" in the Prospectus.

    The Class A-R Certificate may not be purchased by or transferred to a Plan. See "ERISA Considerations" herein and in the Prospectus.

REPORTS

    In addition to the applicable information specified in the Prospectus, the Master Servicer will include in the statement delivered to holders of the Offered Certificates with respect to each Distribution Date the following information: (i) the amount of such distribution allocable to interest, the amount of interest currently distributable on the Class A Certificates allocated to each Subclass of Class A Certificates, any Class A Subclass Interest Shortfall Amount arising with respect to each Subclass on such Distribution Date, any remaining unpaid Class A Subclass Interest Shortfall Amount with respect to each Subclass after giving effect to such distribution and any Non-Supported Interest Shortfall or the interest portion of Realized Losses allocable to such Subclass or Class with respect to such Distribution Date, (ii) the amount of such distribution allocable to principal, (iii) the Class A Principal Balance, the Class AP Principal Balance and the Class A Subclass Principal Balance of each Subclass of Class A Certificates after giving effect to the distribution of principal and the allocation of the principal portion of Realized Losses to such Subclass with respect to such Distribution Date, (iv) the Adjusted Pool Amount, the Adjusted Pool Amount (Class AP Portion) and the Pool Scheduled Principal Balance of the Mortgage Loans and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date, (v) the Class A Percentage for the following Distribution Date (without giving effect to partial prepayments and net Partial Liquidation Proceeds received on Mortgage Loans serviced under the PHMC Servicing Agreement after the Determination Date in the current month that are applied as of the Due Date occurring in such month), and (vi) the amount of the remaining Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount as of the close of business on such Distribution Date. See "Servicing of the Mortgage Loans--Reports to Certificateholders" in the Prospectus.

    Copies of the foregoing reports are available upon written request to the Trust Administrator at its corporate trust office. See "Pooling and Servicing Agreement--Trust Administrator" herein.

SUBORDINATION OF CLASS B CERTIFICATES

    The rights of the holders of the Class B Certificates to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of the Senior Certificates to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates (to the extent of the subordination of the Class B Certificates) of the full amount of their scheduled monthly payments of interest and principal and to afford the holders of the Senior Certificates (to the extent of the subordination of the Class B Certificates) protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to the Senior Certificates or if Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses occur, all or a portion of such losses will be borne by the Senior Certificates.

    The protection afforded to the holders of Senior Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the Class B Certificates, the amounts of principal and interest due the Class A Certificateholders and the amount of principal due the Class AP Certificateholders on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if necessary, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Class B Certificates. The application of this subordination to cover Realized Losses experienced in periods prior to the periods in which a Subclass of Class A Certificates is entitled to distributions in reduction of principal balance will decrease the protection provided by the subordination to any such Subclass.

    The Class B Certificates will be entitled, on each Distribution Date, to the remaining portion, if any, of the applicable Pool Distribution Amount, after payment of the Senior Optimal Amount and the Class AP Deferred Amount for such date. Amounts so distributed to Class B Certificateholders will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

ALLOCATION OF LOSSES

    Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses) will not be allocated to the holders of the Senior Certificates until the date on which the amount of principal payments on the Mortgage Loans to which the holders of the Class B Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Class B Certificates, i.e., the date on which the Class B Percentage has been reduced to zero (the "Cross-Over Date"). Prior to such time, such Realized Losses will be allocated first to the Subclasses of Class B Certificates sequentially in reverse numerical order, until the Class B Subclass Principal Balance of each such Subclass has been reduced to zero.

    The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction, Excess Special Hazard Loss, Excess Fraud Loss or Excess Bankruptcy Loss) will be effected through the adjustment of the principal balance of the most subordinate Subclass of Class B Certificates then-outstanding in such amount as is necessary to cause the sum of the Class A Subclass Principal Balances, the Class AP Principal Balance and the Class B Subclass Principal Balances to equal the Adjusted Pool Amount.

    Allocations to the Class B Certificates of (i) the principal portion of Debt Service Reductions, (ii) the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses),
(iii) any interest shortfalls resulting from delinquencies for which the Servicer, the Master Servicer or the Trust Administrator does not advance, (iv) any interest shortfalls or losses resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as more fully described under "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the Prospectus and (v) any interest shortfalls resulting from the timing of the receipt of partial principal prepayments and net Partial Liquidation Proceeds with respect to Mortgage Loans serviced under the PHMC Servicing Agreement will result from the priority of distributions first to the the holders of the Senior Certificates of the Pool Distribution Amount as described above under "--Distributions."

    The allocation of the principal portion of Realized Losses in respect of the Mortgage Loans allocated on or after the Cross-Over Date will be effected through the adjustment on any Determination Date of the Class A Principal Balance and Class AP Principal Balance such that (i) the Class A Principal Balance equals the Adjusted Pool Amount less the Adjusted Pool Amount (Class AP Portion) as of the preceding Distribution Date and (ii) the Class AP Principal Balance equals the Adjusted Pool Amount (Class AP Portion) as of the preceding Distribution Date. The principal portion of such Realized Losses allocated to the Class A Certificates will be allocated to the outstanding Subclasses of Class A Certificates pro rata in accordance with their Class A Subclass Principal Balances. The interest portion of any Realized Loss allocated on or after the Cross-Over Date will be allocated among the outstanding Subclasses of Class A Certificates pro rata in accordance with their respective Class A Subclass Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Certificates within each Subclass pro rata in accordance with their respective Percentage Interests.

    Any Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses will be allocated (i) with respect to the principal portion of such losses (a) to the Class A Certificates and the Class B Certificates pro rata based on their outstanding principal balances in proportion to the Classes A/B Fraction of such losses and (b) in respect of Discount Mortgage Loans, to the Class AP Certificates in proportion to the Class AP Fraction of such losses and
(ii) with respect to the interest portion of such losses, to the Class A and Class B Certificates pro rata based on the interest accrued. (Any such losses so allocated to the Class A or Class B Certificates will be allocated among the outstanding Subclasses of Class A or Class B Certificates, as the case may be, pro rata in accordance with their then-outstanding Class A Subclass Principal Balances or Class B Subclass Principal Balances, as the case may be, with respect to the principal portion of such losses and their Class A Subclass Interest Accrual Amounts or Class B Subclass Interest Accrual Amounts, as the case may be, without regard to any reduction pursuant to this sentence, with respect to the interest portion of such losses, and among the outstanding Class A or Class B Certificates within each Subclass pro rata in accordance with their respective Percentage Interests).

    The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses will be allocated by reducing the Class A Subclass Interest Accrual Amounts and Class B Subclass Interest Accrual Amounts.

    As described above, the Pool Distribution Amount for any Distribution Date will include current receipts (other than certain unscheduled payments in respect of principal) from the Mortgage Loans otherwise payable to holders of the Class B Certificates. If the Pool Distribution Amount is not sufficient to cover the amount of principal payable to the holders of the Senior Certificates on a particular Distribution Date (other than any portion thereof representing the difference between the Class A Percentage of the Scheduled Principal Balances of Liquidated Loans and the

Class A Prepayment Percentage of such amounts), then the percentage of principal payments on the Mortgage Loans to which the holders of the Class A Certificates will be entitled (I.E., the Class A Percentage) on and after the next Distribution Date will be proportionately increased, thereby reducing, as a relative matter, the respective interest of the Class B Certificates in future payments of principal on the Mortgage Loans in the Trust Estate. Such a shortfall could occur, for example, if a considerable number of Mortgage Loans were to become Liquidated Loans in a particular month.

    Special Hazard Losses, other than Excess Special Hazard Losses, will be allocated solely to the Class B Certificates until the reduction of the Class B Principal Balance to zero. Special Hazard Losses in excess of the Special Hazard Loss Amount are "Excess Special Hazard Losses." Excess Special Hazard Losses will be allocated among (i) the Class A Certificates and Class B Certificates and (ii) to the extent such Excess Special Hazard Losses arise with respect to Discount Mortgage Loans, the Class AP Certificates. If the aggregate of all Special Hazard Losses incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Special Hazard Losses") is less than or equal to the then-applicable Special Hazard Loss Amount, no Special Hazard Losses will be regarded as Excess Special Hazard Losses. If Aggregate Current Special Hazard Losses exceed the then-applicable Special Hazard Loss Amount, a portion of each Special Hazard Loss will be regarded as an "Excess Special Hazard Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Special Hazard Losses over (ii) the then-applicable Special Hazard Loss Amount, to (b) the Aggregate Current Special Hazard Losses. Thereafter, when the Special Hazard Loss Amount is zero, all Special Hazard Losses will be regarded as Excess Special Hazard Losses. Upon initial issuance of the Series 1996-2 Certificates, the "Special Hazard Loss Amount" with respect thereto will be equal to approximately 1.00% (approximately $4,256,325) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date, the Special Hazard Loss Amount will equal the initial Special Hazard Loss Amount less the sum of (A) any Special Hazard Losses allocated solely to the Class B Certificates and (B) the Adjustment Amount. The "Adjustment Amount" on each anniversary of the Cut-Off Date will be equal to the amount, if any, by which the Special Hazard Amount, without giving effect to the deduction of the Adjustment Amount for such anniversary, exceeds the greater of (i) 1.00% (or, if greater than 1.00%, the highest percentage of Mortgage Loans by principal balance in any California zip code) times the aggregate principal balance of all the Mortgage Loans on such anniversary (ii) twice the principal balance of the single Mortgage Loan having the largest principal balance, and (iii) that which is necessary to maintain the original ratings on the Senior Certificates, as evidenced by letters to that effect delivered by Fitch and S&P to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount will be zero.

    Fraud Losses, other than Excess Fraud Losses, will be allocated solely to the Class B Certificates until the reduction of the Class B Principal Balance to zero. Fraud Losses in excess of the Fraud Loss Amount are "Excess Fraud Losses." Excess Fraud Losses will be allocated among (i) the Class A Certificates and Class B Certificates and (ii) to the extent such Excess Fraud Losses arise with respect to Discount Mortgage Loans, the Class AP Certificates. If the aggregate of all Fraud Losses incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Fraud Losses") is less than or equal to the then-applicable Fraud Loss Amount, no Fraud Losses will be regarded as Excess Fraud Losses. If Aggregate Current Fraud Losses exceed the then-applicable Fraud Loss Amount, a portion of each Fraud Loss will be regarded as an "Excess Fraud Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Fraud Losses over (ii) the then-applicable Fraud Loss Amount, to (b) the Aggregate Current Fraud Losses. Thereafter, when the Fraud Loss Amount is zero, all Fraud Losses will be regarded as Excess Fraud Losses. Upon initial issuance of the Series 1996-2 Certificates, the "Fraud Loss Amount" with respect thereto will be equal to approximately 2.00% (approximately $8,512,650) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Fraud Loss Amount will equal the initial Fraud Loss Amount minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates through the related Determination Date. As of any Distribution Date from the first through fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus
(2) the aggregate amounts allocated solely to the Class B Certificates with respect to Fraud Losses since the most recent anniversary of the Cut-Off Date through the related Determination Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date, the Fraud Loss Amount will be zero.

    Bankruptcy Losses, other than Excess Bankruptcy Losses, will be allocated solely to the Class B Certificates until the reduction of the Class B Principal Balance to zero. Bankruptcy losses in excess of the Bankruptcy Loss Amount are "Excess Bankruptcy Losses." Excess Bankruptcy Losses will be allocated among (i) the Class A Certificates and Class B Certificates and (ii) to the extent such Excess Bankruptcy Losses arise with respect to Discount Mortgage Loans, the Class AP Certificates. If the aggregate of all Bankruptcy Losses incurred in the month preceding the month of the related Distribution Date (the "Aggregate Current Bankruptcy Losses") is less than or equal to the then applicable
Bankruptcy Loss Amount, no Bankruptcy Losses will be regarded as Excess Bankruptcy Losses. If Aggregate Current Bankruptcy Losses exceed the then-applicable Bankruptcy Loss Amount, a portion of each Bankruptcy Loss will be regarded as an "Excess Bankruptcy Loss" in proportion to the ratio of (a) the excess of (i) Aggregate Current Bankruptcy Losses over (ii) the then-applicable Bankruptcy Loss Amount, to (b) the Aggregate Current Bankruptcy Losses. Thereafter, when the Bankruptcy Loss Amount is zero, all Bankruptcy Losses will be regarded as Excess Bankruptcy Losses. Upon initial issuance of the Series 1996-2 Certificates, the "Bankruptcy Loss Amount" with respect thereto will be equal to approximately 0.04% (approximately $152,345) of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans. As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the initial Bankruptcy Loss Amount minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates through the related Determination Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal the excess, if any, of (1) the lesser of (a) the Bankruptcy Loss Amount as of the business day next preceding the most recent anniversary of the Cut-Off Date and
(b) an amount, if any, calculated pursuant to the terms of the Pooling and Servicing Agreement, which amount as calculated will provide for a reduction in the Bankruptcy Loss Amount, over (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates since such anniversary. The Bankruptcy Loss Amount and the related coverage levels described above may be reduced or modified upon written confirmation from Fitch and S&P that such reduction or modification will not adversely affect the then-current ratings assigned to the Senior Certificates by Fitch and S&P. Such a reduction or modification may adversely affect the coverage provided by subordination with respect to Bankruptcy Losses. On and after the Cross-Over Date, the Bankruptcy Loss Amount will be zero.

    Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applicable Servicer has notified the Trust Administrator and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

    Since the initial principal balance of the Class B Certificates in the aggregate will be approximately $26,602,087, the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses will be separately borne by the Class B
Certificates to a lesser extent (I.E., only up to the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount, respectively) than the risk of other Realized Losses, which they will bear to the full extent of their initial principal balance. See "The Trust Estates--Mortgage Loans--Representations and Warranties" and "--Insurance Policies," "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" and
"Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

                      DESCRIPTION OF THE MORTGAGE LOANS(1)

GENERAL

    The Mortgage Loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans having original terms to stated maturity of approximately 20 or 30 years, which may include loans secured by shares ("Co-op Shares") issued by private non-profit housing corporations ("Cooperatives"), and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Cooperatives' buildings. The Mortgage Loans are expected to include 1,710 promissory notes, to have an aggregate unpaid principal balance as of the Cut-Off Date (the "Cut-Off Date Aggregate Principal Balance") of approximately $425,632,491 to be secured by first liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") and to have the additional characteristics described below and in the Prospectus.

    As of the Cut-Off Date, it is expected that none of the Mortgage Loans in the Trust Estate will be secured by Co-op Shares. It is expected that eight of the Mortgage Loans, representing approximately 0.47% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, will be Buy-Down Loans. See "The Trust Estates--Mortgage Loans" in the Prospectus.

    Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans--'Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

    As of the Cut-Off Date, each Mortgage Loan is expected to have an unpaid principal balance of not less than approximately $24,407 or more than approximately $998,846, and the average unpaid principal balance of the Mortgage Loans is expected to be approximately $248,908. The latest stated maturity date of any of the Mortgage Loans is expected to be February 1, 2026; however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with their loan applications at origination, 1,617 of the Mortgaged Properties, which secure approximately 95.15% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, are expected to be owner occupied primary residences and 93 of the Mortgaged Properties, which secure approximately 4.85% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, are expected to be non-owner occupied or second homes. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

    It is expected that two of the Mortgage Loans representing approximately 0.13% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans will be Subsidy Loans. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

------------
(1) The descriptions in this Prospectus Supplement of the Trust Estate and the properties securing the Mortgage Loans to be included in the Trust Estate are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the Trust Estate
     (i) as a result of principal prepayment thereof in full or (ii) if, as a result of delinquencies or otherwise, the Seller otherwise deems such exclusion necessary or desirable. In either event, other Mortgage Loans may be included in the Trust Estate. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut- Off Date of the Mortgage Loans to be included in the Trust Estate as it will be constituted at the time the Series 1996-2 Certificates are issued, although the Cut-Off Date Aggregate Principal Balance, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in the Trust Estate may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that constitute the Trust Estate on the date of initial issuance of the Series 1996-2 Certificates vary materially from those described herein, revised information regarding the Mortgage Loans will be made available to purchasers of the Offered Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

    As of the Cut-Off Date, there were 58 Discount Mortgage Loans having an aggregate unpaid principal balance of approximately $16,563,468, a range of unpaid principal balances of approximately $46,239 to approximately $511,199, an average unpaid principal balance of approximately $285,577, a range of interest rates from 7.000% to 7.500% per annum, a weighted average interest rate of approximately 7.321% per annum, a range of remaining terms to stated maturity of 324 months to 360 months, a weighted average remaining term to stated maturity of approximately 357 months, a range of original Loan-to-Value Ratios of 36.59% to 90.00%, a weighted average original Loan-to-Value Ratio of approximately 78.06% and the following geographic concentration of Mortgaged Properties securing Mortgage Loans in excess of 5.00% of the aggregate unpaid principal balance of the Discount Mortgage Loans: approximately 14.36% in California; approximately 12.65% in Virginia; approximately 8.95% in New York; approximately 8.55% in New Jersey; approximately 7.29% in Hawaii; approximately 6.28% in Texas; approximately 6.23% in Maryland; and approximately 5.22% in Florida.

    As of the Cut-Off Date, there were 1,652 Mortgage Loans other than Discount Mortgage Loans having an aggregate unpaid principal balance of approximately $409,069,023, a range of unpaid principal balances of approximately $24,407 to approximately $998,846, an average unpaid principal balance of approximately $247,620, a range of interest rates from 7.500% to 9.875% per annum, a weighted average interest rate of approximately 8.148% per annum, a range of remaining terms to stated maturity of 234 months to 360 months, a weighted average remaining term to stated maturity of approximately 357 months, a range of original Loan-to-Value Ratios of 10.85% to 95.00%, a weighted average original Loan-to-Value Ratio of approximately 75.22% and the following geographic concentration of Mortgaged Properties securing Mortgage Loans in excess of 5.00% of the aggregate unpaid principal balance of the Mortgage Loans other than Discount Mortgage Loans: approximately 37.86% in California; approximately 9.07% in New York; approximately 6.34% in New Jersey; and approximately 5.31% in Florida.

    The Mortgage Loans have been acquired by the Seller from PHMC. The Mortgage Loans that PHMC sells to the Seller will have been either orginated by PHMC or acquired by PHMC from various entities (each, a "PHMC Loan Seller") which either originated the Mortgage Loans or acquired the Mortgage Loans pursuant to mortgage loan purchase programs operated by such PHMC Loan Sellers. Approximately 93.12% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "PHMC Underwritten Loans") were generally originated in conformity with PHMC's underwriting standards applied either by PHMC or by eligible originators to whom PHMC had delegated all underwriting functions. In certain instances, exceptions to PHMC's underwriting standards may have been granted by PHMC to such originators. See "PHMC--Mortgage Loan Underwriting" in the Prospectus. Approximately 1.33% and 0.09% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "Pool Certification Underwritten Loans") will have been reviewed by UGRIC and GEMICO, respectively, to ensure compliance with such company's respective credit, appraisal and underwriting standards. Neither the Series 1996-2 Certificates nor the Mortgage Loans are insured or guaranteed under a mortgage pool insurance policy issued by UGRIC or GEMICO. The Pool Certification Underwritten Loans were evaluated by PHMC using enhanced credit scoring ("ECS") as described in the Prospectus under "PHMC--Mortgage Loan Underwriting" and, based on the ECS scores of such Mortgage Loans, some of such Mortgage Loans were re-underwritten by PHMC. The remaining approximate 5.46% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "Bulk Purchase Underwritten Loans") will have been underwritten under varying standards which have been reviewed and accepted by PHMC. Neither the Seller nor PHMC has underwritten any of the Bulk Purchase Underwritten Loans. See "--Mortgage Underwriting Standards" below and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

    As of October 12, 1995, as a result of a hurricane affecting Georgia, Alabama and Florida (the "Hurricane"), 28, 20 and 11 counties, in Georgia, Alabama and Florida, respectively (the "Hurricane Counties"), were declared federal disaster areas eligible for federal disaster assistance. It is expected that 5 Mortgage Loans, representing approximately 0.27% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans will be located in the Hurricane Counties. Neither the Seller nor PHMC has undertaken the physical inspection of any Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred.

    As of February 14, 1996, as a result of recent flooding (the "Northeast Floods"), all counties in the Commonwealth of Pennsylvania, all counties in the State of Maryland, 27 counties in the State of West Virginia, 26 counties in the State of New York, 12 counties in the State of Ohio and 12 counties in the Commonwealth of Virginia (the "Northeast Flood Counties") were declared federal disaster areas eligible for federal disaster assistance. It is expected that 93 Mortgage Loans, representing approximately 4.80% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, will be secured by mortgaged properties that are located in the Northeast Flood Counties. In addition, other counties may have been and may become affected by the Northeast Floods. Neither the Seller nor PHMC has undertaken the physical inspection of any Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred.

    As of February 14, 1996, as a result of recent flooding (the "Northwest Floods"), 19 counties in the State of Washington, 18 counties in the State of Oregon and 9 counties in the State of Idaho (the "Northwest Flood Counties") were declared federal disaster areas eligible for federal disaster assistance. It is expected that 34 Mortgage Loans, representing approximately 2.16% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans, will be secured by mortgaged properties that are located in the Northwest Flood Counties. In addition, other counties may have been and may become affected by the Northwest Floods. Neither the Seller nor PHMC has undertaken the physical inspection of any Mortgaged Properties. As a result, there can be no assurance that material damage to any Mortgaged Property in the affected region has not occurred.

    In the Pooling and Servicing Agreement, the Seller will represent and warrant that, as of the date of issuance of the Certificates, each Mortgage Loan is undamaged by flood, water, fire, earthquake or earth movement, windstorm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises were intended. In the event of a breach of such representation with respect to a Mortgaged Property, including by virtue of the Hurricane, the Northeast Floods and the Northwest Floods, which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Seller will be obligated to repurchase or substitute for such Mortgage Loan, as described under "The Trust Estates--Mortgage Loans--Representations and Warranties" in the Prospectus. Repurchase of any such Mortgage Loan will affect in varying degrees the yields and weighted average lives of the Subclasses of Offered Certificates and may adversely affect the yield of any Offered Certificates purchased at a premium.

MORTGAGE LOAN DATA

    Set   forth  below   is  a   description  of   certain  additional  expected
characteristics of the Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).

                            MORTGAGE INTEREST RATES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
MORTGAGE INTEREST RATE                     LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------
7.000%................................         3      $    976,488.61        0.23   %
7.125%................................         6         1,658,259.89        0.39
7.250%................................        17         4,586,543.87        1.08
7.375%................................        20         5,645,761.20        1.33
7.500%................................        70        20,242,913.59        4.76
7.625%................................       105        30,205,565.41        7.10
7.750%................................       146        41,429,991.18        9.73
7.875%................................       192        53,364,954.97       12.54
8.000%................................       188        49,508,900.77       11.63
8.125%................................       136        35,903,593.53        8.44
8.250%................................       196        50,428,146.05       11.85
8.375%................................       158        36,400,972.95        8.55
8.500%................................       154        32,578,209.40        7.65
8.625%................................        93        20,340,634.18        4.78
8.750%................................        99        18,280,321.59        4.29
8.875%................................        71        14,007,842.26        3.29
9.000%................................        38         5,839,281.49        1.37
9.125%................................         8         1,649,028.44        0.39
9.250%................................         2           207,103.37        0.05
9.375%................................         3         1,457,123.26        0.34
9.500%................................         3           692,080.53        0.16
9.750%................................         1            49,623.70        0.01
9.875%................................         1           179,151.24        0.04
                                           -----      ---------------     -------
        Total.........................     1,710      $425,632,491.48      100.00   %
                                           -----      ---------------     -------
                                           -----      ---------------     -------

    As of the Cut-Off Date, the weighted average Mortgage Interest Rate of the Mortgage Loans is expected to be approximately 8.116% per annum. The Net Mortgage Interest Rate of each Mortgage Loan will be equal to the Mortgage Interest Rate of such Mortgage Loan minus the sum of (a) the applicable Servicing Fee Rate, (b) the Master Servicing Fee Rate as set forth in the Pooling and Servicing Agreement and (c) the Fixed Retained Yield, if any, for such Mortgage Loan. As of the Cut-Off Date, the weighted average Net Mortgage Interest Rate of the Mortgage Loans is expected to be approximately 7.244% per annum.

                       REMAINING TERMS TO STATED MATURITY

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
REMAINING STATED TERM (MONTHS)             LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------
234...................................         1      $     94,266.78        0.02   %
237...................................         1           264,757.71        0.06
238...................................         4         1,216,051.40        0.29
239...................................         4         1,386,637.13        0.33
240...................................         3           607,000.00        0.14
324...................................         1           355,966.13        0.08
329...................................         1           160,625.87        0.04
337...................................         1            69,708.70        0.02
338...................................         1            46,239.09        0.01
340...................................         1            54,154.65        0.01
342...................................         1           339,571.09        0.08
343...................................         2           337,027.49        0.08
346...................................         1           223,050.76        0.05
347...................................         1           312,718.60        0.07
350...................................         2           228,774.94        0.05
351...................................         2           580,540.50        0.14
352...................................         6         1,792,237.03        0.42
353...................................        11         2,310,405.18        0.54
354...................................        36         7,644,763.76        1.80
355...................................        96        18,270,641.69        4.29
356...................................       136        30,776,346.95        7.23
357...................................       360        92,921,705.50       21.83
358...................................       563       139,813,720.51       32.86
359...................................       421       110,149,580.02       25.88
360...................................        54        15,676,000.00        3.68
                                           -----      ---------------     -------
        Total.........................     1,710      $425,632,491.48      100.00   %
                                           -----      ---------------     -------
                                           -----      ---------------     -------

    As of the Cut-Off Date, the weighted average remaining term to stated maturity of the Mortgage Loans is expected to be approximately 357 months.

                              YEARS OF ORIGINATION

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
YEAR OF ORIGINATION                        LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------
1993..................................         2      $    516,592.00        0.12   %
1994..................................         9         2,131,581.60        0.50
1995..................................     1,649       409,187,017.88       96.14
1996..................................        50        13,797,300.00        3.24
                                           -----      ---------------     -------
        Total.........................     1,710      $425,632,491.48      100.00   %
                                           -----      ---------------     -------
                                           -----      ---------------     -------

    It is expected that the earliest month and year of origination of any Mortgage Loan was January 1993 and the latest month and year of origination was January 1996.

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIO               LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------
50% or less...........................        77      $ 16,794,127.90        3.95   %
50.01- 55.00%.........................        31         4,973,908.08        1.17
55.01- 60.00%.........................        61        14,436,950.35        3.39
60.01- 65.00%.........................        90        27,329,637.78        6.42
65.01- 70.00%.........................       193        47,627,672.51       11.19
70.01- 75.00%.........................       240        60,562,017.35       14.23
75.01- 80.00%.........................       753       183,215,175.75       43.03
80.01- 85.00%.........................        27         7,643,651.86        1.80
85.01- 90.00%.........................       219        58,507,895.64       13.75
90.01- 95.00%.........................        19         4,541,454.26        1.07
                                           -----      ---------------     -------
        Total.........................     1,710      $425,632,491.48      100.00   %
                                           -----      ---------------     -------
                                           -----      ---------------     -------

    As of the Cut-Off Date, the minimum and maximum Loan-to-Value Ratios at origination of the Mortgage Loans are expected to be 10.85% and 95.00%, respectively, and the weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is expected to be approximately 75.33%. The Loan-to-Value Ratio of a Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. See "The Trust Estates--Mortgage Loans" in the Prospectus. It is expected that 106 of the Mortgage Loans having Loan-to-Value Ratios at origination in excess of 80%, representing approximately 6.98% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans, were originated without primary mortgage insurance.

                       MORTGAGE LOAN DOCUMENTATION LEVELS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
DOCUMENTATION LEVEL                        LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------
Full Documentation....................       911      $265,876,393.24       62.45   %
Asset and Mortgage Verification.......       586        98,477,027.10       23.14
Income and Mortgage Verification......        47        14,593,175.46        3.43
Asset Verification....................         4           618,300.23        0.15
Income Verification...................         0                 0.00        0.00
Mortgage Verification.................       143        41,232,959.96        9.69
Preferred Processing..................        19         4,834,635.49        1.14
                                           -----      ---------------     -------
        Total.........................     1,710      $425,632,491.48      100.00   %
                                           -----      ---------------     -------
                                           -----      ---------------     -------

    Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Mortgage Loan. Asset, income and mortgage verifications were obtained for Mortgage Loans processed with "full documentation."

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
ORIGINAL MORTGAGE LOAN PRINCIPAL         MORTGAGE        PRINCIPAL       PRINCIPAL
 BALANCE                                   LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------
Less than or equal to $200,000........       508      $ 56,504,073.99       13.28   %
$200,001-$250,000.....................       398        91,423,024.08       21.50
$250,001-$300,000.....................       334        91,359,874.29       21.46
$300,001-$350,000.....................       184        59,817,641.83       14.05
$350,001-$400,000.....................       125        46,957,048.66       11.03
$400,001-$450,000.....................        60        25,270,828.95        5.94
$450,001-$500,000.....................        58        27,543,982.03        6.47
$500,001-$550,000.....................        12         6,317,267.74        1.48
$550,001-$600,000.....................        11         6,369,275.07        1.50
$600,001-$650,000.....................        13         8,233,525.90        1.93
$700,001-$750,000.....................         3         2,231,323.81        0.52
$800,001-$850,000.....................         1           815,554.27        0.19
$850,001-$900,000.....................         2         1,790,225.74        0.42
$950,001-$1,000,000...................         1           998,845.12        0.23
                                           -----      ---------------     -------
        Total.........................     1,710      $425,632,491.48      100.00   %
                                           -----      ---------------     -------
                                           -----      ---------------     -------

    As of the Cut-Off Date, the average unpaid principal balance of the Mortgage Loans is expected to be approximately $248,908. As of the Cut-Off Date, the weighted average Loan-to-Value Ratio at origination and the maximum Loan-to-Value Ratio at origination of the Mortgage Loans which had original principal balances in excess of $600,000 are expected to be approximately 66.93% and 80.00%, respectively. See "The Trust Estates--Mortgage Loans" in the Prospectus.

                              MORTGAGED PROPERTIES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
PROPERTY                                   LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------
Single-family detached................     1,569      $397,278,398.05       93.33   %
Two- to four-family units.............         8         2,327,160.46        0.55
Condominiums
  High-rise(four stories or more).....        14         2,929,420.28        0.69
  Low-rise(less than four stories)....        82        14,890,950.04        3.50
Planned unit developments.............        27         6,183,209.10        1.45
Townhouses............................        10         2,023,353.55        0.48
                                           -----      ---------------     -------
        Total.........................     1,710      $425,632,491.48      100.00   %
                                           -----      ---------------     -------
                                           -----      ---------------     -------

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
GEOGRAPHIC AREA                            LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------
Arizona...............................        43      $  9,615,066.74        2.26   %
Arkansas..............................         4           843,585.64        0.20
California............................       534       157,243,624.81       36.90
Colorado..............................        74        13,955,820.71        3.28
Connecticut...........................        58        14,059,554.04        3.30
Delaware..............................         4         1,232,061.74        0.29
District of Columbia..................         4         1,153,539.81        0.27
Florida...............................       122        22,585,731.48        5.31
Georgia...............................        39         8,324,504.76        1.96
Hawaii................................        31        12,459,351.09        2.93
Idaho.................................        13         2,729,917.04        0.64
Illinois..............................        26         7,470,139.05        1.76
Indiana...............................         8         2,606,248.42        0.61
Iowa..................................         2           122,858.15        0.03
Kansas................................         4           611,347.23        0.14
Kentucky..............................         3           664,723.09        0.16
Louisiana.............................         5           916,173.46        0.22
Maine.................................         3           411,604.43        0.10
Maryland..............................        35         8,674,740.99        2.04
Massachusetts.........................        44        11,496,915.68        2.70
Michigan..............................        16         4,735,372.29        1.11
Minnesota.............................        37         6,317,871.64        1.48
Mississippi...........................         2           473,477.80        0.11
Missouri..............................         4         1,124,639.24        0.26
Montana...............................         6         1,735,944.23        0.41
Nebraska..............................         4           728,234.94        0.17
Nevada................................        19         5,440,763.60        1.28
New Hampshire.........................         6         1,477,712.57        0.35
New Jersey............................       126        27,353,889.02        6.43
New Mexico............................         6         1,271,482.48        0.30
New York..............................       170        38,587,470.67        9.07
North Carolina........................        11         2,044,453.94        0.48
North Dakota..........................         2           336,721.62        0.08
Ohio..................................         8         1,595,143.81        0.37
Oklahoma..............................         4         1,068,825.48        0.25
Oregon................................        17         4,135,996.22        0.97
Pennsylvania..........................        41         8,071,498.92        1.90
Rhode Island..........................         3           362,195.18        0.09
South Carolina........................         5           979,763.24        0.23
South Dakota..........................         2           711,882.08        0.17
Tennessee.............................        13         2,125,145.18        0.50
Texas.................................        57        13,328,032.77        3.13
Utah..................................        14         3,686,526.81        0.87
Vermont...............................         9         1,512,264.72        0.36
Virginia..............................        42        10,460,311.78        2.46
Washington............................        22         6,045,129.27        1.42
Wisconsin.............................         3           838,649.80        0.20
Wyoming...............................         5         1,905,583.82        0.45
                                           -----      ---------------     -------
        Total.........................     1,710      $425,632,491.48      100.00   %
                                           -----      ---------------     -------
                                           -----      ---------------     -------

    No more than approximately 0.86% of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans is expected to be secured by Mortgaged Properties located in any one five-digit zip code.

                         ORIGINATORS OF MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
ORIGINATOR                                 LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------
PHMC or Affiliate.....................       693      $179,938,686.82       42.28   %
Other Originators.....................     1,017       245,693,804.66       57.72
                                           -----      ---------------     -------
        Total.........................     1,710      $425,632,491.48      100.00   %
                                           -----      ---------------     -------
                                           -----      ---------------     -------

    It is expected that, as of the Mortgage Loan Cut-Off Date, one of the "Other Originators" will have accounted for approximately 13.21% of the Mortgage Loan Cut-Off Date Aggregate Principal Balance. No other single "Other Originator" is expected to have accounted for more than 5.00% of the Mortgage Loan Cut-Off Date Aggregate Principal Balance.

                           PURPOSES OF MORTGAGE LOANS

                                                                       PERCENTAGE OF
                                                         AGGREGATE      CUT-OFF DATE
                                         NUMBER OF        UNPAID         AGGREGATE
                                         MORTGAGE        PRINCIPAL       PRINCIPAL
LOAN PURPOSE                               LOANS          BALANCE         BALANCE
--------------------------------------  -----------   ---------------  --------------
Purchase..............................     1,056      $240,633,935.68       56.54   %
Equity Take Out Refinance.............       147        37,115,604.27        8.72
Rate/Term Refinance...................       507       147,882,951.53       34.74
                                           -----      ---------------     -------
        Total.........................     1,710      $425,632,491.48      100.00   %
                                           -----      ---------------     -------
                                           -----      ---------------     -------

    In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting" in the Prospectus.

MANDATORY REPURCHASE OR SUBSTITUTION OF MORTGAGE LOANS

    The Seller is required, with respect to Mortgage Loans that are found by the Trustee to have defective documentation, or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Series 1996-2 Certificates, to substitute new Mortgage Loans therefor. Any Mortgage Loan so substituted must, among other things, have an unpaid principal balance equal to or less than the Scheduled Principal Balance of the Mortgage Loan for which it is being substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which a new Mortgage Loan is being substituted), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is being substituted. See "Prepayment and Yield Considerations" herein and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" in the Prospectus.

OPTIONAL REPURCHASE OF DEFAULTED MORTGAGE LOANS

    The Master Servicer may, in its sole discretion, repurchase any defaulted Mortgage Loan from the Trust Estate at a price equal to the unpaid principal balance of such Mortgage Loan, together with accrued interest at a rate equal to the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. See "The Trust Estates--Mortgage Loans--Optional Purchases" in the Prospectus. A Servicer may, in its sole discretion, allow the assumption of a defaulted Mortgage Loan serviced by such Servicer by a borrower meeting PHMC's underwriting guidelines or encourage the refinancing of a defaulted Mortgage Loan. See "Prepayment and Yield Considerations" herein and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus.

MORTGAGE UNDERWRITING STANDARDS

    Approximately 93.12% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "PHMC Underwritten Loans") were generally originated in conformity with PHMC's underwriting standards. In the case of certain Mortgage Loans underwritten pursuant to a Delegated Underwriting (as defined in the Prospectus under "PHMC--Mortgage Loan Underwriting") arrangement, exceptions to PHMC's underwriting standards may have been approved by PHMC. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

    Approximately 1.33% and 0.09% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans will have been reviewed by UGRIC and GEMICO, respectively, to ensure compliance with such company's respective credit, appraisal and underwriting standards generally to assess the eligibility of such Mortgage Loans for inclusion in a mortgage pool to be insured by such company. See "PHMC--Mortgage Loan Underwriting" in the Prospectus.

    Neither the Series 1996-2 Certificates nor the Mortgage Loans are insured or guaranteed under a mortgage pool insurance policy issued by UGRIC or GEMICO.

    The Pool Certification Underwritten Loans were evaluated by PHMC using enhanced credit scoring ("ECS") as described in the Prospectus under "PHMC--Mortgage Loan Underwriting" and, based on the ECS scores of such Mortgage Loans, some of such Mortgage Loans were re-underwritten by PHMC.

    The remaining approximate 5.46% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans (the "Bulk Purchase Underwritten Loans") will have been underwritten under varying standards. A certain percentage of the Bulk Purchase Underwritten Loans might not have qualified initially under PHMC's underwriting standards, in most cases because the loan-to-value or debt-to-income ratio exceeded PHMC's thresholds. However, PHMC has in each case reviewed the underwriting standards applied and determined that such variances were justifiable or did not depart materially from PHMC's underwriting standards.

                  PHMC DELINQUENCY AND FORECLOSURE EXPERIENCE

    The following tables set forth certain information concerning recent delinquency, foreclosure and loan loss experience on the conventional mortgage loans included in PHMC's mortgage loan servicing portfolio which were originated by PHMC for its own account or for the account of an affiliate or acquired by PHMC for its own account or for the account of an affiliate and underwritten to PHMC's underwriting standards (the "Program Loans") and on the Program Loans which are fixed interest rate mortgage loans ("Fixed Program Loans"), including, in both cases, mortgage loans originated in connection with the purchases of residences by relocated employees ("Relocation Mortgage Loans") and on the Fixed Program Loans, other than Relocation Mortgage Loans, ("Fixed Non-relocation Program Loans"). See "Description of the Mortgage Loans" herein and "PHMC--Mortgage Loan Production Sources" and "--Mortgage Loan Underwriting" in the Prospectus. The delinquency, foreclosure and loan loss experience represents the recent experience of PHMC and The Prudential Mortgage Capital Company, Inc., an affiliate of PHMC which serviced the Program Loans prior to June 30, 1989. There can be no assurance that the delinquency, foreclosure and loan loss experience set forth with respect to PHMC's total servicing portfolio of Program Loans, which includes both fixed and adjustable interest rate mortgage loans and loans having a variety of original terms to stated maturity including Relocation Mortgage Loans and non-relocation mortgage loans, and PHMC's servicing portfolios of Fixed Program Loans or Fixed Non-relocation Program Loans, each of which includes loans having a variety of payment characteristics, such as Buy-Down Loans and Balloon Loans, will be representative of the results that may be experienced with respect to the Mortgage Loans generally or the Mortgage Loans serviced by PHMC. Furthermore, there can be no assurance that the future experience on the Mortgage Loans generally (or the Mortgage Loans serviced by PHMC), all of which are fixed interest rate mortgage loans having original terms to stated maturity of approximately 240 or 360 months, approximately 23.64% (by Cut-Off Date Aggregate Principal Balance) of which are serviced by Other Servicers and approximately 1.42% (by Cut-Off Date Aggregate Principal Balance) of which were underwritten to various pool insurers' standards, will be comparable to that of the total Program Loans or Fixed Program Loans.

    Historically, Relocation Mortgage Loans, which constitute a significant percentage of the Mortgage Loans currently serviced by PHMC, have experienced a significantly lower rate of delinquency and foreclosure than other mortgage loans included in the portfolios of total Program Loans and Fixed Program Loans. There can be no assurance that the future experience on the Mortgage Loans serviced by PHMC contained in the Trust Estate, all of which are fixed interest rate mortgage loans having original terms to stated maturity of approximately 20 or 30 years and none of which are Relocation Mortgage Loans, will be comparable to that of the total Program Loans, the Fixed Program Loans or the Fixed Non-relocation Program Loans.

    The following tables reflect rapid growth during recent periods in PHMC's mortgage loan servicing portfolio as a result of the substantially higher volume of new loan originations and acquisitions of recently originated mortgage loans. Delinquencies, foreclosures and loan losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by PHMC have been originated recently, the current level of delinquencies, foreclosures and loan losses may not be representative of the levels which may be experienced over the lives of such mortgage loans. If the volume of PHMC's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies, foreclosures and loan losses as percentages of PHMC's total servicing portfolio could rise significantly above the rates indicated in the following tables.

                              TOTAL PROGRAM LOANS

                                                  AS OF                   AS OF                   AS OF
                                            DECEMBER 31, 1993       DECEMBER 31, 1994       SEPTEMBER 30, 1995
                                          ----------------------  ----------------------  ----------------------
                                                      BY DOLLAR               BY DOLLAR               BY DOLLAR
                                           BY NO.      AMOUNT      BY NO.      AMOUNT      BY NO.      AMOUNT
                                          OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                                          --------   -----------  --------   -----------  --------   -----------
                                                              (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of Program Loans........   337,156   $57,687,887   379,075   $62,175,544   415,103   $64,820,412
                                          --------   -----------  --------   -----------  --------   -----------
                                          --------   -----------  --------   -----------  --------   -----------
Period of Delinquency(1)
  30 to 59 days.........................     3,190   $   489,235     3,548   $   548,524     4,036   $   563,777
  60 to 89 days.........................       703       109,529       797       128,053       899       134,115
  90 days or more.......................     1,398       271,637     1,418       308,124     1,086       190,010
                                          --------   -----------  --------   -----------  --------   -----------
Total Delinquent Loans..................     5,291   $   870,401     5,763   $   984,701     6,021   $   887,902
                                          --------   -----------  --------   -----------  --------   -----------
                                          --------   -----------  --------   -----------  --------   -----------
Percent of Portfolio....................      1.57%         1.51%     1.52%         1.58%     1.45%         1.37%

                                                                                        AS OF
                                                AS OF               AS OF           SEPTEMBER 30,
                                          DECEMBER 31, 1993   DECEMBER 31, 1994         1995
                                          -----------------   -----------------   -----------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2).........................  $  277,533          $  354,028          $  340,162
Foreclosure Ratio(3)....................        0.48%               0.57%               0.52%


                                                                                  NINE MONTHS ENDED
                                             YEAR ENDED          YEAR ENDED         SEPTEMBER 30,
                                          DECEMBER 31, 1993   DECEMBER 31, 1994         1995
                                          -----------------   -----------------   -----------------
                                                        (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain (Loss)(4)......................  $ (112,510)         $ (194,940)         $ (118,939)
Net Gain (Loss) Ratio(5)................       (0.20)%             (0.31)%             (0.18)%

------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

                              FIXED PROGRAM LOANS

                                                   AS OF                     AS OF                     AS OF
                                             DECEMBER 31, 1993         DECEMBER 31, 1994        SEPTEMBER 30, 1995
                                          -----------------------   -----------------------   -----------------------
                                                      BY DOLLAR                 BY DOLLAR                 BY DOLLAR
                                           BY NO.       AMOUNT       BY NO.       AMOUNT       BY NO.       AMOUNT
                                          OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS
                                          --------   ------------   --------   ------------   --------   ------------
                                                                 (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of Fixed Program
 Loans..................................   288,556   $ 48,156,806    307,975   $ 48,602,956    346,496   $ 52,212,730
                                          --------   ------------   --------   ------------   --------   ------------
                                          --------   ------------   --------   ------------   --------   ------------
Period of Delinquency(1)
  30 to 59 days.........................     2,609   $    380,197      2,708   $    389,236      3,156   $    405,082
  60 to 89 days.........................       571         86,136        591         87,687        681         91,121
  90 days or more.......................     1,117        211,870        965        188,414        774        115,973
                                          --------   ------------   --------   ------------   --------   ------------
Total Delinquent Loans..................     4,297   $    678,203      4,264   $    665,337      4,611   $    612,176
                                          --------   ------------   --------   ------------   --------   ------------
                                          --------   ------------   --------   ------------   --------   ------------
Percent of Fixed Program Loan
 Portfolio..............................      1.49%          1.41%      1.38%          1.37%      1.33%          1.17%

                                               AS OF             AS OF              AS OF
                                           DECEMBER 31,       DECEMBER 31,      SEPTEMBER 30,
                                               1993               1994              1995
                                          ---------------   ----------------   ---------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2).........................  $  195,361        $   208,253        $  212,240
Foreclosure Ratio(3)....................        0.41%              0.43%             0.41%


                                                                                 NINE MONTHS
                                            YEAR ENDED         YEAR ENDED           ENDED
                                           DECEMBER 31,       DECEMBER 31,      SEPTEMBER 30,
                                               1993               1994              1995
                                          ---------------   ----------------   ---------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain (Loss)(4)......................  $  (63,705)       $  (133,514)       $  (86,857)
Net Gain (Loss) Ratio(5)................       (0.13)%            (0.27)%           (0.17)%

------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

                       FIXED NON-RELOCATION PROGRAM LOANS

                                                   AS OF                     AS OF                     AS OF
                                             DECEMBER 31, 1993         DECEMBER 31, 1994        SEPTEMBER 30, 1995
                                          -----------------------   -----------------------   -----------------------
                                                      BY DOLLAR                 BY DOLLAR                 BY DOLLAR
                                           BY NO.       AMOUNT       BY NO.       AMOUNT       BY NO.       AMOUNT
                                          OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS     OF LOANS
                                          --------   ------------   --------   ------------   --------   ------------
                                                                 (DOLLAR AMOUNTS IN THOUSANDS)

Total Portfolio of Fixed Non-relocation
 Program Loans..........................   247,792   $ 42,030,123    262,159   $ 41,589,441    294,218   $ 44,201,806
                                          --------   ------------   --------   ------------   --------   ------------
                                          --------   ------------   --------   ------------   --------   ------------
Period of Delinquency(1)
  30 to 59 days.........................     2,326   $    344,861      2,424   $    350,629      2,821   $    361,484
  60 to 89 days.........................       530         81,444        539         80,843        619         83,384
  90 days or more.......................     1,054        203,444        903        179,493        719        109,174
                                          --------   ------------   --------   ------------   --------   ------------
Total Delinquent Loans..................     3,910   $    629,749      3,866   $    610,965      4,159   $    554,042
                                          --------   ------------   --------   ------------   --------   ------------
                                          --------   ------------   --------   ------------   --------   ------------
Percent of Fixed Non-relocation Program
 Loan Portfolio.........................      1.58%          1.50%      1.47%          1.47%      1.41%          1.25%

                                               AS OF             AS OF              AS OF
                                           DECEMBER 31,       DECEMBER 31,      SEPTEMBER 30,
                                               1993               1994              1995
                                          ---------------   ----------------   ---------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)

Foreclosures(2).........................  $  190,293        $   199,379        $  202,124
Foreclosure Ratio(3)....................        0.45%              0.48%             0.46%


                                                                                 NINE MONTHS
                                            YEAR ENDED         YEAR ENDED           ENDED
                                           DECEMBER 31,       DECEMBER 31,      SEPTEMBER 30,
                                               1993               1994              1995
                                          ---------------   ----------------   ---------------
                                                     (DOLLAR AMOUNTS IN THOUSANDS)

Net Gain (Loss)(4)......................  $  (61,387)       $  (131,779)       $  (84,996)
Net Gain (Loss) Ratio(5)................       (0.15)%            (0.32)%           (0.19)%

------------
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.

(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.

(3) Foreclosures as a percentage of total loans in the applicable portfolio at the end of each period.

(4) Does not include gain or loss with respect to loans in the applicable portfolio for which foreclosure proceedings had been instituted but not completed as of the dates indicated, or for which the related properties have been acquired in foreclosure proceedings but not yet sold.

(5) Net gain (loss) as a percentage of total loans in the applicable portfolio at the end of each period.

    The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan, the rate of any subsequent foreclosures, and the severity of any loan loss experience, may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency, foreclosure and loan loss experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency, foreclosure and loan loss experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the related property, which varies from jurisdiction to jurisdiction. The changes in the delinquency, foreclosure and loan loss experience of PHMC's servicing portfolio during the periods set forth in the preceding table may be attributable to factors such as those described above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. The delinquency, foreclosure and loan loss experience on the Mortgage Loans serviced by PHMC may be particularly affected to the extent that the related Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See "Description of the Mortgage Loans" in the Prospectus Supplement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

    The rate of distributions in reduction of the principal balance of any Subclass or Class of the Offered Certificates, the aggregate amount of distributions on any Subclass or Class of the Offered Certificates and the yield to maturity of any Subclass or Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the Trust Estate and the amount and timing of mortgagor defaults resulting in Realized Losses. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of representations and warranties and optional purchases by the Master Servicer of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "Description of the Mortgage Loans--Mandatory Repurchase or Substitution of Mortgage Loans" and "Pooling and Servicing Agreement--Optional Termination" herein and "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" and "--Optional Repurchases" and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. As described under "Description of the Certificates--Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepayments on the Mortgage Loans (including liquidations and repurchases of Mortgage Loans) will be distributed, to the extent of the Classes A/B Fraction, to the holders of the Class A Certificates then entitled to distributions in respect of principal during the nine years beginning on the first Distribution Date, and, to the extent that such principal prepayments are made in respect of a Discount Mortgage Loan, to the Class AP Certificates in proportion to the interest of the Class AP Certificates in such Discount Mortgage Loan represented by the Class AP Fraction. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in the Trust Estate will result in distributions to Certificateholders then entitled to distributions in respect of principal of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the Prospectus under "Prepayment and Yield Considerations"), no assurance can be given as to such rate or the rate of principal payments on any Subclass or Class of the Offered Certificates or the aggregate amount of distributions on any Subclass or Class of the Offered Certificates.

    The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including PHMC), servicers (including
PHMC) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geographic location of the Mortgaged Property), reduced origination fees or closing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. See "Prepayment and Yield Considerations--Weighted Average Life of Certificates" in the Prospectus. In addition, PHMC or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

    Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment or, in the case of self-employed mortgagors or mortgagors relying on commission income, substantial fluctuations in income, significant declines in real estate values and adverse economic conditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, and servicing decisions. In addition, all of the Mortgage Loans contain due-on-sale clauses which will generally be exercised upon the sale of the related Mortgaged Properties. Consequently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which defaulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties will also affect the rate of principal payments. The rate of prepayment and, therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which
(i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee to have defective documentation or with respect to which the Seller has breached a representation or warranty or (ii) the Servicer elects to encourage the refinancing of any defaulted Mortgage Loan rather than to permit an assumption thereof by a mortgagor meeting the Servicer's underwriting guidelines. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the Prospectus. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Series 1996-2 Certificates. See "Prepayment and Yield Considerations" in the Prospectus.

    THE YIELD TO MATURITY OF THE OFFERED CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, WHICH MAY BE MADE AT ANY TIME WITHOUT PENALTY) ON THE MORTGAGE LOANS. INVESTORS IN THE OFFERED CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF OFFERED CERTIFICATES PURCHASED AT A DISCOUNT, PARTICULARLY THE CLASS AP CERTIFICATES, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED FOR INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM. INVESTORS PURCHASING OFFERED CERTIFICATES AT A PREMIUM SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS. THE YIELD ON THE CLASS AP CERTIFICATES WILL BE INFLUENCED BY PRINCIPAL PAYMENTS SOLELY WITH RESPECT TO DISCOUNT MORTGAGE LOANS.

    The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor who purchases an Offered Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    The yield to maturity on the Offered Certificates may be affected by the geographic concentration of the Mortgaged Properties securing the Mortgage Loans, and the yield to maturity on the Class AP Certificates may be particularly affected by the geographic concentration of the Mortgaged Properties securing the Discount Mortgage

Loans. In recent periods, California and several other regions in the United States have experienced significant declines in housing prices. In addition, California and several other regions have experienced natural disasters, including earthquakes, floods and hurricanes, which may adversely affect property values. Any deterioration in housing prices in California, as well as New York, New Jersey and Florida and the other states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates.

    No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Subclass or Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Subclass or Class of Offered Certificates based on the anticipated yield to maturity of such Subclass or Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Subclass or Class of Offered Certificates are purchased at a discount or a premium and the degree to which such Subclass or Class is sensitive to the timing of prepayments will determine the extent to which the yield to maturity of such Subclass or Class may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Subclass or Class of Offered Certificates purchased at a discount, particularly the Class AP Certificates, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans, or in the case of the Class AP Certificates, on the Discount Mortgage Loans, could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Subclass or Class of Offered Certificates purchased at a premium the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

    An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate or, in the case of the Class AP Certificates, the anticipated yield thereon. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions available to an investor for reinvestment at such high prevailing interest rates may be relatively small.

    As indicated under "Federal Income Tax Considerations" herein, the Class A-R Certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods. There can be no assurance as to the amount by which such taxable income or such tax liability will exceed cash distributions in respect of the Class A-R Certificate during any such period and no representation is made with respect thereto under any principal prepayment scenario or otherwise. DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE AFTER-TAX RETURN OF THE CLASS A-R CERTIFICATE MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R CERTIFICATE WERE TAXED AS A DEBT INSTRUMENT, OR MAY BE NEGATIVE.

    As referred to herein, the weighted average life of a Subclass or Class of the Offered Certificates refers to the average amount of time that will elapse from the date of issuance of such Subclass or Class until each dollar in reduction of the principal balance of such Subclass or Class is distributed to the investor. The weighted average life of each Subclass or Class of the Offered Certificates will be influenced by, among other things, the rate and timing of principal payments on the Mortgage Loans, which may be in the form of scheduled amortization, prepayments or other recoveries of principal.

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, I.E., no prepayments. Correspondingly, "200% SPA" assumes prepayment rates equal to 200% of SPA, and so forth. SPA DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

    The tables set forth below have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Trust Estate, as described above under "Description of the Mortgage Loans." The tables assume, among other things, that (i) the scheduled payment in each month for each Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance by its remaining term to maturity, (ii) scheduled monthly payments of principal and interest on the Mortgage Loans will be timely received on the first day of each month (with no defaults), commencing in March 1996, (iii) the Seller does not repurchase any Mortgage Loan, as described under "Description of the Mortgage Loans-- Mandatory Repurchase or Substitution of Mortgage Loans" herein, and the Master Servicer does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Estate,
(iv) principal prepayments in full on the Mortgage Loans will be received on the last day of each month commencing in February 1996 at the respective constant percentages of SPA set forth in the tables and there are no partial principal prepayments or Prepayment Interest Shortfalls, (v) distributions on the Class A-11 Certificates on each Distribution Date will be made pro rata to the holders of the Class A-11 Certificates based on their respective Percentage Interests in such Subclass and without rounding or the benefit of the Rounding Account, (vi) the Series 1996-2 Certificates will be issued on February 26, 1996 and (vii) distributions to Certificateholders will be made on the 25th day of each month, commencing in March 1996. IT IS HIGHLY UNLIKELY THAT THE MORTGAGE LOANS WILL PREPAY AT ANY CONSTANT RATE, THAT ALL OF THE MORTGAGE LOANS WILL PREPAY AT THE SAME RATE OR THAT THE MORTGAGE LOANS WILL NOT EXPERIENCE ANY LOSSES. In addition, there may be differences between the characteristics of the mortgage loans ultimately included in the Trust Estate and the Mortgage Loans which are assumed to be included, as described above. Any difference may have an effect upon the actual percentages of initial Class A Subclass Principal Balance of the Subclasses of Class A Certificates and initial principal balance of the Class AP Certificates, the actual weighted average lives of the Subclasses of Class A Certificates and the Class AP Certificates and the date on which the Class A Subclass Principal Balance of any Subclass of Class A Certificates and the principal balance of the Class AP Certificates are reduced to zero.

    Based upon the foregoing assumptions, the following tables indicate the weighted average life of each Subclass and Class of Offered Certificates, and set forth the percentages of the initial Class A Subclass Principal Balance of each such Subclass and, in the case of the Class AP Certificates, the initial principal balance of the Class AP Certificates that would be outstanding after each of the dates shown at constant percentages of SPA presented.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                        CLASS A-1
                                   CERTIFICATES AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................    100   100    100    100   100   100
February 1997...........     99    96     94     91    88    85
February 1998...........     98    89     80     74    64    56
February 1999...........     96    79     64     53    36    24
February 2000...........     95    70     49     35    16     5
February 2001...........     94    62     36     21     3     0
February 2002...........     92    54     26     12     0     0
February 2003...........     90    47     19      5     0     0
February 2004...........     88    41     13      0     0     0
February 2005...........     86    36      8      0     0     0
February 2006...........     84    31      5      0     0     0
February 2007...........     81    26      1      0     0     0
February 2008...........     79    22      0      0     0     0
February 2009...........     76    19      0      0     0     0
February 2010...........     73    15      0      0     0     0
February 2011...........     69    12      0      0     0     0
February 2012...........     66     9      0      0     0     0
February 2013...........     62     7      0      0     0     0
February 2014...........     58     4      0      0     0     0
February 2015...........     53     1      0      0     0     0
February 2016...........     48     0      0      0     0     0
February 2017...........     42     0      0      0     0     0
February 2018...........     37     0      0      0     0     0
February 2019...........     30     0      0      0     0     0
February 2020...........     24     0      0      0     0     0
February 2021...........     18     0      0      0     0     0
February 2022...........     12     0      0      0     0     0
February 2023...........      4     0      0      0     0     0
February 2024...........      0     0      0      0     0     0
February 2025...........      0     0      0      0     0     0
February 2026...........      0     0      0      0     0     0
Weighted Average
  Life (years) (1)......  18.08  7.76   4.47   3.44   2.60  2.23

                                 CLASS A-2 AND CLASS A-20
                                   CERTIFICATES AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................
                            100   100    100    100   100   100

February 1997...........
                            100   100    100    100   100   100

February 1998...........
                            100   100    100    100   100   100

February 1999...........
                            100   100    100    100   100    91

February 2000...........
                            100   100    100    100    62    20

February 2001...........
                            100   100    100     80    12     0

February 2002...........
                            100   100     98     45     0     0

February 2003...........
                            100   100     71     19     0     0

February 2004...........
                            100   100     49      0     0     0

February 2005...........
                            100   100     31      0     0     0

February 2006...........
                            100   100     17      0     0     0

February 2007...........
                            100    99      5      0     0     0

February 2008...........
                            100    85      0      0     0     0

February 2009...........
                            100    71      0      0     0     0

February 2010...........
                            100    59      0      0     0     0

February 2011...........
                            100    47      0      0     0     0

February 2012...........
                            100    36      0      0     0     0

February 2013...........
                            100    25      0      0     0     0

February 2014...........
                            100    15      0      0     0     0

February 2015...........
                            100     6      0      0     0     0

February 2016...........
                            100     0      0      0     0     0

February 2017...........
                            100     0      0      0     0     0

February 2018...........
                            100     0      0      0     0     0

February 2019...........
                            100     0      0      0     0     0

February 2020...........
                             92     0      0      0     0     0

February 2021...........
                             69     0      0      0     0     0

February 2022...........
                             44     0      0      0     0     0

February 2023...........
                             17     0      0      0     0     0

February 2024...........
                              0     0      0      0     0     0

February 2025...........
                              0     0      0      0     0     0

February 2026...........
                              0     0      0      0     0     0

Weighted Average

  Life (years) (1)......  25.76  14.96  8.24   6.01   4.30  3.60

                                        CLASS A-3
                                   CERTIFICATES AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................

                            100   100    100    100   100   100

February 1997...........

                            100   100    100    100   100   100

February 1998...........

                            100   100    100    100   100   100

February 1999...........

                            100   100    100    100   100   100

February 2000...........

                            100   100    100    100   100   100

February 2001...........

                            100   100    100    100   100     0

February 2002...........

                            100   100    100    100    23     0

February 2003...........

                            100   100    100    100     0     0

February 2004...........

                            100   100    100     95     0     0

February 2005...........

                            100   100    100     40     0     0

February 2006...........

                            100   100    100      1     0     0

February 2007...........

                            100   100    100      0     0     0

February 2008...........

                            100   100     78      0     0     0

February 2009...........

                            100   100     41      0     0     0

February 2010...........

                            100   100     10      0     0     0

February 2011...........

                            100   100      0      0     0     0

February 2012...........

                            100   100      0      0     0     0

February 2013...........

                            100   100      0      0     0     0

February 2014...........

                            100   100      0      0     0     0

February 2015...........

                            100   100      0      0     0     0

February 2016...........

                            100    87      0      0     0     0

February 2017...........

                            100    54      0      0     0     0

February 2018...........

                            100    23      0      0     0     0

February 2019...........

                            100     0      0      0     0     0

February 2020...........

                            100     0      0      0     0     0

February 2021...........

                            100     0      0      0     0     0

February 2022...........

                            100     0      0      0     0     0

February 2023...........

                            100     0      0      0     0     0

February 2024...........

                             53     0      0      0     0     0

February 2025...........

                              0     0      0      0     0     0

February 2026...........

                              0     0      0      0     0     0

Weighted Average

  Life (years) (1)......  28.06  21.18  12.84  8.91   5.80  4.66

                                        CLASS A-4
                                   CERTIFICATES AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................

                            100   100    100    100   100   100
February 1997...........

                            100   100    100    100   100   100
February 1998...........

                            100   100    100    100   100   100
February 1999...........

                            100   100    100    100   100   100
February 2000...........

                            100   100    100    100   100   100
February 2001...........

                            100   100    100    100   100    92
February 2002...........

                            100   100    100    100   100    33
February 2003...........

                            100   100    100    100    66     0
February 2004...........

                            100   100    100    100    38     0
February 2005...........

                            100   100    100    100    24     0
February 2006...........

                            100   100    100    100    18     0
February 2007...........

                            100   100    100     82    13     0
February 2008...........

                            100   100    100     67    10     0
February 2009...........

                            100   100    100     54     7     0
February 2010...........

                            100   100    100     44     5     0
February 2011...........

                            100   100     90     36     4     0
February 2012...........

                            100   100     76     29     3     0
February 2013...........

                            100   100     64     23     2     0
February 2014...........

                            100   100     54     18     2     0
February 2015...........

                            100   100     45     14     1     0
February 2016...........

                            100   100     37     11     1     0
February 2017...........

                            100   100     30      9     1     0
February 2018...........

                            100   100     24      7     *     0
February 2019...........

                            100    96     19      5     *     0
February 2020...........

                            100    80     15      4     *     0
February 2021...........

                            100    64     11      3     *     0
February 2022...........

                            100    50      8      2     *     0
February 2023...........

                            100    36      6      1     *     0
February 2024...........

                            100    23      3      1     *     0
February 2025...........

                             60    10      1      *     *     0
February 2026...........

                              0     0      0      0     0     0
Weighted Average

  Life (years) (1)......  29.18  26.12  19.40  14.63  8.51  5.79

--------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

* Indicates an amount greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                        CLASS A-5
                                   CERTIFICATES AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................    100   100    100    100   100   100
February 1997...........     99    99     99     99    99    99
February 1998...........     98    98     98     98    98    98
February 1999...........     97    97     97     97    97    97
February 2000...........     96    96     96     96    96    96
February 2001...........     95    95     95     95    95    95
February 2002...........     94    92     90     89    86    84
February 2003...........     92    88     84     81    76    72
February 2004...........     91    84     77     72    64    44
February 2005...........     89    78     68     61    50    29
February 2006...........     88    72     59     50    37    20
February 2007...........     86    66     51     41    28    13
February 2008...........     84    61     44     33    21     9
February 2009...........     81    56     37     27    15     6
February 2010...........     79    51     32     22    11     4
February 2011...........     76    46     27     18     8     3
February 2012...........     74    42     23     14     6     2
February 2013...........     70    38     19     11     4     1
February 2014...........     67    34     16      9     3     1
February 2015...........     64    30     14      7     2     1
February 2016...........     60    27     11      6     2     *
February 2017...........     55    23      9      4     1     *
February 2018...........     51    20      7      3     1     *
February 2019...........     46    17      6      3     1     *
February 2020...........     41    14      5      2     *     *
February 2021...........     35    11      3      1     *     *
February 2022...........     29     9      3      1     *     *
February 2023...........     22     6      2      1     *     *
February 2024...........     15     4      1      *     *     *
February 2025...........      7     2      *      *     *     *
February 2026...........      0     0      0      0     0     0
Weighted Average
  Life (years) (1)......  20.35  15.11  12.28  10.96  9.57  8.28

                                    CLASS A-6, CLASS A-7
                                    CERTIFICATES AT THE
                                   FOLLOWING PERCENTAGES
                                           OF SPA
      DISTRIBUTION        ----------------------------------------
          DATE             0%    100%   200%   275%   400%   500%
------------------------  ----------------------------------------
Initial.................
                            100   100    100    100    100    100

February 1997...........
                             99    96     94     92     88     86

February 1998...........
                             98    89     81     75     65     57

February 1999...........
                             97    80     65     54     38     26

February 2000...........
                             95    71     51     37     18      6

February 2001...........
                             94    63     38     23      3      0

February 2002...........
                             92    56     28     13      0      0

February 2003...........
                             90    49     20      5      0      0

February 2004...........
                             89    43     14      0      0      0

February 2005...........
                             87    38      9      0      0      0

February 2006...........
                             84    33      5      0      0      0

February 2007...........
                             82    28      1      0      0      0

February 2008...........
                             80    24      0      0      0      0

February 2009...........
                             77    20      0      0      0      0

February 2010...........
                             74    17      0      0      0      0

February 2011...........
                             70    13      0      0      0      0

February 2012...........
                             67    10      0      0      0      0

February 2013...........
                             63     7      0      0      0      0

February 2014...........
                             59     4      0      0      0      0

February 2015...........
                             54     2      0      0      0      0

February 2016...........
                             50     0      0      0      0      0

February 2017...........
                             44     0      0      0      0      0

February 2018...........
                             39     0      0      0      0      0

February 2019...........
                             33     0      0      0      0      0

February 2020...........
                             26     0      0      0      0      0

February 2021...........
                             20     0      0      0      0      0

February 2022...........
                             13     0      0      0      0      0

February 2023...........
                              5     0      0      0      0      0

February 2024...........
                              0     0      0      0      0      0

February 2025...........
                              0     0      0      0      0      0

February 2026...........
                              0     0      0      0      0      0

Weighted Average

  Life (years) (1)......  18.32  7.99   4.59   3.52   2.65   2.27

                                   CLASS A-8, CLASS A-16,
                                 CLASS A-18 AND CLASS A-19
                                    CERTIFICATES AT THE
                                   FOLLOWING PERCENTAGES
                                           OF SPA
      DISTRIBUTION        ----------------------------------------
          DATE             0%    100%   200%   275%   400%   500%
------------------------  ----------------------------------------
Initial.................

                            100   100    100    100    100    100

February 1997...........

                             99    95     91     88     84     80

February 1998...........

                             97    85     73     65     51     40

February 1999...........

                             95    72     51     36     13      0

February 2000...........

                             93    60     31     11      0      0

February 2001...........

                             91    48     13      0      0      0

February 2002...........

                             89    38      0      0      0      0

February 2003...........

                             87    29      0      0      0      0

February 2004...........

                             84    20      0      0      0      0

February 2005...........

                             81    13      0      0      0      0

February 2006...........

                             78     6      0      0      0      0

February 2007...........

                             75     0      0      0      0      0

February 2008...........

                             71     0      0      0      0      0

February 2009...........

                             67     0      0      0      0      0

February 2010...........

                             63     0      0      0      0      0

February 2011...........

                             59     0      0      0      0      0

February 2012...........

                             54     0      0      0      0      0

February 2013...........

                             48     0      0      0      0      0

February 2014...........

                             43     0      0      0      0      0

February 2015...........

                             36     0      0      0      0      0

February 2016...........

                             29     0      0      0      0      0

February 2017...........

                             22     0      0      0      0      0

February 2018...........

                             14     0      0      0      0      0

February 2019...........

                              6     0      0      0      0      0

February 2020...........

                              0     0      0      0      0      0

February 2021...........

                              0     0      0      0      0      0

February 2022...........

                              0     0      0      0      0      0

February 2023...........

                              0     0      0      0      0      0

February 2024...........

                              0     0      0      0      0      0

February 2025...........

                              0     0      0      0      0      0

February 2026...........

                              0     0      0      0      0      0

Weighted Average

  Life (years) (1)......  15.36  5.21   3.14   2.53   2.00   1.75


                                         CLASS A-9
                                    CERTIFICATES AT THE
                                   FOLLOWING PERCENTAGES
                                           OF SPA
      DISTRIBUTION        ----------------------------------------
          DATE             0%    100%   200%   275%   400%   500%
------------------------  ----------------------------------------
Initial.................

                            100   100    100    100    100    100
February 1997...........

                            100   100    100    100    100    100
February 1998...........

                            100   100    100    100    100    100
February 1999...........

                            100   100    100    100    100    100
February 2000...........

                            100   100    100    100    100    100
February 2001...........

                            100   100    100    100    100     48
February 2002...........

                            100   100    100    100     64      3
February 2003...........

                            100   100    100    100     28      0
February 2004...........

                            100   100    100     98      7      0
February 2005...........

                            100   100    100     72      0      0
February 2006...........

                            100   100    100     54      0      0
February 2007...........

                            100   100    100     40      0      0
February 2008...........

                            100   100     90     29      0      0
February 2009...........

                            100   100     73     19      0      0
February 2010...........

                            100   100     58     11      0      0
February 2011...........

                            100   100     46      5      0      0
February 2012...........

                            100   100     36      0      0      0
February 2013...........

                            100   100     27      0      0      0
February 2014...........

                            100   100     19      0      0      0
February 2015...........

                            100   100     12      0      0      0
February 2016...........

                            100    94      6      0      0      0
February 2017...........

                            100    79      1      0      0      0
February 2018...........

                            100    64      0      0      0      0
February 2019...........

                            100    51      0      0      0      0
February 2020...........

                            100    38      0      0      0      0
February 2021...........

                            100    27      0      0      0      0
February 2022...........

                            100    16      0      0      0      0
February 2023...........

                            100     5      0      0      0      0
February 2024...........

                             78     0      0      0      0      0
February 2025...........

                             24     0      0      0      0      0
February 2026...........

                              0     0      0      0      0      0
Weighted Average

  Life (years) (1)......  28.55  23.28  15.22  10.83  6.55   5.10

--------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

* Indicates an amount greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                        CLASS A-10
                                   CERTIFICATES AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................    100   100    100    100   100   100
February 1997...........    100   100    100    100   100   100
February 1998...........    100   100    100    100   100   100
February 1999...........    100   100    100    100   100   100
February 2000...........    100   100    100    100   100   100
February 2001...........    100   100    100    100   100   100
February 2002...........    100   100    100    100   100    51
February 2003...........    100   100    100    100    91     0
February 2004...........    100   100    100    100    57     0
February 2005...........    100   100    100    100    38     0
February 2006...........    100   100    100    100    29     0
February 2007...........    100   100    100    100    21     0
February 2008...........    100   100    100     92    16     0
February 2009...........    100   100    100     77    12     0
February 2010...........    100   100    100     65     9     0
February 2011...........    100   100    100     54     6     0
February 2012...........    100   100    100     46     5     0
February 2013...........    100   100     89     36     3     0
February 2014...........    100   100     76     29     2     0
February 2015...........    100   100     65     23     2     0
February 2016...........    100   100     56     18     1     0
February 2017...........    100   100     48     14     1     0
February 2018...........    100   100     39     11     1     0
February 2019...........    100   100     31      8     *     0
February 2020...........    100   100     24      6     *     0
February 2021...........    100    89     18      4     *     0
February 2022...........    100    71     13      3     *     0
February 2023...........    100    54      9      2     *     0
February 2024...........    100    36      5      1     *     0
February 2025...........     84    16      2      *     *     0
February 2026...........      0     0      0      0     0     0
Weighted Average
  Life (years) (1)......  29.40  27.22  21.30  16.44  9.50  6.09

                                CLASS A-11 AND CLASS A-12
                                   CERTIFICATES AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................
                            100   100    100    100   100   100

February 1997...........
                            100   100    100    100   100   100

February 1998...........
                            100   100    100    100   100   100

February 1999...........
                            100   100    100    100   100   100

February 2000...........
                            100   100    100    100   100   100

February 2001...........
                            100   100    100    100   100   100

February 2002...........
                            100   100    100    100   100    50

February 2003...........
                            100   100    100    100    90     0

February 2004...........
                            100   100    100    100    56     0

February 2005...........
                            100   100    100    100    37     0

February 2006...........
                            100   100    100    100    28     0

February 2007...........
                            100   100    100    100    21     0

February 2008...........
                            100   100    100     92    15     0

February 2009...........
                            100   100    100     77    11     0

February 2010...........
                            100   100    100     64     8     0

February 2011...........
                            100   100    100     53     6     0

February 2012...........
                            100   100    100     44     4     0

February 2013...........
                            100   100     89     35     3     0

February 2014...........
                            100   100     76     28     2     0

February 2015...........
                            100   100     65     22     2     0

February 2016...........
                            100   100     55     17     1     0

February 2017...........
                            100   100     46     14     1     0

February 2018...........
                            100   100     38     10     1     0

February 2019...........
                            100   100     30      8     *     0

February 2020...........
                            100   100     23      6     *     0

February 2021...........
                            100    89     18      4     *     0

February 2022...........
                            100    71     13      3     *     0

February 2023...........
                            100    53      9      2     *     0

February 2024...........
                            100    35      5      1     *     0

February 2025...........
                             84    15      2      *     *     0

February 2026...........
                              0     0      0      0     0     0

Weighted Average

  Life (years) (1)......  29.39  27.18  21.22  16.36  9.45  6.08

                                CLASS A-13 AND CLASS A-17
                                   CERTIFICATES AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................

                            100   100    100    100   100   100

February 1997...........

                            100   100    100    100   100   100

February 1998...........

                            100   100    100    100   100   100

February 1999...........

                            100   100    100    100   100   100

February 2000...........

                            100   100    100    100   100   100

February 2001...........

                            100   100    100    100   100    70

February 2002...........

                            100   100    100    100   100     0

February 2003...........

                            100   100    100    100     0     0

February 2004...........

                            100   100    100    100     0     0

February 2005...........

                            100   100    100    100     0     0

February 2006...........

                            100   100    100    100     0     0

February 2007...........

                            100   100    100     34     0     0

February 2008...........

                            100   100    100      0     0     0

February 2009...........

                            100   100    100      0     0     0

February 2010...........

                            100   100    100      0     0     0

February 2011...........

                            100   100     62      0     0     0

February 2012...........

                            100   100     11      0     0     0

February 2013...........

                            100   100      0      0     0     0

February 2014...........

                            100   100      0      0     0     0

February 2015...........

                            100   100      0      0     0     0

February 2016...........

                            100   100      0      0     0     0

February 2017...........

                            100   100      0      0     0     0

February 2018...........

                            100   100      0      0     0     0

February 2019...........

                            100    85      0      0     0     0

February 2020...........

                            100    24      0      0     0     0

February 2021...........

                            100     0      0      0     0     0

February 2022...........

                            100     0      0      0     0     0

February 2023...........

                            100     0      0      0     0     0

February 2024...........

                            100     0      0      0     0     0

February 2025...........

                              0     0      0      0     0     0

February 2026...........

                              0     0      0      0     0     0

Weighted Average

  Life (years) (1)......  28.67  23.61  15.28  10.80  6.56  5.12

                                        CLASS A-15
                                   CERTIFICATES AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................

                            100   100    100    100   100   100
February 1997...........

                             99    97     94     92    89    87
February 1998...........

                             98    90     82     76    67    60
February 1999...........

                             97    81     67     57    41    30
February 2000...........

                             96    73     54     41    20     6
February 2001...........

                             94    65     42     26     4     0
February 2002...........

                             93    59     32     15     0     0
February 2003...........

                             91    52     23      6     0     0
February 2004...........

                             89    47     16      0     0     0
February 2005...........

                             87    41     10      0     0     0
February 2006...........

                             85    37      6      0     0     0
February 2007...........

                             83    32      2      0     0     0
February 2008...........

                             81    28      0      0     0     0
February 2009...........

                             78    24      0      0     0     0
February 2010...........

                             75    19      0      0     0     0
February 2011...........

                             72    15      0      0     0     0
February 2012...........

                             69    12      0      0     0     0
February 2013...........

                             65     8      0      0     0     0
February 2014...........

                             61     5      0      0     0     0
February 2015...........

                             57     2      0      0     0     0
February 2016...........

                             53     0      0      0     0     0
February 2017...........

                             48     0      0      0     0     0
February 2018...........

                             42     0      0      0     0     0
February 2019...........

                             37     0      0      0     0     0
February 2020...........

                             30     0      0      0     0     0
February 2021...........

                             23     0      0      0     0     0
February 2022...........

                             14     0      0      0     0     0
February 2023...........

                              6     0      0      0     0     0
February 2024...........

                              0     0      0      0     0     0
February 2025...........

                              0     0      0      0     0     0
February 2026...........

                              0     0      0      0     0     0
Weighted Average

  Life (years) (1)......  18.78  8.42   4.82   3.68   2.76  2.36

--------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

* Indicates an amount greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

   PERCENTAGE OF INITIAL SUBCLASS OR CLASS PRINCIPAL BALANCE OUTSTANDING FOR:

                                        CLASS A-R
                                    CERTIFICATE AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................    100   100    100    100   100   100
February 1997...........      0     0      0      0     0     0
February 1998...........      0     0      0      0     0     0
February 1999...........      0     0      0      0     0     0
February 2000...........      0     0      0      0     0     0
February 2001...........      0     0      0      0     0     0
February 2002...........      0     0      0      0     0     0
February 2003...........      0     0      0      0     0     0
February 2004...........      0     0      0      0     0     0
February 2005...........      0     0      0      0     0     0
February 2006...........      0     0      0      0     0     0
February 2007...........      0     0      0      0     0     0
February 2008...........      0     0      0      0     0     0
February 2009...........      0     0      0      0     0     0
February 2010...........      0     0      0      0     0     0
February 2011...........      0     0      0      0     0     0
February 2012...........      0     0      0      0     0     0
February 2013...........      0     0      0      0     0     0
February 2014...........      0     0      0      0     0     0
February 2015...........      0     0      0      0     0     0
February 2016...........      0     0      0      0     0     0
February 2017...........      0     0      0      0     0     0
February 2018...........      0     0      0      0     0     0
February 2019...........      0     0      0      0     0     0
February 2020...........      0     0      0      0     0     0
February 2021...........      0     0      0      0     0     0
February 2022...........      0     0      0      0     0     0
February 2023...........      0     0      0      0     0     0
February 2024...........      0     0      0      0     0     0
February 2025...........      0     0      0      0     0     0
February 2026...........      0     0      0      0     0     0
Weighted Average
  Life (years) (1)......   0.08  0.08   0.08   0.08   0.08  0.08

                                         CLASS AP
                                   CERTIFICATES AT THE
                                  FOLLOWING PERCENTAGES
                                          OF SPA
      DISTRIBUTION        --------------------------------------
          DATE             0%    100%   200%   275%   400%  500%
------------------------  --------------------------------------
Initial.................
                            100   100    100    100   100   100
February 1997...........
                             99    97     95     94    92    90
February 1998...........
                             98    92     87     83    76    71
February 1999...........
                             97    86     76     68    57    49
February 2000...........
                             96    80     66     56    43    34
February 2001...........
                             94    74     57     46    32    24
February 2002...........
                             93    68     49     38    24    16
February 2003...........
                             91    63     43     31    18    11
February 2004...........
                             90    58     37     26    13     8
February 2005...........
                             88    54     32     21    10     5
February 2006...........
                             86    49     27     17     7     4
February 2007...........
                             84    45     24     14     6     2
February 2008...........
                             82    42     20     11     4     2
February 2009...........
                             79    38     17      9     3     1
February 2010...........
                             77    35     15      7     2     1
February 2011...........
                             74    31     12      6     2     1
February 2012...........
                             71    28     11      5     1     *
February 2013...........
                             68    25      9      4     1     *
February 2014...........
                             65    23      7      3     1     *
February 2015...........
                             61    20      6      2     *     *
February 2016...........
                             57    18      5      2     *     *
February 2017...........
                             53    15      4      1     *     *
February 2018...........
                             48    13      3      1     *     *
February 2019...........
                             44    11      3      1     *     *
February 2020...........
                             38     9      2      1     *     *
February 2021...........
                             33     7      2      *     *     *
February 2022...........
                             27     6      1      *     *     *
February 2023...........
                             20     4      1      *     *     *
February 2024...........
                             14     3      *      *     *     *
February 2025...........
                              7     1      *      *     *     *
February 2026...........
                              0     0      0      0     0     0
Weighted Average

  Life (years) (1)......  19.88  11.51  7.65   6.05   4.48  3.73

--------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each distribution in reduction of principal balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the aggregate distributions in reduction of principal balance referred to in clause (i).

* Indicates an amount greater than zero but less than 0.5% of the initial principal balance of such Subclass or Class.

    Interest accrued on the Class A Certificates will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as described under "Description of the Certificates--Interest" herein. The yield on the Class A Certificates will be less than the yield otherwise produced by their respective Pass-Through Rates and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

SENSITIVITY OF THE CLASS AP CERTIFICATES

    THE YIELD TO AN INVESTOR IN THE CLASS AP CERTIFICATES WILL BE HIGHLY SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE DISCOUNT MORTGAGE LOANS, WHICH RATE MAY FLUCTUATE SIGNIFICANTLY FROM TIME TO TIME. AN INVESTOR SHOULD FULLY CONSIDER THE ASSOCIATED RISKS, INCLUDING THE RISK THAT A RELATIVELY SLOW RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO AN INVESTOR IN THE CLASS AP CERTIFICATES. THE DISCOUNT MORTGAGE LOANS WILL HAVE LOWER NET MORTGAGE INTEREST RATES THAN THE OTHER MORTGAGE LOANS. IN GENERAL, MORTGAGE LOANS WITH LOWER MORTGAGE INTEREST RATES MAY TEND TO PREPAY AT A SLOWER RATE OF PAYMENT IN RESPECT OF PRINCIPAL THAN MORTGAGE LOANS WITH RELATIVELY HIGHER MORTGAGE INTEREST RATES, IN RESPONSE TO CHANGES IN MARKET INTEREST RATES. AS A RESULT, THE DISCOUNT MORTGAGE LOANS MAY PREPAY AT A SLOWER RATE OF PAYMENT IN RESPECT OF PRINCIPAL THAN THE OTHER MORTGAGE LOANS, RESULTING IN A LOWER YIELD ON THE CLASS AP CERTIFICATES THAN WOULD BE THE CASE IF THE DISCOUNT MORTGAGE LOANS PREPAID AT THE SAME RATE AS THE OTHER MORTGAGE LOANS.

    The following table indicates the sensitivity to various rates of prepayment on the Discount Mortgage Loans of the pre-tax yields to maturity on a corporate bond equivalent ("CBE") basis of the Class AP Certificates. Such calculations are based on distributions made in accordance with "Description of the Certificates" above, on the assumptions described in clauses (i) through (vii) of the first full paragraph on page S-62 and on the further assumptions that (i) the Class AP Certificates will be purchased on February 26, 1996 at an aggregate purchase price of 63.00% of the initial Class AP Principal Balance and (ii) distributions to holders of the Class AP Certificates will be made on the 25th day of each month commencing in March 1996.

  SENSITIVITY OF THE PRE-TAX YIELD ON THE CLASS AP CERTIFICATES TO PREPAYMENTS

                                                        PERCENTAGES OF SPA
                                        ---------------------------------------------------
                                          0%      100%     200%     275%     400%     500%
                                        ------   ------   ------   ------   ------   ------
Pre-Tax Yield (CBE)...................   2.43%    4.58%    7.13%    9.07%   12.18%   14.53%

    The pre-tax yields set forth in the preceding table were calculated by (i) determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class AP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal an assumed aggregate purchase price for the Class AP Certificates of approximately 63.00% of the initial Class AP Principal Balance and (ii) converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class AP Certificates and consequently does not purport to reflect the return on any investment in the Class AP Certificates when such reinvestment rates are considered.

    NOTWITHSTANDING THE ASSUMED PREPAYMENT RATES REFLECTED IN THE PRECEDING TABLE, IT IS HIGHLY UNLIKELY THAT THE DISCOUNT MORTGAGE LOANS WILL PREPAY AT A CONSTANT RATE UNTIL MATURITY, THAT ALL OF THE DISCOUNT MORTGAGE LOANS WILL PREPAY AT THE SAME RATE OR THAT THE DISCOUNT MORTGAGE LOANS WILL NOT EXPERIENCE ANY LOSSES. The Discount Mortgage Loans initially included in the Trust Estate may differ from those currently expected to be included in the Trust Estate, and thereafter may be changed as a result of permitted substitutions. As a result of these factors, the pre-tax yields on the Class AP Certificates are likely to differ from those shown in such table, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA.

                        POOLING AND SERVICING AGREEMENT

GENERAL

    The Series 1996-2 Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the date of initial issuance of the Series 1996-2 Certificates (the "Pooling and Servicing Agreement") among the Seller, the Master Servicer, the Trust Administrator and the Trustee. Reference is made to the Prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the Series 1996-2 Certificates. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the Prospectus.

    The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans as described under "Description of the Mortgage Loans," (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mortgaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the date of original issuance of the Certificates and (iv) the rights of the Trust Administrator to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained pursuant to the Pooling and Servicing Agreement.

DISTRIBUTIONS

    Distributions (other than the final distribution in retirement of the Class A Certificates of each Subclass) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of a Class A Certificate evidencing at least a $5,000,000 initial principal balance or any holder of a Class AP Certificate evidencing a 100% Percentage Interest, distributions will be made on the Distribution Date by wire transfer in immediately available funds, provided that the Master Servicer, or the paying agent acting on behalf of the Master
Servicer, shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in respect of each Subclass or Class of Offered Certificates will be made only upon presentation and surrender of the related Certificate at the office or agency appointed by the Trust Administrator specified in the notice of final distribution with respect to the related Subclass or Class.

    Unless Definitive Certificates are issued as described above, the Master Servicer and the Trust Administrator will treat DTC as the Holder of the Book-Entry Certificates for all purposes, including making distributions thereon and taking actions with respect thereto. DTC will make book-entry transfers among its participants with respect to the Book-Entry Certificates; it will also receive distributions on the Book-Entry Certificates from the Trust Administrator and transmit them to participants for distribution to Beneficial Owners or their nominees.

VOTING

    With respect to any provisions of the Pooling and Servicing Agreement providing for the action, consent or approval of the holders of all Series 1996-2 Certificates evidencing specified Voting Interests in the Trust Estate, the holders of the Class A Certificates will collectively be entitled to a percentage (the "Class A Voting Interest") of the aggregate Voting Interest represented by all Series 1996-2 Certificates equal to the product of (i) the then-applicable Class A Percentage and (ii) the ratio obtained by dividing the Pool Balance (Classes A/B Portion) by the sum of the Pool Balance (Classes A/B Portion) and the Pool Balance (Class AP Portion) (the "Classes A/B Voting Interest"); the holders of the Class AP Certificates will collectively be entitled to a percentage of the aggregate Voting Interest represented by all Series 1996-2 Certificates equal to the percentage obtained by dividing the Pool Balance (Class AP Portion) by the sum of the Pool Balance (Classes A/B Portion) and the Pool Balance (Class AP Portion); and the holders of the Class B
Certificates will collectively be entitled to the balance of the aggregate Voting Interest represented by all Series 1996-2 Certificates (the "Class B Voting Interest"). The aggregate Voting Interests of each Subclass of Class A Certificates on any date will be equal to the product of (a) the Class A Voting Interest on such date and (b) the fraction obtained by dividing the Class A Subclass Principal Balance of such Subclass on such date by the Class A Principal Balance on such date. The aggregate Voting Interests of each Subclass of Class B Certificates on any date will be equal to the product of (a) the Class B Voting Interest on such date and (b) the fraction obtained by dividing the Class B Subclass Principal Balance of such Subclass on such date by the Class B Principal Balance on such date. Each Certificateholder of a Class or Subclass will have a Voting Interest equal to the product of the Voting Interest to which such Class or Subclass is collectively entitled and the Percentage Interest in such Class or Subclass represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or approval of each Class or Subclass of Certificates or specified Classes or Subclasses of Certificates, each Certificateholder of a Subclass will have a Voting Interest in such Subclass equal to such holder's Percentage Interest in such Subclass. Unless Definitive Certificates are issued as described above, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through Participants.

TRUSTEE

    The Trustee  for  the  Series  1996-2 Certificates  will  be  Firstar  Trust
Company, a banking corporation organized under the laws of Wisconsin. The Trustee is located at 615 East Michigan Street, Lewis Center, 4th Floor, Milwaukee, Wisconsin 53202. The Trustee will be responsible for monitoring the compliance of the Master Servicer and each Servicer with the Pooling and Servicing Agreement and the Servicing Agreements. See "The Pooling and Servicing Agreement--The Trustee" in the Prospectus.

TRUST ADMINISTRATOR

    First Bank National Association, a national banking association, will act as Trust Administrator for the Series 1996-2 Certificates. The corporate trust office of the Trust Administrator is located at 180 East Fifth Street, St. Paul, Minnesota, 55101. The Trust Administrator will perform certain administrative functions on behalf of the Trustee and will act as the initial paying agent, certificate registrar and custodian. In addition, the Trust Administrator will, in certain circumstances, be required to make certain advances on or before the related Distribution Date for the benefit of the holders of the Series 1996-2 Certificates. See "Description of the Certificates -- Periodic Advances" herein.

MASTER SERVICER

    SASCOR will act as "Master Servicer" of the Mortgage Loans and, in that capacity, will supervise the servicing of the Mortgage Loans, provide certain reports to the Trust Administrator regarding the Mortgage Loans and the Certificates, make Periodic Advances to the limited extent described herein with respect to the Mortgage Loans if a Servicer fails to make a Periodic Advance required by the related Servicing Agreement, and service Mortgage Loans in the event a Servicer is terminated and a successor servicer is not appointed. The Master Servicer will be entitled to a "Master Servicing Fee" payable monthly equal to the product of (i) 1/12th of a fixed percentage per annum as set forth in the Pooling and Servicing Agreement (the "Master Servicing Fee Rate") and
(ii) the aggregate Scheduled Principal Balances of the Mortgage Loans as of the first day of each month. The Master Servicer will pay all administrative expenses of the Trust Estate subject to reimbursement as described under "Servicing of the Mortgage Loans" in the Prospectus.

SPECIAL SERVICING AGREEMENTS

    The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of a Subclass of Class B Certificates or of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may instruct the Master Servicer to instruct the Servicers, to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Master Servicer only after such holder deposits a specified amount of cash with the Master Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicers acted pursuant to their normal servicing procedures.

OPTIONAL TERMINATION

    At its option, the Master Servicer may purchase from the Trust Estate all of the Mortgage Loans, and thereby effect early retirement of the Series 1996-2 Certificates, on any Distribution Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-Off Date Aggregate Principal Balance. Any such purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4)(A) of the Code. The purchase price will generally be equal to the greater of (i) the unpaid principal balance of each Mortgage Loan plus the fair market value of other property (including any Mortgaged Property title to which has been acquired by the Trust Estate ("REO Property")) in the Trust Estate and (ii) the aggregate fair market value of the Trust Estate's assets plus, in each case, accrued interest. In the event the Trust Estate is liquidated as described above, holders of the Certificates, to the extent funds are available, will receive the unpaid principal balance of their Certificates and any accrued and unpaid interest thereon. The amount, if any, remaining in the Certificate Account after the payment of all principal and interest on the Certificates and expenses of the REMIC will be distributed to the holder of the Class A-R Certificate. See "Description of the Certificates--Additional Rights of the Class A-R Certificateholder" herein and "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans" in the Prospectus.

                        SERVICING OF THE MORTGAGE LOANS

    PHMC will service approximately 76.36% (by Cut-Off Date Aggregate Principal Balance) of the Mortgage Loans and the servicers listed below (the "Other Servicers", and collectively with PHMC, the "Servicers") will service the balance of the Mortgage Loans, as indicated, each pursuant to a separate Servicing Agreement. The rights to enforce the related Servicer's obligations under each Servicing Agreement with respect to the related Mortgage Loans will be assigned to the Trustee for the benefit of Certificateholders. Among other things, the Servicers are obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. See "Servicing of the Mortgage Loans" in the Prospectus.

THE SERVICERS

    The Mortgage Loans initially will be serviced by the following entities:

                                                                 APPROXIMATE
                                                                PERCENTAGE OF
                                                                CUT-OFF DATE
                                                             AGGREGATE PRINCIPAL
NAME OF SERVICER                                              BALANCE SERVICED
-----------------------------------------------------------  -------------------
The Prudential Home Mortgage Company, Inc..................         76.36%
Countrywide Funding Corporation............................         13.21%
FBS Mortgage Corporation...................................          3.47%
BancBoston Mortgage Corporation............................          2.38%
Barnett Mortgage Company...................................          1.48%
First Town Mortgage Corporation............................          0.85%
American Home Funding......................................          0.85%
GMAC Mortgage Corporation..................................          0.57%
Bank of Hawaii.............................................          0.53%
International Savings & Loan of Hawaii.....................          0.19%
National City Mortgage Company.............................          0.08%
Columbia Equities, LTD.....................................          0.03%
                                                                   ------
    Total..................................................        100.00%
                                                                   ------
                                                                   ------

    Certain information with respect to the loan servicing experience of PHMC is set forth under "PHMC-- Delinquency and Foreclosure Experience."

CUSTODIAL ACCOUNTS

    Each Servicer is required to establish and maintain a custodial account for principal and interest (each such account, a "Custodial Account"), into which it will deposit all collections of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) on any Mortgage Loan that such Servicer services, interest (net of Servicing Fees) on any Mortgage Loan that such Servicer services, related insurance proceeds, advances made from the Servicer's own funds and the proceeds of any purchase of a related Mortgage Loan for breach of a representation or warranty or the sale of a Mortgaged Property in connection with liquidation of the related Mortgage Loan. All Custodial Accounts are required to be held in a depository institution and invested in the manner specified in the related Servicing Agreement. Funds in such accounts generally must be held separate and apart from the assets of the Servicer and generally may not be commingled with funds held by a Servicer with respect to mortgage loans other than the Mortgage Loans.

    Not later than the Remittance Date, the Servicers are obligated to remit to the Master Servicer Custodial Account all amounts on deposit in the Custodial Accounts as of the close of business on the business day preceding the Remittance Date other than the following:

       (a)amounts received as late payments of principal or interest respecting which such Servicer previously has made one or more unreimbursed
    Periodic Advances;

       (b)any unreimbursed Periodic Advances of such Servicer with respect to Liquidated Loans;

       (c)those portions of each payment of interest on a particular Mortgage Loan which represent the applicable Servicing Fee, as adjusted where applicable in respect of Prepayment Interest Shortfalls as described under "Description of the Certificates--Interest";

       (d)all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such
    Distribution Date occurs;

       (e)all principal prepayments in full and all partial principal prepayments on Mortgage Loans serviced by Other Servicers and all proceeds of any Mortgage Loans, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the Pooling and Servicing Agreement (other than Partial Liquidation Proceeds with respect to Mortgage Loans serviced by PHMC), received by such Servicer on or after the Due Date occurring in the month in which such Distribution Date occurs, all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds on Mortgage Loans serviced by PHMC, received by PHMC on or after the Determination Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

       (f)all amounts representing certain expenses reimbursable to such Servicer and any other amounts permitted to be retained by such
    Servicer or withdrawn by such Servicer from the Custodial Account pursuant to the applicable Servicing Agreement;

       (g)all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which such Servicer is entitled to retain as additional servicing compensation;

       (h)reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the related Custodial Account;
    and

       (i)proceeds received in connection with the liquidation of a Mortgage Loan serviced by any Other Servicer in any month prior to the month in which such Mortgage Loan becomes a Liquidated Loan (other than any such proceeds with respect to a Mortgage Loan that became a Liquidated Loan in the month prior to the month in which such Remittance Date occurs).

FIXED RETAINED YIELD; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The primary compensation payable to each of the Servicers is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the "Servicing Fee Rate") of the Scheduled Principal Balance of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan will be a fixed percentage rate per annum. The Servicing Fee Rate, as of the Cut-Off Date, is expected to range from approximately 0.200% to 0.250% per annum. In addition to the Servicing Fees, late payment fees, loan assumption fees and prepayment fees with respect to the Mortgage Loans, and any interest or other income earned on collections with respect to the Mortgage Loans pending remittance to the Master Servicer Custodial Account, will be paid to or retained by the Servicers as additional Servicing Compensation. The Servicing Fees payable to PHMC with respect to the Mortgage Loans serviced by PHMC are subject to reduction in any month to cover Prepayment Interest Shortfalls with respect to such Mortgage Loans. The servicing compensation, including Servicing Fees, payable to any Other Servicer is subject to reduction in any month to cover Prepayment Interest Shortfalls and Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced by such Servicer.

    A fixed percentage of the interest on each Mortgage Loan (the "Fixed Retained Yield") with a per annum Mortgage Interest Rate greater than (i) the sum of (a) 7.25%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the rate described in clause
(i), will not be included in the Trust Estate. There will be no Fixed Retained Yield on any Mortgage Loan with a Mortgage Interest Rate equal to or less than the rate described in clause (i). See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the
Prospectus for information regarding other possible compensation to the Servicer. The Master Servicer will pay all routine expenses, including fees of the Trustee and Trust Administrator incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the Prospectus. The servicing fees and other expenses of the REMIC will be allocated to a holder of the Class A-R Certificate who is an individual, estate or trust (whether such Certificate is held directly or through certain pass-through entities) as additional gross income without a corresponding distribution of cash, and any such investor (or its owners, in the case of a pass-through entity) may be limited in its ability to deduct such expenses for regular tax purposes and may not be able to deduct such expenses to any extent for alternative minimum tax purposes. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Limitations on Deduction of Certain Expenses" in the Prospectus.

SERVICER DEFAULTS

    The Trust Administrator will have the right pursuant to the Servicing Agreements to terminate a Servicer in certain events, including the breach by such Servicer of any of its material obligations under its Servicing Agreement. In the event of such termination, (i) the Trust Administrator may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, another servicing institution acceptable to the Trust Administrator and each Rating Agency; and (ii) the Master Servicer shall assume certain of the Servicer's servicing obligations under such Servicing Agreement, including the obligation to make Periodic Advances (limited as provided herein under the heading "Pooling and Servicing Agreement--Periodic Advances"), until such time as a successor servicer is appointed. Any successor Servicer, including the Master Servicer or the Trust Administrator, will be entitled to compensation arrangements similar to those provided to the Servicer. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses" in the Prospectus.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

    An election will be made to treat the Trust Estate, and the Trust Estate will qualify, as a REMIC for federal income tax purposes. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19 and Class A-20 Certificates and the Class AP Certificates (collectively, the "Regular Certificates"), together with the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, will be designated as the regular interests in the REMIC, and the Class A-R Certificate will be designated as the residual interest in the REMIC. The Class A-R Certificate is a "Residual Certificate" for purposes of the Prospectus.

    The Offered Certificates will be treated as "qualifying real property loans" for mutual savings banks and domestic building and loan associations, "regular or residual interests in a REMIC" for domestic building and loan associations, and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus.

REGULAR CERTIFICATES

    The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or in the case of Definitive Certificates, holders) of the Regular Certificates will be required to report income on such Certificates in accordance with the accrual method of accounting.

    The Class AP Certificates will be issued with original issue discount in an amount equal to the excess of the initial principal balance thereof over their respective issue prices. It is anticipated that the Class A-1, Class A-2, Class A-5, Class A-6, Class A-7, Class A-8, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class 17, Class A-18 and Class A-19 Certificates will be issued at a premium and that the Class A-3, Class A-4, Class A-9, Class A-10 and Class A-20 Certificates will be issued with DE MINIMIS original issue discount for federal income tax purposes. It is further anticipated that with respect to the Class B Certificates, which are not offered hereby, the Class B-1 Certificates will be issued at a premium, the Class B-2 Certificates will be issued with DE MINIMIS original issue discount and the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be issued with original issue discount for federal income tax purposes.

    The Prepayment Assumption (as defined in the Prospectus) that the Master Servicer intends to use in determining the rate of accrual of original issue discount will be calculated using 275% SPA. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

RESIDUAL CERTIFICATE

    The holder of the Class A-R Certificate must include the taxable income or loss of the REMIC in determining its federal taxable income. The Class A-R Certificate will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE CLASS A-R CERTIFICATEHOLDER'S REMIC TAXABLE INCOME AND THE TAX LIABILITY THEREON MAY EXCEED, AND MAY SUBSTANTIALLY EXCEED, CASH DISTRIBUTIONS TO SUCH HOLDER DURING CERTAIN PERIODS, IN WHICH EVENT, THE HOLDER THEREOF MUST HAVE SUFFICIENT ALTERNATIVE SOURCES OF FUNDS TO PAY SUCH TAX LIABILITY. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMIC includible by the holder of the Class A-R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

    Under the REMIC Regulations, because the fair market value of the Class A-R Certificate will not exceed 2% of the fair market value of the REMIC the Class A-R Certificate will not have "significant value," and thrift institutions will not be permitted to offset their net operating losses against such excess inclusion income. In addition, the Class A-R Certificate will be considered a "noneconomic residual interest," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfer of the Class A-R Certificate will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due and (iv) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trust Administrator that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Additionally, the Class A-R Certificate generally may not be transferred to certain persons who are not U.S. Persons (as defined herein). See "Description of the Certificates--Restrictions on Transfer of the Class A-R Certificate" herein and "Certain Federal Income Tax Consequences--Federal Income Tax Consequences For REMIC Certificates," "-- Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" and "--Tax-Related Restrictions on Transfer of Residual Certificates--Noneconomic Residual Interests" in the Prospectus.

    An individual, trust or estate that holds the Class A-R Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses properly allocable to the applicable REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R Certificate may not be recovered until termination of the respective REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R Certificate are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such consideration. Any transferee receiving consideration with respect to the Class A-R Certificate should consult its tax advisors.

    A holder of the Class A-R Certificate should consult its tax advisor about the possible application of proposed Treasury regulations issued January 3, 1995 (the "Proposed Mark to Market Regulations," as defined in the Prospectus). Under the Proposed Mark to Market Regulations, no residual interest in a REMIC purchased on or after January 4, 1995 could be marked to market. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Mark to Market Regulations" in the Prospectus.

    DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE EFFECTIVE AFTER-TAX RETURN OF THE CLASS A-R CERTIFICATE MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS A-R CERTIFICATE WERE TAXED AS A DEBT INSTRUMENT, OR MAY BE NEGATIVE.

    See "Certain Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS

    The Class A-R Certificate may not be purchased by or transferred to any person which is an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and which is subject to the fiduciary responsibility rules of Sections 401-414 of ERISA or Code Section 4975 (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), or any person utilizing the assets of such Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA, Code
Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class A-R Certificate and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Class A-R Certificate.

    As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plan. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, unless exempted, investment by an ERISA Plan in the Offered Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Offered Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of the individual administrative exemption and PTE 83-1, including the necessary conditions to their applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Offered Certificates, see "ERISA Considerations" in the Prospectus.

    On December 5, 1990, the DOL issued to the Underwriter an individual administrative exemption, Prohibited Transaction Exemption 90-83, 55 Fed. Reg. 50250 (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Offered Certificates by an ERISA Plan, provided that specified conditions are met.

    Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

    Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Offered Certificates and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. See "ERISA Considerations" in the Prospectus.

                                LEGAL INVESTMENT

    The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Offered Certificates are legal investments for certain entities to the extent provided in the Enhancement Act. However, institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Offered Certificates, as certain Subclasses of the Class A Certificates or the Class AP Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to investments in other Subclasses of the Class A

Certificates or the Class AP Certificates. It should also be noted that certain states recently have enacted, or have proposed enacting, legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. Investors should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

                                SECONDARY MARKET

    There will not be any market for the Offered Certificates prior to the issuance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. As a source of information concerning the Certificates and the Mortgage Loans, prospective investors in Certificates may obtain copies of the reports included in monthly statements to Certificateholders described under "Description of Certificates--Reports" upon written request to the Trustee at the Corporate Trust Office.

                                  UNDERWRITING

    Subject to the terms and conditions of the underwriting agreement dated January 17, 1996 and the terms agreement dated January 17, 1996 (together, the "Underwriting Agreement") among PHMC, the Seller and Donaldson, Lufkin & Jenrette Securities Corporation, as underwriter (the "Underwriter"), the Offered Certificates offered hereby are being purchased from the Seller by the Underwriter upon issuance. The Underwriter is committed to purchase all of the Offered Certificates if any Offered Certificates are purchased. The Underwriter has advised the Seller that it proposes to offer the Offered Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates are expected to be approximately 100.3% of the initial aggregate principal balance of the Class A and Class AP Certificates, plus, in the case of the Class A Certificates, accrued interest thereon from February 1, 1996 to (but not including) February 26, 1996, before deducting expenses payable by the Seller. The Underwriter, which is not an affiliate of the Seller, has advised the Seller that the Underwriter has not allocated the purchase price paid to the Seller for the Class A and Class AP Certificates between the Class A and Class AP Certificates or among the Subclasses of Class A Certificates. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

    The Underwriting Agreement provides that the Seller or PHMC will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

                                 LEGAL MATTERS

    The validity of the Offered Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Underwriter by Brown & Wood, New York, New York.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase from PHMC of the Mortgage Loans underlying the Series 1996-2 Certificates.

                                    RATINGS

    It is a condition to the issuance of the Class A and Class AP Certificates that each Subclass or Class will have been rated "AAA" by Fitch. It is a condition to the issuance of the Class A Certificates that each Subclass will have been rated "AAA" by S&P. It is a condition to the issuance of the Class AP Certificates that such Class will have been rated "AAAr" by S&P. S&P assigns the additional rating of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

    The ratings of Fitch on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. Fitch's rating opinions address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. Fitch's ratings on pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments and consequently any adverse effect the timing of such prepayments could have on an investor's anticipated yield.

    The ratings of S&P on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. S&P ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgage loans. S&P's rating does not address the possibility that investors may experience a lower than anticipated yield as a result of prepayments of the underlying mortgages. In addition, it should be noted that in some structures a default on a mortgage is treated as a prepayment and may have the same effect on yield as a prepayment.

    The Seller has not requested a rating on the Offered Certificates of any Subclass or Class by any rating agency other than Fitch and S&P, although data with respect to the Mortgage Loans may have been provided to other rating agencies solely for their informational purposes. There can be no assurance that any rating assigned by any other rating agency to the Offered Certificates will be as high as those assigned by Fitch and S&P.

                              INDEX OF SIGNIFICANT
                       PROSPECTUS SUPPLEMENT DEFINITIONS

TERM                                                                       PAGE
-------------------------------------------------------------------------
Adjusted Pool Amount.....................................................  S-29
Adjusted Pool Amount (Class AP Portion)..................................  S-29
Adjustment Amount........................................................  S-43
Aggregate Current Bankruptcy Losses......................................  S-44
Aggregate Current Fraud Losses...........................................  S-43
Aggregate Current Special Hazard Losses..................................  S-43
Bankruptcy Loss..........................................................  S-32
Bankruptcy Loss Amount...................................................  S-44
Beneficial Owner.........................................................  S-24
Book-Entry Certificates..................................................  S-3
Bulk Purchase Underwritten Loans.........................................  S-10
CBE......................................................................  S-67
Cede.....................................................................  S-24
Certificateholder........................................................  S-3
Certificates.............................................................  S-5
Class A Certificates.....................................................  Cover
Class A Distribution Amount..............................................  S-27
Class A Optimal Amount...................................................  S-30
Class A Optimal Principal Amount.........................................  S-31
Class A Percentage.......................................................  S-33
Class A Prepayment Percentage............................................  S-33
Class A Principal Balance................................................  S-28
Class A Principal Distribution Amount....................................  S-31
Class A Subclass Interest Accrual Amount.................................  S-28
Class A Subclass Interest Shortfall Amount...............................  S-30
Class A Subclass Principal Balance.......................................  S-28
Class A Voting Interest..................................................  S-68
Classes A/B Fraction.....................................................  S-32
Classes A/B Portion......................................................  S-7
Classes A/B Voting Interest..............................................  S-68
Class AP Certificates....................................................  Cover
Class AP Fraction........................................................  S-14
Class AP Deferred Amount.................................................  S-35
Class AP Optimal Principal Amount........................................  S-34
Class AP Principal Balance...............................................  S-28
Class AP Principal Distribution Amount...................................  S-34
Class A-5 Percentage.....................................................  S-36
Class A-5 Priority Amount................................................  S-36
Class A-5 Prepayment Shift Percentage....................................  S-36
Class B Certificates.....................................................  Cover
Class B Percentage.......................................................  S-33
Class B Prepayment Percentage............................................  S-33
Class B Principal Balance................................................  S-29
Class B Subclass Interest Accrual Amount.................................  S-28
Class B Subclass Principal Balance.......................................  S-28
Class B Voting Interest..................................................  S-68
Closing Date.............................................................  S-10
Code.....................................................................  S-20
Co-op Shares.............................................................  S-45
Cooperatives.............................................................  S-45
Countrywide Servicing Agreement..........................................  S-5
Cross-Over Date..........................................................  S-42
Curtailment Interest Shortfalls..........................................  S-29

TERM                                                                       PAGE
-------------------------------------------------------------------------
Custodial Account........................................................  S-70
Cut-Off Date Aggregate Principal Balance.................................  S-45
Debt Service Reduction...................................................  S-32
Deficient Valuation......................................................  S-37
Definitive Certificates..................................................  S-24
Determination Date.......................................................  S-25
Discount Mortgage Loans..................................................  S-3
Distribution Date........................................................  S-2
DOL......................................................................  S-74
DTC......................................................................  S-8
DTC Participants.........................................................  S-24
ECS......................................................................  S-10
Enhancement Act..........................................................  S-20
ERISA....................................................................  S-20
ERISA Plan...............................................................  S-74
Excess Bankruptcy Losses.................................................  S-44
Excess Fraud Losses......................................................  S-43
Excess Special Hazard Loss...............................................  S-43
Exemption................................................................  S-74
Fitch....................................................................  S-6
Fixed Program Loans......................................................  S-55
Fixed Retained Yield.....................................................  S-71
Fraud Loss...............................................................  S-32
Fraud Loss Amount........................................................  S-43
Funding..................................................................  S-22
Holder...................................................................  S-3
Indirect DTC Participants................................................  S-24
Liquidated Loan..........................................................  S-32
Liquidated Loan Loss.....................................................  S-32
Loan Facility............................................................  S-22
Master Servicer..........................................................  S-2
Master Servicing Fee.....................................................  S-69
Master Servicing Fee Rate................................................  S-69
Mortgage Loans...........................................................  S-2
Mortgaged Properties.....................................................  S-45
Mortgages................................................................  S-45
Net Foreclosure Profits..................................................  S-39
Net Mortgage Interest Rate...............................................  S-29
Net Partial Liquidation Proceeds.........................................  S-32
Non-Supported Interest Shortfalls........................................  S-13
Norwest..................................................................  S-22
Norwest Bank.............................................................  S-22
Norwest Mortgage.........................................................  S-22
Offered Certificates.....................................................  Cover
Original Class B Principal Balance.......................................  S-33
Other Servicers..........................................................  S-5
Other Servicing Agreements...............................................  S-5
Partial Liquidation Proceeds.............................................  S-32
Pass-Through Rate........................................................  S-12
Percentage Interest......................................................  S-27
Periodic Advances........................................................  S-39
PHMC.....................................................................  S-2
PHMC Loan Seller.........................................................  S-2
PHMC Servicing Agreement.................................................  S-5
PHMC Underwritten Loans..................................................  S-10
Plan.....................................................................  S-20

TERM                                                                       PAGE
-------------------------------------------------------------------------
Pool Balance (Classes A/B Portion).......................................  S-33
Pool Balance (Class AP Portion)..........................................  S-7
Pool Certification Underwritten Loans....................................  S-10
Pool Distribution Amount.................................................  S-26
Pool Distribution Amount Allocation......................................  S-27
Pooling and Servicing Agreement..........................................  S-68
Prepayment Interest Shortfalls...........................................  S-29
Program Loans............................................................  S-55
Prudential Insurance.....................................................  S-22
PTE 83-1.................................................................  S-74
Realized Losses..........................................................  S-32
Record Date..............................................................  S-26
Regular Certificates.....................................................  S-72
REMIC....................................................................  S-3
Remittance Date..........................................................  S-25
REO Property.............................................................  S-69
Residual Certificate.....................................................  S-72
Retained Servicing.......................................................  S-22
Rounding Account.........................................................  S-37
Rules....................................................................  S-24
S&P......................................................................  S-6
Sale Agreement...........................................................  S-22
Sale Date................................................................  S-22
SASCOR...................................................................  S-2
SASI.....................................................................  S-22
Scheduled Principal Amount...............................................  S-36
Scheduled Principal Balance..............................................  S-32
Securities Act...........................................................  S-74
Seller...................................................................  S-2
Senior Certificates......................................................  Cover
Senior Optimal Amount....................................................  S-30
Series 1996-2 Certificates...............................................  Cover
Servicer.................................................................  S-2
Servicers................................................................  S-5
Servicing Agreements.....................................................  S-5
Servicing Compensation...................................................  S-12
Servicing Fee Rate.......................................................  S-71
Similar Law..............................................................  S-20
SPA......................................................................  S-61
Special Hazards..........................................................  S-16
Special Hazard Loss......................................................  S-32
Special Hazard Loss Amount...............................................  S-43
Subclass.................................................................  Cover
Subservicing Agreement...................................................  S-22
Trust Estate.............................................................  S-2
Trustee..................................................................  S-6
U.S. Person..............................................................  S-3
UGRIC....................................................................  S-10
Underwriter..............................................................  Cover
Underwriting Agreement...................................................  S-75
Unscheduled Principal Amount.............................................  S-36

THE PRUDENTIAL HOME MORTGAGE SECURITIES COMPANY, INC.                     [LOGO]
                                     SELLER
                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                             ---------------------

    The Prudential Home Mortgage Securities Company, Inc. (the "Seller" or "PHMSC") may sell from time to time under this Prospectus and related Prospectus Supplements Mortgage Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series") consisting of one or more classes (each, a "Class") of Certificates.

    The Certificates of a Series will represent beneficial ownership interests in a separate trust formed by the Seller. Unless otherwise specified in the applicable Prospectus Supplement, the property of each such trust (for each Series, the "Trust Estate") will be comprised primarily of fixed or adjustable interest rate, conventional, monthly pay, fully-amortizing first mortgage loans (the "Mortgage Loans"), secured by one- to four-family residential properties. Unless otherwise specified in the applicable prospectus supplement, the Mortgage Loans will have been acquired by the Seller from its affiliate, The Prudential Home Mortgage Company, Inc. ("PHMC"), and will have been underwritten either to PHMC's underwriting standards, to the extent specified in the applicable prospectus supplement, to the underwriting standards of a Pool Insurer (as defined herein) or to such other standards as are described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable prospectus supplement, all of the Mortgage Loans will be serviced either solely by PHMC (which in such capacity is referred to herein as the "Sole Servicer") or by PHMC together with one or more other servicers (each, a "Servicer") specified in the Prospectus Supplement who will be supervised by an affiliate of PHMSC, Securitized Asset Services Corporation ("SASCOR," and in such capacity, the "Master Servicer").

    The Certificates of a Series will consist of (i) one or more Classes of Certificates representing fractional undivided interests in all the principal payments and the interest payments, to the extent of the related Net Mortgage Interest Rate (as defined herein), on the related Mortgage Loans ("Standard Certificates"), (ii) one or more Classes of Certificates representing fractional undivided interests in all or specified portions of the principal payments and/or interest payments, to the extent of the related Net Mortgage Interest Rate, on the related Mortgage Loans ("Stripped Certificates"), or (iii) two or more Classes of Certificates ("Multi-Class Certificates"), each of which will be assigned a principal balance (a "Stated Amount"), and each of which may bear interest on the Stated Amount at a fixed rate (which may be zero) specified in, or a variable rate determined as specified in, the applicable Prospectus Supplement (the "Interest Rate"). Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass").

    Each Series of Certificates may include one or more Classes of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to such rights of one or more of the other Classes of such Series (the "Senior Certificates"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Estate may be subject to adjustment from time to time on the basis of distributions received in respect thereof. Any Class of Senior Certificates or Subordinated Certificates may, as described above, be divided into two or more Subclasses. If specified in the Prospectus Supplement, credit support may also be provided for any Series of Certificates in the form of a guarantee, letter of credit, mortgage pool insurance policy or other form of credit enhancement as described herein or therein.

    Except for the Seller's limited obligation in connection with certain breaches of its representations and warranties and certain other undertakings and PHMC's obligations as Sole Servicer or SASCOR's obligations as Master Servicer, neither the Seller, the Sole Servicer or Master Servicer, nor any affiliate of the Seller or the Sole Servicer or Master Servicer, will have any obligations with respect to the Certificates.

    An election will be made to treat each Trust Estate (or a segregated pool of assets therein) underlying a Series of Multi-Class Certificates or a Series of Certificates in which the relative interests in the Trust Estate of the Classes of Senior Certificates and Subordinated Certificates are subject to adjustment as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. Such an election may also be made with respect to any other Trust Estate. See "Certain Federal Income Tax Consequences."

    There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide Certificateholders with liquidity of investment or will continue for the life of the Certificates.
                           --------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED  UPON  THE  ACCURACY  OR ADEQUACY  OF  THIS  PROSPECTUS. ANY
       REPRESENTATION  TO   THE   CONTRARY   IS   A   CRIMINAL   OFFENSE.
                            ------------------------

    The Certificates may be sold from time to time by the Seller through dealers or agents, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Certificates. The terms of a particular offering will be set forth in the Prospectus Supplement relating to such offering.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING OF SUCH CERTIFICATES.
                           --------------------------

                The date of this Prospectus is February 15, 1996

                                    REPORTS

    The Sole Servicer or Master Servicer, or the Paying Agent appointed by the Sole Servicer or Master Servicer, will furnish the Certificateholders of each Series, in connection with each distribution and annually, statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable Prospectus Supplement for such Series. No information contained in such reports will have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans--Reports to Certificateholders." The Sole Servicer or Master Servicer will also furnish periodic statements setting forth certain specified information to the Trustee identified in the Prospectus Supplement. See "Servicing of the Mortgage Loans--Reports to the Trustee." In addition, the Sole Servicer will furnish annually to the Trustee for each Series, or each Servicer with respect to any Series having more than one Servicer will furnish to the
Master Servicer (who will be required to furnish promptly to the Trustee for such Series), a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the mortgage loans serviced by the Sole Servicer or Servicer, as the case may be, under the related Pooling and Servicing Agreement and other similar servicing agreements. See "Servicing of the Mortgage Loans--Evidence as to Compliance." Copies of the monthly and annual statements provided by the Sole Servicer or Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Sole Servicer c/o The Prudential Home Mortgage Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701,
Attention: Legal Department or the Master Servicer, 7485 New Horizon Way, Frederick, Maryland, 21701, as applicable.

                             ADDITIONAL INFORMATION

    This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C., under the Securities Act of 1933, as amended (the "Securities Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of any documents incorporated herein by reference will be provided to each person to whom a Prospectus is delivered upon written or oral request directed to The Prudential Home Mortgage Securities Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701, telephone number 301-846-8199.

                        ADDITIONAL DETAILED INFORMATION

    The Seller intends to offer by subscription detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding Series of Certificates. The Detailed Information will reflect payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and will identify various characteristics of the mortgage loans. Among the initial subscribers of the Detailed Information will be a number of major investment brokerage firms as well as financial information service firms. Some of such firms, including certain investment brokerage firms as well as Bloomberg L.P. through the "The Bloomberg (R)" service and Merrill Lynch Mortgage Capital Inc. through the "CMO Passport-Registered Trademark-" service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Seller, the Sole Servicer, the Master Servicer and any affiliates thereof take no responsibility for the actions of such firms in processing, analyzing or disseminating such information. For further information regarding the Detailed Information and subscriptions thereto, please contact The Prudential Home Mortgage Securities Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701, telephone number (301) 846-8199.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are incorporated herein by reference all documents and reports filed or caused to be filed by PHMSC with respect to a Trust Estate pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein. PHMSC will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates a list identifying all filings with respect to a Trust Estate pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since PHMSC's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to PHMSC should be directed to: The Prudential Home Mortgage Securities Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701, telephone number (301) 846-8199.

                               TABLE OF CONTENTS

                                   PROSPECTUS

                                                                             PAGE
                                                                             ----
Reports....................................................................    2
Additional Information.....................................................    2
Additional Detailed Information............................................    2
Incorporation of Certain Information by Reference..........................    2
Summary of Prospectus......................................................    7
  Title of Securities......................................................    7
  Seller...................................................................    7
  Sole Servicer and Servicers..............................................    7
  Master Servicer..........................................................    7
  The Trust Estates........................................................    7
  Description of the Certificates..........................................    8
      A. Standard Certificates.............................................    8
      B. Stripped Certificates.............................................    8
      C. Shifting Interest Certificates....................................    8
      D. Multi-Class Certificates..........................................    8
  Cut-Off Date.............................................................    8
  Distribution Dates.......................................................    8
  Record Dates.............................................................    8
  Interest.................................................................    8
  Principal (Including Prepayments)........................................    9
  Distributions in Reduction of Stated Amount..............................    9
  Credit Enhancement.......................................................    9
  Periodic Advances........................................................   10
  Optional Purchase of Mortgage Loans......................................   10
  ERISA Limitations........................................................   11
  Tax Status...............................................................   11
  Rating...................................................................   11
Risk Factors and Special Considerations....................................   12
  Limited Liquidity........................................................   12
  Limited Obligations......................................................   12
  Limitations, Reduction and Substitution of Credit Enhancement............   12
  Risks of the Mortgage Loans..............................................   12
  Yield and Prepayment Considerations......................................   13
The Trust Estates..........................................................   14
  General..................................................................   14
  Mortgage Loans...........................................................   14
      INSURANCE POLICIES...................................................   17
      ACQUISITION OF THE MORTGAGE LOANS FROM PHMC..........................   18
      ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE..........................   18
      REPRESENTATIONS AND WARRANTIES.......................................   19
      OPTIONAL PURCHASES...................................................   22
Description of the Certificates............................................   23
  General..................................................................   23
  Percentage Certificates..................................................   24
  Multi-Class Certificates.................................................   25
  Distributions to Percentage Certificateholders...........................   25
      CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES...............   25
      CALCULATION OF DISTRIBUTABLE AMOUNTS.................................   25

                                                                             PAGE
                                                                             ----
      DETERMINATION OF AMOUNTS TO BE DISTRIBUTED...........................   27
      SHIFTING INTEREST CERTIFICATES.......................................   29
  Example of Distribution to Percentage Certificateholders.................   31
  Distributions to Multi-Class Certificateholders..........................   32
      VALUATION OF MORTGAGE LOANS..........................................   33
      SPECIAL DISTRIBUTIONS................................................   34
      LAST SCHEDULED DISTRIBUTION DATE.....................................   34
  Credit Support...........................................................   35
      Subordination........................................................   35
        CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES.............   35
        SHIFTING INTEREST CERTIFICATES.....................................   37
      Other Credit Enhancement.............................................   38
        LIMITED GUARANTEE..................................................   38
        LETTER OF CREDIT...................................................   38
        POOL INSURANCE POLICIES............................................   38
        SPECIAL HAZARD INSURANCE POLICIES..................................   38
        MORTGAGOR BANKRUPTCY BOND..........................................   38
  Prepayment and Yield Considerations......................................   39
      Pass-Through Rates and Interest Rates................................   39
      Scheduled Delays in Distributions....................................   39
      Effect of Principal Prepayments......................................   39
      Weighted Average Life of Certificates................................   40
The Seller.................................................................   41
SASCOR.....................................................................   42
PHMC.......................................................................   42
  General..................................................................   42
  Mortgage Loan Production Sources.........................................   43
  Mortgage Loan Underwriting...............................................   44
  Mortgage Origination Processing..........................................   49
  Servicing................................................................   49
Use of Proceeds............................................................   49
Servicing of the Mortgage Loans............................................   49
  The Master Servicer......................................................   49
  The Sole Servicer........................................................   50
  The Servicers............................................................   50
  Payments on Mortgage Loans...............................................   51
  Periodic Advances and Limitations Thereon................................   54
  Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans....   55
  Reports to Certificateholders............................................   55
  Reports to the Trustee...................................................   57
  Collection and Other Servicing Procedures................................   57
  Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage
    Loans..................................................................   57
  Fixed Retained Yield, Servicing Compensation and Payment of Expenses.....   59
  Evidence as to Compliance................................................   60
  Certain Matters Regarding the Sole Servicer or Master Servicer...........   60
The Pooling and Servicing Agreement........................................   61
  Events of Default........................................................   61
  Rights Upon Event of Default.............................................   62
  Amendment................................................................   62
  Termination; Purchase of Mortgage Loans..................................   63

                                                                             PAGE
                                                                             ----
  The Trustee..............................................................   64
Certain Legal Aspects of the Mortgage Loans................................   64
  General..................................................................   64
  Foreclosure..............................................................   64
  Foreclosure on Shares of Cooperatives....................................   65
  Rights of Redemption.....................................................   66
  Anti-Deficiency Legislation and Other Limitations on Lenders.............   66
  Soldiers' and Sailors' Civil Relief Act and Similar Laws.................   67
  Environmental Considerations.............................................   68
  "Due-on-Sale" Clauses....................................................   69
  Applicability of Usury Laws..............................................   70
  Enforceability of Certain Provisions.....................................   70
Certain Federal Income Tax Consequences....................................   70
  Federal Income Tax Consequences for REMIC Certificates...................   71
  General..................................................................   71
  Status of REMIC Certificates.............................................   71
  Qualification as a REMIC.................................................   71
  Taxation of Regular Certificates.........................................   73
      GENERAL..............................................................   73
      ORIGINAL ISSUE DISCOUNT..............................................   73
      ACQUISITION PREMIUM..................................................   75
      VARIABLE RATE REGULAR CERTIFICATES...................................   75
      MARKET DISCOUNT......................................................   76
      PREMIUM..............................................................   77
      ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD.......   77
      TREATMENT OF LOSSES..................................................   78
      SALE OR EXCHANGE OF REGULAR CERTIFICATES.............................   78
  Taxation of Residual Certificates........................................   79
      TAXATION OF REMIC INCOME.............................................   79
      BASIS AND LOSSES.....................................................   80
      TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE...............   80
        ORIGINAL ISSUE DISCOUNT AND PREMIUM................................   81
        MARKET DISCOUNT....................................................   81
        PREMIUM............................................................   81
      LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME...................   81
      TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES........   82
        DISQUALIFIED ORGANIZATIONS.........................................   82
        NONECONOMIC RESIDUAL INTERESTS.....................................   83
        FOREIGN INVESTORS..................................................   83
      SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE...........................   84
      MARK TO MARKET REGULATIONS...........................................   84
  Taxes That May Be Imposed on the REMIC Pool..............................   84
      PROHIBITED TRANSACTIONS..............................................   84
      CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY................   85
      NET INCOME FROM FORECLOSURE PROPERTY.................................   85
  Liquidation of the REMIC Pool............................................   85
  Administrative Matters...................................................   85
  Limitations on Deduction of Certain Expenses.............................   85
  Taxation of Certain Foreign Investors....................................   86
      REGULAR CERTIFICATES.................................................   86
      RESIDUAL CERTIFICATES................................................   86

                                                                             PAGE
                                                                             ----
  Backup Withholding.......................................................   87
  Reporting Requirements...................................................   87
Federal Income Tax Consequences for Certificates as to Which No REMIC
 Election Is Made..........................................................   87
  Standard Certificates....................................................   87
      GENERAL..............................................................   87
      TAX STATUS...........................................................   88
      PREMIUM AND DISCOUNT.................................................   89
        PREMIUM............................................................   89
        ORIGINAL ISSUE DISCOUNT............................................   89
        MARKET DISCOUNT....................................................   89
      RECHARACTERIZATION OF SERVICING FEES.................................   89
      SALE OR EXCHANGE OF STANDARD CERTIFICATES............................   90
  Stripped Certificates....................................................   90
      GENERAL..............................................................   90
      STATUS OF STRIPPED CERTIFICATES......................................   91
      TAXATION OF STRIPPED CERTIFICATES....................................   92
        ORIGINAL ISSUE DISCOUNT............................................   92
        SALE OR EXCHANGE OF STRIPPED CERTIFICATES..........................   92
        PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES...........   92
        POSSIBLE ALTERNATIVE CHARACTERIZATIONS.............................   92
  Reporting Requirements and Backup Withholding............................   93
  Taxation of Certain Foreign Investors....................................   93
ERISA Considerations.......................................................   93
  General..................................................................   93
  Certain Requirements Under ERISA.........................................   94
      GENERAL..............................................................   94
      PARTIES IN INTEREST/DISQUALIFIED PERSONS.............................   94
      DELEGATION OF FIDUCIARY DUTY.........................................   94
  Administrative Exemptions................................................   95
      INDIVIDUAL ADMINISTRATIVE EXEMPTIONS.................................   95
      PTE 83-1.............................................................   96
  Exempt Plans.............................................................   96
  Unrelated Business Taxable Income--Residual Certificates.................   97
Legal Investment...........................................................   97
Plan of Distribution.......................................................   98
Legal Matters..............................................................   99
Rating.....................................................................   99
Index of Significant Definitions...........................................  100

                             SUMMARY OF PROSPECTUS

    THE  FOLLOWING IS  QUALIFIED IN  ITS ENTIRETY  BY REFERENCE  TO THE DETAILED
INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS, AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF CERTIFICATES CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT. CERTAIN CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN ELSEWHERE IN THIS PROSPECTUS.

Title of Securities....  Mortgage   Pass-Through   Certificates   (Issuable   in
                         Series).
Seller.................  The  Prudential Home Mortgage  Securities Company, Inc.
                         (the "Seller"),  a direct,  wholly-owned subsidiary  of
                         The  Prudential Home  Mortgage Company,  Inc. ("PHMC"),
                         which  is   a   direct,  wholly-owned   subsidiary   of
                         Residential  Services Corporation  of America ("RSCA").
                         See  "The  Seller."  The  Seller  and  PHMC  are   each
                         indirect,  wholly-owned subsidiaries  of The Prudential
                         Insurance Company of America ("Prudential Insurance").
Sole Servicer and
  Servicers............  Where PHMC and one or more other entities will  service the  Mortgage  Loans  comprising a  Trust  Estate, such
                         entities  (each,   a  "Servicer")   specified  in   the
                         Prospectus  Supplement  will perform  certain servicing
                         functions with respect to the Mortgage Loans comprising
                         each such Trust Estate pursuant to a related  Servicing
                         Agreement  (each, an "Underlying Servicing Agreement").
                         Where PHMC is the sole servicer (in such capacity,  the
                         "Sole  Servicer"), PHMC will service the Mortgage Loans
                         comprising each such Trust  Estate and administer  each
                         such  Trust Estate pursuant to  a Pooling and Servicing
                         Agreement (each, a "Pooling and Servicing  Agreement").
                         See "Servicing of the Mortgage Loans."
Master Servicer........  Securitized  Asset Services  Corporation ("SASCOR" and,
                         in such capacity, the  "Master Servicer"). SASCOR is  a
                         direct,   wholly  owned  subsidiary   of  PHMC  and  an
                         affiliate of  the Seller.  With respect  to each  Trust
                         Estate  involving  more than  one Servicer,  the Master
                         Servicer pursuant to a Pooling and Servicing  Agreement
                         will  administer each  such Trust  Estate and supervise
                         the Servicers, where applicable. See "Servicing of  the
                         Mortgage Loans."
The Trust Estates......  Each  Trust Estate will consist of the related Mortgage
                         Loans (other than the Fixed Retained Yield (as  defined
                         herein), if any) and certain other related property, as
                         specified  in  the  applicable  Prospectus  Supplement.
                         Unless otherwise specified in the applicable Prospectus
                         Supplement, the  Mortgage Loans  will be  conventional,
                         fixed  interest  rate,  monthly  pay, fully-amortizing,
                         level payment,  one- to  four-family residential  first
                         mortgage  loans.  If  so  specified  in  the applicable
                         Prospectus Supplement, a Trust Estate may include fully
                         amortizing, adjustable  rate Mortgage  Loans,  Mortgage
                         Loans  secured by condominium  units, townhouses, units
                         located within  planned  unit  developments,  long-term
                         leases  with respect  to any  of the  foregoing, shares
                         issued  by  cooperative  housing  corporations,  and/or
                         Mortgage   Loans   which   are   subject   to  interest
                         differential subsidy agreements or buydown schedules or
                         which provide for balloon payments of principal.
                         The Mortgage  Loans  will  have been  acquired  by  the
                         Seller from its affiliate PHMC. The Mortgage Loans will
                         have been originated by PHMC or will have been acquired
                         by  PHMC from  other mortgage loan  originators. All of
                         the Mortgage Loans will  have been underwritten  either
                         to  PHMC's standards,  to the  extent specified  in the
                         applicable Prospectus Supplement, to the standards of a
                         Pool Insurer or to standards otherwise specified in the
                         Prospectus Supplement.  See  "The  Trust  Estates"  and
                         "PHMC--Mortgage Loan Underwriting."

                         The particular characteristics or expected
                         characteristics  of each Trust Estate will be set forth
                         in the applicable Prospectus Supplement.
Description of the
  Certificates.........  Each Series  will consist  of one  or more  Classes  of
                         Certificates  which may  be (i)  Standard Certificates,
                         (ii)  Stripped  Certificates,   or  (iii)   Multi-Class
                         Certificates.   Unless   otherwise  specified   in  the
                         applicable Prospectus Supplement, the Certificates will
                         be offered only in fully-registered form.
  A.  Standard
  Certificates.........  Standard Certificates of a Series will each evidence  a fractional undivided beneficial interest in the related
                         Trust Estate and will entitle the holder thereof to its
                         proportionate  share of  a percentage  of the principal
                         and interest payments (to the extent of the  applicable
                         Net  Mortgage  Interest Rate)  on the  related Mortgage
                         Loans.
  B.  Stripped
  Certificates.........  Stripped Certificates will  each evidence a  fractional undivided  beneficial  interest  in  the  related Trust
                         Estate and  will  entitle  the holder  thereof  to  its
                         proportionate  share of a  specified portion (which may
                         be zero)  of  principal  payments  and/or  a  specified
                         portion  (which may  be zero) of  interest payments (to
                         the extent  of  the applicable  Net  Mortgage  Interest
                         Rate) on the related Mortgage Loans.
  C.  Shifting Interest
  Certificates.........  Shifting Interest Certificates of a Series are Standard
                         or  Stripped Certificates, credit enhancement for which
                         is supplied by the adjustment from time to time of  the
                         relative  interests in  the Trust Estate  of the Senior
                         Certificates and the Subordinated Certificates of  such
                         Series. See "Description of the Certifi-
                         cates--Distributions to Percentage
                         Certificateholders--Shifting Interest Certificates" and
                         "Credit Support--Subordination--Shifting Interest
                         Certificates."
  D.  Multi-Class
  Certificates.........  Each Series of Multi-Class Certificates will consist of
                         Certificates,  each  of  which  evidences  a beneficial
                         interest in the related  Trust Estate and entitles  the
                         holder  thereof to interest payments on the outstanding
                         Stated Amount thereof  at a  fixed rate  (which may  be
                         zero)  specified in,  or a variable  rate determined as
                         specified in, the applicable Prospectus Supplement, and
                         distributions  in  reduction  of  such  Stated   Amount
                         determined  in the  manner and applied  in the priority
                         set forth in the applicable Prospectus Supplement.  The
                         aggregate  Stated  Amount  of a  Series  of Multi-Class
                         Certificates may be less  than the aggregate  principal
                         balance of the related Mortgage Loans.
Cut-Off Date...........  The   date  specified  in   the  applicable  Prospectus
                         Supplement.
Distribution Dates.....  Distributions on  Standard  Certificates  and  Stripped
                         Certificates  will generally  be made  on the  25th day
                         (or, if such day  is not a  business day, the  business
                         day  following the 25th day)  of each month, commencing
                         with  the  month  following  the  month  in  which  the
                         applicable  Cut-Off Date occurs  (each, a "Distribution
                         Date"). Distributions on Multi-Class Certificates  will
                         be  made monthly,  quarterly, or  semi-annually, on the
                         dates   specified   in   the   applicable    Prospectus
                         Supplement.
Record Dates...........  Distributions will be made on each Distribution Date to
                         Certificateholders  of record at  the close of business
                         on  (unless  a  different  date  is  specified  in  the
                         applicable Prospectus Supplement) the last business day
                         of   the  month  preceding  the  month  in  which  such
                         Distribution Date occurs (each, a "Record Date").
Interest...............  With respect to a Series of Certificates consisting  of
                         Standard   Certificates   or   Stripped   Certificates,
                         interest on the related Mortgage Loans at the  applica-
                         ble  pass-through rate for each Class and Subclass (the
                         "Pass-Through Rate"), as  set forth  in the  applicable
                         Prospectus Supplement, will be passed

                         through  monthly to holders thereof, in accordance with
                         the particular terms of each such Certificate.  Holders
                         of  Multi-Class Certificates will receive distributions
                         of interest on the  Stated Amount of such  Certificate,
                         without regard to the Net Mortgage Interest Rate on the
                         underlying  Mortgage Loans.  The Net  Mortgage Interest
                         Rate for  each Mortgage  Loan in  a given  period  will
                         equal the mortgage interest rate for such Mortgage Loan
                         in  such period,  as specified in  the related mortgage
                         note (the "Mortgage Interest Rate"), less the  retained
                         yield,  if any  (the "Fixed Retained  Yield"), and less
                         amounts reserved for  servicing the  Mortgage Loan  and
                         administration  of the related Trust Estate and related
                         expenses (the  "Servicing  Fee" and  "Master  Servicing
                         Fee," as applicable).
Principal (Including
  Prepayments).........  With  respect to  a Series of  Standard Certificates or
                         Stripped Certificates,  unless otherwise  specified  in
                         the   applicable   Prospectus   Supplement,   principal
                         payments (including  prepayments  in full  and  partial
                         prepayments  received by  a Servicer  (other than PHMC)
                         during  the   month  preceding   the  month   of   such
                         Distribution   Date,   or   by   PHMC   prior   to  the
                         Determination Date  preceding such  Distribution  Date)
                         will  be passed through to holders on such Distribution
                         Date.
Distributions in
  Reduction of Stated
  Amount...............  With respect to a  Series of Multi-Class  Certificates, distributions  in  reduction of  Stated Amount  will be
                         made on each Distribution Date  to the holders of  each
                         Class then entitled to receive such distributions until
                         the aggregate amount of such distributions have reduced
                         the Stated Amount of each such Class of Certificates to
                         zero.  Distributions in reduction of Stated Amount will
                         be allocated among the Classes of such Certificates  in
                         the  manner  specified  in  the  applicable  Prospectus
                         Supplement.   See   "Description   of   the    Certifi-
                         cates--Distributions to Multi-Class
                         Certificateholders."
Credit Enhancement.....  A  Series  of  Certificates  may  include  one  or more
                         Classes of Senior Certificates and one or more  Classes
                         of Subordinated Certificates. The rights of the holders
                         of  Subordinated  Certificates of  a Series  to receive
                         distributions with  respect  to  the  related  Mortgage
                         Loans  will  be  subordinated  to  such  rights  of the
                         holders of the Senior  Certificates of the same  Series
                         to  the extent (the "Subordinated Amount") specified in
                         the applicable Prospectus Supplement. This
                         subordination is intended to enhance the likelihood  of
                         the  timely receipt by the Senior Certificateholders of
                         their  proportionate   share   of   scheduled   monthly
                         principal and interest payments on the related Mortgage
                         Loans   and  to  protect   them  against  losses.  This
                         protection will be effected  by the preferential  right
                         of  the  Senior Certificateholders  to  receive current
                         distributions on the related Mortgage Loans and (if  so
                         specified  in the applicable  Prospectus Supplement) by
                         the  establishment  of  a  reserve  fund  (the  "Subor-
                         dination  Reserve Fund") with respect to each Series of
                         Certificates that  includes  a  Class  of  Subordinated
                         Certificates.  Any  Subordination Reserve  Fund  may be
                         funded initially with the  Initial Deposit (as  defined
                         herein)  in  an  amount  specified  in  the  applicable
                         Prospectus Supplement, and may  be funded from time  to
                         time  from  payments  on the  Mortgage  Loans otherwise
                         distributable to the Subordinated Certificateholders in
                         the  manner  and  to   the  extent  specified  in   the
                         applicable  Prospectus  Supplement. The  maintenance of
                         any Subordination Reserve Fund  is intended to  provide
                         liquidity,    but   in    certain   circumstances   the
                         Subordination Reserve Fund  could be  depleted and,  if
                         other    amounts   available   for   distribution   are
                         insufficient, shortfalls in distributions to the Senior
                         Certificateholders could  result.  Until  the  Subordi-
                         nated    Amount    is   reduced    to    zero,   Senior
                         Certificateholders will be entitled to

                         receive the amount of any such shortfall, together with
                         interest at the  applicable Pass-Through  Rate, on  the
                         next   Distribution  Date  (as   defined  herein).  The
                         Subordinated  Amount  is  intended  to  protect  Senior
                         Certificateholders  against losses;  however, if losses
                         realized on the  Mortgage Loans in  a Trust Estate  are
                         exceptionally  high Senior Certificateholders will bear
                         their proportionate share of any losses realized on the
                         related Mortgage  Loans  in excess  of  the  applicable
                         Subordinated Amount.
                         If   so   specified   in   the   applicable  Prospectus
                         Supplement,  the  protection  afforded  to  holders  of
                         Senior Certificates of a Series by the subordination of
                         certain  rights of holders of Subordinated Certificates
                         of such Series to distributions on the related Mortgage
                         Loans may  be  effected by  a  method other  than  that
                         described  above,  such  as,  in  the  event  that  the
                         applicable Trust Estate (or a segregated pool of assets
                         therein)  elects  to  be   treated  as  a  REMIC,   the
                         reallocation  from  time  to  time,  on  the  basis  of
                         distributions previously  received, of  the  respective
                         percentage interests of the Senior Certificates and the
                         Subordinated  Certificates in the related Trust Estate.
                         See "Description of the Certificates--Distributions  to
                         Percentage Certificateholders--Shifting Interest
                         Certificates."
                         The  Certificates  of any  Series, or  any one  or more
                         Classes thereof, may be entitled  to the benefits of  a
                         guarantee,  letter of  credit, mortgage  pool insurance
                         policy or other form of credit enhancement as specified
                         in   the   applicable   Prospectus   Supplement.    See
                         "Description of the Certificates" and "Credit Support."
Periodic Advances......  In  the  event  of  delinquencies  in  payments  on any
                         Mortgage Loan,  the  Servicer servicing  such  Mortgage
                         Loan  will make advances  of cash ("Periodic Advances")
                         to the Custodial Account (as defined herein) or, if the
                         Sole Servicer, to the  Certificate Account (as  defined
                         herein)  to the extent  that such Servicer  or the Sole
                         Servicer determines  such  Periodic Advances  would  be
                         recoverable  from  future payments  and  collections on
                         such Mortgage Loan. Any such Periodic Advances will  be
                         reimbursable  to such Servicer or  the Sole Servicer as
                         described  herein  and  in  the  applicable  Prospectus
                         Supplement.  In cases involving  more than one Servicer
                         and  to  the   extent  described   in  the   Prospectus
                         Supplement,  the Master Servicer or the Trustee may, in
                         certain circumstances,  be  required to  make  Periodic
                         Advances upon a Servicer default. See "Servicing of the
                         Mortgage   Loans--Periodic  Advances   and  Limitations
                         Thereon."
Optional Purchase of
  Mortgage
  Loans................  The Seller,  the  Sole  Servicer, or  with  respect  to
                         Series  having a Master  Servicer, the Master Servicer,
                         may subject to the terms of the applicable Pooling  and
                         Servicing  Agreement  purchase  any  defaulted Mortgage
                         Loan from  the related  Trust  Estate. See  "The  Trust
                         Estates--Mortgage  Loans-- Optional Repurchases." If so
                         specified in the Prospectus Supplement with respect  to
                         a  Series, all, but not less  than all, of the Mortgage
                         Loans in  the related  Trust  Estate and  any  property
                         acquired  in  respect  thereof  at  the  time,  may  be
                         purchased by the  person or persons  specified in  such
                         Prospectus  Supplement in  the manner and  at the price
                         specified in such Prospectus  Supplement. In the  event
                         that  an election  is made  to treat  the related Trust
                         Estate (or a  segregated pool of  assets therein) as  a
                         REMIC, any such purchase will be effected only pursuant
                         to  a "qualified liquidation," as defined under Section
                         860F(a)(4)(A) of the Internal Revenue Code of 1986,  as

                         amended (the "Code"). Exercise of the right of purchase
                         will effect the early retirement of the Certificates of
                         that Series. See "Prepayment and Yield Considerations."
ERISA Limitations......  A fiduciary of any employee benefit plan subject to the fiduciary  responsibility  provisions  of  the Employee
                         Retirement Income  Security  Act of  1974,  as  amended
                         ("ERISA"), including the "prohibited transaction" rules
                         thereunder,  and to the corresponding provisions of the
                         Code,  should  carefully  review  with  its  own  legal
                         advisors   whether   the   purchase   or   holding   of
                         Certificates  could   give   rise  to   a   transaction
                         prohibited  or otherwise  impermissible under  ERISA or
                         the Code. See "ERISA Considerations."
Tax Status.............  The treatment of  the Certificates  for federal  income tax  purposes will be determined (i) by whether a REMIC
                         election  is  made   with  respect  to   a  Series   of
                         Certificates  and,  if  a REMIC  election  is  made, by
                         whether  the  Certificates  are  Regular  Interests  or
                         Residual  Interests  and (ii)  by  whether, if  a REMIC
                         election is not made,  the Certificates of such  Series
                         are Standard Certificates or Stripped Certificates. See
                         "Certain Federal Income Tax Consequences."
Rating.................  It  is  a condition  to  the issuance  of  the Stripped
                         Certificates and  the Multi-Class  Certificates of  any
                         Series  that they be  rated in one  of the four highest
                         rating categories by at least one nationally recognized
                         statistical rating  organization (a  "Rating  Agency").
                         Standard  Certificates  may or  may not  be rated  by a
                         Rating Agency.

                    RISK FACTORS AND SPECIAL CONSIDERATIONS

    Investors should consider, among other things, the following factors in connection with the purchase of Offered Certificates.

LIMITED LIQUIDITY

    There can be no assurance that a secondary market for the Certificates of any Series will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates of any Series. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish a secondary market in such Certificates, however no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

LIMITED OBLIGATIONS

    Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable Prospectus Supplement, Mortgage Loans included in the related Trust Estate will be the sole source of payments on the Certificates of a Series. The Certificates of any Series will not represent an interest in or obligation of PHMSC, PHMC, SASCOR, the Trustee or any of their affiliates, except for PHMSC's limited obligations with respect to certain breaches of its representations and warranties and PHMC's obligations as Sole Servicer or SASCOR's obligations as Master Servicer. Neither the Certificates of any Series nor the related Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, PHMSC, PHMC, SASCOR, the Trustee, any of their affiliates or any other person. Consequently, in the event that payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to PHMSC, PHMC, SASCOR, the Trustee or, except as specified in the applicable Prospectus Supplement, any other entity.

LIMITATIONS, REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

    With respect to each Series of Certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of other Classes of Certificates of the same Series; a limited guarantee; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; and any combination thereof. See "Credit Support" herein. Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. All or a portion of the credit enhancement for any Series of
Certificates will generally be permitted to be reduced, terminated or substituted for, if each applicable rating agency indicates that the then current rating thereof will not be adversely affected. See "Credit Support."

RISKS OF THE MORTGAGE LOANS

    An investment in securities such as the Certificates which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagor's financial condition. No assurance can be given that the values of the Mortgaged Properties (as defined herein) securing the Mortgage Loans underlying any Series of Certificates have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans comprising a particular Trust Estate, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in PHMC's or other Servicers' servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "PHMC--Mortgage Loan Underwriting" and "Description of the Certificates-- Weighted Average Life of Certificates" herein. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the Series evidencing interests in the related Trust Estate will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain Series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "The Trust Estates--Mortgage Loans" and "PHMC--Mortgage Loan Underwriting."

YIELD AND PREPAYMENT CONSIDERATIONS

    The yield of the Certificates of each Series will depend on the rate of principal payment (including prepayments, liquidations due to defaults and repurchases) on the Mortgage Loans and the price paid by Certificateholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. In addition, unless otherwise specified in the related Prospectus Supplement, the yield to investors may be adversely affected by shortfalls which may result from the timing of the receipt of partial prepayments or liquidations as well as shortfalls not covered by aggregate Servicing Fees related to a particular Distribution Date and which shortfalls result from the timing of the receipt of full prepayments. The yield on Certificates entitling the holders thereof primarily or exclusively to payments of interest on the Mortgage Loans will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield on certain other types of Classes of Certificates may be relatively more sensitive to the rate of prepayment of the related Mortgage Loans than other Classes of Certificates. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and national economic conditions and homeowner mobility. See "Prepayment and Yield Considerations."

                               THE TRUST ESTATES

GENERAL

    The Trust Estate for each Series of Certificates will consist of Mortgage Loans evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable Prospectus Supplement:
(i) one- to four-family detached residences, (ii) townhouses, (iii) condominium units, (iv) units within planned unit developments, (v) long-term leases with respect to any of the foregoing, and (vi) shares issued by private non-profit housing corporations ("cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Seller's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale,
(iv) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any Subordination Reserve Fund and/or any other reserve fund, (v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement, and (vi) such other assets as may be specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Trust Estate will not include, however, the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

MORTGAGE LOANS

    The Mortgage Loans will have been acquired by the Seller from its affiliate PHMC. The Mortgage Loans will have been originated by PHMC for it own account or will have been acquired by PHMC from other mortgage loan originators. Each Mortgage Loan will have been underwritten either to PHMC's standards, to the extent specified in the applicable Prospectus Supplement, to the standards of a Pool Insurer or to such other standards set forth in the applicable Prospectus Supplement. See "PHMC--Mortgage Loan Production Sources" and "--Mortgage Loan Underwriting." The Prospectus Supplement for each Series will set forth the respective number and principal amounts of Mortgage Loans (i) originated by PHMC for its own account and (ii) purchased by PHMC from other mortgage loan originators through PHMC's mortgage loan purchase programs.

    Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia. Generally, the land underlying a Mortgaged Property will consist of five acres or less but may consist of greater acreage in PHMC's discretion. The Mortgage Loans may be secured by leases on real property under circumstances that PHMC determines in its discretion are commonly acceptable to institutional mortgage investors. Generally, a Mortgage Loan will be secured by a lease only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease and the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The Prospectus Supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property.

    The Prospectus Supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates and Net Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of Loan-to-Value Ratios at the time of origination of such Mortgage Loans and the highest outstanding principal balance at origination of any such Mortgage Loan.

    The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding two paragraphs may be presented in the Prospectus Supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which will be filed with the Commission within 15 days of the initial issuance of the related Series.

    Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Trust Estate will have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Mortgage Loans, each with a fixed rate of interest and level monthly payments over the term of the Mortgage Loan. If so specified in the applicable Prospectus Supplement, a Trust Estate may include fully amortizing, adjustable rate Mortgage Loans with Mortgage Interest Rates adjusted periodically, in the manner specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, no adjustable interest rate Mortgage Loan will be subject to a possibility of negative amortization. If specified in the applicable Prospectus Supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates and adjustable rates on certain Mortgage Loans may be converted to fixed rates, in each case after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, in either such event, the Pooling and Servicing Agreement will require the Sole Servicer and the Underlying Servicing Agreements require the Servicers to repurchase each such converted Mortgage Loan at the price set forth in the applicable Prospectus Supplement. If specified in the applicable Prospectus Supplement, a Trust Estate may contain convertible Mortgage Loans which have converted prior to the formation of the Trust Estate and which are subject to no further conversions. For purposes of this Prospectus, with respect to any discussion relating to the servicing of Mortgage Loans by a Servicer (including
PHMC) under an Underlying Servicing Agreement or PHMC as the Sole Servicer under a Pooling and Servicing Agreement, each of such Underlying Servicing Agreements and Pooling and Servicing Agreements are referred to as a "Servicing Agreement" and any Servicer (including PHMC as Sole Servicer) under a Servicing Agreement is referred to herein as the "Applicable Servicer."

    Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will have had at origination a Loan-to-Value Ratio in excess of 95%. The Loan-to-Value Ratio is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination, or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) a recertification of the original appraisal is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. Unless otherwise specified in the related Prospectus Supplement, with respect to a Mortgage Loan secured by a second home, an owner-occupied cooperative, a high rise condominium or a non-owner occupied property, the Loan-to-Value Ratio will not exceed 80%, and with respect to a Mortgage Loan which is made to refinance, for equity take out purposes, an existing mortgage loan on a non-owner occupied property, the Loan-to-Value Ratio will generally not exceed 75%. Mortgage Loans having a Loan-to-Value Ratio in excess of 80% will not be covered by primary mortgage insurance, except to the extent specified in the applicable Prospectus Supplement. See "PHMC-- Mortgage Loan Underwriting."

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, recertification of value) of the related Mortgage Loans. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Estate become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in PHMC's or other Servicers' servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "PHMC--Mortgage Loan Underwriting" and "Description of the Certificates--Weighted Average Life of Certificates" herein. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Estate.

    Unless otherwise provided in the applicable Prospectus Supplement, all Mortgage Loans will be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC").

    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Unless otherwise specified in the applicable Prospectus Supplement, Subsidy Payments will be placed in a custodial account ("Subsidy Account") by the Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

    Subsidy Loans are offered by employers generally through either a graduated or fixed subsidy loan program, or a combination thereof. The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points and five percentage points below the Mortgage Interest Rates specified in the related Mortgage Notes. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for specified periods, generally not in excess of ten years. Subsidy Loans are also offered pursuant to combination fixed/graduated programs. The subsidy agreements relating to such Subsidy Loans generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

    Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to refinance such Subsidy Loan. In the event the mortgagor refinances such Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein. In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by PHMC in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "PHMC--Mortgage Loan Underwriting."

    If so specified in the applicable Prospectus Supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the related Prospectus Supplement, placed in a custodial account (the "Buy-Down Fund") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Certificate Account (as defined herein), net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

    If so specified in the applicable Prospectus Supplement, a Trust Estate may include Mortgage Loans which are amortized over 30 years but which have shorter terms to maturity (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). Unless otherwise specified in the applicable Prospectus Supplement, the borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related Balloon Period. In the event PHMC refinances a mortgagor's Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations" herein. A Trust Estate may also include other types of Mortgage Loans to the extent set forth in the applicable Prospectus Supplement.

  INSURANCE POLICIES

    Any Servicing Agreement will require the Applicable Servicer to cause to be maintained for each Mortgage Loan a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). The Servicing Agreement will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Applicable Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Certificate Account by the Sole Servicer or the Custodial Account for remittance to the Master Servicer Custodial Account by a Servicer.

    The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

    The Applicable Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies. The Applicable Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy, had it been maintained.

    In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicing Agreement will require the Applicable Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. PHMC does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

    Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

  ACQUISITION OF THE MORTGAGE LOANS FROM PHMC

    The Seller will have acquired the Mortgage Loans included in each Trust Estate from PHMC pursuant to an agreement (the "PHMC Sale Agreement"). In connection with the conveyance of the Mortgage Loans to the Seller, PHMC will
(i) agree to deliver to the Seller all of the documents which the Seller is required to deliver to the Trustee; (ii) make certain representations and warranties to the Seller which will be the basis of certain of the Seller's representations and warranties to the Trustee; and (iii) agree to repurchase or substitute for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which is discovered at any time not to be in conformance with the representations and warranties PHMC has made to the Seller, if PHMC cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Seller's performance of its limited obligation to repurchase or substitute for Mortgage Loans. See "--Assignment of Mortgage Loans to the Trustee," and "--Representations and Warranties" below.

  ASSIGNMENT OF MORTGAGE LOANS TO THE TRUSTEE

    At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses." The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

    In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create a perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee (or to a designated custodian); provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Seller to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Estate, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Seller, PHMC or the originator of such Mortgage Loan.

    The Trustee will hold such documents in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Seller is in breach of any of its representations and warranties, and such breach materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Seller cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Seller will, within 60 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which a REMIC election will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("Treasury Regulations") shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Seller made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account or Master Servicer Custodial Account, as applicable. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee (or the custodian) and the Seller will deposit in the Certificate Account or Master Servicer Custodial Account, as applicable, an amount equal to the excess of (i) the unpaid principal balance of the Mortgage Loan which is substituted for, over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Net Mortgage Interest Rate to the next scheduled Due Date of the Mortgage Loan which is being substituted for (adjusted, in the case of a Series for which a REMIC election will be made, as set forth in the applicable Pooling and Servicing Agreement, to ensure that the Trustee will not recognize gain). In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the Scheduled Principal Balance (as defined herein) of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Mortgage Interest Rate less than, a Mortgage Interest Rate more than one percent per annum greater than or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will have an unpaid principal balance no greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, margin and frequency of adjustment as the substituted Mortgage Loan. Unless otherwise specified in the applicable Prospectus Supplement, the repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Seller's representations and warranties. Notwithstanding the above, if an election is made to treat the Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC (see "Certain Federal Income Tax Consequences"), substitutions will be made only upon receipt by the Trustee of an opinion of counsel or other evidence satisfactory to the Trustee to the effect that such substitution will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a), otherwise subject the Trust Estate (or segregated pool of assets) to tax, cause any replacement mortgage not to constitute a "qualified replacement mortgage" within the meaning of Code Section 860G(a)(4), or cause the Trust Estate (or segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding.

    The Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. The custodian will keep and review such documents as the Trustee's agent under a custodial agreement.

  REPRESENTATIONS AND WARRANTIES

    Unless otherwise provided in the applicable Pooling and Servicing Agreement for a Series and specified in the applicable Prospectus Supplement, the Seller will represent and warrant, among other things, that as of the date of execution of the Pooling and Servicing Agreement (or such other date as specified in the applicable Prospectus Supplement), with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

         (i) the information set forth in the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

        (ii) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

        (iii) the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the

    Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances; and, if the Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or home owners association fees; and, if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee with, any Mortgage establishes in the Seller a valid first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

        (iv) neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage in any material respect; satisfied, cancelled or subordinated the Mortgage or the related Mortgage
    Note in whole or in part; or released the Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in a document delivered by the Seller to the Trustee together with the related Mortgage;

        (v) all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges previously due and owing have been paid, or an escrow of funds in an amount sufficient to pay for every such item which remains unpaid has been established to the extent permitted by law; and the Seller has not advanced funds or received any advance of funds by a party other than the mortgagor, directly or indirectly (except pursuant to any Buy-Down Loan or Subsidy Loan arrangement), for the payment of any amount required by the Mortgage, except for interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note;

        (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

       (vii) the Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

       (viii) except for Mortgage Loans secured by shares in cooperatives, the Mortgaged Property consists of a fee simple or leasehold estate in real property, all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the applicable title insurance policy) and, to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

        (ix) the Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the Mortgage Loan is not usurious;

        (x) to the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

        (xi) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made;

        (xii) the Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the mortgagor;

       (xiii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

       (xiv) the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with, except for escrow funds for exterior items which could not be completed due to weather; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the date of the Pooling and Servicing Agreement;

       (xv) the Mortgage Loan (except any Mortgage Loan secured by Mortgaged Property located in Iowa, as to which an opinion of counsel of the type customarily rendered in such State in lieu of title insurance is instead received) is covered by an ALTA mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee and no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

       (xvi) the Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense;

       (xvii) to the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

      (xviii) no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render such Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

       (xix) each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

       (xx) each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor which would interfere with such right of foreclosure;

       (xxi) to the best of the Seller's knowledge, no mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

       (xxii) each Mortgaged Property is located in the United States and consists of a one- to four-unit single family residential property which may include a detached home, townhouse, condominium unit, unit in a planned unit development or a leasehold interest with respect to any of the foregoing or, in the case of Mortgage Loans secured by shares of cooperatives, leases or occupancy agreements;

      (xxiii) no payment required under any Mortgage Loan is more than 30 days past due and no Mortgage Loan had more than one delinquency in the preceding 13 months;

      (xxiv) with respect to each Buy-Down Loan, the funds deposited in the Buy-Down Fund, if any, will be sufficient, together with interest thereon at the rate customarily received by the Seller on such funds, compounded monthly, and adding the amounts required to be paid by the mortgagor, to make the scheduled payments stated in the Mortgage Note for the term of the buy-down agreement; and

       (xxv) each Mortgage Loan is a "Qualified Mortgage" within the meaning  of
    Section 860G of the Code.

    No representations or warranties are made by the Seller as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Properties or on the lien of any Mortgage or with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of such hazardous wastes, hazardous substances or fraud will be borne solely by Certificateholders. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" below.

    See "The Trust Estates--Mortgage Loans" for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties.

  OPTIONAL PURCHASES

    Subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller, the Servicer or the Master Servicer may, at its option, repurchase any defaulted Mortgage Loan if, in the Seller's, the Servicer's or the Master Servicer's judgment, the related default is not likely to be cured by the borrower, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Seller, the Sole Servicer or Master Servicer, and the Trustee named in the applicable Prospectus Supplement. Each Pooling and Servicing Agreement will contain substantially the same terms and conditions, except for revisions of defined terms and certain provisions regarding distributions to Certificateholders, credit support and other similar matters. Illustrative forms of Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the forms of Pooling and Servicing Agreement filed as exhibits to the Registration Statement.

    Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the "Regular Certificates") and one Class or Subclass of Certificates with respect to each REMIC that will be designated as "residual interests" within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences" herein.

    The Seller may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a Prospectus Supplement relating to such Subordinated Certificates, the Seller may offer one or more Classes of the Subordinated Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement with respect to a Series of Certificates, each Certificate offered hereby and by the applicable Prospectus Supplement will be issued in fully registered form. The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the related Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange. In the event that an election is made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, no legal or beneficial interest in all or any portion of the "residual interest" thereof may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (x) historically has paid its debts as they have come due, (y) intends to pay its debts as they come due in the future and (z) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (x), (y) and (z) of the preceding sentence are false. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates." In the event that an election is not made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, no Subordinated Certificate may be transferred unless an appropriate ruling of the Internal
Revenue Service or opinion of counsel is obtained to the effect that the transfer will not result in the arrangement contemplated under the Pooling and Servicing Agreement being treated as an association taxable as a corporation under the Code.

    Unless  otherwise  specified  in   the  applicable  Prospectus   Supplement,
distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Sole Servicer or Master Servicer, or the Paying Agent acting on behalf of the Sole Servicer or Master Servicer, shall have been furnished with appropriate wiring instructions not less than three business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

    A Series of Certificates will consist of one or more Classes of Standard Certificates or Stripped Certificates (referred to hereinafter sometimes collectively as "Percentage Certificates") or two or more Classes of Multi-Class Certificates (each as described below).

PERCENTAGE CERTIFICATES

    Each Series of Percentage Certificates may include one or more Classes of Standard Certificates or Stripped Certificates, any Class of which may be divided into two or more Subclasses. The Standard Certificates of each Class will evidence fractional undivided interests in all of the principal and interest (to the extent of the Net Mortgage Interest Rate) payments on the Mortgage Loans comprising the Trust Estate related to such Series. Each holder of a Standard Certificate of a Class will be entitled to receive its Certificate's percentage interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The percentage interest of each Standard Certificate will be equal to the percentage obtained by dividing the aggregate unpaid principal balance of the Mortgage Loans represented by such Standard Certificate as of the Cut-Off Date by the aggregate unpaid principal balance of the Mortgage Loans represented by all the Standard Certificates of the same Class as of the Cut-Off Date.

    The Stripped Certificates of each Class will evidence fractional undivided interests in specified portions of the principal and/or interest payments on the Mortgage Loans comprising the Trust Estate related to such Series. The holders of the Stripped Certificates of each Class will be entitled to receive a portion (which may be zero) as specified in the applicable Prospectus Supplement of the principal distributions comprising the Pool Distribution Amount, and a portion (which may be zero) as specified in the applicable Prospectus Supplement of the interest distributions comprising the Pool Distribution Amount on each Distribution Date.

    In the case of Classes of Stripped Certificates representing interests in interest distributions on the Mortgage Loans and not in principal distributions on the Mortgage Loans, such Certificates will be denominated in notional amounts. The aggregate original notional amount for a Class of such Certificates will be equal to the aggregate unpaid principal balance (or a specified portion thereof) of the Mortgage Loans as of the Cut-Off Date specified in the applicable Prospectus Supplement. The notional amount of each such Stripped Certificate will be used to calculate the holder's pro rata share of the interest distributions on the Mortgage Loans allocated to that Class and for the determination of certain other rights of holders of such Class of Stripped Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans. Each such Certificate's pro rata share of the interest distribution on the Mortgage Loans on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans allocated to its Class by a fraction, the numerator of which is the original notional amount of such Stripped Certificate and the denominator of which is the aggregate original notional amount of all the Stripped Certificates of its Class.

    The interest of a Class of Percentage Certificates representing an interest in a Trust Estate (or a segregated pool of assets therein) with respect to which an election to be treated as a REMIC has been made may be fixed as described above or may vary over time as a result of prepayments received and losses realized on the underlying Mortgage Loans. A Series of Percentage Certificates comprised of Classes whose percentage interests in the Trust Estate may vary is referred to herein as a Series of "Shifting Interest Certificates." Distributions on, and subordination arrangements with respect to, Shifting Interest Certificates are discussed below under the headings "Description of the Certificates-- Distributions to Percentage Certificateholders--Shifting Interest Certificates" and "Credit Support--Subordination-- Shifting Interest Certificates."

MULTI-CLASS CERTIFICATES

    Each Series may include two or more Classes of Multi-Class Certificates. Each Multi-Class Certificate will be assigned a Stated Amount. The Stated Amount may be based on an amount of principal of the underlying Mortgage Loans or on the value of an amount of future cash flows from the related Trust Estate, without distinction as to principal and interest received on the Mortgage Loans. The initial Stated Amount of each Class within a Series of Multi-Class Certificates will be specified in the applicable Prospectus Supplement. Interest on the Classes of Multi-Class Certificates will be paid at rates specified in or determined as specified in the applicable Prospectus Supplement, and will accrue in the manner specified therein. Each Series of Multi-Class Certificates may include one or more Classes of Certificates on which interest accrues but is not payable until such time as specified in the applicable Prospectus Supplement ("Compound Interest Certificates"), and interest accrued on any such Class will be added to the Stated Amount thereof in the manner described therein.

DISTRIBUTIONS TO PERCENTAGE CERTIFICATEHOLDERS

    The discussion in this section "--Distributions to Percentage Certificateholders" with respect to the receipt and distribution of principal (including prepayments) and interest focuses on the practices observed currently by PHMC, as Sole Servicer and, with respect to any Series of Certificates involving more than one Servicer, SASCOR as Master Servicer. With respect to any Series of Certificates involving PHMC and one or more other Servicers, the following discussion assumes that the other Servicers service the Mortgage Loans in accordance with PHMC's practices, and the treatment of principal and interest payments by such other Servicers, to the extent that such treatments differ from that of PHMC, will be specified in the applicable Prospectus Supplement.

  CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES

    Except as otherwise specified in the applicable Prospectus Supplement, on or about the 17th day of each month in which a Distribution Date occurs (the "Determination Date"), the Sole Servicer or Master Servicer will determine the amount of the principal and interest payments on the Mortgage Loans which will be distributed to holders of each Class and Subclass of Percentage Certificates on the succeeding Distribution Date. Such amounts will be distributed, pro rata, to holders of a Class or Subclass of Percentage Certificates (other than Shifting Interest Certificates) except, in the case of Subordinated Certificateholders, for any amounts required to be paid to the holders of the related Senior Certificates or deposited in the related Subordination Reserve Fund, if any. If the Certificates of a Class include two or more Subclasses, the allocation of distributions of principal and interest among such Subclasses will be as specified in the related Prospectus Supplement.

    CALCULATION OF DISTRIBUTABLE AMOUNTS. On each Determination Date, the Sole Servicer or Master Servicer will calculate the "Distributable Amount" for the following Distribution Date for each Class of Certificates. Unless otherwise specified in the applicable Prospectus Supplement, the Distributable Amount for a Class of Senior Certificates (a "Senior Class") of a Series on a Distribution Date (the "Senior Class Distributable Amount") will be an amount equal to the sum of:

         (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by all Certificates of such Senior Class (the "Senior Class Principal Portion") of:

          (a) all scheduled payments of principal on each outstanding Mortgage Loan that became due on the Due Date immediately preceding such
       Distribution Date in accordance with the amortization schedules of the related Mortgage Loans (as adjusted to give effect to any previous prepayments), whether or not such payments were actually received by the Applicable Servicer (the aggregate of such scheduled payments due on any such Due Date being referred to herein as "Scheduled Principal"), and all partial principal prepayments ("Curtailments") and all prepayments in full received by the Applicable Servicer on or after the Determination Date in the month preceding the month in which the Distribution Date occurs (or after the Cut-Off Date, in the case of the first Distribution
       Date) and prior to the Determination Date occurring in the month in which the Distribution Date occurs;

          (b) (A) the unpaid principal balance, less any amounts with respect thereto constituting Late Payments (as herein defined)
       attributable to principal, and less any unreimbursed Periodic Advances with respect thereto, of each Mortgage Loan which was repurchased by the Seller or purchased by the Sole Servicer or Master Servicer, as the case may be, during the month preceding the month in which such Distribution Date occurs, determined as of the date each such Mortgage Loan was repurchased or purchased, as the case may be, (as described in "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee," "--Optional Repurchases," and "The Pooling and Servicing
       Agreement--Termination; Purchase of Certificates"), and (B) the Liquidation Proceeds (as defined herein) other than Liquidation Proceeds which were received prior to the Applicable Servicer's determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming ("Partial Liquidation Proceeds") during the month preceding the month in which such Distribution Date occurs with respect to each Mortgage Loan in respect of which property was acquired, liquidated or foreclosed; and

          (c) all Partial Liquidation Proceeds received by the Applicable Servicer on or after the Determination Date in the month preceding the month in which the Distribution Date occurs and prior to the Determination Date occurring in the month in which the Distribution Date occurs; and

        (ii) interest at the applicable Pass-Through Rate from the second preceding Due Date to the Due Date immediately preceding such Distribution Date on the Senior Class Principal Portion of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, less scheduled amortization of principal thereon and any principal prepayments with respect thereto through the second preceding Due Date and after giving effect to any partial principal prepayments and Partial Liquidation Proceeds applied as of such Due Date and any prepayments in full received prior to the Determination Date in the month of such Due Date (the "Scheduled Principal Balance"), whether or not such interest was actually received by the Applicable Servicer; provided that interest attributable to the accrual of interest on any prepaid Mortgage Loan at the Net Mortgage Interest Rate for such Mortgage Loan prepaid on or after the Determination Date in the month preceding the month in which such Distribution Date occurs from the date of its prepayment in full through the last day of the month in which such prepayment in full occurred ("Prepayment Interest Shortfall") is included only to the extent that funds for such purposes are available out of the aggregate Servicing Fees of the Applicable Servicer; and

        (iii) the sum of (a) the portion that was included in the Senior Class Distributable Amount on a prior Distribution Date of the amount of each scheduled payment of principal and interest on a Mortgage Loan not paid by the mortgagor when due, net of any unreimbursed Periodic Advance with respect thereto that was included in the Distributable Amount of each Class on a prior Distribution Date but was not included in the Pool Distribution Amount until the current Distribution Date (such net amount, a "Late Payment"), less the aggregate amount, if any, received by the holders of such Senior Certificates on any prior Distribution Date or Dates with respect to such Late Payment from amounts otherwise distributable to the holders of Subordinated Certificates and from any credit enhancement available for the benefit of the Senior Certificateholders, and (b) interest on the amount set forth in clause (a) above at the Pass-Through Rate from the Distribution Date on which such Late Payment was first included in the Distributable Amount for such Senior Certificates to the current Distribution Date (the "Late Payment Period"); provided that the foregoing amount will be included in the Senior Class Distributable Amount on a Distribution Date only to the extent such amount is included in the Pool Distribution Amount with respect to such Distribution Date.

    Unless otherwise specified in the applicable Prospectus Supplement, the Distributable Amount for a Class of Subordinated Certificates of a Series on a Distribution Date (the "Subordinated Class Distributable Amount") will be an amount equal to the sum of:

         (i)  the aggregate  undivided interest,  expressed as  a percentage and
    specified  in  the  applicable  Prospectus  Supplement,  evidenced  by   all
    Subordinated Certificates (the "Subordinated Class Principal Portion") of:

          (a) all Scheduled Principal and all prepayments in full and Curtailments received by the Applicable Servicer on or after the
       Determination Date in the month preceding the month in which the Distribution Date occurs ( or after the Cut-Off Date in the case of the first Distribution Date) and prior to the Determination Date occurring in the month in which the Distribution Date occurs;

          (b) (A) the unpaid principal balance, less any amounts with respect thereto constituting Late Payments attributable to principal, and less any unreimbursed Periodic Advances with respect thereto, of each Mortgage Loan which was repurchased by the Representing Party during the month preceding the month in which such

       Distribution Date occurs, determined as of the date each such Mortgage Loan was repurchased or purchased, as the case may be, and (B) the Liquidation Proceeds (other than Partial Liquidation Proceeds) which were received during the month preceding the month in which such Distribution Date occurs with respect to each Mortgage Loan in respect of which property was acquired, liquidated or foreclosed; and

          (c) all Partial Liquidation Proceeds received by the Applicable Servicer on or after the Determination Date in the month preceding the month in which the Distribution Date occurs and prior to the Determination Date occurring in the month in which the Distribution Date occurs; and

        (ii) interest at the applicable Pass-Through Rate from the second preceding Due Date to the Due Date immediately preceding such Distribution Date on the Subordinated Class Principal Portion of the Scheduled Principal Balance of the Mortgage Loans as of the Determination Date preceding such Distribution Date, whether or not such interest was actually received with respect to the Mortgage Loans; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available from the aggregate Servicing Fees of the Applicable Servicer; and

        (iii) the sum of (a) each Late Payment that was included in the Subordinated Class Distributable Amount on a prior Distribution Date plus the aggregate amount, if any, received by the Senior Certificateholders on any prior Distribution Date or Dates with respect to such Late Payment from amounts otherwise available for distribution to the Subordinated Certificateholders on such prior Distribution Date or Dates, or from the Subordination Reserve Fund and not attributable to the Initial Deposit, and
    (b) interest on the amount set forth in clause (a) above at the Pass-Through Rate during the Late Payment Period; provided that the foregoing amount will be included in the Subordinated Class Distributable Amount on such Distribution Date only to the extent such amount is included in the Pool Distribution Amount with respect to such Distribution Date.

    DETERMINATION OF AMOUNTS TO BE DISTRIBUTED. Unless otherwise specified in the applicable Prospectus Supplement, funds available for distribution to Certificateholders of a Series of Percentage Certificates with respect to each Distribution Date for such Series (the "Pool Distribution Amount") will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the Applicable Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the Applicable Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances made by Applicable Servicer or the Master Servicer with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

       (a)amounts received as late payments of principal or interest respecting which Applicable Servicer or the Master Servicer previously has made one or more unreimbursed Periodic Advances;

       (b)that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

       (c)those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, as adjusted in respect of principal prepayments in full as described in "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans" below, and (iii) with respect to any Series of Certificates involving more than one Servicer, the applicable Master Servicing Fee (with respect to such Distribution Date, together with the amounts described in clause (i), the "Amounts Held for Future Distribution");

       (d)all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such
    Distribution Date occurs;

       (e)all proceeds (including Liquidation Proceeds other than Partial Liquidation Proceeds) of any Mortgage Loans, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs and all principal prepayments in full, Curtailments and Partial Liquidation Proceeds received by the Applicable Servicer on or after the Determination Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

       (f)that  portion  of  Liquidation Proceeds  which  represents  any unpaid
          Servicing Fees or any Master Servicing Fee to which the Applicable Servicer or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

       (g)if an election has been made to treat the applicable Trust Estate as a REMIC, any Net Foreclosure Profits with respect to such Distribution
    Date. "Net Foreclosure Profits" with respect to a Distribution Date will be the excess of (i) the portion of aggregate net Liquidation Proceeds which represents the amount by which aggregate profits on Liquidated Loans with respect to which net Liquidation Proceeds exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate over (ii) aggregate realized losses on Liquidated Loans with respect to which net Liquidation Proceeds are less than the unpaid principal balance thereof plus accrued interest at the Mortgage Interest Rate.

       (h)all amounts representing certain expenses reimbursable to the Sole Servicer or Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Sole Servicer or Master Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

       (i)all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees and payments of interest related to principal prepayments received on or after the first day of the month in which a Distribution Date occurs and prior to the Determination Date in the month of such Distribution Date which the Applicable Servicer is entitled to retain pursuant to the applicable Servicing Agreement;

       (j)reinvestment earnings on payments received in respect of the Mortgage Loans; and

       (k)any recovery of an amount in respect of principal which had previously been allocated as a realized loss to such Series of Certificates.

    The Sole Servicer or Master Servicer will calculate the portion of the Distributable Amount for each Class of the Series that is available to be paid out of the Pool Distribution Amount on such date. The portion so available on a Distribution Date to the Senior Certificateholders and to the Subordinated Certificateholders (respectively, the "Senior Class Pro Rata Share" and the "Subordinated Class Pro Rata Share") will be the amount equal to the product of
(a) the Pool Distribution Amount for such date and (b) a fraction the numerator of which is the Distributable Amount for such Class on such date and the denominator of which is the sum of the Distributable Amounts for such Series on such date.

    On each Distribution Date for a Series of Percentage Certificates (other than Shifting Interest Certificates), the holders of the Senior Certificates of such Series will be entitled to receive the Senior Class Pro Rata Share of such Class on such Distribution Date. In addition, to the extent credit enhancement is available on such Distribution Date, the Senior Certificateholders will be entitled to receive the amount by which the Senior Class Distributable Amount plus any Senior Class Carryover Shortfall (as defined below) on such Distribution Date exceeds the Senior Class Pro Rata Share on such Distribution Date (such excess being referred to herein as the "Senior Class Shortfall"). Such credit support includes: (a) amounts otherwise distributable to the Subordinated Certificateholders on such Distribution Date and amounts available for such purpose in the Subordination Reserve Fund as described below; (b) amounts held in the Certificate Account for future distributions to Certificateholders; and (c) amounts available under any form of credit enhancement (other than subordination) which is specified in the applicable Prospectus Supplement. See "Credit Support" below. The manner in which any available credit support will be allocated among Subclasses of a Senior Class will be set forth in the applicable Prospectus Supplement. With respect to any Distribution Date, the "Senior Class Carryover Shortfall" means the excess, if any, of (a) the amount the Senior Certificateholders were entitled to receive on the prior Distribution Date less the amount the Senior Certificateholders received on such prior Distribution Date, together with interest thereon at the Pass-Through Rate of such Senior Class from such prior Distribution Date through the current Distribution Date, over (b) the portion of the amount specified in clause (a) constituting Late Payments, together with interest on such portion at the applicable Pass-Through Rate from such prior Distribution Date through the current Distribution Date, to the extent such Late Payments and interest thereon are included in the Pool Distribution Amount with respect to the current Distribution Date.

    With respect to a Series of Percentage Certificates (other than Shifting Interest Certificates) including a Class of Subordinated Certificates, once the Subordinated Amount is reduced to zero, any remaining Senior Class Shortfall with respect to a Class of Senior Certificates will cease to be payable from amounts otherwise distributable to the Subordinated Certificateholders and the amounts in the related Subordination Reserve Fund, if any, except that the portion of such Senior Class Shortfall which is attributable to the accrual of interest on the Senior Class Carryover Shortfall (the "Senior Class Shortfall Accruals") shall continue to bear interest at the applicable Pass-Through Rate, and the Senior Certificateholders shall continue to have a preferential right to be paid such amounts from distributions otherwise available to the Subordinated Certificateholders until such amount (including interest thereon at the applicable Pass-Through Rate) is paid in full. See "Credit Support--Subordination" below.

    The Subordinated Certificateholders will be entitled to receive on any Distribution Date an amount equal to the Subordinated Class Pro Rata Share less:
(a) any amounts required to be distributed to the Senior Certificateholders pursuant to the subordination of the rights of the Subordinated Certificateholders as described below; and (b) any amounts necessary to fund the Subordination Reserve Fund as described below. See "Credit Support--Subordination" below.

  SHIFTING INTEREST CERTIFICATES

    On each Distribution Date for a series of Shifting Interest Certificates, the Sole Servicer or Master Servicer will distribute on behalf of the Trustee or cause the Paying Agent to distribute, as the case may be, to the holders of record on the Record Date of a Class of Senior Certificates, to the extent of the Pool Distribution Amount with respect to such Distribution Date (as determined by the Sole Servicer or Master Servicer on the related Determination Date in the same manner as described above with respect to Percentage Certificates other than Shifting Interest Certificates) and prior to any distribution being made on the related Subordinated Certificates, an amount equal to the Senior Class Distribution Amount. The Senior Class Distribution Amount will (except as otherwise set forth in the applicable Prospectus
Supplement) be calculated for any Distribution Date as the lesser of (x) the Pool Distribution Amount for such Distribution Date and (y) the sum of:

         (i) one month's interest at the applicable Pass-Through Rate on such Class's outstanding principal balance (less, if specified in the applicable Prospectus Supplement, (a) the amount by which the aggregate Prepayment Interest Shortfall with respect to the preceding month exceeds the aggregate Servicing Fees of the Applicable Servicer, in each case allocated to such Class on the basis set forth in the related Prospectus Supplement and/or (b) one month's interest at the applicable Net Mortgage Interest Rate on such Class's percentage, specified in the applicable Prospectus Supplement, of the Scheduled Principal Balance of each Special Hazard Mortgage Loan (as defined below) covered by clause (iv) below);

        (ii) if distribution of the amount of interest calculated pursuant to clause (i) above on any prior Distribution Date was not made in full on such prior Distribution Date, an amount equal to (a) the difference between (x) the amount of interest which the holders of such Class would have received on the prior Distribution Date if there had been sufficient funds available in the Certificate Account and (y) the amount of interest actually distributed to such holders on such prior Distribution Date (the "Unpaid Interest Shortfall") less (b) the aggregate amount distributed on Distribution Dates subsequent to such prior Distribution Date with respect to the Unpaid Interest Shortfall;

        (iii) such Class's percentage, calculated as provided in the applicable Prospectus Supplement, of (a) all scheduled payments of principal due on each outstanding Mortgage Loan, on the Due Date occurring in the month in which the Distribution Date occurs, (b) all partial principal prepayments and Partial Liquidation Proceeds received by the Applicable Servicer in reduction of the unpaid principal of any Mortgage Loan on or after the
    Determination   Date  in  the  month  preceding   the  month  in  which  the
    Distribution Date occurs (or after the Cut-Off Date, in the case of the first Distribution Date) and prior to the Determination Date occurring in the month in which the Distribution Date occurs, and (c) the Scheduled Principal Balance of each Mortgage Loan which (i) was the subject of a principal prepayment in full received by the Applicable Servicer on or after the Determination Date in the month preceding the month in which the Distribution Date occurs (or after the Cut-Off Date in the case of the first Distribution Date) and prior to the Determination Date occurring in the month in which the Distribution Date occurs, or (ii) was repurchased by the Seller or purchased by the person or persons specified in the applicable Prospectus Supplement pursuant to the Pooling and Servicing Agreement during such preceding month; and

        (iv) such Class's specified percentage of the net Liquidation Proceeds (other than net Partial Liquidation Proceeds) from any Mortgage Loan that became a liquidated Mortgage Loan during such preceding month;

provided that, if such Distribution Date falls on or after the "Cross-Over Date" (i.e., the date on which the amount of principal payments on the Mortgage Loans to which the holders of the related Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates), then the Senior Class Distribution Amount will instead equal the lesser of (x) the Pool Distribution Amount and (y) the sum of the items referred to above plus the amount by which such Class's outstanding principal balance as of such Distribution Date exceeds the Pool Scheduled Principal Balance as of such Distribution Date. The "Pool Scheduled Principal Balance" as of any Distribution Date is the aggregate of the Scheduled Principal Balances of all Mortgage Loans in a Trust Estate that were outstanding on the first day of the month prior to the month in which such Distribution Date falls. The Pool Scheduled Principal Balance is determined after taking into account all principal prepayments and Partial Liquidation Proceeds applied by the Applicable Servicer on such first day of the month prior to the month in which such Distribution Date falls. Under its current servicing practices, principal prepayments and Partial Liquidation Proceeds received in any month are applied by the Servicer in reduction of the unpaid principal balance of the related Mortgage Loan as of the first day of such month.

    If so provided in the applicable Prospectus Supplement, holders of one or more Classes of Senior Certificates will also be entitled to receive, as its or their specified percentage(s) referred to in clauses (y)(iii)(b) and
(y)(iii)(c)(i) above, all partial principal prepayments and all principal prepayments in full on the Mortgage Loans in the related Trust Estate under the circumstances or for the period of time specified therein, which will have the effect of accelerating the amortization of the Senior Certificates while increasing the respective interest evidenced by the Subordinated Certificates in the related Trust Estate. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

    If the Special Hazard Termination Date would occur on any Distribution Date under the circumstances referred to in "Credit Support--Subordination" below, the Senior Class Distribution Amount for each Class of Senior Certificates of such Series calculated as set forth in the two preceding paragraphs will be modified to the extent described in such section.

    Amounts distributed to a Class of Senior Certificates on a Distribution Date will be deemed to be applied first to the payment of current interest, if any, due on such Class (i.e., the amount calculated pursuant to clause (y)(i) of the third preceding paragraph), second to the payment of any Unpaid Interest Shortfall (i.e., the amount calculated pursuant to clause (y)(ii) of such paragraph) and third to the payment of principal, if any, due on such Class (i.e., the aggregate of the amounts calculated pursuant to clauses (y)(iii) and (y)(iv) of such paragraph).

    As indicated above, in the event that the Pool Distribution Amount on any Distribution Date is not sufficient to make the full distribution of current interest to the holders of a Class of Senior Certificates entitled to payments of interest, the difference between the amount of current interest which the holders of such Class would have received on such Distribution Date if there had been sufficient funds available and the amount actually distributed will be added to the amount of interest which the holders of such Class are entitled to receive on the next Distribution Date. Unless otherwise specified in the applicable Prospectus Supplement, the amount of any such interest shortfall so carried forward will not bear interest.

    If the Pool Distribution Amount is insufficient on any Distribution Date to make the full distribution of principal due on a Class of Senior Certificates, the percentage of principal payments to which the holders of the Senior Certificates would be entitled on the immediately succeeding Distribution Date will be increased. This increase will have the effect of reducing, as a relative matter, the respective interest of the holders of the Subordinated Certificates in future payments of principal on the related Mortgage Loans. If the Pool Distribution Amount is not sufficient to make full distribution described above to the holders of all Classes of Senior Certificates on any Distribution Date
(assuming that more than one Class or Subclass of Senior Certificates of a Series has been issued), unless otherwise specified in the applicable Prospectus Supplement, the holders of each such Class or Subclass will share in the funds actually available in proportion to the respective amounts that each such Class or Subclass would have received had the Pool Distribution Amount been sufficient to make the full distribution of interest and principal due to each such Class or Subclass.

    Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date the holders of the related Subordinated Certificates will be entitled to receive (in the amounts specified therein if there is more than one Class of Subordinated Certificates), out of funds available for distribution in the related Certificate Account on such date, all amounts remaining after deduction of the amounts required to be distributed to the holders of all Classes of Senior Certificates of the same Series.

EXAMPLE OF DISTRIBUTION TO PERCENTAGE CERTIFICATEHOLDERS

    The discussion in this section "--Example of Distribution to Percentage Certificateholders" with respect to the receipt and distribution of principal including prepayments and interest payments focuses on the practices observed currently by PHMC as Sole Servicer and, with respect to any Series of Certificates involving more than one Servicer, SASCOR as Master Servicer. With respect to any Series of Certificates involving PHMC and one or more other Servicers, the following discussion assumes that the other Servicers service the Mortgage Loans in accordance with PHMC's practices, and the treatments of principal prepayments by such other Servicers, to the extent that such treatments differ from that of PHMC, will be specified in the applicable Prospectus Supplement.

    The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Estate's existence, assuming the Certificates are issued in the month of January, with a Distribution Date on the 25th of each month and a Determination Date on the 17th of each month:

January 1(A)...........  Cut-Off Date.
January 2-January        The   Applicable  Servicer   receives  any  liquidation
  31(B)................  proceeds for  liquidated  Mortgage Loans  and  interest thereon to date of liquidation.
January 31(C)..........  Record Date.
February 1-February      The  Applicable Servicer receives scheduled payments of
  16(D)................  principal and interest due on February 1.
February 17(E).........  Determination Date.
February 18(F).........  Remittance Date.
February 25(G).........  Distribution Date.

------------------------

(A) The initial unpaid principal balance of the Mortgage Loans in a Trust Estate would be the aggregate unpaid principal balance of the Mortgage Loans at the close of business on January 1, after deducting principal payments due on or before such date. Those principal payments due on or before January 1 and the related interest payments, would not be part of the Trust Estate and would be remitted by the Applicable Servicer to the Seller when received.

(B) Liquidation Proceeds received during this period would be credited to the Certificate Account for distribution to Certificateholders on the February 25 Distribution Date. When a Mortgage Loan is liquidated or an insurance claim with respect to a Mortgage Loan is settled, interest on the amount liquidated or received in settlement is collected only from the last scheduled Due Date to the date of liquidation or settlement.

(C) Distributions in the month of February will be made to Certificateholders of record at the close of business on this date.

(D) Scheduled monthly payments on the Mortgage Loans due on February 1, and principal prepayments and Partial Liquidation Proceeds received by the Applicable Servicer in reduction of the unpaid principal balance of any
    Mortgage Loan  prior to  February 17,  will be  deposited in  the  Custodial
    Account as received by the Servicer or in the Certificate Account in the case of the Sole Servicer and will be distributed to Certificateholders on the February 25 Distribution Date. Liquidation proceeds (other than Partial Liquidation Proceeds), and proceeds with respect to the repurchase or purchase of any of the Mortgage Loans, in each case received during this period, and principal prepayments and Partial Liquidation Proceeds received on or after February 17, will be deposited in the Certificate Account but will not be distributed to Certificateholders on the February 25 Distribution Date. Instead, such amounts will be credited to the Certificate Account for distribution to Certificateholders on the March 25 Distribution Date. When a Mortgage Loan is prepaid in part and such payment is applied as of a date other than a Due Date, interest is charged on such payment only to the date applied. To the extent funds are available from the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed to Certificateholders on the related Distribution Date, the Applicable Servicer would make an additional payment to Certificateholders with respect to any Mortgage Loan that prepaid in full on or after the
    Determination Date in the month preceding the month in which such Distribution Date occurs equal to the amount of interest on such Mortgage Loan at the Net Mortgage Interest Rate for such Mortgage Loan from the date of such prepayment in full through the end of the month preceding the month in which such Distribution Date occurs.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

    Succeeding monthly periods follow the pattern of (B) through (F), except that the period in (B) begins on the first of the month.

DISTRIBUTIONS TO MULTI-CLASS CERTIFICATEHOLDERS

    The following description of distributions to Multi-Class Certificateholders is one example of how such distributions may be determined. The Prospectus Supplement for a Series may provide for a different manner in which distributions to Multi-Class Certificateholders will be determined for such Series so long as such Multi-Class Certificates are rated upon issuance in one of the four highest rating categories by at least one Rating Agency.

    Except as otherwise set forth in the applicable Prospectus Supplement, distributions of interest and distributions in reduction of the Stated Amount of Multi-Class Certificates will be made from the Pool Distribution Amount (as determined by the Servicer on the related Determination Date in the same manner as described above with respect to Series of Percentage Certificates) on each Distribution Date for such Series to the holders of each Class then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Amount of each such Class of Certificates to zero. Distributions in reduction of Stated Amount will be allocated among the Classes of such Certificates in the manner specified in the applicable Prospectus Supplement. If so specified in the related Prospectus Supplement, such Series may include Classes designed to receive principal payments using a predetermined schedule such as planned amortization class certificates and targeted amortization class certificates and Classes that receive principal payments only if other designated Classes receive their scheduled payments. Unless otherwise specified in the applicable Prospectus Supplement, all distributions in reduction of the Stated Amount of a Class of Multi-Class Certificates will be made pro rata among the Certificates of such Class.

--------------------------------------------------------------------------------
(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(E) As of the close of business on February 17, each Applicable Servicer will determine the amounts of Periodic Advances to be made by such Applicable Servicer in respect of Mortgage Loans serviced thereby and the Sole Servicer or the Master Servicer will determine the amounts of principal and interest which will be distributed to the Certificateholders, including scheduled payments due on or before February 1 which have been received on or before the close of business on February 16, principal prepayments and Partial Liquidation Proceeds received by each Applicable Servicer in reduction of the unpaid principal balance of any Mortgage Loan prior to February 17 and liquidation proceeds (other than Partial Liquidation Proceeds), and proceeds with respect to the repurchase or purchase of any of the Mortgage Loans, received during the period commencing January 2 and ending on January 31. With respect to each Series of Percentage Certificates, other than Shifting Interest Certificates, the Sole Servicer or Master Servicer will calculate the Distributable Amount and the Pro Rata Share for each Class, and the amount otherwise distributable to the Subordinated Class, together with amounts, if any, in the Subordination Reserve Fund, will be available, to the extent of the Subordinated Amount, to increase the amount distributable to the Senior Class or Classes up to the Senior Class Shortfall in respect of such Classes. With respect to each Series of Shifting Interest Certificates, the Sole Servicer or Master Servicer will calculate the Senior Class Distribution Amount for each Senior Class and will determine the percentage interests of each Senior Class to be used in connection with calculating Senior Class Distribution Amounts with respect to the March 25 Distribution Date. If applicable, the Sole Servicer or Master Servicer will calculate the amounts payable in respect of any other form of credit enhancement.

(F) With respect to any Series of Certificates involving more than one Servicer, unless otherwise specified in the Prospectus Supplement, each Servicer will be required to remit to the Master Servicer Custodial Account on the February 18 Remittance Date all amounts on deposit in the respective Custodial Account (other than Amounts Held for Future Distribution). In addition, if at any time the amount on deposit in any Custodial Account (other than any Eligible Custodial Account) exceeds $100,000 or another amount specified in the Prospectus Supplement, the Servicer will be required to remit such excess amount to the Master Servicer Custodial Account within one business day thereafter.

(G) Unless otherwise so specified in the related Prospectus Supplement, the Sole Servicer or Master Servicer or the Paying Agent will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

    Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the aggregate amount that will be distributed in reduction of Stated Amount to holders of Multi-Class Certificates of a Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are available, the sum of (i) the Multi-Class Certificate Distribution Amount (as defined herein) and (ii) if and to the extent specified in the related Prospectus Supplement, the applicable percentage of the Spread specified in such Prospectus Supplement.

    Unless otherwise specified in the applicable Prospectus Supplement, the "Multi-Class Certificate Distribution Amount" with respect to a Distribution Date for a Series of Multi-Class Certificates will equal the amount, if any, by which the Stated Amount of the Multi-Class Certificates of such Series (after taking into account the amount of interest to be added to the Stated Amount of any Class of Compound Interest Certificates on such Distribution Date and before giving effect to any distributions in reduction of Stated Amount on such Distribution Date) exceeds the Pool Value (as defined herein) of the Mortgage Loans included in the Trust Estate for such Series as of the end of the period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Multi-Class Certificate Distribution Amount with respect to a Distribution Date for a Series of Certificates having one or more Classes of Multi-Class Certificates, the Pool Value of the Mortgage Loans included in the Trust Estate for such Certificates will be reduced to take into account all distributions thereon received by the Trustee during the applicable Due Period.

    Unless otherwise specified in the applicable Prospectus Supplement, "Spread" with respect to a Distribution Date for a Series of Multi-Class Certificates will be the excess of (a) the sum of (i) all payments of principal and interest received on the related Mortgage Loans (net of the Fixed Retained Yield, if any, and the applicable Master Servicing Fee and/or Servicing Fee with respect to such Mortgage Loans) in the Due Period applicable to such Distribution Date and, in the case of the first Due Period, any amount deposited by the Seller in the Certificate Account on the Closing Date, (ii) income from reinvestment thereof, if any, and (iii) to the extent specified in the applicable Prospectus Supplement, the amount of cash withdrawn from any reserve fund or available under any other form of credit enhancement for such Series, over (b) the sum of
(i) all interest distributed on the Multi-Class Certificates of such Series on such Distribution Date, (ii) the Multi-Class Certificate Distribution Amount for such Series with respect to such Distribution Date, (iii) if applicable to such Series, any Special Distributions (as described below) in reduction of the Stated Amount of the Multi-Class Certificates of such Series made since the preceding Distribution Date for such Series (or since the Closing Date in the case of the first Distribution Date for such Series), including any accrued interest distributed with such Special Distributions, (iv) all administrative and other expenses relating to the Trust Estate payable during the Due Period preceding such Distribution Date, other than such expenses which are payable by the Applicable Servicer or the Master Servicer, and any amount required to be deposited into any reserve fund from funds allocable to the Multi-Class Certificates in the Certificate Account. Reinvestment income on any reserve fund will not be included in Spread except to the extent that reinvestment income is taken into account in calculating the initial amount required to be deposited in such reserve fund, if any.

  VALUATION OF MORTGAGE LOANS

    If specified in the Prospectus Supplement relating to a series of Multi-Class Certificates, for purposes of establishing the principal amount of Mortgage Loans that will be included in a Trust Estate for such Series, each Mortgage Loan to be included in such Trust Estate will be assigned an initial "Pool Value." Unless otherwise specified in the applicable Prospectus Supplement, the Pool Value of each Mortgage Loan in the Trust Estate for a Series is the Stated Amount of Multi-Class Certificates of such Series which, based upon certain assumptions and regardless of any prepayments on such Mortgage Loans, can be supported by the scheduled payments of principal and interest on such Mortgage Loans (net of the Fixed Retained Yield on such Mortgage Loans, if any, and the applicable Servicing Fee), together with reinvestment earnings thereon, if any, at the Assumed Reinvestment Rate for the period specified in the related Prospectus Supplement and amounts available to be withdrawn (if applicable) from any reserve fund for such Series, all as specified in the applicable Prospectus Supplement. In calculating the Pool Value of a Mortgage Loan included in the Trust Estate, future distributions on such Mortgage Loan will be determined based on scheduled payments on such Mortgage Loan. Any similar Mortgage Loans may be aggregated into one or more groups (each, a "Pool Value Group"), each of which will be assigned an aggregate Pool Value calculated as if all such Mortgage Loans in the Pool Value Group constituted a single mortgage loan having the highest mortgage rate and the longest maturity of any such mortgage loan for such Pool Value Group. There are a number of alternative means of determining the Pool Value of a Mortgage Loan or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled payments of principal and interest thereon and determinations based on the relationship between the

Mortgage Interest Rates borne thereby and the Interest Rates of the Multi-Class Certificates of the related Series. The Prospectus Supplement for each Series will describe the method or methods (and related assumptions) used to determine the Pool Values of the Mortgage Loans or the Pool Value Groups for such Series. In any event, on each Distribution Date, after making the distributions in reduction of Stated Amount on such Distribution Date, the aggregate of the Pool Values of all Mortgage Loans and all the Pool Value Groups included in the Trust Estate for a Series of Certificates will be at least equal to the aggregate Stated Amount of the Multi-Class Certificates of such Series.

    The "Assumed Reinvestment Rate" for a Series of Multi-Class Certificates will be the highest rate permitted by the Rating Agency or Rating Agencies rating such Series of Multi-Class Certificates or a rate insured by means of a surety bond, guaranteed investment contract or similar arrangement satisfactory to such Rating Agency or Rating Agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

  SPECIAL DISTRIBUTIONS

    To the extent specified in the Prospectus Supplement relating to a Series of Multi-Class Certificates which have other than monthly Distribution Dates, any such Classes having Stated Amounts may receive special distributions in reduction of Stated Amount, together with accrued interest on the amount of such reduction ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans in the related Trust Estate and/or reinvestment yields then available, the Trustee determines, based on assumptions specified in the applicable Pooling and Servicing Agreement, that the amount of cash anticipated to be available on the next Distribution Date for such Series to be distributed to the holders of such Multi-Class Certificates may be less than the sum of (i) the interest scheduled to be distributed to such holders and (ii) the amount to be distributed in reduction of Stated Amount of such Multi-Class Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Amount would be made on the next Distribution Date.

    To the extent specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series of Multi-Class Certificates may be subject to special distributions in reduction of the Stated Amount thereof at the option of the holders of such Certificates, or to mandatory distributions by the Sole Servicer or Master Servicer. Any such distributions with respect to a Series will be described in the applicable Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Pooling and Servicing Agreement for such Series.

  LAST SCHEDULED DISTRIBUTION DATE

    The "Last Scheduled Distribution Date" for each Class of Multi-Class Certificates of a Series having a Stated Amount, to the extent Last Scheduled Distribution Dates are specified in the applicable Prospectus Supplement, is the latest date on which (based upon the assumptions set forth in the applicable Prospectus Supplement) the Stated Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Stated Amount of each such Class of Multi-Class Certificates will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Mortgage Loans in the Trust Estate for such Series, the actual last Distribution Date for any such Class could occur significantly earlier than its Last Scheduled Distribution Date. To the extent of any delays in receipt of any payments, insurance proceeds or liquidation proceeds with respect to the Mortgage Loans included in any Trust Estate, the last Distribution Date for any such Class could occur later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans in the Trust Estate for any Series of Certificates will depend upon their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Mortgage Loans. See "Prepayment and Yield Considerations" below.

                                 CREDIT SUPPORT

SUBORDINATION

  CERTIFICATES OTHER THAN SHIFTING INTEREST CERTIFICATES

    If so specified in the Prospectus Supplement relating to a Series of Certificates, other than a Series of Shifting Interest Certificates, the rights of the holders of a Class of Subordinated Certificates to receive distributions will be subordinated to the rights of the holders of a Class of Senior Certificates, to the extent of the Subordinated Amount specified in such Prospectus Supplement. The Subordinated Amount will be reduced by an amount equal to Aggregate Losses and will be further reduced in accordance with a schedule described in the applicable Prospectus Supplement. "Aggregate Losses" as defined in the applicable Pooling and Servicing Agreement for any given period will equal the aggregate amount of delinquencies, losses and other deficiencies ("Payment Deficiencies") in the amounts due to the Senior Certificateholders paid or borne by the Subordinated Certificateholders (but excluding any payments of Senior Class Shortfall Accruals or interest thereon) during such period, whether such aggregate amount results by way of withdrawals from the Subordination Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reductions in amounts that would otherwise have been distributable to the Subordinated Certificateholders on any Distribution Date, or otherwise; less the aggregate amount of previous Payment Deficiencies recovered by the related Trust Estate during such period in respect of the Mortgage Loans giving rise to such previous Payment Deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal or interest payments, Liquidation Proceeds and insurance proceeds (net, in each case, of any applicable Fixed Retained Yield and any unpaid Servicing Fee to which the Servicer is entitled, foreclosure costs and other servicing costs, expenses and advances relating to such Mortgage Loans).

    The protection afforded to the Senior Certificateholders by the subordination feature described above will be effected both by the preferential right, to the extent specified in the applicable Prospectus Supplement, of such Senior Certificateholders to receive current distributions on the related Mortgage Loans that would otherwise have been distributable to the Subordinated Certificateholders and (unless otherwise specified in the applicable Prospectus Supplement) by the establishment and maintenance of a Subordination Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Subordination Reserve Fund will not be a part of the Trust Estate. The Subordination Reserve Fund may be funded initially with an initial deposit by the Seller (the "Initial Deposit") in an amount set forth in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Subordination Reserve Fund (without taking into account the amount of the Initial Deposit) first equals or exceeds the Specified Subordination Reserve Fund Balance set forth in the applicable Prospectus Supplement, and unless otherwise specified in the applicable Prospectus Supplement, the Sole Servicer or Master Servicer will withhold all amounts that would otherwise have been distributable to the Subordinated Certificateholders and deposit such amounts (less any portions thereof required to be distributed to Senior Certificateholders as described below) in the Subordination Reserve Fund. The time necessary for the Subordination Reserve Fund of a Series to reach the applicable Specified Subordination Reserve Fund Balance for such Series after the initial issuance of the Certificates, and the period for which such balance is maintained, will be affected by the delinquency, foreclosure and prepayment experience of the Mortgage Loans in the related Trust Estate and cannot be accurately predicted. Unless otherwise specified in the applicable Prospectus Supplement, after the amount in the Subordination Reserve Fund (without taking into account the amount of the Initial Deposit) for a Series first equals or exceeds the applicable Specified Subordination Reserve Fund Balance, the Sole Servicer or Master Servicer will withhold from the Subordinated Certificateholders and will deposit in the Subordination Reserve Fund such portion of the principal payments on the Mortgage Loans otherwise distributable to the Subordinated Certificateholders as may be necessary to maintain the Subordination Reserve Fund (without taking into account the amount of the Initial Deposit) at the Specified Subordination Reserve Fund Balance. The Prospectus Supplement for each Series will set forth the amount of the Specified Subordination Reserve Fund Balance applicable from time to time and the extent, if any, to which the Specified Subordination Reserve Fund Balance may be reduced.

    In no event will the Specified Subordination Reserve Fund Balance for a Series ever be required to exceed the Subordinated Amount. In the event the Subordination Reserve Fund is depleted before the Subordinated Amount is reduced to zero, the Senior Certificateholders will continue to have a preferential right, to the extent specified in the applicable Prospectus Supplement, to receive current distributions of amounts that would otherwise have been distributable to the Subordinated Certificateholders to the extent of the then Subordinated Amount.

    After the Subordinated Amount is reduced to zero, the Senior Certificateholders of a Series will, unless otherwise specified in the applicable Prospectus Supplement, nonetheless have a preferential right to receive payment of Senior Class Shortfall Accruals and interest which has accrued thereon from amounts that would otherwise have been distributable to the Subordinated Certificateholders. The Senior Certificateholders will otherwise bear their proportionate share of any losses realized on the Trust Estate in excess of the Subordinated Amount.

    Amounts held from time to time in the Subordination Reserve Fund for a Series will be held for the benefit of the Senior Certificateholders of such Series until withdrawn from the Subordination Reserve Fund as described below.

    If on any Distribution Date while the Subordinated Amount exceeds zero, there is a Senior Class Shortfall, the Senior Class Certificateholders will be entitled to receive from current payments on the Mortgage Loans that would otherwise have been distributable to Subordinated Certificateholders the amount of such Senior Class Shortfall. If such current payments are insufficient, an amount equal to the lesser of: (i) the entire amount on deposit in the Subordination Reserve Fund available for such purpose; or (ii) the amount necessary to cover the Senior Class Shortfall will be withdrawn from the Subordination Reserve Fund. Amounts representing investment earnings on amounts held in the Subordination Reserve Fund will not be available to make payments to the Senior Certificateholders. If current payments on the Mortgage Loans and amounts available in the Subordination Reserve Fund are insufficient to pay the entire Senior Class Shortfall, then amounts held in the Certificate Account for future distributions will be distributed as necessary to the Senior Certificateholders.

    Amounts withdrawn from the Subordination Reserve Fund for a Series and deposited in the Certificate Account for such Series will be charged first against amounts in the Subordination Reserve Fund other than the Initial Deposit for such Series, and thereafter against such Initial Deposit.

    Any amounts in the Subordination Reserve Fund for a Series on a Distribution Date in excess of the Specified Subordination Reserve Fund Balance on such date prior to the time the Subordinated Amount for such Series is reduced to zero, and any amounts remaining in the Subordination Reserve Fund for such Series upon termination of the trust created by the applicable Pooling and Servicing Agreement, will be paid, unless otherwise specified in the applicable Prospectus Supplement, to the Subordinated Certificateholders of such Series in accordance with their pro rata ownership thereof, or, in the case of a Series with respect to which an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, first to the Residual Certificateholders (to the extent of any portion of the Initial Deposit, if any, and undistributed reinvestment earnings attributable thereto), and second to the Subordinated Certificateholders of such Series, in each case in accordance with their pro rata ownership thereof. Amounts permitted to be distributed from the Subordination Reserve Fund for a Series will no longer be subject to any claims or rights of the Senior Certificateholders of such Series.

    Funds in the Subordination Reserve Fund for a Series will be invested as provided in the applicable Pooling and Servicing Agreement in certain types of eligible investments ("Eligible Investments"). If an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, no more than 30% of the income or gain of the Subordination Reserve Fund in any taxable year may be derived from the sale or other disposition of investments held for less than three months in the Subordination Reserve Fund. The earnings on such investments will be withdrawn and paid to the Subordinated Certificateholders of such Series or to the holders of the Residual
Certificates, in the event that an election has been made to treat the Trust Estate (or a segregated pool of assets therein) with respect to such Series as a REMIC, in accordance with their respective interests. Investment income earned on amounts held in the Subordination Reserve Fund will not be available for distribution to the Senior Certificateholders or otherwise subject to any claims or rights of the Senior Certificateholders.

    Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling and Servicing Agreement and, unless otherwise provided in the applicable Prospectus Supplement, will mature no later than the next Distribution Date.

    Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior Certificateholders the amounts to which they are later entitled.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Subordination Reserve Fund may be funded in any other manner acceptable to the Rating Agency and consistent with an election, if any, to treat the Trust Estate (or a segregated pool of assets therein) for such Series as a REMIC, as will be more fully described in such Prospectus Supplement.

  SHIFTING INTEREST CERTIFICATES

    If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Shifting Interest Certificates to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

    The protection afforded to the holders of Senior Certificates of a Series of Shifting Interest Certificates by the subordination feature described above will be effected by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described below, by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates.

    Losses realized on liquidated Mortgage Loans (other than certain liquidated Mortgage Loans that are Special Hazard Mortgage Loans as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled.

    On each Distribution Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments will generally receive, as part of their respective Senior Class Distribution Amounts, their respective shares of the net Liquidation Proceeds actually realized in respect of the applicable liquidated Mortgage Loans after reimbursement to the Servicer of any previously unreimbursed Periodic Advances made in respect of such liquidated Mortgage Loans. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates."

    A Mortgage Loan that becomes a liquidated Mortgage Loan as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein is referred to as a "Special Hazard Mortgage Loan". The "Special Hazard Termination Date" for a Series of Certificates will be the earlier to occur of (i) the date on which cumulative net losses in respect of Special Hazard Mortgage Loans exceed the Special Hazard Loss Amount specified in the applicable Prospectus Supplement or (ii) the Cross-Over Date. Since the amount of the Special Hazard Loss Amount for a Series of Certificates is expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on other liquidated Mortgage Loans as well as Special Hazard Mortgage Loans), the holders of Subordinated Certificates of such Series will bear the risk of losses in the case of Special Hazard Mortgage Loans to a lesser extent than they will bear losses on other liquidated Mortgage Loans. Once the Special Hazard Termination Date has occurred, the outstanding principal balance of each Class of Senior Certificates will be reduced by such Class's specified percentage of the loss on each Special Hazard Mortgage Loan. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates."

    Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month. See "Description of the Certificates--Distributions to Percentage Certificateholders--Shifting Interest Certificates" for a description of the consequences of any shortfall of principal or interest.

    The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

OTHER CREDIT ENHANCEMENT

    In addition to subordination as discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

  LIMITED GUARANTEE

    If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

  LETTER OF CREDIT

    Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

  POOL INSURANCE POLICIES

    If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

  SPECIAL HAZARD INSURANCE POLICIES

    If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Seller will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

  MORTGAGOR BANKRUPTCY BOND

    If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

PASS-THROUGH RATES AND INTEREST RATES

    Any Class of Certificates of a Series may have a fixed Pass-Through Rate or Interest Rate, or a Pass-Through Rate or Interest Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

    The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The Prospectus Supplement for a Series will also specify the initial weighted average Pass-Through Rate or Interest Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate or Interest Rate is fixed or is variable.

    The Net Mortgage Interest Rate for any adjustable rate Mortgage Loan will change with any changes in the index specified in the related Prospectus Supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed or adjustable rate Mortgage Loans bearing different Mortgage Interest Rates. See "Prepayment and Yield Considerations."

SCHEDULED DELAYS IN DISTRIBUTIONS

    At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates (other than certain Classes of Residual Certificates) will be required to pay accrued interest at the applicable Pass-Through Rate or Interest Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. With respect to Standard Certificates or Stripped Certificates, the effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable Prospectus Supplement). To the extent set forth in the related Prospectus Supplement, Multi-Class Certificates may provide for distributions of interest accrued during periods ending prior to the related Distribution Date. In any such event, the nature of such scheduled delays in distribution and the impact on the yield of such Multi-Class Certificates will be set forth in the related Prospectus Supplement.

EFFECT OF PRINCIPAL PREPAYMENTS

    When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds (as defined herein) and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Servicing Agreement relating to a Series may provide, unless otherwise specified in the applicable Prospectus Supplement, that with respect to any principal prepayment in full on or after the Determination Date in the month preceding the month in which the related Distribution Date occurs and prior to the Due Date in the month in which such Distribution Date occurs of any Mortgage Loan underlying the Certificates of such Series, the Sole Servicer will pay into the Certificate Account, or any other Servicer will pay into the Custodial Account for remittance to the Master Servicer Custodial Account, for such Series to the extent funds are available for such purpose from the aggregate Servicing Fees (or portion thereof as specified in the related Prospectus Supplement) which such Servicer is entitled to receive relating to mortgagor payments or other recoveries distributed to Certificateholders on the related Distribution Date, the amount, if any, of interest at the Net Mortgage Interest Rate for such Mortgage Loan for the period from the date of such prepayment in full to and including the end of the month in which such prepayment in full occurs. Unless otherwise specified in the applicable Prospectus Supplement, no comparable offset against the Servicing Fee will be provided with respect to partial prepayments or liquidations of any Mortgage Loans and any interest shortfall arising from partial prepayments or from liquidations either will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements. See "Servicing of the Mortgage Loans--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

    A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Stripped Certificates may be particularly sensitive to prepayment rates, and further information with respect to yield on such Stripped Certificates will be included in the applicable Prospectus Supplement.

WEIGHTED AVERAGE LIFE OF CERTIFICATES

    The Mortgage Loans may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement, no Mortgage Loan will provide for a prepayment penalty. Unless otherwise specified in the applicable Prospectus Supplement, all fixed rate Mortgage Loans will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and all adjustable-rate Mortgage Loans will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

    Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series of Stripped Certificates may, and the Prospectus Supplement for each Series of Multi-Class Certificates will, describe one or more such prepayment standards or models and contain tables setting forth the projected yields to maturity on each Class or Subclass of Certificates of a Series of Stripped Certificates or, with respect to a Series of Multi-Class Certificates, the weighted average life of each Class and the percentage of the original aggregate Stated Amount of each Class that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

    There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of factors, including homeowner mobility, economic conditions, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgages, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Servicing Agreement will require the Applicable Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer in good faith determines may be restricted by law or that would impair or threaten to impair any recovery under any related insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--'Due-On-Sale' Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

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
    At the request of the mortgagor, a Servicer, including PHMC, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Estate. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

    The Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will permit, but not require, the Seller, Sole Servicer or Master Servicer, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any delinquent Mortgage Loan. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee" and"--Optional Repurchases." In addition, if so specified in the applicable Prospectus Supplement, the Sole Servicer or Master Servicer will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans."

                                   THE SELLER

    The Prudential Home Mortgage Securities Company, Inc. (the "Seller"), a direct, wholly owned subsidiary of The Prudential Home Mortgage Company, Inc. ("PHMC") and an indirect, wholly owned subsidiary of Residential Services Corporation of America and The Prudential Insurance Company of America, a mutual insurance company organized under the laws of the State of New Jersey ("Prudential Insurance"), is the successor in interest to The Prudential Home Mortgage Securities Company, a limited purpose general partnership formed pursuant to the Partnership Law of the State of New York on December 30, 1987 ("PHMSCo."). The Seller was incorporated in the State of Delaware on August 21, 1985 under the name Dryden Guaranty Corporation, but did not actively engage in business prior to December 28, 1988. On July 18, 1988, the Certificate of Incorporation of the Seller was amended to, among other things, change the name of Dryden Guaranty Corporation to The Prudential Home Mortgage Securities Company, Inc. and to limit the purposes for which the Seller exists and, on December 28, 1988, the Seller acquired all of the assets and assumed all of the liabilities of PHMSCo., including but not limited to all of PHMSCo.'s rights and obligations under the Pooling and Servicing Agreements relating to series of mortgage pass-through certificates previously sold by it.

    The limited purposes of the Seller are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

    The Seller maintains its principal office at 5325 Spectrum Drive, Frederick, Maryland 21701. Its telephone number is (301) 846-8199.

    At the time of the formation of any Trust Estate, the Seller will be the sole owner of all the related Mortgage Loans. The Seller will have acquired the Mortgage Loans included in any Trust Estate from PHMC or another affiliate. The Seller's only obligation with respect to the Certificates of any Series will be to repurchase or substitute for Mortgage Loans in a Trust Estate in the event of defective documentation or upon the failure of certain representations and warranties made by the Seller. See "The Trust Estates--Mortgage Loans--Assignment of Mortgage Loans to the Trustee."

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
                                     SASCOR

    Securitized Asset Services Corporation ("SASCOR"), a New Jersey corporation, is a direct, wholly owned subsidiary of PHMC and an indirect, wholly owned subsidiary of Prudential Insurance. SASCOR was formed to master service residential mortgage loans and to provide securities administration services in connection with mortgage-backed securities. See "Servicing of the Mortgage Loans--The Master Servicer" below.

    The executive offices of SASCOR are located at 7485 New Horizon Way, Frederick, Maryland 21701, and its telephone number is (301) 815-6399.

    SASCOR is an affiliate of the Seller and PHMC and of the other subsidiaries of Prudential Insurance described under "PHMC."

                                      PHMC

GENERAL

    PHMC is the successor in interest to The Prudential Home Mortgage Company, a joint venture which was formed under the laws of the State of New York on November 7, 1984 ("PHMCo."). Immediately prior to November 1987, the partners of PHMCo., each of which owned a 50% interest in the joint venture, were The Prudential Mortgage Capital Company, Inc., a New Jersey corporation and an indirect, wholly owned subsidiary of Prudential Insurance ("PMCC") and TR Venture Corporation ("TRVC"), a Delaware corporation indirectly, wholly owned by Salomon Inc and affiliated with Salomon Brothers Inc. During November 1987, PMCC transferred a 0.1% interest in PHMCo. to its affiliate, PIC Realty Corporation, and, immediately thereafter, the interest of TRVC in PHMCo. was retired. As a consequence thereof, PHMCo. became indirectly, wholly owned by Prudential Insurance, which, in turn, also indirectly, wholly owns the Seller.

    PHMC was incorporated in the State of New Jersey on September 18, 1978 under the name Newark Rehabilitation, Inc., but did not actively engage in business prior to October 31, 1988. On March 3, 1988, Newark Rehabilitation, Inc. changed its name to The Prudential Home Mortgage Company, Inc., and, on October 31, 1988, PHMC acquired all of the assets and assumed all of the liabilities of PHMCo. As used herein and in each Prospectus Supplement, references to PHMC that relate to activities occurring prior to October 31, 1988 are to PHMCo. From October 31, 1988 to December 19, 1989, PHMC was a direct, wholly owned subsidiary of PMCC. On December 19, 1989, all of the common stock of PHMC was transferred to, and PHMC became a direct, wholly owned subsidiary of, Residential Services Corporation of America, a direct, wholly owned subsidiary of Prudential Insurance.

    PHMC is engaged principally in the business of originating and purchasing, for its own account and for the account of its affiliates, residential mortgage loans secured by one- to four-family homes located throughout the United States and made in order to purchase those homes or to refinance prior loans secured by such homes. PHMC also processes loans for other originators. See "--Mortgage Origination Processing" below. The executive offices of PHMC are located at 8000 Maryland Avenue, Suite 1400, Clayton, Missouri 63105, and its telephone number is (314) 726-3900.

    PHMC is an affiliate of Lender's Service, Inc., a Delaware corporation ("LSI"), formerly known as Lender's Service Acquisition Corporation, which is a wholly owned subsidiary of Residential Services Corporation of America and an indirect wholly owned subsidiary of Prudential Insurance, and which is the successor in interest to Lender's Service, Inc., a Pennsylvania corporation. LSI maintains a relationship with a nationwide network of appraisers; these appraisers perform work for LSI on an independent-contractor basis. Appraisals, review appraisals and recertifications obtained in connection with mortgage loans originated or acquired by PHMC may be obtained through LSI. See
"--Mortgage Loan Underwriting" below. LSI may also act as a title insurance agent for various title insurance companies, and as a vendor of credit reports for UCB Services, a national mortgage reporting company, with respect to mortgage loans, including the Mortgage Loans. PHMC is also an affiliate of Private Label Mortgage Services Corporation ("PLMSC"), a wholly owned subsidiary of Residential Services Corporation of America and an indirect wholly owned subsidiary of Prudential Insurance, which processes loans for mortgage loan originators. PLMSC does not process loans for PHMC but may process Mortgage Loans acquired by PHMC from other originators. PHMC is also an affiliate of Prudential Property and Casualty Insurance Company, a wholly owned, indirect subsidiary of Prudential Insurance, which offers casualty insurance for residential properties, which may include the Mortgaged Properties. PHMC is an affiliate of The Prudential Bank and Trust Company, a Georgia bank, for which PHMC processes applications for home equity loans secured by residential properties, which may include the Mortgaged Properties. PHMC is also an affiliate of The Prudential Real

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
Estate Affiliates, Inc., which may, directly or through real estate brokers, refer loan originations to PHMC. PHMC is also an affiliate of The Prudential Savings Bank, a savings and loan association, which may offer services to the mortgagors of the Mortgage Loans. PHMC is also an affiliate of Prudential Residential Services Limited Partnership and The Prudential Real Estate Affiliates, Inc. (collectively, "PRR"). PRR primarily offers relocation services to corporate employees and residential brokerage services to the public. PRR may, directly or through real estate brokers, refer loan originations to PHMC. PHMC is also an affiliate of a number of other insurance providers (including providers of life, health, disability, automobile and personal catastrophe insurance) and financial services providers (including providers of annuities, mutual funds, retirement accounts, financial planning services, credit cards, securities and commodities brokerage and asset management), all of which may offer services to the mortgagors of the Mortgage Loans.

    PHMC conducts its mortgage loan processing through centralized production offices located in Costa Mesa, California, Frederick, Maryland and Minneapolis, Minnesota. At these locations, PHMC receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. In addition, PHMC maintains marketing offices in certain major metropolitan centers in the United States. While the manner in which it conducts its business does not generally entail face-to-face interactions with borrowers, PHMC has varying degrees of direct contact with borrowers under the mortgage origination and acquisition programs described below. Since PHMC takes a more active role in loan processing in connection with those programs that involve the referral of applicants or the acquisition of mortgage loans directly from mortgage brokers, rather than the purchase of completed loan packages, borrower contact tends to be more frequent where PHMC functions as the originator of the mortgage loans.

    On May 31, 1991, PHMC acquired certain assets and operations of A Mortgage Company, formerly America's Mortgage Company ("AMC"), located in Springfield, Illinois. AMC's business consisted primarily of the origination and acquisition of mortgage loans insured or guaranteed by the Federal Housing Administration and the United States Department of Veterans Affairs ("FHA/VA loans"), the issuance and sale of securities guaranteed by the Government National Mortgage Association ("GNMA"), which securities were backed by pools of FHA/VA loans, and the servicing of such mortgage loans. These activities are now being conducted by PHMC from the Springfield, Illinois location. The description of PHMC's activities elsewhere in this Prospectus relate to conventional rather than to FHA/VA loans, since the Mortgage Loans to be included in the Trust Estate for any Series of Certificates will be comprised exclusively of conventional loans.

MORTGAGE LOAN PRODUCTION SOURCES

    Unless otherwise specified in the applicable Prospectus Supplement, PHMC's primary sources of mortgage loans are (i) selected corporate clients and prospective borrowers (including borrowers with mortgage loans currently serviced by PHMC or borrowers referred by borrowers with mortgage loans currently serviced by PHMC), (ii) mortgage brokers and similar entities, and
(iii) other originators. The first two categories involve the origination of mortgage loans by PHMC through either direct contact with the applicant or the referral of applicants to PHMC by the respective sources; the third category involves the acquisition by PHMC of qualifying mortgage loans presented to PHMC by such third parties. The relative contribution of each of these sources to PHMC's business, measured by the volume of loans generated, tends to fluctuate over time.

    Mortgage loans generated through contacts with corporate clients, prospective borrowers or mortgage brokers and similar entities typically involve either direct contact with the applicant or the referral of a loan applicant to PHMC; the gathering of credit-related and property-specific information by PHMC; and the decision by PHMC, based on its analysis of such information, as to the suitability of its making the loan. It is characteristic of PHMC's practice with respect to loans generated as a result of direct contact with prospective borrowers or referrals from these sources that PHMC, itself, orders appraisals (most frequently, the original appraisals, but in some cases, review appraisals) and credit reports. The level of involvement by PHMC in other aspects of the processing of these loans varies considerably; whereas, PHMC typically assists the borrower who is directly contacted by PHMC or referred to PHMC by a borrower with a mortgage loan currently serviced by PHMC or referred by corporate clients through the application stage, PHMC tends to have limited contact with those borrowers whose applications are processed on PHMC's behalf by certain mortgage brokers or similar entities, as discussed below. Taken as a whole, however, PHMC's processing role in connection with loans generated either as a result of direct contact with prospective borrowers or referrals generally exceeds the more limited processing role associated with loans acquired by PHMC from other originators. It is PHMC's

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
general practice to review and evaluate the loan file submitted to it by the other originator; order a new credit report; under certain limited circumstances, order a review appraisal; and, on the basis of its analysis of both the data that it has received and the data that it has gathered, determine whether to accept or reject the loan. For each loan purchased by PHMC, the seller, or the other originator that previously sold the loan to PHMC's seller, will have taken the borrower's loan application, obtained the initial credit reports, ordered the original appraisal and provided all necessary documentation and disclosure relating to compliance with federal, state or local law applicable to mortgage loan origination and servicing.

    PHMC's direct contacts with prospective borrowers (including borrowers with mortgage loans currently serviced by PHMC) are made through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. PHMC targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property. See "Prepayment and Yield Considerations" herein.

    A majority of PHMC's corporate clients are companies that sponsor relocation programs for their employees and in connection with which PHMC provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although all Subsidy Loans are generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. (Not all relocation loans are generated by PHMC through referrals from its corporate clients: some relocation loans are generated as a result of referrals from mortgage brokers and similar entities; others are generated through PHMC's acquisition of mortgage loans from other originators.) Also among PHMC's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of PHMC mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

    Mortgage brokers, realtors (including affiliates of Prudential Insurance), mortgage bankers, commercial bankers, developers, and builders also refer loan applicants to PHMC. Although the extent to which mortgage brokers or similar entities will assist borrowers in the application process varies considerably, PHMC's role in the processing of loans originated under this program typically involves the ordering of credit reports, as well as the ordering of the property appraisal. PHMC may, however, permit certain mortgage brokers and similar entities to make an initial determination as to compliance of mortgage loans with PHMC's underwriting guidelines. Under such circumstances, the applicable third parties take the loan applications, obtain the borrowers' credit reports and order the property appraisals from qualified appraisers. In advance of reaching a financing decision with respect to such loans, PHMC will typically order both review appraisals and additional credit reports.

    In order to qualify for participation in PHMC's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to PHMC for consistency with PHMC's underwriting guidelines or the standards of a Pool Insurer and represent that each loan was underwritten in accordance with PHMC standards or the standards of a Pool Insurer, and (v) utilize the services of qualified appraisers. The contractual arrangements with eligible originators may involve the commitment by PHMC to accept delivery of a certain dollar amount of mortgage loans over a period of time; this commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the other originator. The contractual arrangements with eligible originators may also involve the delegation of all underwriting functions to such originators ("Delegated Underwriting"), which will result in PHMC not performing any underwriting functions prior to acquisition of the loan but instead relying on such originators' representations, and PHMC's post-purchase reviews of samplings of mortgage loans acquired from such originators regarding the originators' compliance with PHMC's underwriting standards. In all instances, however, acceptance by PHMC is contingent upon the loans being found to satisfy PHMC's program standards or the standards of a Pool Insurer. PHMC may also acquire portfolios of seasoned loans in negotiated transactions.

MORTGAGE LOAN UNDERWRITING

    PHMC's underwriting standards are applied by or on behalf of PHMC to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. PHMC's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.

    In November 1994, PHMC implemented enhanced credit scoring ("ECS") as a tool to supplement the mortgage loan underwriting process. ECS assists PHMC in the mortgage loan approval process by providing consistent, objective measures of borrower credit and loan attributes. An "ECS Score" is a combination of two parts, the first being a credit score and the second being an application score. The credit score assists in a determination of the credit quality of the borrower. The application score, which incorporates certain loan application and borrower characteristics (such as Loan-to-Value Ratio and borrower occupation), reflects risk attributes specific to the proposed loan and the borrower. The ECS Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the ECS Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory ECS Score (based upon the mortgage loan production source) are subject generally to streamlined credit review (which automates various elements of the underwriting process) and limited documentation requirements and are permitted a greater latitude in the application of borrower debt-to-income ratios.

    With respect to all mortgage loans underwritten by PHMC, PHMC's underwriting of a mortgage loan may be based on data obtained by parties other than PHMC that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to more than one approval process, as when third-party lenders, certain mortgage brokers or similar entities that have been approved by PHMC to process loans on its behalf, or independent contractors hired by PHMC to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with PHMC underwriting guidelines. In such instances, certain information may, but need not necessarily, be resolicited by PHMC in connection with its approval process. For example, PHMC will typically order a second credit report, but it will only order a review appraisal under certain limited circumstances, in advance of reaching a purchase or funding decision. When contract underwriters are used, PHMC will generally not order any supplemental documentation but will review the information collected by these providers, who are trained by PHMC personnel in PHMC's underwriting practices and are required to review all loans in accordance with PHMC's underwriting guidelines.

    The underwriting of mortgage loans acquired by PHMC pursuant to a Delegated Underwriting arrangement with another originator is not reviewed prior to acquisition of the mortgage loan by PHMC although the mortgage loan file is reviewed by PHMC to confirm that certain documents are included in the file. Instead, PHMC relies on (i) the originator's representations that such mortgage loan was underwritten in accordance with PHMC's underwriting standards and (ii) a post-purchase review of a sampling of all mortgage loans acquired from such originator. In addition, in order to be eligible to sell mortgage loans to PHMC pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines.

    A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The type of credit report obtained by or on behalf of PHMC, and that PHMC authorizes parties referring or selling loans to it to obtain, is a computer-generated report that electronically merges the information gathered from the data bases of two major consumer credit repositories (these repositories produce what are commonly referred to as "in-file" credit reports). In connection with its underwriting procedure, PHMC will, with the exception of the use of contract underwriters and Delegated Underwriting arrangements obtained by or on behalf of PHMC, itself order a credit report of the type described, whether or not a report has previously been ordered with respect to an applicant for whom another party has processed or approved the loan. Certain of the credit reports obtained by or on behalf of PHMC may be purchased through a credit reporting service with which LSI has a contractual relationship. The credit review process generally is streamlined for borrowers with a qualifying ECS Score.

    Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by PHMC, but PHMC's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In addition, the loan applicant may be eligible for a loan approval process permitting limited documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Such waivers or reduced-documentation options are, in general, available for owner-occupied properties where the ratio of the loan amount to the property value does not exceed 80%. The interest rate may be higher with respect to a loan which has been processed according to a reduced documentation program than a loan which has been processed under a full documentation program. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. The least restrictive reduced-documentation programs apply to the applicant for a relocation loan and to the borrower whose loan amount does not exceed $500,000 and whose Loan-to-Value Ratio is not in excess of 70%. PHMC accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and W-2. In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

    In general, all borrowers applying for loans with Loan-to-Value Ratios less than or equal to 90%, other than borrowers applying for loans that are not loans with respect to a principal residence, generally must demonstrate that the ratio of their total monthly housing debt to their monthly gross income does not exceed 33%, and that the ratio of their total monthly debt to their monthly gross income does not exceed 38%; all other borrowers generally must satisfy 28% and 36% ratios, respectively. These calculations are based on the amortization schedule and the interest rate of the related loan, with each ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's monthly payment for purposes of the foregoing ratios is generally the initial mortgage interest rate, which is generally lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, the foregoing ratios are determined by including in the applicant's total monthly housing expense and total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate approximately 2.50% lower than the Mortgage Interest Rate. See "The Trust Estates--Mortgage Loans." These ratios may be exceeded if certain compensating factors are identified, including a large downpayment, a large equity position on a refinance, an excellent credit history, substantial liquid net worth, the potential of the borrower for continued employment advancement or income growth, or the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense. Borrowers with an ECS Score which qualifies for streamlined credit review generally may have a ratio of total monthly debt to monthly gross income significantly in excess of 38%, and the ratio of total monthly housing debt to monthly gross income may not be considered by PHMC in the underwriting of a loan to such a borrower. Secondary financing is permitted on mortgage loans under certain circumstances. In those cases, the payment obligations under both primary and secondary financing are included in the computation of the housing debt-to-income ratios described above, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Any secondary financing permitted will generally mature prior to the maturity date of the related mortgage loan. In evaluating an application with respect to a "non-owner-occupied" property, which PHMC defines as a property leased to a third party by its owner (as distinct from a "second home," which PHMC defines as an owner-occupied, non-rental property that is not the owner's principal residence), PHMC will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratios. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

    Property value is established in connection with the origination of any mortgage loan (whether the loan is originated for purchase or refinancing purposes) by means of an appraisal, which is typically ordered by the party originating the related mortgage loan. Consistent with this practice, the appraisals with respect to the loans generated through corporate contacts or through referrals from mortgage brokers or other similar entities (other than those certain mortgage brokers or similar entities that process mortgage loans on PHMC's behalf) are generally ordered by PHMC, while the appraisals with respect to the loans sold to PHMC by third-party lenders or certain mortgage brokers are ordered by those other originators. PHMC may, however, at its discretion, order a review appraisal with respect to any loan generated by a third-party lender or mortgage broker; in addition, PHMC typically orders review appraisals with respect to loans that certain mortgage brokers or similar entities process on its behalf. A review appraisal, like the original appraisal, typically involves the making of a site visit, the taking of photographs, and the gathering of data on comparable properties. Unlike original appraisals, however, review appraisals do not include an inspection of the interior of the house. A review appraisal is generally used to validate the decision made based upon the original appraisal. If the variance between the original and the review appraisal is significant, an explanation will be sought and the underwriting decision may be reevaluated. In certain instances, which most frequently involve the postponement of the closing with respect to a mortgage loan on a newly built home, the recertification of an appraisal may be required. A recertification includes a physical inspection of the exterior of the property and a statement by an appraiser that the present value of the property is no lower than that reflected on the original appraisal.

    There can be no assurance that the values determined by the appraisers as of the dates of appraisal represent the prices at which the related Mortgaged Properties can be sold, either as of the dates of appraisal or at foreclosure. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. See "The Trust Estates--Mortgage Loans" herein.

    In connection with all mortgage loans that it originates, PHMC currently obtains appraisals through LSI. Review appraisals with respect to mortgage loans that PHMC acquires, or with respect to mortgage loans that PHMC originates but that certain mortgage brokers or similar entities process on its behalf, are also likely to be obtained through LSI. LSI also provides its services to some third-party lenders and mortgage brokers which sell or refer mortgage loans to PHMC.

    Many residential mortgage lenders have not originated mortgage loans with Loan-to-Value Ratios in excess of 80% unless primary mortgage insurance was obtained. PHMC, however, does not require primary mortgage insurance on loans up to $500,000 that have Loan-to-Value Ratios exceeding 80%. Only primary residences (excluding cooperatives) are eligible for this program. Each qualifying loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or less or if primary mortgage insurance was obtained. Loans that do not qualify for such program may be approved if primary mortgage insurance is obtained from an approved primary mortgage insurance company. In such cases, the excess over 75% will be covered by primary mortgage insurance until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

    Where permitted by law, PHMC generally requires that a borrower include in each monthly payment a portion of the real estate taxes, assessments, primary mortgage insurance (if applicable), and hazard insurance premiums and other similar items with respect to the related mortgage loan. PHMC may, however, on a case-by-case basis, in its discretion not require such advance payments for certain Mortgage Loans, based on an evaluation of the borrowers' ability to pay such taxes and charges as they become due.

    If specified in the applicable Prospectus Supplement, certain of the Mortgage Loans will have been reviewed by General Electric Mortgage Insurance Corporation ("GEMICO"), United Guaranty Residential Insurance Company ("UGRIC") or a similar entity (collectively, the "Pool Insurers") to determine conformity, in the aggregate, with such company's respective credit, appraisal and underwriting guidelines. PHMC will not have underwritten such Mortgage Loans. Neither GEMICO nor UGRIC have underwritten any of the Mortgage Loans for compliance with any investor guidelines.

    Based on information provided by the relevant company, as a condition to eligibility of a Mortgage Loan for inclusion in a mortgage pool to be insured by GEMICO or UGRIC, the loan originator generally will be required to comply with the following procedures, although exceptions may be made if permitted by such company.

    Initially, a prospective borrower must fill out a detailed application providing pertinent credit information. The loan originator obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any record of bankruptcy, or other pertinent legal history. In addition, a verification of employment for the last two years is made from either the applicant's employer or a Form W-2 for the most recent two years and the applicant's most recent pay stub. If an applicant is self-employed, such applicant submits copies of signed tax returns with all schedules for the prior two years together with a current year-to-date profit and loss statement and any other documentation deemed necessary. Rental income used to qualify the applicant is verified by lease agreements. In the case of refinancings, the loan originator must require, among other things, that there has not been more than one delinquency in the prior 12 months nor, in the case of mortgage loans reviewed by GEMICO, any delinquency in the past 90 days on the prior mortgage loan.

    In determining the adequacy of the Mortgaged Property as collateral, an independent appraisal must be made of each property considered for financing. Each appraiser must be selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes. No appraisal more than six months old will be accepted by GEMICO and no appraisal more than 120 days old will be accepted by UGRIC.

    Once all applicable employment, credit and property information is received, a determination must be made by the loan originator (and confirmed on review by GEMICO or UGRIC) as to whether the prospective borrower has sufficient monthly income to meet (i) the monthly payment obligations on the proposed mortgage loan (including principal and interest payments, real estate taxes, insurance on the subject property, and homeowners' association dues and secondary financing, if any), and (ii) the aggregate of the foregoing and all other financial obligations not expected to be fully repaid within the next 10 months. As a general rule, GEMICO and UGRIC require the ratio of a prospective borrower's debt, as described in clauses (i) and (ii) above, to such borrower's income to be 33% and 38%, respectively for fixed rate, fixed payment loans. The ratios required for adjustable rate loans are slightly lower. The general rule may be varied, and higher debt-to-income ratios may be permitted, in appropriate cases characterized by lower Loan-to-Value Ratios or other favorable factors.

    In some special cases, GEMICO and UGRIC may underwrite loans under a "limited documentation" program. With respect to such loans, limited investigation into the borrower's credit history and income profile is undertaken by the originator and such loans may be underwritten primarily on the basis of an appraisal of the mortgaged property and Loan-to-Value Ratio on origination. Thus, if the Loan-to-Value Ratio is less than the percentage required under standard guidelines, the originator may forego certain aspects of the review relating to monthly income, and, in the case of mortgage loans reviewed by GEMICO, traditional ratios of monthly or total expenses to gross income may not be applied. At a minimum, a limited documentation program must require a loan application, a credit report, an appraisal acceptable to FNMA/FHLMC performed by an independent appraiser, and a verification of downpayment or three months of bank statements. The maximum Loan-to-Value Ratio allowed under any limited documentation program underwritten by GEMICO and UGRIC is 70%. UGRIC's "limited documentation" program is limited exclusively to self-employed borrowers.

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
    For any rate or term refinance of a mortgage loan, or conversion of an adjustable rate mortgage loan, where GEMICO or UGRIC has already insured the prior loan, GEMICO or UGRIC may have determined a loan's insurability without reviewing updated credit or collateral information. In the case of seasoned loans, GEMICO or UGRIC may have determined a loan's insurability by performing a more limited credit and collateral review.

    The foregoing should not be taken as a full and complete discussion of all of the procedures undertaken in connection with a particular underwriting. Both GEMICO and UGRIC consider various other factors including, but not limited to, reviewing sales contracts, verifying deposits and other assets and examining additional supporting documentation in certain instances such as divorce decrees and separation agreements. Investors should consult the particular Pool Insurer's underwriting guidelines for more specific and complete requirements regarding underwriting standards. Furthermore, the underwriting process often results in certain compensating factors being considered to offset the existence of other negative factors in a loan file.

    Neither the Certificates nor the Mortgage Loans are insured or guaranteed under a mortgage pool insurance policy issued by GEMICO or UGRIC.

MORTGAGE ORIGINATION PROCESSING

    PHMC or PLMSC may provide loan processing services, including document preparation, underwriting analysis and closing functions, to other loan originators.  It  is  possible  that  PHMC may  purchase  loans  from  such loan originators, or from mortgage sellers that purchased loans from such originators, that PHMC itself or PLMSC processed. Any such loans purchased by PHMC will meet PHMC's underwriting guidelines.

SERVICING

    Prior to June 30, 1989, all residential mortgage loans originated or purchased by PHMC for its own account or for the account of Prudential Insurance were serviced by its affiliate, PMCC. On June 30, 1989, PHMC assumed all of the residential mortgage servicing activities then being performed by PMCC. PHMC is an approved servicer of FNMA, FHLMC and GNMA. As of December 31, 1994, PHMC had a net worth of approximately $524 million. See "Servicing of the Mortgage Loans--The Servicers" below.

                                USE OF PROCEEDS

    The net proceeds from the sale of each Series of Certificates will be used by the Seller for the purchase of the Mortgage Loans represented by the Certificates of such Series from PHMC. It is expected that PHMC will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of mortgage loans, including the Mortgage Loans underlying the Certificates of such Series.

                        SERVICING OF THE MORTGAGE LOANS

    The following is a summary of certain provisions of the forms of the Underlying Servicing Agreement and the Pooling and Servicing Agreements that have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Underlying Servicing Agreements and/or the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement.

THE MASTER SERVICER

    Unless otherwise specified in the related Prospectus Supplement, the Master Servicer with respect to a Series of Certificates for which there are more than one Servicer will be SASCOR. See "SASCOR" above. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will (a) be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) oversight of payments received on Mortgage Loans, (ii) monitoring the amounts on deposit in various trust accounts, (iii) calculation of the amounts payable to Certificateholders on each Distribution Date, (iv) preparation of periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (v) preparation of federal and state tax and information returns and (vi) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended; (b) administer and supervise the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements; (c) maintain any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit support that may be required; (d) make advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described herein under the heading "Servicing of Mortgage Loans--Periodic Advances and Limitations Thereon," if such amounts are not advanced by a Servicer; and (e) perform certain of the servicing obligations of a terminated Servicer as described below under "Servicing of Mortgage Loans--The Servicers." The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer may subcontract with PHMC or any other entity the administrative obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor's performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See "Servicing of the Mortgage Loans--Certain Matters Regarding the Sole Servicer or Master Servicer."

THE SOLE SERVICER

    PHMC, with respect to a Series of Certificates where PHMC is the only Servicer of the related Mortgage Loans, is referred to herein as the "Sole Servicer." See "PHMC--Servicing" above. The Sole Servicer may subcontract its servicing obligations under any Pooling and Servicing Agreement. The Sole Servicer will remain primarily liable for any such subservicer's performance in accordance with the applicable Pooling and Servicing Agreement. The Sole
Servicer presently intends to subcontract certain of its administrative functions under the Pooling and Servicing Agreements to SASCOR. See "SASCOR" above. The Sole Servicer may be released from its obligations in certain circumstances. See "Servicing of the Mortgage Loans--Certain Matters Regarding the Sole Servicer or Master Servicer."

    Each Prospectus Supplement relating to such a Series of Certificates will contain information concerning recent delinquency, foreclosure and loan loss experience on the mortgage loans included in PHMC's servicing portfolio which were originated or acquired by PHMC for its own account or for the account of its affiliates ("Program Loans"), and, if available, on those Program Loans having payment terms generally similar to those of the Mortgage Loans in the related Trust Estate. PHMC's total servicing portfolio of Program Loans as of any date may include loans having a variety of payment characteristics, including adjustable rate mortgage loans and loans subject to subsidy agreements, and the overall delinquency, foreclosure and loan loss experience of the Program Loans taken as a whole may differ from that of the Mortgage Loans contained in any given Trust Estate and from that of mortgage servicers generally.

    Except as otherwise specified herein, the Sole Servicer will perform customary servicing functions as described under "--The Servicers" below.

THE SERVICERS

    For each Series other than those Series where PHMC is the Sole Servicer, PHMC and one or more other Servicers will provide certain customary servicing functions with respect to Mortgage Loans pursuant to separate servicing agreements ("Underlying Servicing Agreements") with the Seller or an affiliate thereof. The rights of the Seller or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

    Each Servicer generally will be approved by FNMA or FHLMC as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will review the credit of the Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's servicing record and evaluate the ability of the Servicer to conform with required servicing procedures. Generally, the Master Servicer will not approve a Servicer unless the Servicer has serviced conventional mortgage loans for a minimum of three years and maintains a loan servicing portfolio of at least $500,000,000. Servicers approved by the Master Servicer must have a tangible net worth (total net worth less good will) of at least $10,000,000. Once a Servicer is approved, the Master Servicer will continue to monitor on an annual basis the financial position and servicing performance of the Servicer.

    The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. With the consent of the Master Servicer, certain servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer.

    The Master Servicer or the Trustee may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee (which substitute Servicer may be PHMC) to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligations to act as a servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to (i) purchase a Mortgage Loan from the Trust due to a breach by such Servicer of a representation or warranty in respect of such Mortgage Loan, (ii) purchase from the Trust any converted mortgage loan or (iii) advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent advance obligation under the Pooling and Servicing Agreement.

PAYMENTS ON MORTGAGE LOANS

    The Sole Servicer or Master Servicer will, as to each Series of Certificates, establish and maintain a separate trust account or accounts in the name of the Trustee (the "Certificate Account") and, in the case of the Master Servicer, a separate trust account in the name of the Master Servicer on behalf of the Trustee (the "Master Servicer Custodial Account"). The Master Servicer may designate the Certificate Account as the Master Servicer Custodial Account for any Series. Each such account must be maintained with a depository institution (the "Depository") either (i) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long term debt obligations of which) are, at the time of any deposit therein rated in at least one of the two highest rating categories by each nationally recognized statistical rating organization that rated the related Series of Certificates, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or a segregated pool of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account or the Master Servicer Custodial Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the "FDIC"), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series of Shifting Interest Certificates will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

    Pursuant to the applicable Underlying Servicing Agreements with respect to a Series having more than one Servicer, each Servicer will be required to establish and maintain one or more accounts (collectively, the "Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below.
Each Custodial Account must be a separate custodial account insured to the available limits by the FDIC and limited to funds held with respect to a particular Series, unless the Underlying Servicing Agreement specifies that a Servicer may establish an account which is either (i) an Eligible Account, (ii) maintained as a trust account or accounts with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) such other account that is acceptable to the Master Servicer ("Eligible Custodial Account") to serve as a unitary Custodial Account both for such Series and for other Series of Certificates for which SASCOR is the Master Servicer and having the same financial institution as Trustee and to be maintained in the name of such financial institution, in its respective capacities as Trustee for each such Series.

    Each Servicer will be required to deposit in the Master Servicer Custodial Account for each Series of Certificates having more than one Servicer on the date the Certificates are issued any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but

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
received on or prior thereto, and except as specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, will deposit in the Custodial Account on receipt and, thereafter, not later than the 18th calendar day of each month or such other day as may be specified in the Servicing Agreement (the "Remittance Date"), will remit to the Master Servicer for deposit in the Master Servicer Custodial Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than (x) payments due on or before the Cut-Off Date and (y) amounts held for future distribution). In the case of a Series having a single Servicer, the Sole Servicer will be required to deposit such amounts in the Certificate Account on a daily basis:

         (i) all payments on account of principal, including prepayments, and interest;

        (ii) all amounts received by the Applicable Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

        (iii) all proceeds received by the Applicable Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Servicing Agreement;

        (iv) all Periodic Advances made by the Applicable Servicer;

        (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

        (vi) all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement or the Underlying Servicing Agreement; and

       (vii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

    Notwithstanding the foregoing, if at any time the sums in (x) any Custodial Account other than any Eligible Custodial Account exceed $100,000 or (y) any Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Master Servicer, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Master Servicer Custodial Account.

    Notwithstanding the foregoing, each Applicable Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee and/or to withhold and pay to the owner thereof the Fixed Retained Yield, if any, from any payment or other recovery on account of interest as received and prior to deposit in the Custodial Account, or Certificate Account in the case of the Sole Servicer, or (b) to withdraw from the Custodial Account, or Certificate Account in the case of the Sole Servicer, the applicable Servicing Fee and/or the Fixed Retained Yield, if any, after the entire payment or recovery has been deposited in such account; provided, however, that with respect to each Trust Estate (or a segregated pool of assets therein) as to which a REMIC election has been made, each Applicable Servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment or recovery in the Custodial Account, or Certificate Account in the case of the Sole Servicer.

    The Master Servicer will deposit in the Master Servicer Custodial Account any Periodic Advances made by the Master Servicer in the event of a Servicer default, amounts withdrawn from any reserve fund and amounts available under any other form of credit enhancement not later than the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Master Servicer Custodial Account not later than the business day next following the day of receipt and posting by the Master Servicer. On or before each Distribution Date, the Master Servicer will withdraw from the Master
Servicer Custodial Account and remit to the Certificate Account all amounts allocable to the Pool Distribution Amount for such Distribution Date.

    If the Master Servicer or Sole Servicer or a Servicer deposits in the Master Servicer Custodial Account or the Certificate Account for a Series any amount not required to be deposited therein, the Master Servicer or Sole Servicer

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
may at any time withdraw such amount from such account for itself or for remittance to such Servicer, as applicable. Funds on deposit in the Master Servicer Custodial Account or the Certificate Account may be invested in certain Eligible Investments maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or a segregated pool of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer or Sole Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. Except as otherwise specified in the applicable Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer or Sole Servicer as additional compensation and all losses from any such investment will be deposited by the Master Servicer or Sole Servicer out of its own funds to the Master Servicer Custodial Account or the Certificate Account, as applicable, immediately as realized.

    The Master Servicer is permitted, from time to time, to make withdrawals from the Master Servicer Custodial Account or the Certificate Account and the Sole Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer reimbursements by the Master Servicer, only to the extent funds in the respective Custodial Account are not sufficient therefor):

         (i) to reimburse itself in the case of the Sole Servicer or itself, the Trustee or any Servicer in the case of the Master Servicer for Advances;

        (ii) to reimburse itself in the case of the Sole Servicer or itself or any Servicer in the case of the Master Servicer for liquidation expenses and for amounts expended by itself or any Servicer, as applicable, in connection with the restoration of damaged property;

        (iii) to pay to itself the applicable Master Servicing Fee or Servicing Fee and any other amounts constituting additional servicing compensation; or to pay to the owner thereof any Fixed Retained Yield, in the event the Servicer, including the Sole Servicer, is not required, and has elected not, to withhold such amounts out of any payment or other recovery with respect to a particular Mortgage Loan prior to the deposit of such payment or recovery in the Master Servicer Custodial Account or the Certificate Account;

        (iv) to reimburse itself in the case of the Sole Servicer or itself or any Servicer in the case of the Master Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to itself or the Servicer, as applicable;

        (v) to pay to the Seller, the Sole Servicer or itself with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Seller or purchased by the Sole Servicer or the Master Servicer, respectively, all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

        (vi) to pay to itself any interest earned on or investment income earned with respect to funds in the Master Servicer Custodial Account or the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

       (vii) to pay to itself in the case of the Sole Servicer or itself or the Servicer in the case of the Master Servicer, as applicable, from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master Servicing Fee or Servicing Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

       (viii) to withdraw from the Master Servicer Custodial Account or the Certificate Account any amount deposited in such account that was not required to be deposited therein;

        (ix) to make withdrawals from the Certificate Account in order to make distributions to Certificateholders; and

        (x) to clear and terminate the Master Servicer Custodial Account or the Certificate Account.

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
    The Master Servicer or Sole Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Master Servicer or Sole Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Master Servicer or Sole Servicer will, prior to each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

    The Master Servicer or Sole Servicer will cause any Paying Agent which is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

        (1) hold all amounts deposited with it by the Master Servicer or Sole Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

        (2) give the Trustee notice of any default by the Master Servicer or Sole Servicer in the making of such deposit; and

        (3) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

PERIODIC ADVANCES AND LIMITATIONS THEREON

    With respect to each Series involving the Sole Servicer, the Sole Servicer will agree to make Periodic Advances in the amounts specified in the applicable Prospectus Supplement. Funds of the Sole Servicer so advanced are recoverable by the Sole Servicer out of amounts received on Mortgage Loans with respect to which such funds were advanced and which represent late recoveries of principal and/or interest respecting which any such Periodic Advance was made, or, if the Sole Servicer determines that any Periodic Advance may not be so recoverable, out of any funds in the Certificate Account. The Sole Servicer will make Periodic Advances only if it determines that funds will ultimately be available to reimburse it. If specified in the applicable Prospectus Supplement, a reserve fund may be established with respect to any Series of Certificates in order to provide a source of liquidity for Periodic Advances by the Sole Servicer. Any such reserve fund will be funded by a deposit made by the Sole Servicer in such an amount specified, and will otherwise be as described, in the applicable Prospectus Supplement.

    Generally, in the case of a Series involving more than one Servicer, each Servicer will be required to make (i) Periodic Advances to cover delinquent payments of principal and interest on such Mortgage Loan and (ii) other advances of cash ("Other Advances") to cover (x) delinquent payments of taxes, insurance premiums, and other escrowed items and (y) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be terminated. Upon default by the Servicer, the Master Servicer or Trustee may, if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee determines that funds will ultimately be available to reimburse it. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Seller may obtain an endorsement to the mortgage pool insurance policy which obligates the Pool Insurer to advance delinquent payments of principal and interest. The Pool Insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Servicer and the Master Servicer fail to make a required advance.

    The Advance obligation of the Master Servicer or the Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers, the Master Servicer or the Trustee, as the case may be, must be deposited into the applicable Custodial Account or into the Master Servicer Custodial Account or the Certificate Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers, the Master Servicer or the Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the

Master Servicer or the Trustee later proves, or is deemed by the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

    If specified in the applicable Prospectus Supplement, a reserve fund (which may be held outside the Trust) may be established with respect to any Series of Certificates in order to provide a source of liquidity for Periodic Advances by a Servicer, the Master Servicer or the Trustee. Any such reserve fund will be funded by a deposit made by such Servicer or the Master Servicer in such an amount specified, and will otherwise be as described, in the applicable Prospectus Supplement.

    Any Periodic Advances made by a Servicer or the Master Servicer with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificate of such Series. However, neither the Master Servicer, the Trustee nor any Servicer will insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH PREPAID MORTGAGE LOANS

    When a mortgagor prepays all or part of a Mortgage Loan, the mortgagor pays interest on the amount prepaid only to the date on which the principal prepayment is applied to the principal balance thereof. To the extent specified in the applicable Prospectus Supplement, in order to mitigate the adverse effect to Certificateholders of a Series resulting from the prepayment of a Mortgage Loan or a portion thereof, the amount of the aggregate Servicing Fees may be offset by an amount equal to the related interest shortfall. Any such reductions in the aggregate Servicing Fees will be made by the Applicable Servicer with respect to the Mortgage Loans under the applicable Servicing Agreement, but only to the extent of the aggregate amount of any Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date. The amount of any offset against the aggregate Servicing Fees will be included in the distributions to Certificateholders on the Distribution Date on which the related principal prepayments are passed through to Certificateholders.

    Unless such an offset against Servicing Fees with respect to principal prepayments or another form of offset is specified in the applicable Prospectus Supplement, any interest shortfall arising from full or partial prepayments or liquidations will not be so offset. See "Prepayment and Yield Considerations."

REPORTS TO CERTIFICATEHOLDERS

    Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Sole Servicer or Master Servicer will include, or, in the event a Paying Agent has been appointed with respect to such Series, will cause the Paying Agent to include, with each distribution to Certificateholders of record of such Series a statement setting forth the following information, if applicable:

         (i) to each holder of a Certificate other than a Multi-Class Certificate, the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

        (ii) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Amount are then being made, the amount of such interest distribution and distribution in reduction of Stated Amount, and the Stated Amount of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date;

        (iii) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount the Stated Amount of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Stated Amount of such Compound Interest Certificates on such Distribution Date;

        (iv) to each holder of a Multi-Class Certificate which is a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date):

          (a) the information contained in the report delivered pursuant to clause (ii) above;

          (b) the   interest  accrued   on  such  Class   of  Compound  Interest
              Certificates with respect to such Distribution Date and added to the Stated Amount of such Compound Interest Certificate; and

          (c) the Stated Amount of such Class of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

        (v)   to  each  holder  of  a   Certificate,  the  amount  of  servicing
    compensation with respect to the related Trust Estate and such other customary information as the Sole Servicer or Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

        (vi) to each holder of a Certificate, the amount by which the Servicing Fee has been reduced by the aggregate Prepayment Interest Shortfall for the related Distribution Date;

       (vii) the aggregate amount of any Periodic Advances by the Servicer or the Master Servicer or Sole Servicer included in the amounts actually distributed to the Certificateholders;

       (viii) to each holder of each Senior Certificate (other than a Shifting Interest Certificate):

          (a) the amount of funds, if any, otherwise distributable to Subordinated Certificateholders and the amount of any withdrawal from the Subordination Reserve Fund included in amounts actually distributed to Senior Certificateholders;

          (b) the   Subordinated  Amount  remaining  and   the  balance  in  the
              Subordination Reserve Fund following such distribution; and

          (c) the amount of any Senior Class Shortfall with respect to, and the amount of any Senior Class Carryover Shortfall outstanding prior to, such Distribution Date;

        (ix) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any reserve fund other than the Subordination Reserve Fund:

          (a) the   amounts  so  distributed  under  any  such  form  of  credit enhancement or from any such reserve fund on the applicable Distribution Date; and

          (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

        (x) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

        (xi) the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

        (xii) the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer that such Servicer, or as to which the Sole Servicer, has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

       (xiii) the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

    In addition, within a reasonable period of time after the end of each calendar year, the Sole Servicer or Master Servicer will furnish either directly, or through the Paying Agent, if any, a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) and (ii) above, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other information as required by the Code and applicable

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regulations  thereunder  and  as  the Sole  Servicer  or  Master  Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or a segregated pool of assets therein) as a REMIC, the Trustee will be required to sign the federal income tax returns of the REMIC (which will be prepared by the Sole Servicer or Master Servicer). See "Certain Federal Income Tax Consequences-- Administrative Matters."

REPORTS TO THE TRUSTEE

    No later than 15 days after each Distribution Date for a Series, the Sole Servicer or Master Servicer will provide the Trustee of such Series with a report setting forth the status of the related Certificate Account and the related Subordination Reserve Fund and any other reserve fund as of the close of business on such Distribution Date, stating that all distributions required to be made by the Sole Servicer or Master Servicer under the applicable Pooling and Servicing Agreement have been made (or if any required distribution has not been made by the Sole Servicer or Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits to and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Pooling and Servicing Agreement. Such statement shall also include information as to (i) the aggregate unpaid principal balances of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs; and (ii) the amount of any Subordination Reserve Fund and any other reserve fund, as of such Distribution Date (after giving effect to the distributions on such Distribution Date). Copies of such reports may be obtained by Certificateholders upon request in writing addressed to the Sole Servicer, c/o The Prudential Home Mortgage Company, Inc., 5325 Spectrum Drive, Frederick, Maryland 21701 or the Master Servicer, 7485 New Horizon Way, Frederick, Maryland 20701. If the Sole Servicer or Master Servicer should fail to provide such copies, they may be obtained from the Trustee, as applicable.

COLLECTION AND OTHER SERVICING PROCEDURES

    Each Applicable Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the applicable Servicing Agreement and any applicable agreement governing any form of credit enhancement, follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage
Loans. Consistent with the above, the Applicable Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and
(ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for not more than 180 days after the applicable Due Date.

    Under the Servicing Agreement, each Applicable Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (the "Servicing Account") in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. Each Applicable Servicer will be responsible for the administration of its Servicing Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS

    With respect to each Mortgage Loan having a fixed interest rate, unless otherwise specified in the applicable Prospectus Supplement, the applicable Servicing Agreement will provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Applicable Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer (other than the Sole Servicer) has not obtained the Master Servicer's consent to such exercise. In either case, the Servicer is authorized to take or enter into an assumption and modification

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agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Applicable Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

    Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer or Sole Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

    Each Applicable Servicer is obligated under the applicable Servicing Agreement for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. Notwithstanding the foregoing, the Servicer is authorized under the applicable Servicing Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Applicable Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets PHMC's applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. See also "The Trust Estates--Mortgage Loans-- Optional Repurchases," above, with respect to the Seller's right to repurchase defaulted Mortgage Loans. Further, an Applicable Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness. In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Applicable Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the Applicable Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that an Applicable Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Master Servicer Custodial Account or the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

    The Sole Servicer is not obligated to, and any other Servicer will not (except with the express written approval of the Master Servicer), foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If an Applicable Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. An Applicable Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, an Applicable Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

    The Applicable Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and and will not be required under the applicable Servicing Agreement to seek deficiency judgments.

    With respect to a Trust Estate (or a segregated pool of assets therein) as to which a REMIC election has been made, if the trustee acquires ownership of any Mortgaged Property as a result of a default or imminent default of any

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Mortgage  Loan  secured by  such Mortgaged  Property or  if the  Master Servicer determines at any time that any Mortgage Loan is not a "Qualified Mortgage" under Code Section 860G, the Trustee or Master Servicer will be required to dispose of such property within two years following its acquisition by the Trust Estate unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which a REMIC election has been made or would be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the two-year period in the manner contemplated by Code Section 856(e)(3). The Applicable Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Certain Federal Income Tax Consequences."

FIXED RETAINED YIELD, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate. The Prospectus Supplement for a Series will specify whether there is any Fixed Retained Yield with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. Servicers other than PHMC will be required to deposit in the Custodial Account for remittance to the Master Servicer the Fixed Retained Yield, if any, as received. PHMC as Servicer or Sole Servicer may deduct the Fixed Retained Yield from mortgagor payments as received and prior to deposit of such payments in the Custodial Account or Certificate Account for such Series or may withdraw from the Custodial Account or Certificate Account, or request the Master Servicer to withdraw from the Master Servicer Custodial Account or Certificate Account for remittance to PHMC as Servicer or Sole Servicer, the Fixed Retained Yield after the entire payment has been deposited in the Certificate Account. Notwithstanding the foregoing, with respect to any payment of interest received by PHMC as Servicer or Sole Servicer relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will receive as its Fixed Retained Yield only its pro rata share of such interest payment.

    For each Series of Certificates, each Applicable Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Servicing Agreement, subject, unless otherwise specified in the applicable Prospectus Supplement, to adjustment as described under "Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans." A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Custodial Account or Certificate Account for such Series or
(b) withdrawing the Servicing Fee from the Custodial Account or Certificate Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Custodial Account or Certificate Account or request the Master Servicer to withdraw from the Master Servicer Custodial Account or the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts, or if such Liquidation Proceeds or other recoveries are insufficient, from Net Foreclosure Profits with respect to the related Distribution Date the Servicing Fee in respect of such Mortgage Loan to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicer.

    Each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the hazard insurance policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Master Servicer Custodial Account or the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar

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items  with respect to any Mortgaged Property or for expenditures incurred by it in connection with the restoration or foreclosure of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) and of certain losses against which it is indemnified by the Trust Estate.

    As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

    The Master Servicer or Sole Servicer will pay all expenses incurred in connection with the administration of the Trust Estate, including, without limitation, fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, payment of the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. Certain of these expenses may be reimbursable to the Master Servicer or Sole Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

    The Sole Servicer or each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to the mortgage loans being serviced by such Servicer, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    Each year the Master Servicer will review each Servicer's performance under its Underlying Servicing Agreement and the status of any fidelity bond and errors and omissions policy required to be maintained by such Servicer under the Underlying Servicing Agreement.

CERTAIN MATTERS REGARDING THE SOLE SERVICER OR MASTER SERVICER

    The Sole Servicer or Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series (other than its duties as Certificate Registrar for such Series, if it is acting as such), except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor servicer has assumed the Sole Servicer's or Master Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Sole Servicer or Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for servicing the Mortgage Loans, it may appoint another institution as mortgage loan servicer, as described under "The Pooling and Servicing Agreement--Rights Upon Event of Default" below.

    The Pooling and Servicing Agreement will also provide that neither the Sole Servicer or Master Servicer, any subservicer, nor any partner, director, officer, employee or agent of either of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Sole Servicer or Master Servicer, any subservicer, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Sole Servicer or Master Servicer, any subservicer, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held

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harmless  against any loss, liability or expense incurred in connection with any
legal  action  relating  to   the  Pooling  and   Servicing  Agreement  or   the
Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Sole Servicer or Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Sole Servicer or Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Sole Servicer or Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account or Master Servicer Custodial Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

    Any person into which the Sole Servicer or Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Sole Servicer or Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the Sole Servicer or Master Servicer will be the successor of the Sole Servicer or Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity is qualified to service mortgage loans for FNMA or FHLMC and in the case of a successor to the Sole Servicer has a net worth of not less than $15,000,000.

    The Sole Servicer or Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Sole Servicer or Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (ii) each applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Sole Servicer or Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Sole Servicer or Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i) and (ii) above are met.

                      THE POOLING AND SERVICING AGREEMENT

EVENTS OF DEFAULT

    Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Sole Servicer or Master Servicer to distribute to Certificateholders any required payment which continues unremedied for three business days after the giving of written notice of such failure to the Sole Servicer or Master Servicer by the Trustee for such Series, or to the Sole Servicer or Master Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 30 days in the case of a failure to maintain any pool insurance policy  required  to  be  maintained  pursuant  to  the  Pooling  and  Servicing
Agreement) after the giving of written notice of such failure to the Sole Servicer or Master Servicer by the Trustee, or to the Sole Servicer or Master Servicer and the Trustee by the holders of Certificates aggregating not less than 25% of the Voting Interests; (iii) certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings  and  certain  action  by  the  Sole  Servicer  or  Master  Servicer

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indicating its insolvency,  reorganization or inability  to pay its  obligations and (iv) both the Sole Servicer or Master Servicer and any subservicer appointed by it to become ineligible to service for both FNMA and FHLMC (unless remedied within 90 days). (Section 7.01).

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 25% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Sole Servicer or Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Sole Servicer's or Master Servicer's right to recovery of any Initial Deposit for such Series, the aggregate Servicing Fees or Master Servicing Fees due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Sole Servicer or Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to monthly servicing compensation not to exceed the aggregate Servicing Fees or Master Servicing Fees together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Sole Servicer or Master Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans; provided however, that until such a successor Sole Servicer or Master Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Sole Servicer or Master Servicer as described above. In the event such public bid procedure is utilized, the successor servicer would be entitled to servicing compensation in an amount equal to the aggregate Servicing Fees or Master Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement, and the Sole Servicer or Master Servicer would be entitled to receive the net profits, if any, realized from the sale of its servicing rights and obligations under the Pooling and Servicing Agreement. (Sections 7.01 and 7.05).

    During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders. (Sections 7.02 and 7.03).

    No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. (Section 10.03).

AMENDMENT

    Each Pooling and Servicing Agreement may be amended by the Seller, the Sole Servicer or Master Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or a segregated pool of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the

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imposition of any tax on the Trust Estate  pursuant to the Code that would be  a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of residual Certificates to certain disqualified organizations described below under "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates,"
(vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes or Subclasses of Certificates initially retained by the Seller or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Seller, the Sole Servicer or Master Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class or Subclass affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing
Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of Certificates of any Class or Subclass, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or a segregated pool of assets therein) to tax or cause the Trust Estate (or a segregated pool of assets therein) to fail to qualify as a REMIC.

TERMINATION; PURCHASE OF MORTGAGE LOANS

    The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Seller and specified in the notice of termination.

    If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the person or persons specified in such Prospectus Supplement to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that the Sole Servicer or Master Servicer has caused the related Trust Estate (or a segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and the receipt by the Trustee of an opinion of counsel or other evidence that such purchase will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1), (ii) otherwise subject the Trust Estate to tax, or (iii) cause the Trust Estate (or a segregated pool of assets) to fail to qualify as a REMIC. The exercise of such right will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the

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aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the related Prospectus Supplement.

THE TRUSTEE

    The Trustee under each Pooling and Servicing Agreement (the "Trustee") will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller or any of its affiliates.

    The Trustee may resign at any time, in which event the Sole Servicer or Master Servicer will be obligated to appoint a successor trustee. The Sole Servicer or Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Sole Servicer or Master Servicer will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interests in the Trust Estate, except that, any Certificate registered in the name of the Seller, the Sole Servicer or Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

GENERAL

    The Mortgage Loans will, in general, be secured by either first mortgages or first deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

FORECLOSURE

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

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    Foreclosure of a deed of trust  is generally accomplished by a  non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

FORECLOSURE ON SHARES OF COOPERATIVES

    The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

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    Recognition agreements also provide that in the event of a foreclosure on  a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

    Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

RIGHTS OF REDEMPTION

    In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

    Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

    Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

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    Generally, Article 9 of  the UCC governs  foreclosure on cooperative  shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

    A Servicer generally will not be required under the applicable Servicing Agreement, and the Sole Servicer will not be required under the Pooling and Servicing Agreement, to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

    In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. SectionSection101 ET. SEQ., (the "Bankruptcy Code") may interfere with or affect the ability of the Seller to obtain payment of a Mortgage Loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    If a Mortgage Loan is secured by property NOT consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan. Some courts have permitted such modifications when the Mortgage Loan is secured both by the debtor's principal residence and by personal property.

    If a court relieves a borrower's obligation to repay amounts otherwise due on a Mortgage Loan, the Servicer will not be required to advance such amounts, and any loss in respect thereof will be borne by the Certificateholders.

    The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT AND SIMILAR LAWS

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes

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limitations  which would impair the  ability of the Servicer  to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. Certain states have enacted comparable legislation which may interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services.

ENVIRONMENTAL CONSIDERATIONS

    Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale or operates a mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. Under the laws of certain states, failure to perform the remediation required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment,
(ii) may result in a release or threatened release of any hazardous substances, or (iii) may give rise to any environmental claim or demand may give rise to a lien on the property to ensure the reimbursement of Cleanup Costs (a "Superlien"). All subsequent liens on such property are subordinated to such Superlien and, in some states, even prior recorded liens are subordinated to such Superliens. In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

    The state of the law is currently unclear as to whether and under what circumstances Cleanup Costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

    A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in UNITED STATES V. FLEET FACTORS CORP. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggests that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in IN RE BERGSOE METAL CORP., apparently disagreeing with, but not expressly contradicting, the FLEET FACTORS court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured-creditor exemption and the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. On February 4, 1994, the United States Court of Appeals for the District of Columbia Circuit in KELLEY V. EPA invalidated the EPA rule. As a result of the KELLEY case, the state of the law with respect to the secured creditor exemption remains unclear. In addition, even if the EPA rule or a replacement were to be reinstated, the EPA rule or its replacement would not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not

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incorporate the secured-creditor exemption. Traditionally, residential  mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Seller nor PHMC has made such evaluations prior to the origination of the Mortgage Loans, nor does either require that such evaluations be made by originators who have sold the Mortgage Loans to PHMC. Neither the Seller nor PHMC is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure.
Neither the Seller, nor the Sole Servicer or Master Servicer makes any representations or warranties or assumes any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous
wastes  or   hazardous   substances.   See   "The   Trust   Estates--   Mortgage
Loans--Representations   and   Warranties"  and   "Servicing  of   the  Mortgage
Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" above.

"DUE-ON-SALE" CLAUSES

    The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

    The  Garn  Act  created  a  limited  exemption  from  its  general  rule  of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, the Federal Home Loan Mortgage Corporation has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

    By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not

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relate  to a transfer of  rights of occupancy; and  (vii) other transfers as set forth in the Garn Act and the regulations thereunder. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

    The Seller will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee."

ENFORCEABILITY OF CERTAIN PROVISIONS

    Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

    Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following general discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership, and disposition of Certificates, which may consist of REMIC Certificates, Standard Certificates or Stripped Certificates, as described below. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of Certificates.

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    For purposes of this discussion, where the applicable Prospectus  Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not
include    the   Fixed   Retained   Yield.   References   to   a   "Holder"   or
"Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

    With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made, which will include all Multi-Class Certificates and may include Standard Certificates or Stripped Certificates or both, are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Seller, has advised the Seller that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

STATUS OF REMIC CERTIFICATES

    REMIC Certificates held by a mutual savings bank or a domestic building and loan association will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans...secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related Buy-Down Funds. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

    In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times

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thereafter,   may  consist  of  assets  other  than  "qualified  mortgages"  and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

    A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

    Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service.

    In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are

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dependent on the absence of defaults or delinquencies on qualified mortgages  or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will
constitute  one  or  more  classes  of  regular  interests,  and  the   Residual
Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

    If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

  GENERAL

    In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

  ORIGINAL ISSUE DISCOUNT

    Compound Interest Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the "OID Regulations") and proposed Treasury regulations issued on December 16, 1994 (the "Proposed OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations and the Proposed OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations and the Proposed OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

    Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value

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of  that Class as  of the issue date.  The issue price  of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount (in the case of Standard or Stripped Certificates) or initial Stated Amount (in the case of Multi-Class Certificates) of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Seller intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption   price  at  maturity  of  such  Regular  Certificates  includes  all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an interest-only Class or a Class on which interest is
substantially  disproportionate   to   its   principal   amount   (a   so-called
"super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

    Under a DE MINIMIS rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report DE MINIMIS original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all DE MINIMIS original issue discount as well as market discount and market premium, under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

    A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Seller will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual

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period, and (iii) the  Prepayment Assumption. For  these purposes, the  adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

    Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

    In the case of a Non-Pro Rata Certificate, the Seller intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

  ACQUISITION PREMIUM

    A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

  VARIABLE RATE REGULAR CERTIFICATES

    Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a multiple of not less than zero nor more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate includes a rate determined using a single fixed formula and that is based on one or more qualified floating rates or the yield or changes in the price of actively traded personal property. The Proposed OID Regulations would expand the definition of

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objective  rate to include any rate (other  than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different
times  during  the  period  it  is  outstanding  such  that  it  is   considered
significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations and the Proposed OID Regulations. The Proposed OID Regulations, as they relate to the treatment
of  contingent  interest,  are  by   their  terms  not  applicable  to   Regular
Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the Proposed OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

    Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Seller intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

    The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Seller intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

    Although unclear under the OID Regulations, unless otherwise specified in the applicable Prospectus Supplement, the Seller intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than DE MINIMIS original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate Mortgage Loans. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

  MARKET DISCOUNT

    A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate

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having original issue discount, is exceeded by the adjusted issue price of  such
Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

    By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular
Certificate   multiplied  by  the  weighted  average  maturity  of  the  Regular
Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that DE MINIMIS market discount would be reported in a manner similar to DE MINIMIS original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  PREMIUM

    A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

  ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

    A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated

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as  if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

  TREATMENT OF LOSSES

    Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

    To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a loss, which may be a short-term capital loss, any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that such non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

  SALE OR EXCHANGE OF REGULAR CERTIFICATES

    If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

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    Except as described  above with respect  to market discount,  and except  as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

TAXATION OF RESIDUAL CERTIFICATES

  TAXATION OF REMIC INCOME

    Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

    The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal or Stated Amount on the Regular Certificates, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal or payments in reduction of Stated Amount sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal or Stated Amount are being made in respect of earlier Classes of Regular
Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal or Stated Amount are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

  BASIS AND LOSSES

    The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

    A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

    A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

    Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense-- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

  TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

    Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

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
    ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates--Original Issue Discount" and "-- Variable Rate Regular Certificates," without regard to the DE MINIMIS rule described therein, and "--Premium."

    MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates--Market Discount."

    PREMIUM. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates--Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

    Except in the case of certain thrift institutions, a portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by
(ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

    The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

    An exception to the inability of a Residual Holder to offset excess inclusions with unrelated deductions and net operating losses applies to Code
Section 593 institutions ("thrift institutions"). For purposes of applying this rule, all members of an affiliated group filing a consolidated return are treated as one taxpayer, except that thrift institutions to which Code Section 593 applies, together with their subsidiaries formed to issue REMICs, are treated as separate corporations. Furthermore, the Code provides that regulations may disallow the ability of a thrift institution to use deductions to offset excess inclusions if necessary or appropriate to prevent the avoidance of tax. A thrift institution may not so offset its excess inclusions unless the Residual Certificates have "significant value," which requires that (i) the Residual Certificates have an issue price that is at least equal to 2% of the aggregate of the issue prices of all Residual Certificates and Regular Certificates with respect to the REMIC Pool, and (ii) the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC Pool. The anticipated weighted average life of the Residual Certificates is based on all distributions anticipated to be received with respect thereto (using the Prepayment Assumption). The anticipated weighted average life of the REMIC Pool is the aggregate weighted average life of all classes of interests therein (computed using all anticipated distributions on a regular interest with nominal or no principal). Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income. If applicable, the Prospectus Supplement with respect to a Series will set forth whether the Residual Certificates are expected to have "significant value" within the meaning of the REMIC Regulations.

  TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

    DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

    In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

    For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its

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board  of  directors  is not  selected  by  any such  governmental  entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code
Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

    The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Seller and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (I.E., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement  in  writing to  the  Seller and  the Trustee  that  it has  no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

    NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

    FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior

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to  the end of the next succeeding  taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

    The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

  SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

    Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates--Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

    Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

    The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  MARK TO MARKET REGULATIONS

    Prospective purchasers of the Residual Certificates should be aware that on January 3, 1995, the Internal Revenue Service released proposed regulations (the "Proposed Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Proposed Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

  PROHIBITED TRANSACTIONS

    Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified

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mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b)
foreclosure,  default,  or  imminent  default  of  a  qualified  mortgage,   (c)
bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

  CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

    In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued.

  NET INCOME FROM FORECLOSURE PROPERTY

    The REMIC  Pool  will  be subject  to  federal  income tax  at  the  highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

LIQUIDATION OF THE REMIC POOL

    If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

    The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Sole Servicer or Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Sole Servicer or Master Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

    An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed

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
2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code
Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

  REGULAR CERTIFICATES

    Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

  RESIDUAL CERTIFICATES

    The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates--

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
Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

    Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

    Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

    The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

    Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular
Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

  GENERAL

    In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Standard Certificates as a REMIC, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans

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
underlying the Certificates of a Series, and where such Certificates are not designated as "Stripped Certificates" the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate or as discount income on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Standard Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

  TAX STATUS

    Cadwalader, Wickersham & Taft has advised the Seller that:

       1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

       2. A Standard Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

       3. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
    Code Section 856(c)(5)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

       4. A Standard Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

    An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1, 2 and 3 of the immediately preceding paragraph. Code Section 593(d)(1)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer."

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
The application of this provision to a Buy-Down Fund is uncertain, but may require that a taxpayer's investment in a Buy-Down Loan be reduced by the Buy-Down Fund. As to the treatment of Buy-Down Loans as "qualifying real property loans" under Code Section 593(d)(1) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans...secured by an interest in real property" under Code Section 7701(a)(19)(C)(v) or as "real estate assets" under Code Section 856(c)(5)(A), there is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Standard Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Standard Certificateholder's investment for federal income tax purposes.

  PREMIUM AND DISCOUNT

    Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

    PREMIUM. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Premium."

    ORIGINAL ISSUE DISCOUNT. The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory DE MINIMIS exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans.

    Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (I.E., points) will be includible by such holder.

    MARKET DISCOUNT. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

  RECHARACTERIZATION OF SERVICING FEES

    If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued Internal Revenue Service

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
guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

    Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the DE MINIMIS rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

  SALE OR EXCHANGE OF STANDARD CERTIFICATES

    Upon   sale   or   exchange   of   a   Standard   Certificate,   a  Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Pursuant to the Revenue Reconciliation Act of 1993 capital gains of certain noncorporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

  GENERAL

    Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Seller or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable

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
consideration for servicing the Mortgage Loans (see "Standard Certificates--Recharacterization of Servicing Fees" above), and (iii) a Class of Certificates are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

    In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "Standard Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class (or Subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates-- General," subject to the limitation described therein.

    Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Seller has been advised by counsel that (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code
Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

    Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a DE MINIMIS original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the DE MINIMIS rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the DE MINIMIS rule therein, assuming that a prepayment assumption is employed in such computation.

  STATUS OF STRIPPED CERTIFICATES

    No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Seller that Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), "real estate assets" within the meaning of Code
Section 856(c)(5)(A), "obligation[s] . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans...secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates

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
should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "Standard Certificates--Tax Status" above.

  TAXATION OF STRIPPED CERTIFICATES

    ORIGINAL ISSUE DISCOUNT. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with DE MINIMIS original issue discount as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

    If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

    As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations and the Proposed OID Regulations. The Proposed OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the Proposed OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

    SALE OR EXCHANGE OF STRIPPED CERTIFICATES. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

    PURCHASE OF MORE THAN ONE CLASS OF STRIPPED CERTIFICATES. When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be

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treated as  the owner  of  (i) one  installment  obligation consisting  of  such
Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is DE MINIMIS, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

    Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

    The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

    To the extent that a Standard Certificate or Stripped Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. persons ("foreign persons") generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

    Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors-- Regular Certificates."

                              ERISA CONSIDERATIONS

GENERAL

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to

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such Plans. The  following is  a general  discussion of  such requirements,  and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") is regarded as a fiduciary and the IRA as a Plan.

    Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

    GENERAL. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

    PARTIES IN INTEREST/DISQUALIFIED PERSONS. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Seller, the Sole Servicer or Master Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

    Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Seller, the Sole Servicer or Master Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

    DELEGATION OF FIDUCIARY DUTY. Further, if the assets included in a Trust Estate were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

    The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

    Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans,

IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

    INDIVIDUAL   ADMINISTRATIVE   EXEMPTIONS.       Several   underwriters    of
mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Underwriter's Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

    Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

       (1)The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

       (2)The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Estate;

       (3)The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poors ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch Investors Service, L.P. ("Fitch");

       (4)The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

       (5)The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

       (6)The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and
    Exchange Commission under the Securities Act of 1933.

    The Trust Estate must also meet the following requirements:

            (i) the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

           (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Certificates; and

           (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

    If the conditions to an Underwriter's Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

    Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Certificates in a Trust Estate in which the fiduciary (or its affiliate) is an obligor on the Mortgage Loans held in the Trust Estate provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

    An Underwriter's Exemption does not apply to Plans sponsored by the Seller, the underwriter specified in the applicable Prospectus Supplement, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

    PTE   83-1.    Prohibited  Transaction  Class  Exemption  83-1  for  Certain
Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

    The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

    However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

    PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

EXEMPT PLANS

    Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Certificates without regard to the ERISA considerations described above but such plans may be subject to the provisions of other applicable federal and state law.

UNRELATED BUSINESS TAXABLE INCOME--RESIDUAL CERTIFICATES

    The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E.
Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 such as certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

    DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS WHO ARE PLAN FIDUCIARIES CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA OF THEIR ACQUISITION AND OWNERSHIP OF CERTIFICATES.

    THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                LEGAL INVESTMENT

    Standard Certificates which are not rated, as discussed below under "Rating" will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (the "Enhancement Act"). Unless otherwise specified in the related Prospectus Supplement, the Certificates other than Residual Certificates (and if so specified in the related Prospectus Supplement, the Residual Certificates) will constitute "mortgage related securities"  for  purposes of  the Enhancement  Act  and as  such will  be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to the Enhancement Act, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not the Enhancement Act. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

    The Enhancement Act also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National
Credit Union Administration Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The National Credit Union Administration has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities such as the Residual Certificates and the Stripped Certificates, except under limited circumstances.

    All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council, and the April 15, 1994 Interim Revision thereto. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the National Credit Union Administration (with certain modifications), effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain series and classes of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

    Institutions whose investment activities are subject to regulation by federal or state authorities should review policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series or Classes (in particular, Stripped Certificates) may be deemed unsuitable investments, or may otherwise be restricted, under such policies or guidelines (in certain instances irrespective of the Enhancement Act).

    The  foregoing  does  not  take  into  consideration  the  applicability  of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

    All investors should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

    The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

    The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

       1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable Prospectus Supplement;

       2. By placements by the Seller with investors through dealers; and

       3. By direct placements by the Seller with investors.

    If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller and, unless otherwise specified in the related Prospectus Supplement, PHMC will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act").

    The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and purchasers of Certificates of such Series.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    If specified in the Prospectus Supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Act.

    One or more affiliates of the Seller, the Sole Servicer and the Master Servicer, including Prudential Securities Incorporated, may act as underwriter or dealer with respect to Certificates of any Series. Any such affiliate will be identified in the applicable Prospectus Supplement.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York and for any underwriters by Brown & Wood, New York, New York.

                                     RATING

    It is a condition to the issuance of the Stripped Certificates and the Multi-Class Certificates of any Series that they be rated in one of the four highest categories by at least one Rating Agency. Standard Certificates may or may not be rated by a Rating Agency.

    A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                        INDEX OF SIGNIFICANT DEFINITIONS

TERM                                                                         PAGE
---------------------------------------------------------------------------  ----
Advances...................................................................   54
Aggregate Losses...........................................................   35
Amounts Held for Future Distribution.......................................   27
Applicable Servicer........................................................   15
Assumed Reinvestment Rate..................................................   34
Balloon Loan...............................................................   17
Balloon Period.............................................................   17
Buy-Down Fund..............................................................   16
Buy-Down Loans.............................................................   16
CERCLA.....................................................................   68
Certificate Account........................................................   51
Certificates...............................................................    1
Class......................................................................    1
Code.......................................................................   10
Compound Interest Certificates.............................................   25
Cross-Over Date............................................................   29
Curtailments...............................................................   26
Cut-Off Date...............................................................    8
Delegated Underwriting.....................................................   44
Depository.................................................................   51
Determination Date.........................................................   25
Distributable Amount.......................................................   25
Distribution Date..........................................................    8
Due Date...................................................................   15
Due Period.................................................................   33
Eligible Custodial Account.................................................   51
Eligible Investments.......................................................   36
ECS........................................................................   45
ECS Score..................................................................   45
ERISA......................................................................   11
FDIC.......................................................................   51
FHLMC......................................................................   16
Fixed Retained Yield.......................................................    9
FNMA.......................................................................   16
GEMICO.....................................................................   48
Holder.....................................................................   71
Initial Deposit............................................................   35
Interest Rate..............................................................    1
Last Scheduled Distribution Date...........................................   34
Late Payment...............................................................   26
Late Payment Period........................................................   26
Liquidation Proceeds.......................................................   52
Loan-to-Value Ratio........................................................   15
Master Servicer............................................................    1
Master Servicer Custodial Account..........................................   51
Master Servicing Fee.......................................................    9
Mortgage Interest Rate.....................................................    9
Mortgage Loans.............................................................    1
Mortgage Notes.............................................................   14
Mortgaged Properties.......................................................   14

TERM                                                                         PAGE
---------------------------------------------------------------------------  ----
Mortgages..................................................................   14
Multi-Class Certificate Distribution Amount................................   33
Multi-Class Certificates...................................................    1
Net Foreclosure Profits....................................................   28
Net Mortgage Interest Rate.................................................    9
Non-Pro Rata Certificate...................................................   73
Other Advances.............................................................   54
OTS........................................................................   69
Partial Liquidation Proceeds...............................................   26
Paying Agent...............................................................   54
Payment Deficiencies.......................................................   35
Pass-Through Rate..........................................................    8
Percentage Certificates....................................................   24
Periodic Advances..........................................................   10
PHMC.......................................................................    1
PHMSC......................................................................    1
PLMSC......................................................................   42
PMCC.......................................................................   42
Pool Distribution Amount...................................................   27
Pool Insurers..............................................................   48
Pool Scheduled Principal Balance...........................................   30
Pool Value.................................................................   33
Pool Value Group...........................................................   33
Pooling and Servicing Agreement............................................    7
Prepayment Assumption......................................................   74
Prepayment Interest Shortfall..............................................   26
Prudential Insurance.......................................................    7
Rating Agency..............................................................   11
Record Date................................................................    8
Registration Statement.....................................................    2
Regular Certificateholder..................................................   73
Regular Certificates.......................................................   23
REMIC......................................................................    1
Remittance Date............................................................   52
Representing Party.........................................................   18
Residual Certificates......................................................   23
RSCA.......................................................................    7
SASCOR.....................................................................    1
Scheduled Principal........................................................   26
Scheduled Principal Balance................................................   26
Seller.....................................................................    1
Senior Certificates........................................................    1
Senior Class...............................................................   25
Senior Class Carryover Shortfall...........................................   29
Senior Class Distributable Amount..........................................   25
Senior Class Distribution Amount...........................................   29
Senior Class Principal Portion.............................................   25
Senior Class Pro Rata Share................................................   28
Senior Class Shortfall.....................................................   28
Senior Class Shortfall Accruals............................................   29
Series.....................................................................    1

TERM                                                                         PAGE
---------------------------------------------------------------------------  ----
Servicer...................................................................    1
Servicing Account..........................................................   57
Servicing Fee..............................................................    9
Shifting Interest Certificates.............................................   25
Sole Servicer..............................................................    1
Special Distributions......................................................   34
Special Hazard Loss Amount.................................................   37
Special Hazard Mortgage Loan...............................................   37
Special Hazard Termination Date............................................   37
Specified Subordination Reserve Fund Balance...............................   35
Spread.....................................................................   33
Standard Certificates......................................................    1
Standard Hazard Insurance Policy...........................................   17
Stated Amount..............................................................    1
Stripped Certificates......................................................    1
Subclass...................................................................    1
Subordinated Amount........................................................    9
Subordinated Certificates..................................................    1
Subordinated Class Distributable Amount....................................   26
Subordinated Class Principal Portion.......................................   26
Subordinated Class Pro Rata Share..........................................   28
Subordination Reserve Fund.................................................    9
Subsidy Account............................................................   16
Subsidy Loans..............................................................   16
Treasury Regulations.......................................................   19
Trust Estate...............................................................    1
Trustee....................................................................   64
UCC........................................................................   66
UGRIC......................................................................   48
Underlying Servicing Agreement.............................................    7
Unpaid Interest Shortfall..................................................   29
Voting Interests...........................................................   61

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    NO  DEALER, SALESMAN, OR  ANY OTHER PERSON  HAS BEEN AUTHORIZED  TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR, OR BY THE UNDERWRITER. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE DEPOSITOR OR SINCE SUCH DATE.

                             ---------------------

                                     INDEX

                             PROSPECTUS SUPPLEMENT

                                                                              PAGE
                                                                              ----
TABLE OF CONTENTS...........................................................   S-4
SUMMARY INFORMATION.........................................................   S-5
RISK FACTORS AND SPECIAL CONSIDERATIONS.....................................  S-21
DESCRIPTION OF THE CERTIFICATES.............................................  S-23
DESCRIPTION OF THE MORTGAGE LOANS...........................................  S-45
PHMC DELINQUENCY AND FORECLOSURE
  EXPERIENCE................................................................  S-55
PREPAYMENT AND YIELD CONSIDERATIONS.........................................  S-59
POOLING AND SERVICING AGREEMENT.............................................  S-68
FEDERAL INCOME TAX CONSIDERATIONS...........................................  S-72
ERISA CONSIDERATIONS........................................................  S-74
LEGAL INVESTMENT............................................................  S-74
SECONDARY MARKET............................................................  S-75
UNDERWRITING................................................................  S-75
LEGAL MATTERS...............................................................  S-75
USE OF PROCEEDS.............................................................  S-75
RATINGS.....................................................................  S-76
INDEX OF SIGNIFICANT PROSPECTUS SUPPLEMENT
  DEFINITIONS...............................................................  S-77

                                   PROSPECTUS

REPORTS.....................................................................     2
ADDITIONAL INFORMATION......................................................     2
ADDITIONAL DETAILED INFORMATION.............................................     2
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE.................................................................     2
TABLE OF CONTENTS...........................................................     3
SUMMARY OF PROSPECTUS.......................................................     7
RISK FACTORS AND SPECIAL CONSIDERATIONS.....................................    12
THE TRUST ESTATES...........................................................    14
DESCRIPTION OF THE CERTIFICATES.............................................    23
CREDIT SUPPORT..............................................................    35
PREPAYMENT AND YIELD CONSIDERATIONS.........................................    39
THE SELLER..................................................................    41
SASCOR......................................................................    42
PHMC........................................................................    42
USE OF PROCEEDS.............................................................    49
SERVICING OF THE MORTGAGE LOANS.............................................    49
THE POOLING AND SERVICING AGREEMENT.........................................    61
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.................................    64
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................    70
ERISA CONSIDERATIONS........................................................    93
LEGAL INVESTMENT............................................................    97
PLAN OF DISTRIBUTION........................................................    98
LEGAL MATTERS...............................................................    99
RATING......................................................................    99
INDEX OF SIGNIFICANT DEFINITIONS............................................   100

                                  $399,030,405
                                 (APPROXIMATE)

                              THE PRUDENTIAL HOME
                              MORTGAGE SECURITIES
                                 COMPANY, INC.
                                     SELLER

                             MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 1996-2

                         ------------------------------

                             PROSPECTUS SUPPLEMENT
                         ------------------------------

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                               FEBRUARY 16, 1996

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